EXHIBIT 10.8
EXECUTION VERSION

SECOND-LIEN TERM LOAN
CREDIT AGREEMENT
among
RSC HOLDINGS II, LLC,
RSC HOLDINGS III, LLC,
RENTAL SERVICE CORPORATION,
EACH OTHER BORROWER PARTY HERETO,
VARIOUS LENDERS,
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent and Collateral Agent,
CITICORP NORTH AMERICA, INC.,
as Syndication Agent,
and
GE CAPITAL MARKETS, INC.,
as Senior Managing Agent
Dated as of November 27, 2006

DEUTSCHE BANK SECURITIES INC.,
and
CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Book Managers
and
GENERAL ELECTRIC CAPITAL CORPORATION,
As Documentation Agent

(i)

(continued)
(ii)

(continued)
(iii)

(continued)
SCHEDULES

A	—	Initial Term Loan Commitments and Addresses
B	—	Assumed Indebtedness
4.2	—	Material Adverse Effect Disclosure
4.4	—	Consents Required
4.8	—	Real Property
4.9	—	Intellectual Property Claims
4.16	—	Subsidiaries
4.25	—	Insurance
5.1(e)	—	Closing Date Adjustments to EBITDA
5.1(g)	—	Lien Searches
7.2(j)	—	Permitted Liens
7.3(a)	—	Permitted Guarantee Obligations
7.5(j)	—	Permitted Asset Sales
7.7(c)	—	Permitted Investments
7.9(e)	—	Permitted Transactions with Affiliates
7.10(b)	—	Sale and Leaseback Real Properties
(iv)

(continued)
EXHIBITS

Page
A-1	—	Form of Initial Term Loan Note
A-2	—	Form of Incremental Term Loan Note
B	—	Form of Incremental Term Loan Commitment Agreement
C	—	Form of U.S. Tax Compliance Certificate
D	—	Form of Intercreditor Agreement
E	—	Form of Guarantee and Collateral Agreement
F	—	Form of Closing Certificate
G	—	Form of Intercompany Subordination Provisions
H	—	Form of Assignment and Acceptance
I	—	Form of Borrower Joinder Agreement
(v)

          CREDIT AGREEMENT, dated as of November 27, 2006, among RSC HOLDINGS II, LLC, a Delaware limited liability company (“Holdings”), RSC HOLDINGS III, LLC, a Delaware limited liability company (the “Parent Borrower”), RENTAL SERVICE CORPORATION, an Arizona corporation (“RSC”, and, together with the Parent Borrower and each entity that becomes a Borrower pursuant to subsection 6.9, the “Borrowers” and each, a “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement, DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent and collateral agent for the Lenders hereunder (in such capacities, respectively, the “Administrative Agent” and the “Collateral Agent”), CITICORP NORTH AMERICA, INC. (“CNAI”), as syndication agent (in such capacity, the “Syndication Agent”), GE CAPITAL MARKETS, INC., as Senior Managing Agent, DEUTSCHE BANK SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arrangers and Joint Book Managers and GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent. All capitalized terms used herein and defined in subsection 1.1 are used herein as therein defined.
          The parties hereto hereby agree as follows:
W I T N E S S E T H:
          WHEREAS, Holdings and the Parent Borrower are newly-formed companies organized by Atlas Copco North America, Inc., a Delaware corporation (“ACNA”), at the direction of Affiliates of Ripplewood Partners II, L.P. (“Ripplewood”) and Oak Hill Capital Partners II, L.P. (“Oak Hill” and, together with Ripplewood, the “Sponsors” and each a “Sponsor”) or any of their respective Affiliates;
          WHEREAS, as a result of the consummation of the transactions contemplated in the Recapitalization Agreement, dated as of October 6, 2006 (as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof, the “Recapitalization Agreement”), among Atlas Copco AB and Atlas Copco Finance S.à.r.l., as the sellers, RSC Acquisition, LLC, a Delaware limited liability company, RSC Acquisition II, LLC, a Delaware limited liability company, OHCP II RSC, LLC, a Delaware limited liability company, OHCMP II RSC, LLC, a Delaware limited liability company, and OHCP II RSC COI, LLC, a Delaware limited liability company, as the investors, and ACNA, (i) such investors shall acquire (the “Recapitalization”) approximately 85% of the outstanding Capital Stock of ACNA, (ii) ACNA will hold (indirectly) 100% of the Capital Stock of Holdings, (iii) Holdings shall own 100% of the outstanding Capital Stock of the Parent Borrower and (iv) the Parent Borrower shall own 100% of the outstanding Capital Stock of RSC;
          WHEREAS, in connection with the Recapitalization and prior to the Closing Date, ACNA shall have (i) formed RSC Holdings I, LLC, a Delaware limited liability company (“RSC LLC I”) and contributed to it all of the outstanding stock of RSC, (ii) caused RSC LLC I to form Holdings and contribute to Holdings all of the outstanding stock of RSC and (iii) caused Holdings to form the Parent Borrower and contribute to the Parent Borrower all of the outstanding capital stock of RSC;
          WHEREAS, ACNA will receive a direct or indirect cash investment from the Sponsors and/or one or more Affiliates of either Sponsor and (if so determined by the Sponsors)

one or both of the Sellers and/or one or more affiliates of the Sellers and (if so determined by the Sponsors) one or more other investors in an aggregate amount of at least $500,000,000 in accordance with the provisions of the Recapitalization Agreement (the “Equity Financing”);
          WHEREAS, the Parent Borrower and RSC will obtain an asset-based loan facility in an aggregate principal amount of $1,700,000,000;
          WHEREAS, the Parent Borrower and RSC will co-issue $620,000,000 in aggregate principal amount of senior unsecured notes; and
          WHEREAS, in order to (i) fund a portion of the Transaction and (ii) pay certain fees and expenses related to the Transaction, the Borrowers have requested that the Lenders make the Initial Term Loans provided for herein;
          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:
          Section 1. Definitions.
          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
          “ABL Credit Agreement”: the Credit Agreement, dated as of November 27, 2006, among Holdings, the Parent Borrower, RSC, RSC Canada, the various Lender and/or financial institutions party thereto, DBNY, as U.S. Administrative Agent and U.S. Collateral Agent and Deutsche Bank AG, Canada Branch as Canadian Administrative Agent and Canadian Collateral Agent, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, Refinanced or replaced from time to time.
          “ABL Loan Documents”: the ABL Credit Agreement and each “Loan Document” under, and as defined in the ABL Credit Agreement, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, Refinanced or replaced from time to time.
          “ABL Obligations”: Obligations under and as defined in the ABL Credit Agreement.
          “ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent (or another bank of recognized standing reasonably selected by the Administrative Agent and reasonably satisfactory to the Parent Borrower) as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve of New York, or, if such rate is not so published for any day which is a Business

Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “ABR Loans”: Term Loans the rate of interest applicable to which is based upon the ABR.
          “ACNA”: as defined in the Recitals hereto.
          “Administrative Agent”: DBNY, in its capacity as administrative agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to subsection 9.10.
          “Affected Loans”: as defined in subsection 3.9.
          “Affected Rate”: as defined in subsection 3.7.
          “Affiliate”: as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
          “Agents”: the collective reference to the Administrative Agent and the Collateral Agent.
          “Agreement”: this Credit Agreement, as amended, supplemented, waived or otherwise modified, from time to time.
          “Applicable Margin”: for (a) Initial Term Loans (i) maintained as ABR Loans, 2.50% per annum and (ii) maintained as Eurocurrency Loans, 3.50% per annum; provided that, if the Applicable Margin for any Tranche of Incremental Term Loans issued hereunder is more than 0.50% higher than the Applicable Margin for the Initial Term Loans, then the Applicable Margin for the Initial Term Loans shall be increased to 0.50% below the Applicable Margin for such Tranche of Incremental Term Loans and (b) any Tranche of Incremental Term Loans, the respective percentages per annum relating to the respective Type of such Tranche of Incremental Term Loan as set forth in the applicable Incremental Term Loan Commitment Agreement (or, in the case of any Tranche of Incremental Term Loans extended pursuant to more than one Incremental Term Loan Commitment Agreement, as may be provided in the first Incremental Term Loan Commitment Agreement executed and delivered with respect to such Tranche.
          “Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          “Asset Sale”: any sale, issuance, conveyance, transfer, lease or other disposition (including through a Sale and Leaseback Transaction) (each, a “Disposition”) by the Parent Borrower or any of its Subsidiaries (other than sales of Inventory or Equipment in the ordinary course of business), in one or a series of related transactions, of any real or personal, tangible or intangible, property (including Capital Stock) of Holdings or such Subsidiary to any Person.
          “Assignee”: as defined in subsection 10.6(b).
          “Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit H.
          “Assumed Indebtedness”: existing Indebtedness of the Recapitalized Business identified on Schedule B, which will not be repaid in connection with the Transaction.
          “Benefited Lender”: as defined in subsection 10.7(a).
          “Board”: the Board of Governors of the Federal Reserve System.
          “Borrower Joinder Agreement”: a joinder agreement in the form of Exhibit I.
          “Borrowers”: as defined in the Preamble hereto. Unless the context otherwise requires, each reference in this Agreement to “each Borrower” or “the respective Borrower” shall be deemed to be a reference to each Borrower on a joint and several basis.
          “Borrowing”: Term Loans of the same Type made, converted or continued on the same date, and in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
          “Borrowing Date”: (i) in respect of the incurrence of Initial Term Loans, the Closing Date and (ii) in respect of the incurrence of Incremental Term Loans, the respective Incremental Term Loan Borrowing Date relating to such Incremental Term Loans.
          “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurocurrency Loan, “Business Day” shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.
          “Canadian Finco”: a special purpose company having unlimited liability organized under the laws of Canada or a province thereof, 100% of the Capital Stock of which is owned by RSC.
          “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          “Cash Equivalents”: (a) securities issued or fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any Lender or Affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Group (a division of The McGraw Hill Companies Inc.) or any successor rating agency (“S&P”) or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. or any successor rating agency (“Moody’s”) (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act, and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the board of directors of the Parent Borrower, in each case provided in clauses (a), (b), (c) and (e) above only, maturing within twelve months after the date of acquisition.
          “CERCLA”: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.A. Section 9601 et seq.
          “Change in Law”: as defined in subsection 3.11(a).
          “Change of Control”: the occurrence of any of the following events: (a) at any time prior to the initial registered public offering of Holdings’ or any Parent Entity’s Voting Stock the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of (x) so long as Holdings is a Subsidiary of any Parent Entity, Voting Stock having less than 51% of the total voting power of all outstanding Capital Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) if Holdings is not a Subsidiary of any Parent Entity, shares of Voting Stock having less than 51% of the total voting power of all outstanding shares of Holdings; (b) on and after the date of the initial registered public offering of Holdings’ or any Parent Entity’s Voting Stock, (i) (x) the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of (A) so long as Holdings is a Subsidiary of any Parent Entity, Voting Stock having less than 35% of the total voting power of all outstanding Capital Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (B) if Holdings is not a Subsidiary of any Parent Entity, Voting Stock having less than 35% of the total voting power of all outstanding Capital Stock of Holdings and (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, shall be the “beneficial owner” of (A) so long as Holdings is a Subsidiary of any Parent Entity, Voting Stock having more than 35% of the total voting power of all outstanding Capital Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (B) if Holdings is not a Subsidiary of any Parent Entity, Voting Stock having more than 35% of the total voting power of all outstanding Capital Stock of Holdings or (ii) the Continuing Directors shall cease to constitute a majority of the members of the board of directors of RSC; (c) Holdings shall cease to own, directly or indirectly, 100% of the Capital Stock of the Parent Borrower; provided that the Parent Borrower may, to the extent permitted by subsection 7.4. merge or consolidate with or into another U.S. Borrower; (d) the Parent Borrower shall cease to own, directly or indirectly, 100% of the Capital Stock of RSC; provided that RSC may, to the extent permitted by subsection 7.4, merge or consolidate with or into the Parent Borrower and the Parent Borrower may merge with or into RSC; or (e) any “Change of Control” as defined in any ABL Loan Document or Senior Note Document shall have occurred.
          “Closing Date”: the date on which all the conditions precedent set forth in subsection 6.1 shall be satisfied or waived and the Initial Term Loans have been incurred hereunder.
          “CNAI”: as defined in the Recitals hereto.
          “Code”: the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral”: all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
          “Collateral Agent”: DBNY, in its capacity as collateral agent for the Lenders hereunder, and shall include any successor to the Collateral Agent appointed pursuant to subsection 9.10.
          “Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with Holdings or any of its Subsidiaries within the meaning of Section 4001 of ERISA or is part of a group which includes Holdings or any of its Subsidiaries and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.
          “Company Material Adverse Effect”: any fact, circumstance, change, occurrence or development that has a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Recapitalized Business, taken as a whole, but shall exclude any fact, circumstance, change, occurrence or development resulting from or relating to (i) events affecting the North American, European, Asian or global economy or capital or financial markets generally, (ii) changes in conditions in the industries in which the Recapitalized Business operates, (iii) changes in laws, regulations, or GAAP, or in the authoritative interpretations thereof or in regulatory guidance related thereto, (iv) earthquakes or similar catastrophes, or acts of war (whether declared or undeclared), sabotage, terrorism, military action or any escalation or worsening thereof, or (v) other than for purposes of Sections 4.2 and 5.2 of the Recapitalization Agreement, the announcement or performance of the Recapitalization Agreement or the transactions contemplated thereby, unless, in the case of items (i)-(iv) above, any such fact, circumstance, change, occurrence or development disproportionately affects the Recapitalized Business, taken as a whole.

          “Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Term Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Parent Borrower on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including its obligation to fund a Term Loan if, for any reason, its Conduit Lender fails to fund any such Term Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including without limitation subsection 3.10, 3.11, 3.12 or 10.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Term Loan Commitment or (c) be so designated if such designation would otherwise increase the costs of any Tranche to any Borrower.
          “Confidential Information Memorandum”: that certain Confidential Information Memorandum (Public Version) dated November 6, 2006 and furnished to the Lenders.
          “Consolidated Indebtedness”: at the date of determination thereof, an amount equal to all debt of the Parent Borrower and its consolidated Subsidiaries as determined on a consolidated basis and as disclosed on the Parent Borrower’s consolidated balance sheet most recently delivered pursuant to subsection 6.1.
          “Consolidated Interest Expense”: for any period, an amount equal to (a) interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write off of financing costs) on Indebtedness of the Parent Borrower and its consolidated Subsidiaries for such period minus (b) interest income (accrued and received or receivable in cash for such period) of the Parent Borrower and its consolidated Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating the Consolidated Interest Expense for any period of four fiscal quarters ending prior to December 31, 2007, Consolidated Interest Expense for such period of four fiscal quarters shall be deemed to be (i) in the case of the period ending at the end of the fiscal quarter ending March 31, 2007, Consolidated Interest Expense for such fiscal quarter multiplied by 4, (ii) in the case of the period ending at the end of the fiscal quarter ending June 30, 2007, Consolidated Interest Expense for the period of two fiscal quarters ending at the end of such fiscal quarter multiplied by 2 and (iii) in the case of the period ending at the end of the fiscal quarter ending September 30, 2007 Consolidated Interest Expense for the period of three fiscal quarters ending at the end of such fiscal quarter multiplied by 4/3.
          “Consolidated Net Income”: for any period, net income of the Parent Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
          “Consolidated Secured Indebtedness”: all Consolidated Indebtedness that is secured by a Lien on any property owned by the Parent Borrower or any of its Subsidiaries.

          “Consolidated Secured Leverage Ratio”: the ratio of Consolidated Secured Indebtedness at such time to EBITDA for the period of four consecutive fiscal quarters then most recently ended.
          “Consolidated Total Leverage Ratio”: as of the last day of any period, the ratio of (a) Consolidated Indebtedness on such day to (b) EBITDA for such period, or the period of four full fiscal quarters most recently ended prior to such date for which financial statements of the Parent Borrower have been required to be delivered under subsection 6.1(a) or (b), respectively.
          “Continuing Directors”: the directors of RSC on the Closing Date, after giving effect to the Transaction and the other transactions contemplated thereby, and each other director if, in each case, such other director’s nomination for election to the board of directors of RSC is recommended by at least a majority of the then Continuing Directors or the election of such other director is approved by one or more Permitted Holders.
          “Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Credit Agreement Party”: Holdings and each Borrower.
          “DBNY”: Deutsche Bank AG, New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.
          “DBSI”: Deutsche Bank Securities Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.
          “Debt Financing”: the debt financing transactions contemplated under (a) the Loan Documents, (b) the ABL Loan Documents and (c) the Senior Note Documents, in each case, including any Interest Rate Protection Agreements related thereto.
          “Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition specified in Section 8, has been satisfied.
          “Defaulting Lender”: as defined in subsection 3.8(c).
          “Disinterested Director”: with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.
          “Disposition”: as defined in the definition of the term “Asset Sale” in this subsection 1.1.
          “Dollars” and “$”: dollars in lawful currency of the United States of America.
          “Domestic Subsidiary”: any Subsidiary of the Parent Borrower which is not a Foreign Subsidiary.

          “EBITDA”: for any period, the sum of Consolidated Net Income for such period adjusted (i) to exclude the following items (without duplication) of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (A) Consolidated Interest Expense, (B) any non-cash expenses and charges, (C) total income tax expense, (D) depreciation expense, (E) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with APB Nos. 16 and 17), (F) non-cash provisions for reserves for discontinued operations, (G) any extraordinary, unusual or non-recurring gains or losses or charges or credits, including but not limited to any expenses relating to the Transaction and any non-recurring or extraordinary items paid or accrued during such period relating to deferred compensation owed to any Management Investor that was cancelled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of common stock of Holdings or any Parent Entity, (H) any gain or loss associated with the sale or write-down of assets (other than Rental Fleet) not in the ordinary course of business, (I) any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions actually paid to the Parent Borrower or any of its Subsidiaries by the entity accounted for by the equity method of accounting) and (J) fees paid to any Sponsor or any Affiliate of any Sponsor for the rendering of management consulting, monitoring or financial advisory services for compensation not to exceed in the aggregate $6,000,000 in any Fiscal Year and (ii) by reducing EBITDA (as otherwise determined above) by the amount of all dividends paid by the Parent Borrower during the relevant period pursuant to any of clauses (a) and (b) of subsection 7.6 (in each case, unless and to the extent (x) the amount paid with such dividends by Holdings or any Parent Entity would not, if the respective expense or other item had been incurred directly by the Parent Borrower, have reduced EBITDA determined in accordance with the foregoing provisions of this definition or (y) such dividend is paid by the Parent Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of EBITDA, as calculated above). For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period (and after the Closing Date) the Parent Borrower or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period (and after the Closing Date) the Parent Borrower or any of its Subsidiaries shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Regulation S-X or in such other manner acceptable to the Administrative Agent as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Parent Borrower or any of its Subsidiaries in excess of $5,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) yields gross proceeds to the Parent Borrower or any of its Subsidiaries in excess of $5,000,000; provided that for any applicable periods prior to the Closing Date EBITDA shall be determined in respect to the Parent Borrower and its predecessors.
          “Environmental Costs”: any and all costs or expenses (including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.
          “Environmental Laws”: any and all U.S., Canadian or foreign federal, state, provincial, territorial, foreign, local or municipal laws, rules, orders, enforceable guidelines, orders-in-council, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment, as have been, or now or at any relevant time hereafter are, in effect.
          “Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.
          “Equipment”: any equipment owned by or leased to the Parent Borrower or any of its Subsidiaries that is revenue earning equipment, or is classified as “revenue earning equipment” in the consolidated financial statements of the Parent Borrower, including any such equipment consisting of (i) backhoes, dozers, excavators, forklifts, loaders, scissors, tractors, trenchers, trucks and trailers or other similar equipment, (ii) construction, industrial, commercial and office equipment, (iii) earthmoving, material handling, compaction, aerial and electrical equipment, (iv) air compressors, pumps and small tools, and (v) other personal property.
          “Equity Financing”: as defined in the Recitals hereto.
          “Equity Investors”: the Sponsors, the Sellers and each other person that has made a direct or indirect equity investment in ACNA on the Closing Date as contemplated in the Recitals hereto.
          “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “Eurocurrency Base Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “Eurocurrency Base Rate” shall mean, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations in respect of Dollars are then being conducted for delivery on the first day of such Interest Period for the number of days of such Interest Period and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such Interest Period. “Telerate British Bankers Assoc. Interest Settlement Rates Page” shall mean the display designated as Page 3750 on the Telerate System (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).
          “Eurocurrency Loans”: Term Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.
          “Eurocurrency Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
Eurocurrency Base Rate
1.00 - Eurocurrency Reserve Requirements
          “Eurocurrency Reserve Requirements”: for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
          “Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition specified in Section 8, has been satisfied.
          “Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time.
          “Federal Funds Effective Rate”: as defined in the definition of the term “ABR” in this subsection 1.1.
          “Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.
          “FIRREA”: the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

          “Fiscal Year”: any period of twelve consecutive months ending on December 31 of any calendar year.
          “Foreign Pension Plan”: a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which the Parent Borrower or a Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions.
          “Foreign Plan”: each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the Parent Borrower or any of its Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.
          “Foreign Subsidiary”: any Subsidiary of the Parent Borrower which is organized and existing under the laws of any jurisdiction outside of the United States of America or that is a Foreign Subsidiary Holdco. For the avoidance of doubt, any Subsidiary of the Parent Borrower which is organized and existing under the laws of Puerto Rico shall be a Foreign Subsidiary.
          “Foreign Subsidiary Holdco”: any Subsidiary of the Parent Borrower, so long as such Subsidiary has no material assets other than securities of one or more Foreign Subsidiaries and Indebtedness issued by such Foreign Subsidiaries (or Subsidiaries thereof), and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries.
          “GAAP”: with respect to the covenants contained in subsection 7.1, and all defined terms relating thereto, and the defined term “Company Material Adverse Effect”, generally accepted accounting principles in the United States of America in effect on the Closing Date, and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.
          “GE”: General Electric Capital Corporation.
          “Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.
          “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement delivered to the Collateral Agent as of the date hereof, substantially in the form of Exhibit E, as the same may be amended, supplemented, waived or otherwise modified from time to time.
          “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Parent Borrower in good faith.
          “Guaranteed Creditors”: the Administrative Agent, the Collateral Agent, the Lenders and each party (other than any Loan Party) party to an Interest Rate Protection Agreement or Permitted Hedging Agreement to the extent such party constitutes a Secured Party under the Security Documents.
          “Guarantor Obligations”: as defined in the Guarantee and Collateral Agreement as though Holdings were a Guarantor thereunder.
          “Guarantors”: the collective reference to Holdings, the Borrowers and each Subsidiary of the Parent Borrower (other than (a) a Borrower, (b) any Foreign Subsidiary and (c) any Subsidiary of a Foreign Subsidiary) which is from time to time party to the Guarantee and Collateral Agreement; individually, a “Guarantor”.
          “Holdings”: as defined in the Preamble hereto.
          “Immaterial Subsidiary”: any Subsidiary that (i) had less than $5,000,000 of annual revenues and less than $5,000,000 of assets and (ii) has been designated as such by the Parent Borrower in a written notice delivered to the U.S. Administrative Agent (other than any such Subsidiary as to which the Parent Borrower has revoked such designation by written notice to the U.S. Administrative Agent); provided that at no time shall the Immaterial Subsidiaries so designated by the Parent Borrower have annual revenues or assets in excess of $10,000,000 in the aggregate.
          “Incremental Lender”: as defined in subsection 2.5(b).
          “Incremental Term Loan”: as defined in subsection 2.1(b).
          “Incremental Term Loan Borrowing Date”: for any Incremental Term Loan, the date specified as such in the respective Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loans are to be made.

          “Incremental Term Loan Commitment”: for each Incremental Lender, the commitment of such Incremental Lender to make Incremental Term Loans pursuant to subsection 2.1(b) on a given Incremental Term Loan Borrowing Date, as such commitment (x) is set forth in the respective Incremental Term Loan Commitment Agreement delivered pursuant to subsection 2.5(b) or (y) may be terminated pursuant to subsection 3.4(g) or (h) or Section 8.
          “Incremental Term Loan Commitment Agreement”: each Incremental Term Loan Commitment Agreement in substantially the form of Exhibit B (appropriately completed) executed and delivered in accordance with subsection 2.5(b).
          “Incremental Term Loan Maturity Date”: for any New Tranche, the maturity date set forth for such New Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement relating thereto, provided that the maturity date for all Incremental Term Loans of a given Tranche shall be the same date.
          “Incremental Term Loan Note”: as defined in subsection 2.2(b).
          “Indebtedness”: of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit, bankers’ acceptances or bank guarantees issued or created for the account of such Person, (e) for purposes of subsection 7.1 and subsection 8(e) only, all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, and (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) to the extent secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.
          “Initial Term Loan”: as defined in subsection 2.1(a).
          “Initial Term Loan Commitment”: with respect to each Lender, the commitment of such Lender hereunder to make Initial Term Loans to the Borrowers in the principal amount set forth opposite its name on Schedule A hereto. The original aggregate amount of the Initial Term Loan Commitments on the Closing Date is $1,130,000,000.
          “Initial Term Loan Maturity Date”: November 30, 2013.
          “Initial Term Loan Note”: as defined in subsection 2.2(a).
          “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
          “Insolvent”: pertaining to a condition of Insolvency.

          “Intellectual Property”: all United States and foreign patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes.
          “Intercreditor Agreement”: the Intercreditor Agreement, dated as of the date hereof, among the Collateral Agent, the U.S. collateral agent under the ABL Credit Agreement, and certain of the Loan Parties, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof.
          “Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Term Loan is outstanding, and the final maturity date of such Term Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period.
          “Interest Period”: with respect to any Eurocurrency Loan:
     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months (or nine or twelve months, to the extent agreed to by all Lenders of the respective Tranche of such Term Loan) thereafter, as selected by the applicable Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and
     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months (or nine or twelve months, to the extent agreed to by all Lenders of the respective Tranche of such Term Loan) thereafter, as selected by the applicable Borrower by irrevocable notice to the Administrative Agent, as applicable, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;
provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
     (A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (B) any Interest Period that would otherwise extend beyond the respective Maturity Date for any Term Loans shall (for all purposes other than subsection 3.12) end on the respective Maturity Date for such Term Loans;
     (C) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
     (D) the applicable Borrower shall select Interest Periods so as not to require a scheduled payment of any Eurocurrency Loan during an Interest Period for such Eurocurrency Loan.
          “Interest Rate Protection Agreement”: any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement in form and substance, and for a term, reasonably satisfactory to the Administrative Agent, to or under which the Parent Borrower or any of its Subsidiaries is or becomes a party or a beneficiary.
          “Investment Company Act”: the Investment Company Act of 1940, as amended from time to time.
          “Investments”: as defined in subsection 7.7.
          “Lead Arrangers”: DBSI and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners.
          “Lenders”: the several banks and other financial institutions from time to time parties to this Agreement together with, in each case, any affiliate of any such bank or financial institution through which such bank or financial institution elects, by notice to the Administrative Agent and the Parent Borrower, to make any Term Loans, provided that for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any Default or Event of Default and its consequences or (c) any other matter as to which a Lender may vote or consent pursuant to subsection 10.1 hereof, the bank or financial institution making such election shall be deemed the “Lender” rather than such affiliate, which shall not be entitled to so vote or consent.
          “Lien”: any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).
          “Loan Documents”: this Agreement, any Notes, the Intercreditor Agreement, the Guarantee and Collateral Agreement, any other Security Documents, any Incremental Term Loan Commitment Agreement and any Borrower Joinder Agreement, each as amended, supplemented, waived or otherwise modified from time to time.
          “Loan Parties”: Holdings, each Borrower and each other Subsidiary of Holdings that is a party to a Loan Document; individually, a “Loan Party”.
          “Management Investors”: the collective references to the officers, directors, employees and other members of the management of any Parent Entity, the Parent Borrower or any of their Subsidiaries, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Holdings or any Parent Entity.
          “Management Subscription Agreements”: one or more stock subscription, stock option, grant or other agreements which have been or may be entered into between Holdings or any Parent Entity and one or more Management Investors (or any of their heirs, successors, assigns, legal representatives or estates), with respect to the issuance to and/or acquisition, ownership and/or disposition by any of such parties of common stock of Holdings or any Parent Entity, or options, warrants, units or other rights in respect of common stock of Holdings or any Parent Entity, any agreements entered into from time to time by transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties, as amended, supplemented, waived or otherwise modified from time to time.
          “Margin Regulations”: as defined in subsection 5.1(f).
          “Margin Stock”: as defined in Regulation U.
          “Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability as to any Loan Party party thereto of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent and the Lenders under the Loan Documents, in each case taken as a whole.
          “Material Subsidiaries”: Subsidiaries of Holdings constituting, individually or in the aggregate (as if such Subsidiaries constituted a single Subsidiary), a “significant subsidiary” in accordance with Rule 1-02 under Regulation S-X.
          “Materials of Environmental Concern”: any hazardous or toxic substances or materials or wastes defined, listed, or regulated as such in or under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
          “Maturity Date”: with respect to any Tranche, the final maturity date under such Tranche (i.e., the Initial Term Maturity Date and each Incremental Term Loan Maturity Date, as the case may be).
          “Moody’s”: as defined in the definition of “Cash Equivalents” in this subsection 1.1.
          “Mortgaged Properties”: any real property owned in fee by Holdings or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof.

          “Mortgages”: each of the mortgages, deeds of trust, deeds to secure debt and similar security instruments, if any, executed and delivered by any Loan Party to the Administrative Agent, substantially in a form reasonably satisfactory to the Administrative Agent and the Parent Borrower, as the same may be amended, supplemented, waived or otherwise modified from time to time.
          “Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Cash Proceeds”: with respect to any Asset Sale (including any Sale and Leaseback Transaction), any Recovery Event, or the issuance of any debt securities or any borrowings by Holdings or any of its Subsidiaries, an amount equal to the gross proceeds in cash and Cash Equivalents of such Asset Sale, Recovery Event, sale, issuance or borrowing, net of (a) reasonable attorneys’ fees, accountants’ fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, Recovery Event, sale, issuance or borrowing, (b) taxes paid or reasonably estimated to be payable as a result thereof, (c) appropriate amounts provided or to be provided by Holdings or any of its Subsidiaries as a reserve, in accordance with GAAP, with respect to any liabilities associated with such Asset Sale or Recovery Event and retained by Holdings or any such Subsidiary after such Asset Sale or Recovery Event and other appropriate amounts to be used by Holdings or any of its Subsidiaries to discharge or pay on a current basis any other liabilities associated with such Asset Sale or Recovery Event, (d) in the case of an Asset Sale, Recovery Event or Sale and Leaseback Transaction of or involving an asset subject to a Lien securing any Indebtedness, payments made and installment payments required to be made to repay such Indebtedness, including payments in respect of principal, interest and prepayment premiums and penalties, (e) in the case of any Asset Sale, Recovery Event or Sale and Leaseback Transaction of or involving an asset of any Foreign Subsidiary that is not a Loan Party, any amount which may not be applied as provided in subsection 4.4(b) pursuant to any applicable restrictions under the terms of any Indebtedness of any Foreign Subsidiary that is not a Loan Party and (f) in the case of any Asset Sale, any portion of the proceeds thereof attributable to the Disposition of revenue earning equipment as part of such Asset Sale.
          “New Tranche”: each Tranche of Incremental Term Loans other than the Initial Term Loans.
          “Non-Consenting Lender”: as defined in subsection 10.1(d).
          “Non-Defaulting Lender”: any Lender other than a Defaulting Lender.
          “Non-Excluded Taxes”: as defined in subsection 3.11(a).
          “Non-Guarantor Subsidiary”: any Subsidiary of the Parent Borrower that is neither a Borrower nor a Subsidiary Guarantor.
          “Notes”: the Initial Term Notes and the Incremental Term Loan Notes.
          “Oak Hill”: as defined in the Recitals hereto.

          “Obligations”: all obligations (including guaranty obligations) of every nature of each Loan Party from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Loan Document, whether for principal, premium, interest (including interest accruing after the filing of a petition in bankruptcy or a similar proceeding with respect to such Loan Party), fees, expenses, indemnification (including, without limitation, pursuant to subsection 10.5) or otherwise.
          “Parent Borrower”: as defined in the Preamble hereto.
          “Parent Entity”: Holdings and any other company that is a Subsidiary of either of the Sponsors or their respective Sponsor Affiliates (or, if the Sponsors’ and their respective Sponsor Affiliates’ equity interests were aggregated, that would be a Subsidiary of such Persons acting together) of which Holdings is a Subsidiary.
          “Parent Entity Expenses”: expenses, taxes and other amounts incurred or payable by any Parent Entity in respect of which the Parent Borrower is permitted to make dividends or other payments pursuant to subsection 7.6.
          “Participant”: as defined in subsection 10.6(c)(i).
          “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).
          “Permitted Hedging Arrangement”: as defined in subsection 7.16.
          “Permitted Holders”: (a) any of Ripplewood, Oak Hill and any of their respective Affiliates; (b) any investment fund or vehicle managed, sponsored or advised by Ripplewood, Oak Hill or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (c) for purposes of the definition of “Change of Control” only, any Equity Investor (other than those described in clauses (a) and (b) above) and the Management Investors; provided that any Voting Stock of Holdings or any other Parent Entity, as applicable, held by such Equity Investors and Management Investors (taken together) in excess of 15% of the total voting power of all outstanding Voting Stock of Holdings or the applicable Parent Entity shall be deemed not to be held by a Permitted Holder for the purposes of determining whether a Change of Control has occurred; and (d) any Person while acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holdings or any other Parent Entity, in the case of preceding clauses (a) and (b), other than any of either Sponsor’s portfolio companies or any entity controlled by any such portfolio company.
          “Permitted Liens”: as defined in subsection 7.2.
          “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
          “Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Holdings or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

          “Prime Rate”: as defined in the definition of the term “ABR” in this subsection 1.1.
          “Recapitalization”: as defined in the Recitals hereto.
          “Recapitalization Agreement”: as defined in the Recitals hereto.
          “Recapitalization Documents”: the Recapitalization Agreement and each other document or agreement relating to the Recapitalization as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
          “Recapitalized Business”: RSC and RSC Canada.
          “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings or any of its Subsidiaries giving rise to Net Cash Proceeds to Holdings or such Subsidiary, as the case may be, in excess of $10,000,000, to the extent that such settlement or payment does not constitute reimbursement or compensation for amounts previously paid by Holdings or any of its Subsidiaries in respect of such casualty or condemnation.
          “Refinance”: with respect to any then outstanding Indebtedness, the issuance of Indebtedness issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund such theretofore outstanding Indebtedness.
          “Register”: as defined in subsection 10.6(b)(iv).
          “Regulation S-X”: Regulation S-X promulgated by the Securities and Exchange Commission, as in effect on the Closing Date.
          “Regulation T”: Regulation T of the Board as in effect from time to time.
          “Regulation U”: Regulation U of the Board as in effect from time to time.
          “Regulation X”: Regulation X of the Board as in effect from time to time.
          “Reinvested Amount”: with respect to any Asset Sale permitted by subsection 7.5(h) or Recovery Event, that portion of the Net Cash Proceeds thereof (which portion shall not exceed, with respect to any Asset Sale occurring on or after the Closing Date (but not any Recovery Event), $125,000,000 minus the aggregate Reinvested Amounts with respect to all such Asset Sales on or after the Closing Date) as shall, according to a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent within 30 days of such Asset Sale or Recovery Event, be reinvested in the business of the Parent Borrower and its Subsidiaries in a manner consistent with the requirements of subsection 7.16 and the other provisions hereof within 180 days of the receipt of such Net Cash Proceeds with respect to any such Asset Sale or Recovery Event or, if such reinvestment is in a project authorized by the board of directors of RSC or any Parent Entity that will take longer than such 180 days to complete, the period of time necessary to complete such project; provided that if any such certificate of a Responsible Officer is not delivered to the Administrative Agent on the date of such Asset Sale or Recovery Event, subject to the terms of the Intercreditor Agreement, any Net Cash Proceeds of such Asset Sale or Recovery Event shall be immediately deposited in a cash collateral account established at the Administrative Agent to be held as collateral in favor of the Administrative Agent for the benefit of the Lenders on terms reasonably satisfactory to the Administrative Agent, and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is delivered to the Administrative Agent.
          “Related Taxes”: (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by Holdings or any Parent Entity other than to Holdings or another Parent Entity), required to be paid by Holdings or any Parent Entity by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity), or being a holding company parent of the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity or receiving dividends from or other distributions in respect of the Capital Stock of the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity, or having guaranteed any obligations of the Parent Borrower or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Parent Borrower or any of its Subsidiaries is permitted to make payments to Holdings or any Parent Entity pursuant to subsection 7.6, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its Intellectual Property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Parent Borrower or any Subsidiary thereof, (y) any taxes as to which ACNA has a right to indemnification pursuant to the Recapitalization Agreement but fails to receive payment of such indemnification owed after diligent efforts to collect such amounts, and any taxes attributable to (i) ACNA’s receipt of, entitlement to, or obligation to make any payment required or contemplated by the Recapitalization Agreement and the exhibits thereto (including the Indemnification Agreement (as defined in the Recapitalization Agreement)) or (ii) the issuance by ACNA of a Seller Note or (z) any other federal, state, foreign, provincial or local taxes measured by income for which Holdings or any Parent Entity is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Parent Borrower had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it was the common parent, or with respect to state and local taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a combined basis as if the Parent Borrower had filed a combined return on behalf of an affiliated group consisting only of the Parent Borrower and its Subsidiaries.
          “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .23, .25, .27 or .28 of PBGC Reg. § 4043 or any successor regulation thereto.
          “Required Lenders”: Non-Defaulting Lenders, the sum of whose outstanding principal amount of Term Loans plus outstanding Incremental Term Loan Commitments represents at least a majority of the sum of the aggregate principal amount of all outstanding Term Loans plus the aggregate amount of all outstanding Incremental Term Loan Commitments.
          “Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.
          “Responsible Officer”: as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person or, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by the chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (c) with respect to subsection 6.7 and without limiting the foregoing, the general counsel of such Person and (d) with respect to ERISA matters, the senior vice president — human resources (or substantial equivalent) of such Person.
          “Ripplewood”: as defined in the Recitals.
          “RSC”: as defined in the Preamble hereto.
          “RSC Canada”: Rental Service Corporation of Canada Ltd., a corporation incorporated and existing under the laws of the Province of Alberta.
          “RSC LLC I”: as defined in the Recitals.
          “S&P”: as defined in the definition of the term “Cash Equivalents” in this subsection 1.1.
          “Sale and Leaseback Real Properties”: as defined in subsection 7.10.
          “Sale and Leaseback Transaction”: as defined in subsection 7.10.
          “Secured Parties”: as defined in the Guarantee and Collateral Agreement.
          “Securities Act”: the Securities Act of 1933, as amended from time to time.

          “Security Documents”: the collective reference to each Mortgage, the Guarantee and Collateral Agreement and all other similar security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security documents executed and delivered or caused to be delivered to the Collateral Agent pursuant to subsection 6.9(b) or 6.9(c), in each case, as amended, supplemented, waived or otherwise modified from time to time.
          “Seller”: Atlas Copco AB, a company organized under the laws of Sweden, and Atlas Copco Finance S.à.r.l., a company organized under the laws of Luxembourg.
          “Seller Note”: collectively, one or more promissory notes issued by ACNA (or an Affiliate of ACNA other than a Loan Party or a Subsidiary of the Loan Parties) pursuant to the terms of the Recapitalization Agreement.
          “Senior Note Documents”: the Senior Note Indenture, the Senior Notes and each other document or agreement relating to the issuance of the Senior Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and subsection 7.12.
          “Senior Note Indenture”: the Indenture governing the Senior Notes, dated November 27, 2006, among the Parent Borrower and RSC, as Co-Issuers, the Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and subsection 7.12.
          “Senior Notes”: 9.5% Senior Notes due 2014 of the Parent Borrower and RSC issued on the date hereof, as the same may be exchanged for substantially similar unsecured senior notes, that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof subsection 7.12.
          “Set”: the collective reference to Eurocurrency Loans of a single Tranche, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Term Loans shall originally have been made on the same day).
          “Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
          “Solvent” and “Solvency”: with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital.
          “Sponsor”: as defined in the Recitals hereto.
          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than such stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.
          “Subsidiary Guaranty”: the guaranty of the Obligations of the Borrowers under the Loan Documents provided pursuant to the Guarantee and Collateral Agreement.
          “Subsidiary Guarantor”: each Domestic Subsidiary of the Parent Borrower which executes and delivers a Subsidiary Guaranty, in each case, unless and until such time as the respective Subsidiary Guarantor ceases to constitute a Domestic Subsidiary of the Parent Borrower or is released from all of its obligations under the Subsidiary Guaranty in accordance with the provisions thereof.
          “Supermajority Lenders”: Lenders the sum of whose outstanding Term Loans and outstanding Term Loan Commitments representing at least 66 2/3% of the sum of the aggregate outstanding principal amount of Term Loans and the Total Term Loan Commitment less the Commitments of all Defaulting Lenders at such time.
          “Syndication Agent”: as defined in the Preamble hereto.
          “Syndication Date”: the date on which the Administrative Agent, in its sole discretion, advises the Parent Borrower that the primary syndication of the Initial Term Loans has been completed.
          “Tax Sharing Agreement”: that certain Tax Sharing Agreement, dated as of the date hereof, among ACNA, RSC LLC I, Holdings, the Parent Borrower and RSC, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
          “Taxes”: as defined in subsection 3.11(a).
          “Term Loan”: as defined in subsection 2.5(b).
          “Term Loan Commitment”: as to any Lender, its Initial Term Loan Commitment or its Incremental Term Loan Commitment, as the case may be.

          “Term Loan Note”: each Initial Term Loan Note and each Incremental Term Loan Note.
          “Total Term Loan Commitment”: at any time, the sum of the Term Loan Commitments of all of the Lenders at such time.
          “Tranche”: the respective facility and commitments utilized in making Term Loans hereunder, with there being one Tranche on the Closing Date (consisting of the Initial Term Loan Commitments and the extensions of credit (i.e., Initial Term Loans) pursuant thereto. In addition, any Incremental Term Loans extended after the Closing Date shall be made pursuant to the Tranche of Initial Term Loans or one or more additional Tranches which shall be designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 2.5.
          “Transaction”: collectively, (i) the entering into of the Loan Documents and the incurrence of Term Loans on the Closing Date, (ii) the consummation of the Recapitalization, (iii) the issuance of the Senior Notes, (iv) the incurrence of loans under the ABL Credit Agreement on the Closing Date and (v) the payment of all fees and expenses in connection with the foregoing.
          “Transaction Documents”: (i) the Loan Documents, (ii) the Recapitalization Documents, (iii) the ABL Loan Documents and (iv) the Senior Note Documents.
          “Transferee”: any Participant or Assignee.
          “Type”: the type of Term Loan determined based on the currency in which the same is denominated, and the interest option applicable thereto, with there being multiple Types of Term Loans hereunder, namely ABR Loans and Eurocurrency Loans.
          “UCC”: the Uniform Commercial Code as in effect in the State of New York from time to time.
          “Underfunding”: the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.
          “U.S. Tax Compliance Certificate”: as defined in subsection 3.11(b).
          “Voting Stock”: shares of Capital Stock entitled to vote generally in the election of directors.
          “Waivable Prepayment”: as defined in subsection 3.4(e)
          “Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
          “Wholly Owned Subsidiary”: as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.
          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings provided herein when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.
          (b) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.
          (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          Section 2. Amount and Terms of Term Loan Commitments.
          2.1 Initial Term Loans. (a) Subject to the terms and conditions hereof, (a) each Lender holding an Initial Term Loan Commitment severally agrees to make in a single draw, on the Closing Date, one or more term loans to the Borrowers, on a joint and several basis (each, an “Initial Term Loan” and, collectively the “Initial Term Loans”), which Initial Term Loans:
     (i) shall be denominated in Dollars;
     (ii) shall, at the option of the Parent Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans, provided that except as otherwise specifically provided in subsection 3.9 and 3.10, all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type; and
     (iii) shall be made by each such Lender in an aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender.
Once repaid, Initial Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to subsection 2.5 and the other terms and conditions hereof, (a) each Lender holding an Incremental Term Loan Commitment severally agrees to make, pursuant to a single drawing on the respective Incremental Term Loan Borrowing Date, one or more term loans (each, an “Incremental Term Loan” and, collectively the “Incremental Term Loans”, and, together with the Initial Term Loans, the “Term Loans”), which Incremental Term Loans:
     (i) shall be denominated in Dollars;
     (ii) shall, at the option of the Parent Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans, provided that except as otherwise specifically provided in subsection 3.9 and 3.10, all Incremental Term Loans comprising the same Borrowing shall at all times be of the same Type; and
     (iii) shall be made by each such Lender in an aggregate principal amount which does not exceed the Incremental Term Loan Commitment of such Lender.
Once repaid, Incremental Term Loans incurred hereunder may not be reborrowed.
          2.2 Term Loan Notes. (a) The Parent Borrower agrees that, upon the request to the Administrative Agent by any Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 10.6(b), in order to evidence such Lender’s Initial Term Loan, the Parent Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1 (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Initial Term Loan Note”), with appropriate insertions therein as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the unpaid principal amount of the applicable Initial Term Loans made (or acquired by assignment pursuant to subsection 10.6(b)) by such Lender to the Parent Borrower. Each Initial Term Loan Note shall be dated the Closing Date (or in the case of an Initial Term Loan Note issued in connection with Initial Term Loans acquired by assignment pursuant to subsection 10.6(b), the date of such assignment). Each Initial Term Loan Note shall be payable as provided in subsection 2.2(c) and (z) provide for the payment of interest in accordance with subsection 3.1.
          (b) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender made on or prior to the Incremental Term Loan Borrowing Date or in connection with any assignment pursuant to subsection 10.6(b), in order to evidence such Lender’s Incremental Term Loan, such Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-2 (each, as amended, supplemented, replaced or otherwise modified from time to time, an “Incremental Term Loan Note”), with appropriate insertions therein as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the unpaid principal amount of the applicable Incremental Term Loans made (or acquired by assignment pursuant to subsection 10.6(b)) by such Lender to the Parent Borrower. Each Incremental Term Loan Note shall be dated the applicable Incremental Term Loan Borrowing Date (or in the case of an Incremental Term Loan Note issued in connection with Incremental Term Loans acquired by assignment pursuant to such subsection 10.6(b), the date of such assignment). Each Incremental Term Loan Note shall be payable as provided in subsection 2.2(c) and (z) provide for the payment of interest in accordance with subsection 3.1.

          (c) All outstanding aggregate Term Loans of each of the Lenders shall be due and payable on the applicable Maturity Date therefor.
          (d) For the avoidance of doubt it is acknowledged and agreed by the parties hereto, that RSC, as co-obligor of any Loan made to another Borrower, hereby unconditionally promises to pay to the Administrative Agent any amount required to be paid by such Borrower pursuant to subsection 2.2(c) or any other provision to this Agreement. Any reference to a Loan being made hereunder shall be treated as also having been made to RSC as co-obligor.
          2.3 Procedure for Term Loan Borrowing. The Parent Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time), (i) in the case of Initial Term Loans, at least one Business Day prior to the Closing Date, and (ii) in the case of Incremental Term Loans, at least three Business Days prior to the date of Borrowing, in each case specifying the amount to be borrowed and the applicable Borrower; provided that, such Borrowings shall be made in minimum increments of $25,000,000. Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Lender thereof. Each applicable Lender will make the amount of its pro rata share of the applicable Borrowing available to the Administrative Agent for the account of the applicable Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 P.M., New York City time, on the Closing Date or such other date of Borrowing, as applicable, in Dollars and in funds immediately available to the Administrative Agent. The Administrative Agent shall on such date credit the account of the applicable Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.
          2.4 Record of Term Loans. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (b) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Term Loan made hereunder, the Type thereof, the Borrowers to which such Loan is made and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each of the Borrowers to each applicable Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from each of the Borrowers and each applicable Lender’s share thereof.
          (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Term Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.

          2.5 Incremental Term Loan Commitments. (a) So long as the Syndication Date has occurred and no Default or Event of Default then exists or would result therefrom, the Parent Borrower have the right to request on one or more occasions on and after the Closing Date that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Term Loan Commitments under any existing Tranche or one or more additional Tranches and, subject to the terms and conditions contained in this Agreement, make Incremental Term Loans pursuant thereto, it being understood and agreed, however, that:
     (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the Parent Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent and Parent Borrower an Incremental Term Loan Commitment Agreement as provided in clause (b) of this subsection 2.5, such Lender shall not be obligated to fund any Incremental Term Loans,
     (ii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person) may so provide an Incremental Term Loan Commitment without the consent of any other Lender,
     (iii) each provision of Incremental Term Loan Commitments pursuant to this subsection 2.5 on a given date shall be in a minimum aggregate amount (for all Lenders (including in the circumstances contemplated by clause (vii) below, any other Person who will become Lenders)) of at least $25,000,000,
     (iv) the aggregate amount of all Incremental Term Loan Commitments permitted to be provided pursuant to this subsection 2.5 shall not exceed $300,000,000,
     (v) the relevant Incremental Term Loan Commitment Agreement shall specifically set forth the Tranche of the Incremental Term Loan Commitments being provided thereunder,
     (vi) each Lender agreeing to provide an Incremental Term Loan Commitment under a Tranche, shall make Incremental Term Loans under the Tranche specified in the relevant Incremental Term Loan Commitment Agreement pursuant to subsection 2.1(b) and such Incremental Term Loans shall thereafter be deemed to be Term Loans under the relevant Tranche for all purposes of this Agreement and the other Loan Documents,
     (vii) if, within 5 Business Days after the Parent Borrower has requested the then existing Lenders to provide Incremental Term Loan Commitments pursuant to this subsection 2.5 the Parent Borrower has not received Incremental Term Loan Commitments in an aggregate amount equal to that amount of Incremental Term Loan Commitments which the Parent Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Parent Borrower as provided below the Administrative Agent, in consultation with the Parent Borrower, will use its reasonable best efforts to arrange for other Persons to become Lenders or to provide Incremental

Term Loan Commitments, as applicable, hereunder and to issue commitments in an amount equal to the amount of the increase in the Incremental Term Loan Commitments requested by the Parent Borrower, as the case may be, and not accepted by the existing Lenders (each Person issuing, or Lender increasing, its Commitment, an “Additional Commitment Lender”), provided, however, any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent and the Parent Borrower,
     (viii) no Incremental Term Loan may be incurred unless on a pro forma basis after giving effect to the incurrence of such Incremental Term Loan and the application of the proceeds thereof the consolidated Total Leverage Ratio for the then most recently ended period of four consecutive fiscal quarters is not greater than 4.00:1.00 and the Consolidated Secured Leverage Ratio for the then most recently ended period of four consecutive fiscal quarters is not greater than 3.00:1.00,
     (ix) if Incremental Term Loans incurred pursuant to an Incremental Term Loan Commitment are under a New Tranche, the Applicable Margin for such New Tranche of Incremental Term Loans, the Incremental Term Loan Maturity Date for such New Tranche and the scheduled repayments for such New Tranche and the other terms of such New Tranche shall be set forth in the related Incremental Term Loan Commitment Agreement and shall be reasonably satisfactory in all respects to the Administrative Agent,
     (x) all actions taken by the Parent Borrower pursuant to this subsection 2.5 shall be done in consultation with the Administrative Agent, and
     (xi) no Tranche of Incremental Term Loans shall have a Maturity Date prior to the Initial Term Loan Maturity Date.
          (b) At the time of any provision of Incremental Term Loan Commitments pursuant to this subsection 2.5,
     (i) the Parent Borrower, the Administrative Agent and each such Lender or other Person (each an “Incremental Lender”) which agrees to provide an Incremental Term Loan Commitment shall execute and deliver to the Administrative Agent and the Parent Borrower an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit B hereto (appropriately completed) pursuant to which the respective Incremental Term Loan Commitments shall be provided, with the effectiveness of such Incremental Lender’s Incremental Commitment to occur on the date set forth in such Incremental Term Loan Commitment Agreement and the payment of any fees required in connection therewith,
     (ii) the Administrative Agent shall have received evidence reasonably satisfactory to it that the additional obligations to be incurred pursuant to the Incremental Term Loans are permitted by the terms of the outstanding Indebtedness of Holdings and its Subsidiaries including, without limitation, the ABL Loan Documents and the Senior Note Documents,

     (iii) to the extent requested by the Administrative Agent, the Parent Borrower, shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Parent Borrower reasonably satisfactory to the Administrative Agent and dated such date,
     (iv) an Incremental Term Loan Note (to the extent requested) will be issued at the Borrowers’ expense, to each such Incremental Lender, to be in conformity with requirements of subsection 2.2(b) (with appropriate modification) to the extent necessary to reflect Incremental Term Loans of such Incremental Lender, and
     (v) the applicable Borrowers and Incremental Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested in order to effectuate the documentation of the foregoing.
The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement.
          (c) In connection with each incurrence of Incremental Term Loans pursuant to subsection 2.1(b) that have been specified pursuant to the respective Incremental Term Loan Commitment Agreement as being part of an existing Tranche of Term Loans, the Lenders and the Borrowers hereby agree that, notwithstanding anything to the contrary contained in this Agreement:
     (i) the Borrowers and the Administrative Agent may take all such actions as may be necessary to ensure that all Lenders with outstanding Term Loans under the relevant Tranche continue to participate in each Borrowing of outstanding Term Loans under such Tranche (after giving effect to the incurrence of Incremental Term Loans pursuant to subsection 2.1(b) on a pro rata basis, including by adding the Incremental Term Loans to be so incurred to the then outstanding Borrowings of Term Loans on a pro rata basis even though as a result thereof such new Incremental Term Loan (to the extent required to be maintained as Eurocurrency Loans), may effectively have a shorter Interest Period than the then outstanding Borrowings of Term Loans under such Tranche and it is hereby agreed that (x) to the extent any then outstanding Borrowings of Term Loans that are maintained as Eurocurrency Loans are affected as a result thereof, any costs of the type described in subsection 3.12 incurred by such Lenders in connection therewith shall be for the account of the Borrowers or (y) to the extent the Incremental Term Loans to be so incurred are added to the then outstanding Borrowings of Term Loans which are maintained as Eurocurrency Loans, the Lenders that have made such additional Incremental Term Loans shall be entitled to receive an effective interest rate on such additional Incremental Term Loans as is equal to the Eurocurrency Rate as in effect two Business Days prior to the incurrence of such additional Incremental Term Loans plus the then Applicable Margin for such Tranche of Term Loans until the end of the respective Interest Period or Interest Periods with respect thereto,
     (ii) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Maturity Date and the same Weighted Average Life to Maturity as the Tranche of Term Loans to which the new

Incremental Term Loans are being added, and shall bear interest at the same rates (i.e., have the same Applicable Margins) applicable to such Tranche, and
     (iii) the new Incremental Term Loans shall have the same amortization dates (if any) as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of principal to be repaid on each such amortization date applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount to be repaid on each then remaining amortization date of the respective Tranche proportionately.
          (d) Each Lender hereby covenants and agrees to enter into any technical amendments necessary in connection with the provision of Incremental Term Loans hereunder in accordance with the provisions of this subsection 2.5 and the respective Incremental Term Loan Commitment Agreement, provided that such amendment shall be strictly limited to the provisions necessary to incorporate the appropriate provisions for such Incremental Term Loans.
          Section 3. General Provisions Applicable to Term Loans.
          3.1 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin in effect for such day.
          (b) Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the ABR for such day plus the Applicable Margin in effect for such day.
          (c) If all or a portion of (i) the principal amount of any Term Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of subsections 3.1(a) and (b) plus 2.00%, (y) in the case of overdue interest, the rate that would be otherwise applicable to principal of the related Term Loan pursuant to the relevant foregoing provisions of subsections 3.1(a) and (b) plus 2.00% and (z) in the case of fees, commissions or other amounts, the rate described in paragraph (b) of this subsection for ABR Loans plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).
          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.
          (e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.
          3.2 Conversion and Continuation Options. (a) The Parent Borrower may elect from time to time to convert outstanding Term Loans from Eurocurrency Loans to ABR Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Parent Borrower may elect from time to time to convert outstanding Term Loans from ABR Loans to Eurocurrency Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election. Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurocurrency Loans and ABR Loans may be converted as provided herein, provided that (i) (unless the Required Lenders otherwise consent) no Term Loan may be converted into a Eurocurrency Loan when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the Administrative Agent has given notice to the Parent Borrower that no such conversions may be made and (ii) no Term Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Maturity Date therefor.
          (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Parent Borrower giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Term Loan, determined in accordance with the applicable provisions of the term “Interest Period” set forth in subsection 1.1, provided that no Eurocurrency Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the Administrative Agent has given notice to the Parent Borrower that no such continuations may be made or (ii) after the date that is one month prior to the Maturity Date therefor, and provided, further, that if the applicable Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurocurrency Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice of continuation pursuant to this subsection 3.2(b), the Administrative Agent shall promptly notify each affected Lender thereof.
          3.3 Minimum Amounts of Sets. All borrowings, conversions and continuations of Term Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Set shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and so that there shall not be more than 15 Sets at any one time outstanding (other than Sets comprised of new Term Loans, if any).
          3.4 Optional and Mandatory Prepayments; Commitment Reductions. (a) Each of the Borrowers may at any time and from time to time prepay the Term Loans made to it, in whole or in part, subject to subsection 3.12 and paragraph (e) of this subsection. 3.4, upon at least three Business Days’ irrevocable notice by the applicable Borrower to the Administrative

Agent, in the case of Eurocurrency Loans outstanding and at least one Business Day’s irrevocable notice by the applicable Borrower to the Administrative Agent, in the case of ABR Loans; provided that any such notice of prepayment delivered by any such Borrower in connection with a prepayment of all outstanding Obligations may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Such notice shall specify the identity of the prepaying Borrower, the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans, ABR Loans or a combination thereof. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall (subject to the proviso contained in the third preceding sentence) be due and payable on the date specified therein, together with (if a Eurocurrency Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to subsection 3.12 and accrued interest to such date on the amount prepaid. Partial prepayments of the Incremental Term Loans pursuant to this subsection shall be applied as set forth and as agreed to in any Incremental Term Loan Commitment Agreements to the respective installments of principal thereof (if any). Partial prepayments pursuant to this subsection 3.4(a) shall be in multiples of $1,000,000; provided that, notwithstanding the foregoing, any Term Loan may be prepaid in its entirety.
          (b) If on or after the Closing Date (i) the Parent Borrower or any of its Subsidiaries shall incur Indebtedness for borrowed money (other than Indebtedness permitted pursuant to subsection 7.1, except as otherwise specified in subsection 7.1) pursuant to a public offering or private placement or otherwise, (ii) the Parent Borrower or any of its Subsidiaries shall consummate an Asset Sale, (iii) a Recovery Event occurs or (iv) the Parent Borrower or any of its Subsidiaries shall enter into a Sale and Leaseback Transaction, then, in each case, if and to the extent the applicable Net Cash Proceeds are not required to be applied to the payment of obligations of the Borrowers or any of their respective Affiliates that are borrowers under the ABL Credit Agreement, the relevant Borrower shall prepay, in accordance with subsection 3.4(c), the Term Loans in an amount equal to: (x) in the case of the incurrence of any such Indebtedness, 100% of the Net Cash Proceeds thereof; (y) in the case of any such Asset Sale or Recovery Event, 100% of the Net Cash Proceeds thereof minus any Reinvested Amounts; and (z) in the case of any such Sale and Leaseback Transaction, 100% of the Net Cash Proceeds thereof, in each case with such prepayment to be made on the Business Day following the date of receipt of any such Net Cash Proceeds except that, in the case of clause (y), if any such Net Cash Proceeds are eligible to be reinvested in accordance with the definition of the term “Reinvested Amount” in subsection 1.1 and the Parent Borrower has not elected to reinvest such proceeds (or portion thereof, as the case may be), such prepayment to be made on the earlier of (1) the date on which the certificate of a Responsible Officer of the Parent Borrower to such effect is delivered to the Administrative Agent in accordance with such definition and (2) the last day of the period within which a certificate setting forth such election is required to be delivered in accordance with such definition). Nothing in this paragraph (b) shall limit the rights of the Agents and the Lenders set forth in Section 8.
          (c) Prepayments of Term Loans pursuant to subsections 3.4(b) shall be applied pro rata to each Tranche of Term Loans (based on the relative aggregate outstanding principal amount of each Tranche of Term Loans) and applied as provided in the respective Incremental Term Loan Commitment Agreement for such Term Loans to the respective installments of principal (if any) under each such Tranche.
          (d) Notwithstanding the foregoing provisions of this subsection 3.4, if at any time any prepayment of the Term Loans pursuant to subsection 3.4(a) or 3.4(b) would result, after giving effect to the procedures set forth in this Agreement, in any Borrower incurring breakage costs under subsection 3.12 as a result of Eurocurrency Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the relevant Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurocurrency Loans not immediately prepaid), to be held as security for the obligations of the Borrowers to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans (or such earlier date or dates as shall be requested by the Parent Borrower); provided that, such unpaid Eurocurrency Loans shall continue to bear interest in accordance with subsection 3.1 until such unpaid Eurocurrency Loans or the related portion of such Eurocurrency Loans have or has been prepaid.
          (e) Notwithstanding anything to the contrary contained in this subsection 3.4, or elsewhere in this Agreement, the Lenders shall have the option to waive a mandatory prepayment of such Term Loans made pursuant to paragraph (b) of this subsection 3.4 (each such prepayment, a “Waivable Prepayment”) upon the terms and provisions set forth in this paragraph (e). If a Lender elects to exercise the option referred to in the preceding sentence, such Lender shall so advise the Administrative Agent no later than the close of business two Business Days after the date such Lender receives notice of the respective prepayment from the Administrative Agent pursuant to subsection 3.4(b) and shall notify the Administrative Agent of the amount, if any, of such prepayment such Lender desires to receive in respect of such prepayment. If any Lender does not reply to the Administrative Agent within the aforementioned two Business Day period, such Lender will be deemed not to have waived any part of such prepayment. If any Lender does not specify an amount such Lender wishes to receive, it will be deemed to have waived 100% of the amount of its share of such payment. In the event that any such Lender waives all or part of such right to receive any such Waivable Prepayment, the amount so waived shall be retained by the Borrowers.
          (f) Each prepayment of Initial Term Loans pursuant to subsection 3.4(a) made prior to November 27, 2008 shall be subject to the payment of the fees described in subsection 3.5.
          (g) In addition to any other mandatory commitment reductions pursuant to this subsection 3.4, the Initial Term Loan Commitment of each Lender shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of Initial Term Loans on such date).

          (h) In addition to any other mandatory commitment reductions pursuant to this subsection 3.4, (i) the Incremental Term Loan Commitment of each Lender provided pursuant to a particular Incremental Term Loan Commitment Agreement shall be permanently reduced on each Incremental Term Loan Borrowing Date on which Incremental Term Loans are incurred pursuant to such Incremental Term Loan Commitment Agreement in an amount equal to the aggregate principal amount of Incremental Term Loans made by such Lender pursuant to such Incremental Term Loan Commitment Agreement on such date, (ii) the Incremental Term Loan Commitment of each Lender provided pursuant to a particular Incremental Term Loan Commitment Agreement shall terminate at 5:00 P.M. (New York City time) on the earlier of (i) the date specified in such Incremental Term Loan Commitment Agreement and (ii) the Initial Term Loan Maturity Date (whether or not any Incremental Term Loans are incurred on either such date).
          (i) Upon at least three Business Days’ prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Parent Borrower (on behalf of itself and each other Borrower) shall have the right, at any time or from time to time, without premium or penalty to terminate any Incremental Term Loan Commitments in whole, or reduce such commitments in part, in an integral multiple of $10,000,000 in the case of partial reductions to unused Incremental Term Loan Commitments.
          (j) Each reduction to, or termination of, Incremental Term Loan Commitments pursuant to this paragraphs (g) and (h) of this subsection 3.4 shall be applied to proportionately reduce or terminate, as the case may be, the Incremental Term Loan Commitment of each Lender with an Incremental Term Loan Commitment.
          3.5 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent (for the ratable distribution to each Lender holding Initial Term Loans) upon any prepayment of principal of Initial Term Loans pursuant to subsection 3.4(a), a fee in an amount equal to (i) in the case of any such prepayment occurring on or prior to November 27, 2007, the product of (x) the principal amount of Initial Term Loans being prepaid and (y) 2.0% and (ii) in the case of any such prepayment occurring after November 27, 2007 and on or prior to November 27, 2008, the product of (x) the principal amount of Initial Term Loans being prepaid and (y) 1.0%.
          (b) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with an Incremental Term Loan Commitment such facility fees, commitment commission and other amounts, if any, as are specified in the Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loan Commitment has been provided, with such facility fees, commitment commission and other amounts, if any, to be payable at the times set forth in such Incremental Term Loan Commitment Agreement.
          (c) The Borrowers jointly and severally agree to pay to the Administrative Agent and the Lead Arrangers any fees in the amounts and on the dates previously agreed to in writing by Holdings, any Affiliate of Holdings, the Lead Arrangers and the Administrative Agent in connection with this Agreement.

          3.6 Computation of Interest and Fees. (a) Interest (other than interest based on the Prime Rate) and any commitment fees shall be calculated on the basis of a 360-day year for the actual days elapsed; and interest based on the Prime Rate shall be calculated on the basis of a 365- (or 366-day year, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Parent Borrower and the affected Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Term Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Parent Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.
          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each of the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Parent Borrower or any Lender, deliver to the Parent Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 3.1, excluding any Eurocurrency Base Rate which is based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page and any ABR Loan which is based upon the Prime Rate.
          3.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon each of the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate with respect to any Eurocurrency Loan (the “Affected Rate”) for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Parent Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurocurrency Loans the rate of interest applicable to which is based on the Affected Rate requested to be made on the first day of such Interest Period shall be made as ABR Loans and (b) any Term Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Rate shall be converted to or continued as ABR Loans.
          3.8 Pro Rata Treatment and Payments. (a) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on any Term Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of the Term Loans then held by the respective Lenders. All payments (including prepayments) to be made by any of the Borrowers hereunder, whether on account of principal, interest, fees, or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent for the account of the Lenders holding the relevant Loans at the Administrative Agent’s office specified in subsection 10.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to such Lenders, if any such payment is received prior to 1:00 P.M., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent shall distribute such payment to such Lenders on the next succeeding

Business Day. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.
          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate as quoted by the Administrative Agent for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Parent Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder on demand, from the Borrowers and (y) then the Borrowers may, without waiving or limiting any rights or remedies any of them may have against such Lender hereunder or under applicable law or otherwise, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding the Borrowers would be permitted to borrow such amount pursuant to subsection 2.1.
          (c) Notwithstanding anything to the contrary contained in this Agreement:
     (i) If at any time a Lender shall not make a Loan required to be made by it hereunder (any such Lender, a “Defaulting Lender”), the Parent Borrower shall have the right to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Parent Borrower to each become a substitute Lender and assume all or part of the outstanding Loans and/or Term Loan Commitments of such Defaulting Lender. In such event, the Parent Borrower, the Administrative Agent and any such substitute Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Acceptance to effect such substitution.

     (ii) In determining the Required Lenders or Supermajority Lenders, any Lender that at the time is a Defaulting Lender (and the Loans and/or Term Loan Commitment of such Defaulting Lender) shall be excluded and disregarded. No commitment fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
     (iii) If at any time any Borrower shall be required to make any payment under any Loan Document to or for the account of a Defaulting Lender, then such Borrower, so long as it is then permitted to borrow Term Loans hereunder, may set off and otherwise apply its obligation to make such payment against the obligation of such Defaulting Lender (if any) to make such Term Loan. In such event, the amount so set off and otherwise applied shall be deemed to constitute a Term Loan by such Defaulting Lender made on the date of such set-off and included within any borrowing of Term Loans as the Administrative Agent may reasonably determine.
          3.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurocurrency Loans as contemplated by this Agreement (“Affected Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Parent Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Loans, continue Affected Loans as such and convert an ABR Loan to an Affected Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Loans, such Lender shall then have a commitment only to make an ABR Loan when an Affected Loan is requested and (c) such Lender’s Term Loans then outstanding as Affected Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Term Loans or within such earlier period as required by law. If any such conversion of an Affected Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.12.
          3.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):
     (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurocurrency Loans made or maintained by it or its obligation to make or maintain Eurocurrency Loans, or change the basis of taxation of payments to such Lender in respect thereof in each case, except for Non-Excluded Taxes and taxes measured by or imposed upon the overall net income, branch profit taxes or franchise taxes, or taxes measured by or imposed upon overall capital or net worth (in the case of such capital or net worth taxes imposed in lieu of net income taxes), of such Lender or its applicable lending office, branch, or any affiliate thereof;

     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or
     (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);
and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Parent Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans, provided that, in any such case, the Parent Borrower may elect to convert the Eurocurrency Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day’s notice of such election, in which case the Borrowers shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this subsection 3.10(a) and such amounts, if any, as may be required pursuant to subsection 3.12. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Parent Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.
          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of such Lender’s obligations hereunder or under to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Parent Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.
          (c) Notwithstanding anything to the contrary in this subsection 3.10, no Borrower shall be required to pay any amount with respect to any additional cost or reduction specified in paragraph (a) or paragraph (b) above, to the extent such additional cost or reduction is attributable, directly or indirectly, to the application of, compliance with or implementation of specific capital adequacy requirements or new methods of calculating capital adequacy, including any part or “pillar” (including Pillar 2 (“Supervisory Review Process”)), of the International Convergence of Capital Measurement Standards: a Revised Framework, published by the Basel Committee on Banking Supervision in June 2004, or any implementation, adoption (whether voluntary or compulsory) thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or any other law or regulation, or otherwise.
          3.11 Taxes. (a) Except as provided below in this subsection or as required by law, all payments made by each of the Borrowers and the Administrative Agent under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (“Taxes”), excluding Taxes measured by or imposed upon the overall net income of the Administrative Agent or Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise Taxes, branch Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of any Administrative Agent or Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which the Administrative Agent or Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such Tax and the Administrative Agent or Lender, applicable lending office, branch or affiliate other than a connection arising solely from the Administrative Agent or Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes. If any such non-excluded Taxes (“Non-Excluded Taxes”) are required to be withheld from any amounts payable by any Borrower to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable by such Borrower shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that each of the Borrowers shall be entitled to deduct and withhold, and the Borrowers shall not be required to indemnify for, any Non-Excluded Taxes, and any such amounts payable by any Borrower to, or for the account of, any Administrative Agent or Lender, shall not be increased (x) if the Administrative Agent or Lender fails to comply with the requirements of paragraphs (b) or (c) of this subsection or (y) with respect to any Non-Excluded Taxes imposed in connection with the payment of any fees paid under this Agreement unless such Non-Excluded Taxes are imposed as a result of a change in treaty, law or regulation that occurred after such Lender becomes a Lender hereunder (or, if such Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Lender became such a beneficiary or member, if later) (such change, at such time, a “Change in Law”) or (z) with respect to any Non-Excluded Taxes imposed by the United States or any state or political subdivision thereof, unless such Non-Excluded Taxes are imposed as a result of a Change in Law. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Parent Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall jointly and severally indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 3.11 shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.
          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:
     (X) (i) on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to, or for the account of, such Lender, deliver to the Parent Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country) or Form W-8ECI, or successor applicable form, as the case may be, in each case certifying that it is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes, (B) in the case of DBNY, also deliver two duly completed copies of Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. person with respect to such payments (and the Borrowers and DBNY agree to so treat DBNY as a U.S. person with respect to such payments), with the effect that the Borrowers can make payments to DBNY without deduction or withholding of any Taxes imposed by the United States and (C) such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes;
     (ii) deliver to the Parent Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Parent Borrower; and

     (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Parent Borrower or the Administrative Agent; or
     (Y) in the case of any such Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and is claiming the so-called “portfolio interest exemption”,
     (i) represent to the Borrowers that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;
     (ii) deliver to the Parent Borrower on or before the date of any payment by any of the Borrowers, with a copy to the Administrative Agent, (A) two certificates substantially in the form of Exhibit C (any such certificate a “U.S. Tax Compliance Certificate”) and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender’s legal entitlement at the date of such form to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and shall also deliver to the Parent Borrower and the Administrative Agent two further copies of such form or certificate on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form or certificate and, if necessary, obtain any extensions of time reasonably requested by the Parent Borrower or the Administrative Agent for filing and completing such forms or certificates); and
     (iii) deliver, to the extent legally entitled to do so, upon reasonable request by the Parent Borrower, to the Parent Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (ii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by any of the Borrowers) which would be imposed on such Lender of complying with such request; or
     (Z) in the case of any such Lender that is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes,
     (i) on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to, or for the account of, such Lender, deliver to the Parent Borrower and the Administrative Agent two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY and, if any beneficiary or member of such Lender is claiming the so-called “portfolio interest exemption”, (I) represent to the Borrowers and the Administrative Agent that such Lender is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and (II) also deliver to the Parent Borrower and the Administrative Agent two U.S. Tax Compliance Certificates certifying to such Lender’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes; and
     (A) with respect to each beneficiary or member of such Lender that is not claiming the so-called “portfolio interest exemption”, also deliver to the Parent Borrower and the Administrative Agent (I) two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying that such beneficiary or member is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8ECI or Form W-9, or successor applicable form, as the case may be, in each case so that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (II) such other forms, documentation or certifications, as the case may be, certifying that each such beneficiary or member is entitled to an exemption from United States backup withholding tax with respect to all payments under this Agreement and any Notes; and
     (B) with respect to each beneficiary or member of such Lender that is claiming the so-called “portfolio interest exemption”, (I) represent to the Borrowers that such beneficiary or member is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and (II) also deliver to the Parent Borrower and the Administrative Agent two U.S. Tax Compliance Certificates from each beneficiary or member and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such beneficiary’s or member’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes;
     (ii) deliver to the Parent Borrower and the Administrative Agent two further copies of any such forms, certificates or certifications referred to above on or before the date any such form, certificate or certification expires or becomes obsolete, or any beneficiary or member changes, and after the occurrence of any event requiring a change in the most recently provided form, certificate or certification and obtain such extensions of time reasonably requested by the Parent Borrower or the Administrative Agent for filing and completing such forms, certificates or certifications; and
     (iii) deliver, to the extent legally entitled to do so, upon reasonable request by the Parent Borrower, to the Parent Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender (or beneficiary or member) to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by any of the Borrowers) which would be imposed on such Lender (or beneficiary or member) of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder (or a beneficiary or member in the circumstances described in clause (Z) above, if later) which renders all such forms inapplicable or which would prevent such Lender (or such beneficiary or member) from duly completing and delivering any such form with respect to it and such Lender so advises the Parent Borrower and the Administrative Agent.
          (c) Each Lender that is organized under the laws of the United States of America or a state thereof, shall on or before the date of any payment by any of the Borrowers under this Agreement or any Notes to such Lender, deliver to the Parent Borrower and the Administrative Agent two duly completed copies of Internal Revenue Service Form W-9, or successor form, certifying that such Lender is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and that such Lender is entitled to a complete exemption from United States backup withholding tax.
          3.12 Indemnity. The Borrowers jointly and severally agree to indemnify each Lender and to hold each such Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction)) as a consequence of (a) any default by any of the Borrowers in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Parent Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) any default by any of the Borrowers in making any prepayment or conversion of Eurocurrency Loans after the Parent Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment (or the purchase pursuant to subsection 3.13(d)(i)) of Eurocurrency Loans or the conversion of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans, as applicable, provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 3.12, it shall provide prompt notice thereof to the Parent Borrower, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

          3.13 Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense of the Borrowers, each Lender to which the Borrowers are required to pay any additional amount pursuant to subsection 3.10 or 3.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Parent Borrower the opportunity to contest, and reasonably cooperate with the Parent Borrower in contesting, the imposition of any Tax giving rise to such payment; provided that (i) such Lender shall not be required to afford the Parent Borrower the opportunity to so contest unless the Borrowers shall have confirmed in writing to such Lender their joint and several obligation to pay such amounts pursuant to this Agreement and (ii) the Borrowers shall reimburse such Lender for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Parent Borrower in contesting the imposition of such Tax; provided, however, that notwithstanding the foregoing no Lender shall be required to afford the Parent Borrower the opportunity to contest, or cooperate with the Parent Borrower in contesting, the imposition of any Taxes, if such Lender in its sole discretion in good faith determines that to do so would have an adverse effect on it.
          (b) If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of such change, as of the date of such change, would be to cause the Borrowers to become obligated to pay any additional amount under subsection 3.10 or 3.11, the Borrowers shall not be obligated to pay such additional amount.
          (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrowers pursuant to subsection 3.10 or 3.11, such Lender shall promptly notify the Parent Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Term Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrowers agree to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).
          (d) If the Borrowers shall become obligated to pay additional amounts pursuant to subsection 3.10 or 3.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection 3.10 or 3.11, the Parent Borrower shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Parent Borrower to purchase the affected Term Loan, in whole or in part, at an aggregate price no less than such Term Loan’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) so long as no Default or Event of Default then exists or will exist immediately after giving effect to the respective prepayment, upon at least four Business Days’ irrevocable notice to the Administrative Agent, to prepay the affected Term Loan, in whole or in part, without premium or penalty, except as otherwise provided in subsections 3.6(a) and 3.12. In the case of the substitution of a Lender, the Parent Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 10.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by subsection 10.6(b) in connection with such assignment shall be paid by such Borrowers or the substitute Lender. In the case of a prepayment of an affected Term Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Term Loan, the Parent Borrower shall first pay the affected Lender any additional amounts owing under subsections 3.10 and 3.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including any amounts under this subsection 3.13) prior to such substitution or prepayment.
          (e) If any Agent or any Lender receives a refund directly attributable to taxes for which any of the Parent Borrowers have made additional payments pursuant to subsection 3.10(a) or 3.11(a), such Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority, but net of any reasonable cost incurred in connection therewith) to such Borrower; provided, however, that each Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to such Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.
          (f) The obligations of any Agent, Lender or Participant under this subsection 3.13 shall survive the termination of this Agreement and the payment of the Term Loans and all amounts payable hereunder.
          Section 4. Representations and Warranties. To induce the Administrative Agent and each Lender to make the Term Loans requested to be made by it on the Closing Date and on each Borrowing Date thereafter, each Credit Agreement Party, with respect to itself and its Subsidiaries, hereby represents and warrants, on the Closing Date, in each case after giving effect to the Transaction, and on every Borrowing Date thereafter to the Administrative Agent and each Lender that:
          4.1 Financial Condition. (a) The audited consolidated balance sheets of the Recapitalized Business (it being understood that the reporting entity is RSC) as of December 31, 2004 and December 31, 2005 and the consolidated statements of income, shareholders’ equity and cash flows of the Recapitalized Business (it being understood that the reporting entity is RSC) for the fiscal years ended as of December 31, 2003, December 31, 2004 and December 31, 2005, reported on by and accompanied by unqualified reports from KPMG LLP, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the respective fiscal years then ended, of the Recapitalized Business. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer and disclosed in any such schedules and notes). During the period from December 31, 2005 to and including the Closing Date, except as provided in the Recapitalization Agreement and in connection with the consummation of the Transaction, there has been no sale, transfer or other disposition by the Recapitalized Business of any material part of the business or property of the Recapitalized Business, and no purchase or other acquisition by it of any business or property (including any

Capital Stock of any other Person) material in relation to the consolidated financial condition of the Recapitalized Business which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.
          (b) The pro forma balance sheet and statements of operations of the Recapitalized Business and its consolidated Subsidiaries, copies of which have heretofore been furnished to each Lender, are the balance sheet and statements of operations of the Recapitalized Business and its consolidated Subsidiaries as of December 31, 2005, adjusted to give effect (as if such events had occurred on such date for the purposes of the balance sheet and on January 1, 2005 for the purposes of the statement of operations) to the consummation of the Transaction.
          4.2 No Change; Solvent. Since December 31, 2005, except as and to the extent disclosed on Schedule 4.2, (a) there has been no development or event relating to or affecting Holdings or any of its Subsidiaries which has had or could be reasonably expected to have a Material Adverse Effect (after giving effect to the consummation of the Transaction) and (b) except in connection with the Transaction or as otherwise permitted under this Agreement and each other Loan Document, no dividends or other distributions have been declared, paid or made upon the Capital Stock of Holdings, nor has any of the Capital Stock of Holdings been redeemed, retired, purchased or otherwise acquired for value by Holdings or any of its Subsidiaries. As of the Closing Date, after giving effect to the consummation of the Transaction, each Loan Party is Solvent.
          4.3 Corporate Existence. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the corporate, limited liability company or partnership power and authority, as the case may be, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right could not be reasonably expected to have a Material Adverse Effect and (c) is duly qualified as a foreign corporation, limited liability company or partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not be reasonably expected to have a Material Adverse Effect.
          4.4 Corporate Power; Authorization; Consents; Enforceable Obligations. Each Loan Party has the corporate, limited liability company or partnership power and authority, as the case may be, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each of the Borrowers, to incur Term Loans hereunder, and each such Loan Party has taken all necessary corporate, limited liability company or partnership action, as the case may be, to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each of the Borrowers, to authorize the incurrence of Term Loans by it, on the terms and conditions of this Agreement and any Notes. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of each of the

Borrowers, with the incurrence of Term Loans by it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 4.4, all of which have been obtained or made prior to the Closing Date, (b) filings to perfect the Liens created by the Security Documents, (c) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), in respect of accounts of Holdings and its Subsidiaries the obligor in respect of which is the United States of America or any department, agency or instrumentality thereof and (d) consents, authorizations, notices and filings which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by each Credit Agreement Party, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of each Credit Agreement Party and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, in each case enforceable against such Credit Agreement Party or such other Loan Party, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the incurrence of Term Loans hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that could reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens permitted by subsection 7.2) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.
          4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent Borrower, threatened by or against Holdings or any of its Subsidiaries or against any of their respective properties or revenues (a) which is so pending or threatened at any time on or prior to the Closing Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could be reasonably expected to have a Material Adverse Effect.
          4.7 No Default. Neither Holdings nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
          4.8 Ownership of Property; Liens. Each of Holdings and its Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Liens permitted by subsection 7.2. Schedule 4.8 sets forth all material real properties owned in fee or leased by the Loan Parties as of the Closing Date.

          4.9 Intellectual Property. The Parent Borrower and each of its Subsidiaries owns, or has the legal right to use, all Intellectual Property necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 4.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Parent Borrower know of any such claim, and, to the knowledge of the Parent Borrower, the use of such Intellectual Property by the Parent Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements which in the aggregate, could not be reasonably expected to have a Material Adverse Effect.
          4.10 Compliance With Requirements of Law and Contractual Obligations. Neither Holdings nor any of its Subsidiaries is in violation of any Requirement of Law or Contractual Obligation of or applicable to Holdings or any of its Subsidiaries, which violation could be reasonably expected to have a Material Adverse Effect.
          4.11 Taxes. Holdings and its Subsidiaries have filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property (including the Mortgaged Properties) and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, could not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, or its Subsidiaries, as the case may be); and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge.
          4.12 Federal Regulations. No part of the proceeds of any Term Loans will be used for any purpose which violates the provisions of the Regulations of the Board, including, without limitation, Regulation T, Regulation U or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Parent Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, referred to in said Regulation U.
          4.13 ERISA. (a) During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (f) or (h) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (a) a Reportable Event; (b) an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA); (c) any noncompliance with the applicable provisions of ERISA or the Code; (d) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (e) a Lien on the property of Holdings, its Subsidiaries or any Commonly Controlled Entity in favor of the PBGC or a Plan; (f) any Underfunding with respect to any Single Employer Plan; (g)

a complete or partial withdrawal from any Multiemployer Plan by Holdings or any Commonly Controlled Entity; (h) any liability of Holdings or any Commonly Controlled Entity under ERISA if Holdings or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (i) the Reorganization or Insolvency of any Multiemployer Plan; or (j) any transactions that resulted or could reasonably be expected to result in any liability to Holdings or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA.
          (b) With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (a) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (b) failure to be maintained, where required, in good standing with applicable regulatory authorities; (c) any obligation of Holdings or its Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (d) any Lien on the property of the Parent Borrower or its Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (e) for each Foreign Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (f) any facts that, to the best knowledge of the Parent Borrower or any of its Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the best knowledge of the Parent Borrower or any of its Subsidiaries, would reasonably be expected to result in a material liability to the Parent Borrower or any of its Subsidiaries concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); and (g) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law.
          4.14 Collateral. Upon execution and delivery thereof by the parties thereto, the Guarantee and Collateral Agreement and the Mortgages will be effective to create (to the extent described therein) in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When (a) the actions specified in Schedule 3 to the Guarantee and Collateral Agreement have been duly taken, (b) all applicable Instruments, Chattel Paper and Documents (each as described therein) a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the collateral agent under the ABL Credit Agreement, on behalf of the Collateral Agent in accordance with the Intercreditor Agreement, (c) all Deposit Accounts and Electronic Chattel Paper (each as defined in the Guarantee and Collateral Agreement) a security interest in which is required to be or is perfected by “control” (as described in the Uniform Commercial Code as in effect in the State of New York from time to time) are under the “control” of the Collateral Agent or the Administrative Agent, as agent for the Collateral Agent and as directed by the Collateral Agent or the collateral agent or administrative agent under the ABL Credit Agreement in accordance with the Intercreditor Agreement, and (d) the Mortgages have been duly recorded, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected security interest in, all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein (excluding Commercial Tort Claims, as defined in the Guarantee and Collateral Agreement, other than such Commercial Tort Claims set forth on Schedule 7 thereto (if any)) with respect to such pledgor or mortgagor (as applicable). Notwithstanding any other provision of this Agreement, capitalized terms which are used in this subsection 4.14 and not defined in this Agreement are so used as defined in the applicable Security Document.
          4.15 Investment Company Act; Other Regulations. No Credit Agreement Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act. No Credit Agreement Party is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby.
          4.16 Subsidiaries. Schedule 4.16 sets forth all the Subsidiaries of Holdings at the Closing Date (after giving effect to the Transaction), the jurisdiction of their incorporation and the direct or indirect ownership interest of Holdings therein.
          4.17 Purpose of Term Loans. The proceeds of the Initial Term Loans incurred on the Closing Date will be used by the Parent Borrower to finance, in part, payments required in connection with the Recapitalization and to pay the fees and expenses incurred in connection with the Transaction. The proceeds of Incremental Term Loans incurred after the Closing Date shall be used by the Borrowers to finance the working capital and business requirements of, and for general corporate purposes of, the Parent Borrower and its Subsidiaries.
          4.18 Environmental Matters. Other than as disclosed on Schedule 4.18 or exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:
          (a) The Parent Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) believe they will be able to maintain compliance with Environmental Laws, including any reasonably foreseeable future requirements thereto.
          (b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Parent Borrower or any of its Subsidiaries or at any other location, which would reasonably be expected to (i) give rise to liability or other Environmental Costs of the Parent Borrower or any of its Subsidiaries under any applicable Environmental Law, or (ii) interfere with the Parent Borrower’s planned or continued operations of the Parent Borrower or any of its Subsidiaries, or (iii) impair the fair saleable value of any real property owned by the Parent Borrower or any of its Subsidiaries that is part of the Collateral.
          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Parent Borrower or any of its Subsidiaries is, or to the knowledge of the Parent Borrower or any of its Subsidiaries is reasonably likely to be, named as a party that is pending or, to the knowledge of the Parent Borrower or any of its Subsidiaries, threatened.
          (d) Neither the Parent Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar Environmental Law, or received any other written request for information from any Governmental Authority with respect to any Materials of Environmental Concern.
          (e) Neither the Parent Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.
          4.19 True and Correct Disclosure. The written information (including the Confidential Information Memorandum, reports, financial statements, exhibits and schedules but excluding information of a general economic or industry nature) furnished by or on behalf of any Credit Agreement Party to the Administrative Agent, Collateral Agent, the Lead Arrangers and the Lenders for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such written information (taken as a whole) hereafter furnished by or on behalf of any Credit Agreement Party in writing to the Administrative Agent, Collateral Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not and will not omit to state any fact necessary to make such information (taken as a whole) not materially misleading in their presentation of Holdings and its Subsidiaries (taken as a whole) at such time in light of the circumstances under which such information was provided. It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of Holdings and its Subsidiaries and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.
          4.20 Delivery of the Recapitalization Agreement. The Parent Borrower has delivered to the Administrative Agent a complete photocopy of the Recapitalization Agreement (including all exhibits, schedules, disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any material respect.
          4.21 Certain Representations and Warranties Contained in the Recapitalization Agreement. Each of the Transaction Documents to be entered into by any Loan Party on or prior to the Closing Date will have been duly executed and delivered by each of the Loan Parties which is a party thereto on or prior to the Closing Date and, to the knowledge of the Credit Agreement Parties, all other parties thereto on or prior to the Closing Date, and is in full force and effect on the Closing Date, in each case to the extent required pursuant to the terms of the relevant Transaction Documents. As of the Closing Date, the representations and warranties of the Recapitalized Business and, to the knowledge of Holdings, any of the other parties thereto contained in the Recapitalization Agreement (after giving effect to any amendments, supplements, waivers or other modifications of the Recapitalization Agreement prior to the Closing Date in accordance with this Agreement), to the extent a breach of such representation or warranty would result in either Sponsor or any of its Affiliates having a right to terminate its obligations thereunder (without giving effect to any notice required thereunder), are true and correct in all material respects except as otherwise disclosed to the Administrative Agent in writing prior to the Closing Date.
          4.22 Labor Matters. There are no strikes pending or, to the knowledge of Holdings, reasonably expected to be commenced against Holdings or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings and each of its Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations could not reasonably be expected to have a Material Adverse Effect.
          4.23 Special Purpose Corporation. Holdings was formed to effect the Transaction. Prior to the consummation of the Transaction, Holdings did not have any significant assets or liabilities (except pursuant to the Transaction Documents or otherwise relating to the Transaction).
          4.24 Insurance. Schedule 4.24 sets forth a complete and correct listing of all insurance that is maintained by the Loan Parties that is material to the business and operations of Holdings and its Subsidiaries taken as a whole, in each case as of the Closing Date, with the amounts insured (and any deductibles) set forth therein.
          4.25 Anti-Terrorism. As of the Closing Date, Holdings and its Subsidiaries are in compliance with the Uniting and Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, except as could not reasonably be expected to have a Material Adverse Effect.
          4.26 Capitalization. (a) On the Closing Date, RSC LLC I owns 100% of the membership interests in Holdings. All such membership interests have been duly and validly issued.
          (b) On the Closing Date, Holdings owns 100% of the membership interests in the Parent Borrower. All such membership interests have been duly and validly issued.

          (c) On the Closing Date, the authorized capital stock of RSC consists of (x) 1,000 shares of common stock, without par value, that is outstanding and (y) 100 shares of preferred stock, $10 par value, that is not outstanding. All outstanding shares of Capital Stock of RSC have been duly and validly issued and are fully paid and non-assessable (other than any assessment on the shareholders of RSC that may be imposed as a matter of law) and are owned by the Parent Borrower. RSC does not have outstanding any Capital Stock, or other securities, in each case convertible into or exchangeable for its Capital Stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.
          4.27 Rental Fleet; Business of the Credit Parties. Each Loan Party that owns Inventory holds such Inventory for sale or lease and is in the business of selling goods of that kind.
          Section 5. Conditions Precedent.
          5.1 Conditions to Initial Term Loans. This Agreement, including the agreement of each Lender to make the Initial Term Loans requested to be made by it, shall become effective on the date on which the following conditions precedent shall have been satisfied:
     (a) Loan Documents. The Administrative Agent shall have received the following Loan Documents, executed and delivered as required below, with, in the case of clause (i), a copy for each Lender:
     (i) this Agreement, executed and delivered by a duly authorized officer of each Credit Agreement Party;
     (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each Credit Agreement Party thereto; and
     (iii) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each Loan Party party thereto.
     (b) Recapitalization Agreement. The Recapitalization shall have been consummated, or substantially concurrently with the making of the Initial Term Loans hereunder and the borrowings under the ABL Credit Agreement shall be consummated, substantially in accordance with the Recapitalization Agreement and all material conditions precedent to the consummation of the Recapitalization set forth in such Recapitalization Agreement shall have been satisfied or waived with the consent of the Lead Arrangers (such consent not to be unreasonably withheld or delayed). The Recapitalization Agreement, the structure and terms of the Recapitalization (including the Seller Note) and the documentation for each component of the Recapitalization shall be reasonably satisfactory in all material respects in form and substance to the Lead Arrangers, and such documentation shall not have been amended, supplemented or otherwise changed in a manner materially adverse to the Lenders without the consent of the Lead Arrangers (such consent not to be unreasonably withheld or delayed). It is expressly acknowledged by the Lead Arrangers that (i) the terms and conditions of the Recapitalization Agreement (and all exhibits, annexes and schedules thereto), dated as of October 6, 2006 and (ii) the structure and terms of the Recapitalization specified therein, are so satisfactory.
     (c) Debt Financing. (i) The Administrative Agent shall receive, substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 5.1, evidence, in form and substance reasonably satisfactory to it, that the Parent Borrower and RSC shall have received gross cash proceeds (calculated before underwriting fees) of $620,000,000 from the issuance of a like principal amount of Senior Notes in accordance with the terms and conditions of the Senior Note Indenture and all applicable laws.
     (ii) The Administrative Agent shall receive, substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 5.1, evidence, in form and substance reasonably satisfactory to it, that the Credit Agreement Parties and RSC Canada shall have (i) executed and delivered the ABL Credit Agreement and (ii) the Closing Date under, and as defined in, the ABL Credit Agreement has occurred.
     (iii) On the Closing Date, the Administrative Agent shall have received true and correct copies of the Senior Note Documents, certified as such by an appropriate officer of the Parent Borrower.
     (d) Outstanding Indebtedness and Preferred Equity; No Defaults. After giving effect to the consummation of the Transaction, Holdings and its Subsidiaries shall have no outstanding preferred equity or Indebtedness held by third parties (other than Holdings or any of its Subsidiaries), except for indebtedness incurred pursuant to the Debt Financing and any Assumed Indebtedness, and all Capital Stock of the Parent Borrower shall be directly or indirectly owned by Holdings free and clear of Liens (other than those securing the obligations arising under the Loan Documents and the ABL Loan Documents. Any other existing Indebtedness shall have been repaid, defeased or otherwise discharged substantially concurrently with or prior to the satisfaction of the other conditions precedent set forth in this subsection 5.1.
     (e) Financial Information. The Lead Arrangers and the Lenders shall have received (i) audited consolidated financial statements of the Recapitalized Business (with RSC as the reporting entity) for the three Fiscal Years (two Fiscal Years, in the case of balance sheets) of the Recapitalized Business ended prior to the Closing Date, (ii) unaudited consolidated financial statements of ACNA for the quarterly periods ended March 31, 2006 and June 30, 2006, and unaudited consolidated financial statements for the Recapitalized Business (with RSC as the reporting entity) for the quarterly period ended September 30, 2006 and for each fiscal quarter ended at least 45 days prior to the Closing Date, (iii) a pro forma consolidated balance sheet of the Recapitalized Business as of the date of the most recent consolidated balance sheet delivered pursuant to preceding clause (ii) and a pro forma statement of operations for the most recent Fiscal Year, interim period and
12-month period ending on the last day of such interim period,

in each case adjusted to give effect to the Transaction, and any other transactions that would be required to be given pro forma effect by Regulation S-X for a Form S-1 Registration Statement under the Securities Act, and such other adjustments as may be reasonably agreed between the Parent Borrower and the Lead Arrangers, which pro forma financial statements shall demonstrate, in reasonable detail, that the total consolidated indebtedness of the Recapitalized Business and its subsidiaries consisting of indebtedness for borrowed money (including purchase money indebtedness) and capital leases (determined on a pro forma basis after giving effect to the Transaction) does not exceed 4.40 multiplied by EBITDA of the Recapitalized Business (calculated subject to the Closing Date adjustments set forth on Schedule 5.1(e) hereto) for the twelve-month period ending on the last day of the fiscal quarter ending no more than 45 days prior to the Closing Date, (iv) interim financial statements of the Recapitalized Business (with RSC as the reporting entity), for each month ended after the date of the last available quarterly financial statements and at least 30 days prior to the Closing Date and (v) detailed projected consolidated financial statements of the Recapitalized Business and its Subsidiaries for the five Fiscal Years ending after the Closing Date, which projections shall (x) reflect the forecasted consolidated financial condition of the Parent Borrower and its Subsidiaries after giving effect to the Transaction and the related financing thereof, and (y) be prepared and approved by the Parent Borrower.
     (f) Governmental Approvals and/or Consents. The applicable waiting periods specified under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the transactions contemplated by the Recapitalization Agreement shall have lapsed or been terminated and all other consents or approvals under the Competition Act (Canada) from the Canadian Bureau of Competition, any of the antitrust or competition governmental authorities of any other jurisdiction in which the Recapitalized Business, Holdings or any of its Subsidiaries owns a material amount of assets, and all other consents and approvals from any other Governmental Authority required to consummate the transactions contemplated by the Recapitalization Agreement, the failure of which to obtain could have a material adverse effect on the business, condition (financial or otherwise) or results of operations of Holdings and its Subsidiaries, taken as a whole, shall have been obtained. On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any Governmental Authority that is in effect that restrains or prohibits the consummation of the transactions contemplated by the Recapitalization Agreement. All Term Loans to the Borrowers (and all guarantees thereof and security therefor), as well as the Recapitalization and the consummation thereof, shall be in substantial compliance in all material respects with all applicable requirements of law, including Regulations T, U and X of the Board (the “Margin Regulations”). The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower stating that all other consents, authorizations, notices and filings referred to in Schedule 4.4 are in full force and effect or have the status described therein, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it.
     (g) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which have been filed with respect to personal property of the Recapitalized Business, Holdings, the Parent Borrower and their respective Subsidiaries in any of the jurisdictions set forth in Schedule 5.1(g), and the results of such search shall not reveal any Liens other than Liens permitted by subsection 7.3.
     (h) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
     (i) the executed legal opinion of Debevoise & Plimpton LLP, special New York counsel to each Credit Agreement Party, in form and substance reasonably satisfactory to the Administrative Agent;
     (ii) the executed legal opinion of Snell & Wilmer LLP, special Arizona counsel to RSC, in form and substance reasonably satisfactory to the Administrative Agent; and
     (iii) the executed legal opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Holdings and the Parent Borrower, in form and substance reasonably satisfactory to the Administrative Agent.
     (i) Closing Certificate. The Administrative Agent shall have received a certificate from each Loan Party, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments.
     (j) Perfected Liens. The Collateral Agent shall have obtained a valid second priority security interest in the Collateral covered by the Guarantee and Collateral Agreement (to the extent provided therein); and all documents, instruments, filings, recordations and searches reasonably necessary in connection with the perfection and, in the case of the filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, protection of such security interests shall have been executed and delivered (in the case of UCC filings, written authorization to make such UCC filings shall have been delivered to the Collateral Agent) and none of such Collateral shall be subject to any other pledges, security interests or mortgages except for Permitted Liens; provided that with respect to any such Collateral the security interest in which may not be perfected by filing of a UCC financing statement or by making a filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office, if perfection of the Collateral Agent’s security interest in such Collateral may not be accomplished on or before the Closing Date without undue burden or expense after the Parent Borrower’s use of commercially reasonable efforts to do so, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings hereunder, but instead shall be required to be satisfied on or prior to the 60th day following the Closing Date or, with respect to Rental Equipment represented by a certificate of title, the 120th day following the Closing Date.
     (k) Pledged Stock; Stock Powers; Pledged Notes; Endorsements. The collateral agent under the ABL Credit Agreement on behalf of Collateral Agent in accordance with the Intercreditor Agreement shall have received (subject, in each case, to the proviso at the end of subsection 5.1(j) above):
     (i) the certificates, if any, representing the Pledged Stock under (and as defined in) the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and
     (ii) the promissory notes representing each of the Pledged Notes under (and as defined in) the Guarantee and Collateral Agreement, duly endorsed as required by the Guarantee and Collateral Agreement, as the case may be.
     (l) Fees. The Agents and the Lenders shall have received all fees and expenses required to be paid or delivered by the Borrowers to them in respect of the Transaction on or prior to the Closing Date, including the fees referred to in subsection 3.5.
     (m) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the board resolutions or member consents, in form and substance reasonably satisfactory to the Administrative Agent, of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any Notes and the other Loan Documents to which it is or will be a party as of the Closing Date, (ii) in the case of each Borrower, the incurrence of Term Loans by such Borrower and (iii) the granting by it of the Liens to be created pursuant to the Security Documents to which it will be a party as of the Closing Date, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the board resolutions or member consents thereby certified have not been amended, modified (except as any later such board resolutions or member consents may modify any earlier such board resolutions or member consents), revoked or rescinded and are in full force and effect.
     (n) Incumbency Certificates of the Loan Parties. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Loan Party.
     (o) Governing Documents. The Administrative Agent shall have received copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.
     (p) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 6.5 of this Agreement and subsection 5.2.2 of the Guarantee and Collateral Agreement. Holdings shall have caused, subject to the Intercreditor Agreement, the Administrative Agent to have been named as an additional insured with respect to liability policies and the Collateral Agent to have been named as loss payee with respect to the casualty insurance maintained by each Credit Agreement Party and the Subsidiary Guarantors.
     (q) No Material Company Adverse Effect. No fact, event, change or circumstances shall have occurred since December 31, 2005 that has had or would be reasonably likely to have a Company Material Adverse Effect.
     (r) Solvency. The Administrative Agent shall have received a certificate of the chief financial officer or, if none, the treasurer, controller, vice president (finance) or other responsible financial officer reasonably satisfactory to the Administrative Agent of each Borrower certifying the solvency of such Borrower in customary form reasonably satisfactory to the Lead Arrangers.
     (s) Equity Financing. ACNA shall have received the Equity Financing in an amount of not less than $500,000,000 in exchange for common stock of ACNA that will, after giving effect to the transactions contemplated by the Recapitalization Agreement, represent approximately 85.47% of the total outstanding shares of ACNA stock. In addition, after giving effect to such transactions, the Sellers shall own approximately 14.53% of the total outstanding shares of ACNA stock.
The making of the Initial Term Loans by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent and each Lender that each of the conditions precedent set forth in this subsection 5.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.
          5.2 Conditions to Each Other Extension of Credit. The agreement of each Lender to make any Term Loans requested to be made by it on any date is subject to the satisfaction or waiver of the following conditions precedent:
          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party (other than, in the case of the incurrence of the Initial Term Loans hereunder only, the representation and warranty set forth in clause (a) of subsection 4.2), and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.
          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Term Loans requested to be made on such date; provided that, with respect to the Initial Term Loans incurred hereunder, no Default or Event of Default resulting from the failure to provide any collateral of the type described in the proviso at the end of subsection 5.1(j) above shall constitute a Default or an Event of Default for the purposes of this clause (b).
          (c) Borrowing Notice. With respect to any Borrowing, the Administrative Agent shall have received a notice of such Borrowing as required by subsection 2.3.
     Each borrowing of Term Loans by the Borrowers hereunder shall constitute a representation and warranty by each Credit Agreement Party as of the date of such borrowing that the conditions contained in this subsection 5.2 have been satisfied.
     Section 6. Affirmative Covenants. Each Credit Agreement Party hereby agrees that, from and after the Closing Date and so long as the Term Loan Commitments remain in effect, and thereafter until payment in full of the Term Loans and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note, it shall and shall cause its Subsidiaries to (it being understood that with respect to the delivery of financial information, reports and notices, delivery by one Loan Party of any such financial information, report or notice shall constitute delivery by each Loan Party and its Subsidiaries of the same such financial information, report or notice):
     6.1 Financial Statements. Furnish to the Administrative Agent for prompt delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies or otherwise make available such information):
     (a) as soon as available, but in any event not later than the fifth Business Day after the 90th day following the end of each Fiscal Year of the Parent Borrower ending on or after December 31, 2006, a copy of the audited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations, changes in common stockholders’ equity and cash flows for such year, setting forth in each case, in comparative form the figures for and as of the end of the previous year, certified without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent in its reasonable judgment (it being agreed that the furnishing of the Parent Borrower’s or RSC’s, as applicable, annual report on Form 10-K for such year, as filed with the Securities and Exchange Commission within the period provided above for delivery of financial statements, will satisfy the Parent Borrower’s obligation under this subsection 6.1(a) with respect to such year except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit);
     (b) as soon as available, but in any event not later than the fifth Business Day after the 45th day following the end of each of the first three quarterly periods of each Fiscal Year of the Parent Borrower, the unaudited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries for such quarter and the portion of the Fiscal

Year through the end of such quarter, setting forth in each case, in comparative form the figures for and as of the corresponding periods of the previous year, certified by a Responsible Officer of the Parent Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) (it being agreed that the furnishing of the Parent Borrower’s or RSC’s, as applicable, quarterly report on Form 10-Q for such quarter, as filed with the Securities and Exchange Commission within the period provided above for delivery of financial statements, will satisfy the Parent Borrower’s obligations under this subsection 6.1(b) with respect to such quarter);
     (c) as soon as available, but in any event not later than the fifth Business Day after the 30th day following the end of each month, the unaudited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such month (other than any month that is the last month of a fiscal quarter) and the related unaudited income statement of the Parent Borrower and its consolidated Subsidiaries for such month, setting forth in each case, in comparative form the figures for and as of the end of the corresponding month during the previous year; and
     (d) all such financial statements delivered pursuant to subsection 6.1(a) or (b) to be (and, in the case of any financial statements delivered pursuant to subsection 6.1(b) shall be certified by a Responsible Officer of the Parent Borrower as being) complete and correct in all material respects in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to subsection 6.1(b) shall be certified by a Responsible Officer of the Parent Borrower as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of any financial statements delivered pursuant to subsection 6.1(b), for the absence of certain notes).
          6.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies or otherwise make available such information):
          (a) concurrently with the delivery of the financial statements and reports referred to in subsections 6.1(a) and (b), a certificate signed by a Responsible Officer of each Credit Agreement Party stating that, to the best of such Responsible Officer’s knowledge, each Credit Agreement Party and their respective Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate;
          (b) as soon as available, but in any event not later than the fifth Business Day following the 90th day after the beginning of each Fiscal Year of the Parent Borrower thereafter, a copy of the annual business plan by the Parent Borrower of the projected operating budget (including consolidated balance sheets, income statements and statements of cash flows of the Parent Borrower and its Subsidiaries on an annual and, for the first year covered in such budget, quarterly basis) of the Parent Borrower, such practices subject to such adjustments as are reasonable in the good faith determination of the Parent Borrower, each such business plan to be accompanied by a certificate of a Responsible Officer of the Parent Borrower to the effect that such Responsible Officer believes such projections to have been prepared on the basis of reasonable assumptions at the time of preparation and delivery thereof;
          (c) within five Business Days after the same are sent, copies of all financial statements and reports which any Credit Agreement Party sends to its public security holders, and within five Business Days after the same are filed, copies of all financial statements and periodic reports which any Credit Agreement Party may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;
          (d) within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Credit Agreement Party may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority, and such other documents or instruments as may be reasonably requested by the Administrative Agent in connection therewith;
          (e) at any time when the Parent Borrower has designated a Subsidiary an Immaterial Subsidiary, promptly following any request made by the Administrative Agent, but in any event (i) not later than the fifth Business Day following any such request, any such financial information as the Administrative Agent may reasonably request to assure itself that any such Immaterial Subsidiary complies with the requirements set forth in the defined term “Immaterial Subsidiaries” in subsection 1.1 hereof, which financial information shall be certified by a Responsible Officer of the Parent Borrower as being complete and correct in all material respects; and
          (f) promptly, such additional financial and other information as the Administrative Agent or Lender may from time to time reasonably request.
          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including taxes, except (x) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or any of its Subsidiaries, as the case may be and (y) to the extent such failure to pay, discharge or otherwise satisfy the same could not reasonably be expected to have a Material Adverse Effect.
          6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by Holdings and its Subsidiaries on the Closing Date, taken as a whole, and preserve, renew and keep in full force and effect its corporate, limited liability company or partnership (as the case may be) existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of Holdings and its Subsidiaries, taken as a whole, except as otherwise expressly permitted pursuant to subsection 7.4, provided that Holdings and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so could not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in the business of Holdings and its Subsidiaries, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all property material to the business of Holdings and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business; furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried; and ensure that at all times the Collateral Agent, subject to the Intercreditor Agreement, shall be named as an additional insured with respect to liability policies and the Collateral Agent, subject to the Intercreditor Agreement, shall be named as loss payee with respect to the casualty insurance maintained by each Borrower and Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, and subject to the provisions of the Intercreditor Agreement, (i) the Collateral Agent shall turn over to the Parent Borrower any amounts received by the Collateral Agent as loss payee under any casualty insurance maintained by Holdings or its Subsidiaries, the disposition of such amounts to be subject to the provisions of subsection 3.4(b), and (ii) the Parent Borrower and/or the applicable Subsidiary Guarantor shall have the sole right to adjust or settle any claims under such insurance.
          (b) With respect to each property of the Parent Borrower and its Subsidiaries subject to a Mortgage:
          (i) If any portion of any such property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, the Parent Borrower shall maintain or cause to be maintained, flood insurance to the extent required by law.
          (ii) The Parent Borrower and each of its applicable Subsidiaries promptly shall comply with and conform to (i) all provisions of each insurance policy relating to each such property, and (ii) all requirements of the insurers applicable to such party or to such property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of such property, except for such non-compliance or non-conformity as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Borrower shall not use or permit the use of such property in any manner which would reasonably be expected to result in the cancellation of any insurance policy relating to such property or would reasonably be expected to void coverage required to be maintained with respect to such property pursuant to clause (a) of this subsection 6.5.
          (iii) If the Parent Borrower is in default of its obligations to insure or deliver any such prepaid policy or policies, the result of which could reasonably be expected to have a Material Adverse Effect, then the Administrative Agent, at its option upon 10 days’ written notice to the Parent Borrower, may effect such insurance from year to year at rates substantially similar to the rate at which the Parent Borrower or any Subsidiary had insured such property, and pay the premium or premiums therefore, and the Borrowers shall pay to the Administrative Agent on demand such premium or premiums so paid by the Administrative Agent with interest from the time of payment at a rate per annum equal to 2.00%.
          (iv) If such property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $2,000,000, the Parent Borrower shall give prompt notice thereof to the Administrative Agent. All insurance proceeds paid or payable in connection with any damage or casualty to any property shall be applied in the manner specified in subsection 6.5(a).
          6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of such entity and its Subsidiaries with officers and employees of such entity and its Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired by the Administrative Agent.
          6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:
          (a) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, the occurrence of any Default or Event of Default;
          (b) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, any (i) default or event of default under any Contractual Obligation of any Credit Agreement Party or any of its Subsidiaries, other than as previously disclosed in writing to the Lenders, or (ii) litigation, investigation or proceeding which may exist at any time between any Credit Agreement Party or any of its Subsidiaries and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect;
          (c) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, the occurrence of any default or event of default under any of the ABL Loan Documents or the Senior Note Documents;
          (d) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, any litigation or proceeding affecting the Parent Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;
          (e) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of any Credit Agreement Party or any of its Subsidiaries knows or reasonably should know thereof: (i) the occurrence or expected occurrence of any Reportable

Event (or similar event) with respect to any Single Employer Plan (or Foreign Plan), a failure to make any required contribution to a Single Employer Plan, Multiemployer Plan or Foreign Plan, the creation of any Lien on the property of Holdings, its Subsidiaries or any Commonly Controlled Entity in favor of the PBGC, a Plan or a Foreign Plan or any withdrawal from, or the full or partial termination, Reorganization or Insolvency of, any Multiemployer Plan or Foreign Plan; (ii) the institution of proceedings or the taking of any other formal action by the PBGC, Holdings or any of its Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which could reasonably be expected to result in the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan, Multiemployer Plan or Foreign Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, could be reasonably expected to result in a Material Adverse Effect; or (iii) the first occurrence of an Underfunding under a Single Employer Plan or Foreign Plan that exceeds 10% of the value of the assets of such Single Employer Plan or Foreign Plan, in each case, determined as of the most recent annual valuation date of such Single Employer Plan or Foreign Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan or Foreign Plan as of such date;
          (f) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, (i) any release or discharge by the Parent Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge could not reasonably be expected to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to result in the imposition of any Lien or other material restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Parent Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; and (iii) any proposed action to be taken by the Parent Borrower or any of its Subsidiaries that could reasonably be expected to subject the Parent Borrower or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such proposed action could not reasonably be expected to have a Material Adverse Effect;
          (g) any loss, damage, or destruction to the Collateral in the amount of $50,000,000 or more, whether or not covered by insurance; and
          (h) any and all default notices received under or with respect to any leased location or public warehouse where Collateral, either individually or in the aggregate, in excess of $50,000,000 is located.
Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Parent Borrower (and, if applicable, the relevant Commonly Controlled Entity or

Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Parent Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.
          6.8 Environmental Laws. (a) (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Parent Borrower or its Subsidiaries. For purposes of this subsection 6.8(a), noncompliance shall not constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the Parent Borrower and any such affected Subsidiary shall promptly undertake and diligently pursue reasonable efforts, if any, to achieve compliance, and provided, further, that in any case such noncompliance could not reasonably be expected to have a Material Adverse Effect.
          (b) Promptly comply, in all material respects, with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives (i) as to which the failure to comply could not reasonably be expected to result in a Material Adverse Effect or (ii) as to which: (x) appropriate reserves have been established in accordance with GAAP; (y) an appeal or other appropriate contest is or has been timely and properly taken and is being diligently pursued in good faith; and (z) if the effectiveness of such order or directive has not been stayed, the failure to comply with such order or directive during the pendency of such appeal or contest could not reasonably be expected to give rise to a Material Adverse Effect.
          (c) Maintain, update as appropriate, and implement in all material respects an ongoing program reasonably designed to ensure that all the properties and operations of the Parent Borrower and its Subsidiaries are periodically reasonably reviewed by competent personnel to identify and promote compliance with and to reasonably and prudently manage any material Environmental Costs that would reasonably be expected to affect the Parent Borrower or any of its Subsidiaries, including compliance and liabilities relating to: discharges to air and water; acquisition, transportation, storage and use of Materials of Environmental Concern; waste disposal; species protection; and recordkeeping required under Environmental Laws. For the purposes of this subsection 6.8(c), the failure to maintain an environmental program shall not constitute an Event of Default (i) unless it could reasonably be expected to result in a Material Adverse Effect or (ii) if within 90 days of receipt of a reasonable request from the Administrative Agent, Holdings and its Subsidiaries have taken reasonable and diligent steps to implement and maintain such a program in compliance with this subsection.
          6.9 New Subsidiaries; Additional Security; Further Assurances. (a) With respect to any owned real property or fixtures thereon, in each case with a purchase price or a fair market value at the time of acquisition of at least $2,000,000 (for this purpose treating any Sale and Leaseback Property that is owned by any Loan Party on the first anniversary of the Closing Date as a property acquired after the Closing Date and calculating the value thereof as of such first anniversary), in which any Loan Party acquires ownership rights at any time after the Closing Date, promptly following any request by the Collateral Agent grant to the Collateral Agent for the benefit of the applicable Lenders, a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the Collateral Agent and in accordance with any applicable requirements of any Governmental Authority (including any required appraisals of such property under FIRREA); provided that (i) nothing in this subsection 6.9 shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by Holdings, any of its Subsidiaries or any other Person and (ii) no such Lien shall be required to be granted as contemplated by this subsection 6.9 on any owned real property or fixtures the acquisition of which is financed, or is to be financed within any time period permitted by subsection 7.1(f) or (g), in whole or in part through the incurrence of Indebtedness permitted by subsection 7.1(f) or (g), until such Indebtedness is repaid in full (and not refinanced as permitted by subsection 7.1(f) or (g)) or, as the case may be, the Parent Borrower determines not to proceed with such financing or refinancing. In connection with any such grant to the Collateral Agent, for the benefit of the Lenders, of a Lien of record on any such real property in accordance with this subsection, the Parent Borrower or such Subsidiary shall deliver or cause to be delivered to the Collateral Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Collateral Agent shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances).
          (b) With respect to any Domestic Subsidiary (other than an Immaterial Subsidiary or a Subsidiary of a Foreign Subsidiary) created or acquired (including by reason of any Immaterial Subsidiary or Foreign Subsidiary Holdco ceasing to constitute the same) subsequent to the Closing Date by Holdings or any of its Domestic Subsidiaries (other than any Subsidiary of a Foreign Subsidiary), promptly notify the Administrative Agent of such occurrence and promptly deliver to the collateral agent under the ABL Credit Agreement, on behalf of the Collateral Agent in accordance with the terms of the Intercreditor Agreement, the certificates (if any) representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent corporation (or other applicable entity) of such new Domestic Subsidiary, (ii) cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take all actions reasonably deemed by the Collateral Agent to be necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement in such new Domestic Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law (to the extent provided in the Guarantee and Collateral Agreement), including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent and (iii) to the extent requested by the Administrative Agent or, so long as such Domestic Subsidiary is a Wholly-Owned Subsidiary, the Parent Borrower, cause such Domestic Subsidiary to execute and deliver to the Administrative Agent a Borrower Joinder Agreement (and thereby become a Borrower hereunder).

          (c) With respect to any Foreign Subsidiary created or acquired subsequent to the Closing Date by the Parent Borrower or any of its Domestic Subsidiaries (other than an Immaterial Subsidiary or any Subsidiary of a Foreign Subsidiary), the Capital Stock of which is owned directly by the Parent Borrower or a Domestic Subsidiary (other than a Subsidiary of a Foreign Subsidiary), promptly notify the Administrative Agent of such occurrence and promptly (i) execute and deliver to the Collateral Agent a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected second priority security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Foreign Subsidiary that is owned by the Parent Borrower or any of its Domestic Subsidiaries (other than any Subsidiary of a Foreign Subsidiary) (provided that in no event shall more than 65% of the Capital Stock (including for these purposes any Investment deemed to be Capital Stock for U.S. tax purposes) of any such new Foreign Subsidiary be required to be so pledged and, provided, further, that no such pledge or security shall be required with respect to any non-wholly owned Foreign Subsidiary to the extent that the grant of such pledge or security interest would violate the terms of any agreements under which the investment by the Parent Borrower or any of its Subsidiaries was made therein) and (ii) to the extent reasonably deemed advisable by the Collateral Agent, deliver to the collateral agent under the ABL Credit Agreement, on behalf of the Collateral Agent in accordance with the term of the Intercreditor Agreement, the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent corporation (or other applicable entity) of such new Foreign Subsidiary and take such other action as may be reasonably deemed by the Collateral Agent to be necessary or desirable to perfect the Collateral Agent’s security interest therein.
          (d) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents.
          (e) Notwithstanding anything to contrary in this Agreement, nothing in this subsection 6.9 shall require that any Loan Party grant a Lien with respect to any owned real property or fixtures in which such Subsidiary acquires ownership rights to the extent that the Administrative Agent, in its reasonable judgment, determines that the granting of such a Lien is impracticable.
          Section 7. Negative Covenants. Each of Parent Borrower and its Subsidiaries hereby agrees (and with respect to subsection 7.15(c) Holdings hereby agrees) that, from and after the Closing Date and so long as any Term Loan Commitments remain in effect, and thereafter until payment in full of the Term Loans and any other amount then due and owing to any Lender or any Agent hereunder and under any Note, such the Parent Borrower and each such Subsidiary (and with respect to subsection 7.15(c), Holdings) shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:
          (a) Indebtedness of the Parent Borrower and its Subsidiaries incurred pursuant to this Agreement and the other Loan Documents;
          (b) Indebtedness evidenced by the Senior Notes; provided that the aggregate principal amount of Indebtedness evidenced by Senior Notes at any time outstanding pursuant to this clause (b) shall not exceed $620,000,000 less any repayments of principal of Indebtedness theretofore outstanding pursuant to this clause (b);
          (c) Assumed Indebtedness;
          (d) Indebtedness incurred pursuant to the ABL Loan Documents; provided that the aggregate principal amount of Indebtedness at any time outstanding pursuant to this clause (d) shall not exceed $1,900,000,000;
          (e) Indebtedness of (i) any Borrower (other than Canadian Finco) owing to any other Borrower or Holdings, (ii) any Borrower (other than Canadian Finco) owing to any Subsidiary, (iii) any Subsidiary Guarantor owing to Holdings or any Borrower (other than Canadian Finco) or any other Subsidiary Guarantor, (iv) any Non-Guarantor Subsidiary owing to any Borrower (other than Canadian Finco) or any Subsidiary Guarantor if permitted pursuant to subsection 7.7 and (v) any Non-Guarantor Subsidiary owing to any other Non-Guarantor Subsidiary, so long as any such Indebtedness of any Loan Party owing to any Subsidiary that is not a Loan Party shall be subject to subordination provisions substantially in the form of Exhibit G;
          (f) Indebtedness of the Parent Borrower and any of its Subsidiaries incurred to finance or refinance the acquisition, leasing, construction or improvement of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) otherwise permitted pursuant to this Agreement, and any other Financing Leases, in an aggregate principal amount not, when added to the aggregate principal amount of outstanding Assumed Indebtedness of the type described in this paragraph (f), exceeding $200,000,000 at any one time outstanding, provided that such amount shall be increased by an amount equal to $30,000,000 on (x) each anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing on any date on which such amount is to be increased or (y) such later date on which such Default or Event of Default shall have been cured;
          (g) (x) unsecured Indebtedness of the Parent Borrower and any of its Subsidiaries incurred to finance or refinance the purchase price of, or (y) Indebtedness of the Parent Borrower and any of its Subsidiaries assumed in connection with, any acquisition permitted by subsection 7.8; provided that (i) in the case of clause (x), such Indebtedness is incurred prior to, substantially simultaneously with or within six months after such acquisition or in connection with a refinancing thereof, (ii) if such Indebtedness is owed to a Person other than the Person from whom such acquisition is made or any Affiliate thereof, such Indebtedness shall have terms and conditions reasonably satisfactory to the Administrative Agent and shall not exceed 70% of the purchase price of such acquisition (including any Indebtedness assumed in connection with such acquisition) (or such greater percentage as shall be reasonably satisfactory to the Administrative Agent or, if any such purchase price shall be greater than $100,000,000, such greater percentage as shall be reasonably satisfactory to the Required Lenders), (iii) if such Indebtedness is being assumed under this paragraph (g), such Indebtedness shall not have been incurred by any party in contemplation of the acquisition permitted by subsection 7.8 and (iv) immediately after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing;
          (h) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of the Parent Borrower and its Subsidiaries under Interest Rate Protection Agreements (other than those entered into for speculative purposes) and under Permitted Hedging Arrangements;
          (i) to the extent that any Guarantee Obligation or other obligation permitted under subsection 7.3 constitutes Indebtedness, such Indebtedness;
          (j) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business;
          (k) Indebtedness of the Parent Borrower or any of its Subsidiaries in respect of Sale and Leaseback Transactions permitted under subsection 7.10;
          (l) Indebtedness of the Parent Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;
          (m) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; provided that such Indebtedness is extinguished within two Business Days of its incurrence;
          (n) Indebtedness in respect of Financing Leases which have been funded solely by Investments of the Parent Borrower and its Subsidiaries permitted by subsection 7.7(l);
          (o) Indebtedness which represents an extension, refinancing, refunding, replacement or renewal of any of the Indebtedness described in paragraphs (b), (c), (d) and (g) of this subsection 7.1 hereof; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, refunded, replaced or renewed, except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereon plus fees and expenses reasonably incurred in connection therewith, (ii) any Liens securing such Indebtedness are limited to all or part of the same property (including, if required by the documentation evidencing such Indebtedness being extended, refinanced, refunded, replaced or renewed, after-acquired property of the same type) that secured the Indebtedness being refinanced; provided that the total value of the collateral securing such Indebtedness incurred under this subsection 7.1(o) immediately following such incurrence shall not be materially greater than the value of the collateral securing the Indebtedness being extended, refinanced, refunded, replaced or renewed immediately prior to such extension, refinancing, refunding, replacement or renewal, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing, refunding, replacement or renewal does not result in a shortening of the Weighted Average Life to Maturity of the Indebtedness so extended, refinanced, refunded, replaced or renewed and (v) if the Indebtedness that is extended, refinanced, refunded, replaced or renewed was subordinated in right of payment to the obligations of any Loan Party hereunder and under the other Loan Documents, then the terms and conditions of the extension, refinancing, refunding, replacement or renewal Indebtedness must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the extended, refinanced, refunded, replaced or renewed Indebtedness;
          (p) cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case arising under standard business terms of any bank at which the Parent Borrower or Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;
          (q) Indebtedness of Foreign Subsidiaries of the Parent Borrower not exceeding in aggregate principal amount at any time outstanding an amount equal to $50,000,000; and
          (r) Indebtedness not otherwise permitted by the preceding paragraphs of this subsection 7.1 not exceeding $275,000,000 in aggregate principal amount at any one time outstanding.
For purposes of determining compliance with this subsection 7.1, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.
          7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (Liens described below are herein referred to as “Permitted Liens”; provided, however, that no reference to a Permitted Lien herein, including any statement or provision as to the acceptability of any Permitted Lien, shall in any way constitute or be construed so as to postpone or subordinate any Liens or other rights of the Agents, the Lenders or any of them hereunder or arising under any other Loan Document in favor of such Permitted Lien):

          (a) Liens for taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate could not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the Parent Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;
          (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and relating to obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;
          (c) Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;
          (d) pledges, deposits or other Liens in connection with workers’ compensation, unemployment insurance, other social security benefits or other insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
          (e) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
          (f) Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;
          (g) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Parent Borrower and its Subsidiaries taken as a whole;
          (h) Liens securing or consisting of (i) Indebtedness of the Parent Borrower and its Subsidiaries permitted by subsection 7.1(f) incurred to finance or refinance the acquisition, leasing, construction or improvement of fixed or capital assets or (ii) Indebtedness of the Parent Borrower and its Subsidiaries permitted by subsection 7.1(g) assumed in connection with any acquisition permitted by subsection 7.8, provided that (i) such Liens shall not be created in contemplation of the acquisition permitted by subsection 7.8 and shall be created no later than the later of the date of such acquisition or the date of the assumption of such Indebtedness, and (ii) such Liens do not at any time encumber any property other than the property financed or refinanced by such Indebtedness and, in the case of Indebtedness assumed in connection with any such acquisition, the total value of the collateral constituting such Liens immediately following such acquisition shall not be materially greater than the value of the collateral constituting such Liens immediately prior to such acquisition;
          (i) Liens existing on assets or properties at the time of the acquisition thereof by the Parent Borrower or any of its Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Parent Borrower or such Subsidiary other than the assets or property being acquired;
          (j) Liens in existence on the Closing Date and listed on Schedule 7.2(j) and other Liens securing Assumed Indebtedness;
          (k) Liens securing Guarantee Obligations permitted under subsection 7.3(e);
          (l) Liens created pursuant to the Security Documents;
          (m) any encumbrance or restriction (including put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Parent Borrower or any of its Subsidiaries to comply with subsection 6.9(b) or (c);
          (n) Liens on property subject to Sale and Leaseback Transactions permitted under subsection 7.10 and general intangibles related thereto;
          (o) Liens on Intellectual Property; provided that such Liens result from the granting of licenses in the ordinary course of business to or from any Person to use such Intellectual Property;
          (p) Liens on property (i) of any Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Subsidiary permitted under subsection 7.1, Guarantee Obligations of the applicable Subsidiary permitted under subsection 7.1 or other liabilities or obligations of the applicable Subsidiary not prohibited by this Agreement;
          (q) Liens securing or consisting of Indebtedness of the Parent Borrower and its Subsidiaries permitted by subsection 7.1(d) and any refinancings, extensions and replacements thereof otherwise permitted under this Agreement;
          (r) Liens on property of any Foreign Subsidiary of the Parent Borrower securing Indebtedness of such Subsidiary permitted by subsection 7.2(q);
          (s) Liens (i) that are contractual rights of set-off, (ii) relating to purchase orders and other agreements entered into with customers or suppliers of the Parent Borrower or any Subsidiary in the ordinary course of business or (iii) in favor of financial institutions encumbering deposits or other amounts (including the right of set-off) which are within the general parameters customary in the banking industry;

          (t) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods; and
          (u) Liens not otherwise permitted hereunder, all of which Liens permitted pursuant to this subsection 7.2(u) secure obligations not exceeding $60,000,000 in aggregate amount at any time outstanding.
          7.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:
          (a) Guarantee Obligations in existence on the Closing Date and listed in Schedule 7.3(a), and any refinancings, refundings, extensions or renewals thereof, provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal except to the extent that the amount of Indebtedness in respect of such Guarantee Obligations is permitted to be increased by subsection 7.1(o);
          (b) Guarantee Obligations for performance, bid, appeal, judgment, replevin and similar bonds and suretyship arrangements, all in the ordinary course of business;
          (c) Guarantee Obligations in respect of indemnification and contribution agreements expressly permitted by subsection 7.9(d) or similar agreements by the Parent Borrower;
          (d) reimbursement obligations in respect of any banker’s acceptance or letters of credit permitted under subsection 7.1;
          (e) Guarantee Obligations in respect of third-party loans and advances to officers or employees of Holdings or any of its Subsidiaries (i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business, or (iii) for other purposes in an aggregate amount so long as all Guarantee Obligations incurred under this paragraph (e), together with the aggregate amount of all Investments permitted under subsection 7.7(e) (other than clause (iv) thereof), does not exceed $7,500,000 outstanding at any time;
          (f) obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;
          (g) obligations of the Parent Borrower and its Subsidiaries under any Interest Rate Protection Agreements (other than those entered into for speculative purposes) or under Permitted Hedging Arrangements;
          (h) Guarantee Obligations incurred in connection with acquisitions permitted under subsection 7.8, provided that if any such Guarantee Obligation inures to the benefit of any Person other than the Person from whom such acquisition is made or any Affiliate thereof, such Guarantee Obligation shall not exceed, with respect to any such acquisition, 70% of the purchase price of such acquisition (including any Indebtedness assumed in connection with any such acquisition) (or such greater percentage as shall be reasonably satisfactory to the Administrative

Agent or, if any such purchase price shall be greater than $100,000,000, such greater percentage shall be reasonably satisfactory to the Required Lenders);
          (i) guarantees made by the Parent Borrower or any of its Subsidiaries of obligations of the Parent Borrower or any of its Subsidiaries (other than any Indebtedness outstanding pursuant to subsections 7.1(b), (c), (d), (j), (k) and (q)) which obligations are otherwise permitted under this Agreement;
          (j) Guarantee Obligations in connection with sales or other dispositions permitted under subsection 7.6, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;
          (k) Guarantee Obligations incurred pursuant to the Guarantee and Collateral Agreement or any Canadian Security Document or otherwise in respect of Indebtedness permitted by subsection 7.1(a);
          (l) Guarantee Obligations in respect of Indebtedness permitted pursuant to subsections 7.1(b), (c) and (d), provided that (x) Guarantee Obligations in respect of Indebtedness permitted pursuant to subsections 7.1(b) and 7.1(d) shall be permitted only so long as such Guarantee Obligations are incurred only by Guarantors or Borrowers and (y) Guarantee Obligations in respect of Assumed Indebtedness permitted pursuant to subsection 7.1(c) shall be permitted to the extent no additional guarantors of such Indebtedness are added following the Closing Date;
          (m) accommodation guarantees for the benefit of trade creditors of the Parent Borrower or any of its Subsidiaries in the ordinary course of business;
          (n) Guarantee Obligations in respect of Indebtedness or other obligations of a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Parent Borrower or any of its Subsidiaries, and as to all of such Persons does not at any time exceed $25,000,000 in aggregate principal amount; and
          (o) Guarantee Obligations of the Parent Borrower and its Subsidiaries in respect of Indebtedness of Foreign Subsidiaries incurred pursuant to subsection 7.1(q); provided that the aggregate amount of such Guarantee Obligations outstanding pursuant to this clause (o), when aggregated with (i) all dividends made pursuant to subsection 7.6(j), (ii) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to subsection 7.7(m) and (n), (iii) all cash consideration paid in respect of acquisitions pursuant to subsection 7.8(b)(iii) and (iv) all optional prepayments made pursuant to subsection 7.12(f) do not at any time exceed $150,000,000.
          7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:
          (a) any Subsidiary of the Parent Borrower may be merged, consolidated or amalgamated with or into the Parent Borrower (provided that the Parent Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Parent Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries of the Parent Borrower shall be the continuing or surviving entity); provided that if such merger or consolidation constitutes a transfer of all or substantially all of the assets of any Loan Party the continuing or surviving entity shall be a Loan Party;
          (b) any Subsidiary of the Parent Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or any Wholly Owned Subsidiary of the Parent Borrower (and, in the case of a non-Wholly Owned Subsidiary, may be liquidated to the extent the Parent Borrower or any Wholly Owned Subsidiary which is a direct parent of such non-Wholly Owned Subsidiary receives a pro rata distribution of the assets thereof); provided that if the Subsidiary that disposes of any or all of its assets is a Loan Party, the transferee of such assets shall be a Loan Party; and
          (c) as expressly permitted by subsection 7.5.
          7.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer, license, abandon or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests) (other than leases or rentals of revenue earning equipment in the ordinary course of business), whether now owned or hereafter acquired, or, in the case of any Subsidiary of Holdings, issue or sell any shares of such Subsidiary’s Capital Stock, to any Person other than, subject to any applicable limitations set forth in subsection 7.4, Holdings or any Wholly Owned Subsidiary of Holdings, except:
          (a) the sale or other Disposition of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;
          (b) the sale or other Disposition of any Inventory or Equipment in the ordinary course of business;
          (c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in each case in connection with the compromise or collection thereof; provided that, in the case of any Foreign Subsidiary of the Parent Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary’s country of business;
          (d) as permitted by subsection 7.4(b) and pursuant to Sale and Leaseback Transactions permitted by subsection 7.10;
          (e) subject to any applicable limitations set forth in subsection 7.4, Dispositions of any assets or property among (i) the Borrowers and the Subsidiary Guarantors and (ii) the Non-Guarantor Subsidiaries;

          (f) (i) the abandonment or other Disposition of patents, trademarks or other Intellectual Property that are, in the reasonable judgment of the Parent Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Parent Borrower and its Subsidiaries taken as a whole and (ii) licensing of Intellectual Property in the ordinary course of business;
          (g) any Disposition by the Parent Borrower or any of its Subsidiaries, provided that (i) the Net Cash Proceeds of each such Disposition do not exceed $15,000,000 and (ii) the aggregate Net Cash Proceeds of all Dispositions in any Fiscal Year made pursuant to this paragraph (g) do not exceed $25,000,000;
          (h) any other Asset Sales by the Parent Borrower or any of its Subsidiaries the Net Cash Proceeds of which other Asset Sales do not exceed $110,000,000 in the aggregate after the Closing Date, provided that in the case of any such Asset Sale, an amount equal to 100% of the Net Cash Proceeds of such Dispositions less the Reinvested Amount is applied in accordance with subsection 3.4(b);
          (i) any involuntary Disposition due to casualty or condemnation; and
          (j) any Disposition set forth on Schedule 7.5(j).
          7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Parent Borrower or options, warrants or other rights to purchase common stock of the Parent Borrower on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Parent Borrower or options, warrants or other rights to purchase common stock of the Parent Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent Borrower or any of its Subsidiaries, except that:
          (a) any Subsidiary of the Parent Borrower may pay dividends or return capital or make distributions and other similar payments with regard to its Capital Stock to the Parent Borrower or to a Wholly Owned Subsidiary of the Parent Borrower which owns equity therein;
          (b) any non-Wholly Owned Subsidiary of the Parent Borrower may pay dividends or return capital or make distributions and other similar payments to its shareholders generally so long as the Parent Borrower or its respective Subsidiary which owns the Capital Stock in the Subsidiary paying such dividends or returning such capital or making such distributions and other similar payments receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Subsidiary paying such dividends or returning such capital or making such distributions and other similar payments and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary);

          (c) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to allow any Parent Entity to pay expenses (other than taxes) incurred in the ordinary course of business, provided that, if any Parent Entity shall own any material assets other than the Capital Stock of Holdings or another Parent Entity or other assets relating to the ownership interest of such Parent Entity in another Parent Entity, the Parent Borrower or Subsidiaries of the Parent Borrower, such cash dividends with respect to such Parent Entity shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such expenses incurred by such Parent Entity relating or allocable to its ownership interest in the Parent Borrower or another Parent Entity and such other related assets;
          (d) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) (other than taxes) incurred by any Parent Entity in connection with (i) registration, public offerings and exchange listing of equity or debt securities and maintenance of the same, (ii) compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under this Agreement or any of the other Loan Documents and (iii) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity, or obligations in respect of director and officer insurance (including premiums therefor), provided that, in the case of sub-clause (i) above, if any Parent Entity shall own any material assets other than the Capital Stock of Holdings or another Parent Entity or other assets relating to the ownership interest of such Parent Entity in another Parent Entity, Holdings or its Subsidiaries, with respect to such Parent Entity such cash dividends shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such expenses incurred by such Parent Entity relating or allocable to its ownership interest in another Parent Entity, Holdings and such other assets;
          (e) the Parent Borrower and any of its Subsidiaries may pay, without duplication, cash dividends (i) pursuant to the Tax Sharing Agreement, and (ii) to pay or permit any Parent Entity to pay any Related Taxes;
          (f) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to allow any Parent Entity to repurchase shares of its Capital Stock or rights, options or units in respect thereof from any Management Investors or former Management Investors (or any of their respective heirs, successors, assigns, legal representatives or estates), or as otherwise contemplated by any Management Subscription Agreements, for an aggregate purchase price not to exceed $15,000,000; provided that such amount shall be increased by (i) an amount equal to $3,000,000 on each anniversary of the Closing Date, commencing on the first anniversary of the Closing Date, and (ii) an amount equal to the proceeds to the Parent Borrower (whether received by it directly or from a Parent Entity or applied to pay Parent Entity Expenses) of any resales or new issuances of shares and options to any Management Investors, at any time after the initial issuances to any Management Investors, together with the aggregate amount of deferred compensation owed by the Parent Borrower or any of its Subsidiaries to any Management Investor that shall thereafter have been cancelled, waived or exchanged at any time after the initial issuances to any thereof in connection with the grant to such Management Investor of the right to receive or acquire shares of the Holdings’ or any Parent Entity’s Capital Stock;

          (g) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to allow any Parent Entity to pay all fees and expenses incurred in connection with the Transaction and the other transactions expressly contemplated by this Agreement and the other Loan Documents, and to allow Holdings to perform its obligations under or in connection with the Loan Documents to which it is a party;
          (h) the Parent Borrower and any of its Subsidiaries may pay a cash dividend to Holdings (and Holdings may use the cash proceeds thereof to pay a cash dividend directly or indirectly to any Parent Entity), in each case on the Closing Date to give effect to the Recapitalization;
          (i) the Parent Borrower and any of its Subsidiaries may pay dividends in an amount sufficient to allow any Parent Entity to pay all fees, expenses, purchase price adjustments and other obligations (other than any obligation (other than Related Taxes) related to the Seller Notes) incurred pursuant to the Recapitalization Agreement as in effect on the date hereof or the Indemnification Agreement (as defined in the Recapitalization Agreement) as in effect on the date hereof; and
          (j) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower and any of its Subsidiaries may pay cash dividends; provided that the aggregate amount of such dividends pursuant to this clause (j), when aggregated with (i) all Guarantee Obligations outstanding pursuant to subsection 7.3(o), (ii) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to paragraphs 7.7(m) and (n), (iii) all cash consideration paid in respect of acquisitions pursuant to paragraph 7.8(b)(iii) and (iv) all optional prepayments made pursuant to subsection 7.12(f), do not at any time exceed $150,000,000; provided further that the aggregate amount of such dividends paid pursuant to this paragraph (j) shall not exceed (x) $50,000,000 during any fiscal year of the Parent Borrower or (y) $75,000,000 in any two consecutive fiscal years of the Parent Borrower.
          7.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in (each an “Investment”), any Person, except:
          (a) extensions of trade credit in the ordinary course of business;
          (b) Investments in cash and Cash Equivalents;
          (c) Investments existing on the Closing Date and described in Schedule 7.7(c), setting forth the respective amounts of such Investments as of a recent date;
          (d) Investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by subsection 7.5(c);

          (e) loans and advances to officers, directors or employees of Holdings or any of its Subsidiaries (i) in the ordinary course of business for travel and entertainment expenses, (ii) for relocation expenses in the ordinary course of business or (iii) made for other purposes in an aggregate amount so long as all such Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to this paragraph (e) (other than clause (iv) hereof), together with the aggregate amount of all Guarantee Obligations permitted pursuant to subsection 7.3(e), does not exceed $10,000,000 outstanding at any time and (iv) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in subsection 7.9;
          (f) (i) Investments by any Borrower or any other Subsidiary Guarantor in any Borrower or any Subsidiary Guarantor, (ii) Investments by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary, (iii) Investments by Canadian Finco to RSC Canada consisting of intercompany loans made by Canadian Finco in RSC Canada and (iv) Investments in Holdings in amounts and for purposes for which dividends are permitted under subsection 7.7;
          (g) acquisitions expressly permitted by subsection 7.8;
          (h) Investments of the Parent Borrower and its Subsidiaries under Interest Rate Protection Agreements (other than those entered into for speculative purposes) or under Permitted Hedging Arrangements;
          (i) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in subsection 7.2(c), (d) or (f);
          (j) Investments representing non-cash consideration received by the Parent Borrower or any of its Subsidiaries in connection with any Asset Sale, provided that in the case of any Asset Sale permitted under subsection 7.5(g) or (h), such non-cash consideration constitutes not more than 25% of the aggregate consideration received in connection with such Asset Sale and any such non-cash consideration received by the Parent Borrower or any other Loan Party is pledged to the Collateral Agent, for the benefit of the Lenders, pursuant to the Security Documents;
          (k) Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Parent Borrower or any of its Subsidiaries that were issued in connection with the financing of such assets, so long as the Parent Borrower or any such Subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;
          (l) Investments representing evidences of Indebtedness, securities or other property received from another Person by the Parent Borrower or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Parent Borrower or any of its Subsidiaries; provided that any such securities or other property received by the Parent Borrower or any other Loan Party is pledged to the Collateral Agent, for the benefit of the Lenders, pursuant to the Security Documents;
          (m) Investments by the Parent Borrower or any of its Subsidiaries in a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Parent Borrower or such Subsidiary; provided that (i) the aggregate amount of such Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to this paragraph (m), when aggregated with (A) all Guarantee Obligations outstanding pursuant to subsection 7.3(o), (B) dividends paid pursuant to subsection 7.6(j), (C) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to paragraph (n) of this subsection 7.7, (D) all cash consideration paid in respect of acquisitions pursuant to subsection 7.8(b)(iii) and (E) all optional prepayments made pursuant to subsection 7.12(f), do not at any time exceed $150,000,000, (ii) the aggregate amount of Investments (determined as the amount originally advanced, loans or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) in Persons pursuant to this paragraph (m), when aggregated with all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) in Persons that are organized outside of the United States and Canada pursuant to paragraph (m) and all acquisitions pursuant to paragraph (b)(iii) of subsection 7.7 in Persons that are organized (or assets that are located) outside of the United States and Canada shall not exceed $45,000,000 and (iii) the Parent Borrower or such Subsidiary complies with the provisions of subsection 6.9(b) and (c) hereof, if applicable, with respect to such ownership interest;
          (n) other Investments; provided that (i) the aggregate amount of such Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to this paragraph (n), when aggregated with (A) all Guarantee Obligations outstanding pursuant to subsection 7.3(o), (B) all dividends paid pursuant to subsection 7.6(j), (C) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to paragraph (m) of this subsection 7.7, (D) all cash consideration paid in respect of acquisitions pursuant to subsection 7.8(b)(iii) and (E) all optional prepayments made pursuant to subsection 7.12(f), do not at any time exceed $150,000,000 and (ii) the aggregate amount of Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to this paragraph (n) in Persons that are organized outside of the United States and Canada, when aggregated with all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to paragraph (m) of this subsection 7.7 and all acquisitions pursuant to paragraph (b)(iii) of subsection 7.8 in Persons that are organized (or assets that are located) outside of the United States and Canada, shall not exceed $45,000,000.

          7.8 Limitations on Certain Acquisitions. Acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, except that the Parent Borrower and its Subsidiaries shall be allowed to make any such acquisitions so long as:
     (a) such acquisition is expressly permitted by subsection 7.4, or
     (b) the aggregate consideration paid by the Parent Borrower and its Subsidiaries for such acquisition (including cash and indebtedness incurred or assumed in connection with such acquisition) consists solely of any combination of:
     (i) Capital Stock of any Parent Entity or Holdings; and/or
     (ii) cash in an amount equal to the Net Cash Proceeds of the sale or issuance of Capital Stock of any Parent Entity or Holdings which amount is contributed to the Parent Borrower within 90 days prior to the date of the relevant acquisition (and is not a Specified Equity Contribution); and/or
     (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, cash and other property (excluding cash and other property covered in clauses (i) and (ii) of this subsection 7.8(b)) and Indebtedness (whether incurred or assumed, in an aggregate amount); provided that (i) the aggregate amount of such cash consideration paid pursuant to this clause (b)(iii), when aggregated with ((A) all Guarantee Obligations outstanding pursuant to subsection 7.3(o), (B)) all dividends paid pursuant to subsection 7.6(j), (C) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to subsections 7.7(m) and (n) and (D) all optional prepayments made pursuant to subsection 7.12(f), does not exceed $150,000,000 in the aggregate and (ii) the aggregate consideration paid in respect of acquisitions of Persons that are organized (or assets that are located) outside of the United States and Canada pursuant to this clause (b)(iii)), when aggregated with all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to paragraphs (m) and (n) of subsection 7.7, shall not exceed $45,000,000.
provided, further, that in the case of each such acquisition pursuant to paragraphs (a), and (b) of this subsection 7.8, after giving effect thereto, no Default or Event of Default shall occur as a result of such acquisition.
          7.9 Limitation on Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon terms no less favorable to Holdings or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate; provided that nothing contained in this subsection 7.9 shall be deemed to prohibit:

     (a) Holdings or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of Holdings or any of its Subsidiaries that provides for annual aggregate base compensation not in excess of $2,000,000 for each such director, officer or employee;
     (b) Holdings or any of its Subsidiaries from entering into or performing an agreement with any Sponsor or any Affiliate of any Sponsor for the rendering of management consulting, monitoring or financial advisory services for compensation not to exceed in the aggregate $6,000,000 per year plus reasonable out-of-pocket expenses;
     (c) the payment of transaction expenses in connection with this Agreement;
     (d) Holdings or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any Permitted Holder and each person who is or becomes a director, officer, agent or employee of Holdings or any of its Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by any Parent Entity (provided that, if such Parent Entity shall own any material assets other than the Capital Stock of Holdings or another Parent Entity or other assets relating to the ownership interest of such Parent Entity in Holdings or another Parent Entity, such liabilities shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such liabilities relating or allocable to the ownership interest of such Parent Entity in Holdings or another Parent Entity and such other related assets) or Holdings or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of Holdings or any of its Subsidiaries, predecessors or successors, (C) arising out of the performance by any Affiliate of any Sponsor of management consulting, monitoring or financial advisory services provided to Holdings or any of its Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of Holdings or any of its Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of Holdings or any of its Subsidiaries;
     (e) Holdings or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Closing Date and described on Schedule 7.9(e);
     (f) any transaction permitted under subsection 7.3(c), 7.3(e), 7.4, 7.6, 7.7(e) and 7.7(f), and any transaction between Holdings, any Borrower and any of the Subsidiary Guarantors;

     (g) Holdings and its Subsidiaries from paying the Sponsors and/or their respective Affiliates a transaction fee pursuant to the Transaction Agreement, dated as of the date hereof, among the Sponsors, ACNA and RSC, and the out-of-pocket expenses of the Sponsors and/or their respective Affiliates incurred in connection with the Recapitalization Agreement and the transactions contemplated thereby (including the Financing Transactions (as defined in the Recapitalization Agreement), on the Closing Date in accordance with the terms thereof;
     (h) the Transaction, and all transactions relating thereto; and
     (i) Holdings or any of its Subsidiaries from performing its obligations under the Tax Sharing Agreement.
For purposes of this subsection 7.9, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the board of directors of any Parent Entity, Holdings, the Parent Borrower or such Subsidiary, or (ii) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors of any Parent Entity, Holdings, the Parent Borrower or such Subsidiary, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required.
          7.10 Limitation on Sale and Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by the Parent Borrower or any of its Subsidiaries that is a Loan Party of real or personal property which has been or is to be sold or transferred by the Parent Borrower or any such Subsidiary to such Person or to any other Person that has advanced or that shall advance funds to the Parent Borrower or such Subsidiary on the security of such property or rental obligations of the Parent Borrower or such Subsidiary (any of such arrangements, a “Sale and Leaseback Transaction”), unless (a) such sale or transfer occurs within 90 days after the acquisition of such property by the Parent Borrower or any such Subsidiary, (b) such Sale and Leaseback Transaction is in respect of any of the real properties listed on Schedule 7.10(b) (the “Sale and Leaseback Real Properties”) or (c) for Sale and Leaseback Transactions not otherwise permitted hereunder, the aggregate amount of all of such Sale and Leaseback not exceeding $5,000,000 at any time.
          7.11 Limitation on Dispositions of Collateral. Convey, sell, transfer, lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so (unless such attempt, offer or contract is conditioned upon obtaining any requisite consent of the Lenders hereunder), except for (a) mergers, amalgamations, consolidations, sales, leases, transfers or other Dispositions expressly permitted under subsection 7.4 and (b) sales or other Dispositions expressly permitted under subsection 7.5, including sales of Equipment in the ordinary course of business; and the Administrative Agent and the Collateral Agent shall, and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to, execute such releases of Liens and take such other actions as the Parent Borrower may reasonably request in connection with the foregoing.

          7.12 Limitation on Optional Payments and Modifications of Debt Instruments and Other Documents. (a) Make any optional payment or prepayment on or optional repurchase or redemption of any of the Senior Notes or any other Indebtedness (other than Indebtedness incurred pursuant to subsections 7.1(a), (c), (d), (e), (m), (p) or (q) (but in the case of subsection 7.1(q), only to the extent such payment, prepayment, repurchase or redemption is not paid with cash of or financing obtained by Holdings or any of its Domestic Subsidiaries including any payments on account of, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof.
          (b) In the event of the occurrence of a Change of Control, repurchase or repay any Indebtedness then outstanding pursuant to any of the Senior Notes or any portion thereof, unless the Borrowers shall have (i) made payment in full of the Term Loans and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note or (ii) made an offer to pay the Term Loans and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note.
          (c) Amend, supplement, waive or otherwise modify any of the provisions of any Senior Note Document (including pursuant to an extension, renewal, replacement or refinancing thereof):
     (i) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the Senior Notes, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith;
     (ii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject Holdings or any of its Subsidiaries to any more onerous or more restrictive provisions; or
     (iii) which otherwise adversely affects the interests of the Lenders as senior secured creditors with respect to the Senior Notes or the interests of the Lenders under this Agreement or any other Loan Document in any material respect.
          (d) Amend, supplement, waive or otherwise modify any of the provisions of any ABL Loan Documents (including pursuant to an extension, renewal, replacement or refinancing thereof), except as permitted by the Intercreditor Agreement.
          (e) (i) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Tax Sharing Agreement in any manner that would increase the amounts payable by Holdings or any of its Subsidiaries thereunder, other than amendments reasonably reflecting changes in law or regulations after the date hereof, or (ii) otherwise amend, supplement or otherwise modify the terms and conditions of the Tax Sharing Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

          (f) Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower shall be permitted to make optional payments in respect of the Senior Notes and Indebtedness of Foreign Subsidiaries incurred pursuant to subsection 7.1(q); provided that the aggregate amount of optional payments made pursuant to this paragraph (f), when aggregated with (A) all Guarantee Obligations outstanding pursuant to subsection 7.3(o), (B) all dividends paid pursuant to subsection 7.6(j), (C) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to subsections 7.7(m) and (n) and (D) all cash consideration paid in respect of acquisitions pursuant to subsection 7.8(b)(iii), do not at any time exceed $150,000,000.
          (g) Notwithstanding the foregoing, the Parent Borrower shall be permitted to redeem outstanding Senior Notes with the proceeds received (directly or indirectly) by the Parent Borrower from equity issuances by any Parent Entity of its Capital Stock in connection with the exercise by the Parent Borrower and RSC of their right to redeem Senior Notes with proceeds of such equity issuances pursuant to the Senior Note Indenture.
          7.13 Limitation on Changes in Fiscal Year. Permit the Fiscal Year of Holdings, the Parent Borrower or RSC to end on a day other than December 31.
          7.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of Holdings or any of its Subsidiaries (other than any Foreign Subsidiaries or Subsidiaries thereof) to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, the other Loan Documents and any related documents, the Senior Note Documents, or the ABL Loan Documents, (b) any industrial revenue or development bonds, purchase money mortgages, acquisition agreements or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed or acquired thereby), or (c) operating leases of real property entered into in the ordinary course of business.
          7.15 Limitation on Lines of Business. (a) Enter into any business, either directly or through any Subsidiary or otherwise, except for those businesses of the same general type as those in which the Parent Borrower and its Subsidiaries are engaged on the Closing Date or which are reasonably related thereto.
          (b) In the case of any Foreign Subsidiary Holdco, (x) own any material assets other than securities or Indebtedness of one or more Foreign Subsidiaries and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries or (y) incur or become liable for any Indebtedness for borrowed money to any Person other than the Parent Borrower or a Subsidiary of the Parent Borrower, any other material Indebtedness to any Person other than the Parent Borrower or a Subsidiary of the Parent Borrower or any Guarantee Obligations of any Indebtedness (other than of any Foreign Subsidiary or any Subsidiary of any Foreign Subsidiary), in each case except pursuant to subsections 7.1(a) and 7.3(k).

          (c) Holdings will not (i) engage at any time in any business or business activity, other than (A) its ownership of all outstanding Capital Stock issued by the Parent Borrower, (B) actions incidental to the consummation of the Transaction, (C) actions required by law to maintain its existence or to engage in the business or business activities described in clause (A) above, (D) the payment of dividends and taxes and (E) activities incidental to its maintenance and continuance and to the foregoing activities; (ii) own any material assets other than those relating to the business and business activities described in clause (i) above; and (iii) incur any Indebtedness other than Indebtedness arising from Investments made pursuant to subsection 7.7(f)(iii) and any Indebtedness incurred pursuant to this Agreement, the other Loan Documents and the ABL Loan Documents, (iv) merge or consolidated with or into any other Person or (v) incur or assume to any Lien on its property, assets or revenues, except Liens created pursuant to the Security Documents or the ABL Loan Documents.
          (d) From and after the creation thereof, Canadian Finco will not (i) engage at any time in any business activity, other than (A) its ownership of or disposition to RSC of, outstanding capital stock issued by RSC Canada and any debt securities or note payables, in each case issued by RSC Canada, (B) actions required by law to maintain its existence or to engage in the business or business activities described in clause (A) above, (C) the payment of dividends and taxes and (D) activities incidental to its maintenance and continuance and to the foregoing activities (including, without limitation, paying guarantee fees to Holdings or any Subsidiary Guarantor and entering into foreign currency swaps); (ii) own any material assets other than those relating to the business and business activities described in clause (i) above; and (iii) incur any Indebtedness other than Indebtedness incurred pursuant to, or permitted by, this Agreement, (iv) merge or consolidate with or into any other Person, other than mergers or consolidations with the Borrowers to the extent permitted by subsection 7.4; or (v) incur or assume any Lien on its property, assets or revenues.
          7.16 Limitations on Currency, Commodity and Other Hedging Transactions. Enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Parent Borrower or any of its Subsidiaries with reputable financial institutions or vendors and not for purposes of speculation (any such agreement or arrangement permitted by this subsection, a “Permitted Hedging Arrangement”).
          Section 8. Events of Default. If any of the following events shall occur and be continuing:
     (a) any Borrower shall fail to pay any principal of any Term Loan when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or any Borrower shall fail to pay any interest on any Term Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or
     (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or
     (c) any Loan Party shall default in the observance or performance of any agreement contained in subsections 6.4 (with respect to maintenance of existence) 6.5, 6.6, 6.7(a) or Section 7 of this Agreement, Section 5.2.2 of the Guarantee and Collateral Agreement; provided that, in the case of a default in the observance or performance of its obligations under subsection 6.7(a) hereof, such default shall have continued unremedied for a period of two days after a Responsible Officer of the Parent Borrower shall have discovered or should have discovered such default; and provided, further, that if (x) any such failure with respect to subsections 6.4, 6.5 or 6.6 is of a type that can be cured within five Business Days and (y) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such failure shall not constitute an Event of Default for five Business Days after the occurrence thereof so long as the Loan Parties are diligently pursuing the cure of such failure; or
     (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period ending on the earlier of (i) the date 32 days after a Responsible Officer of Holdings shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to any Credit Agreement Party by the Administrative Agent or the Required Lenders; or
     (e) Indebtedness of Holdings or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default or event of default thereunder and the total amount of such Indebtedness unpaid or accelerated exceeds $60,000,000; or
     (f) if (i) any Loan Party or any Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, monitor, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or any Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or any Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or any Material Subsidiaries shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any Material Subsidiaries shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or
     (g) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC, a Plan or Foreign Plan shall arise on the assets of Holdings or its Subsidiaries any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than a standard termination pursuant to Section 4041(b) of ERISA, (v) Holdings or its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or Foreign Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could be reasonably expected to result in a Material Adverse Effect; or
     (h) one or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $60,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
     (i) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or
     (j) any Loan Document shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party shall so assert in writing; or

     (k) a Change of Control shall have occurred;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Parent Borrower, automatically the Term Loan Commitments, if any, shall immediately terminate and the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Parent Borrower, declare the Term Loan Commitments, if any, to be terminated forthwith, whereupon the Term Loan Commitments, if any, shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower, declare the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.
          Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
          Section 9. The Agents and the Lead Arrangers.
          9.1 Appointment. Each Lender hereby irrevocably designates and appoints DBNY as the Administrative Agent and Collateral Agent for such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes DBNY, as Administrative Agent and Collateral Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents and the Lead Arrangers shall not have any duties or responsibilities, except, in the case of the Administrative Agent and the Collateral Agent, those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent or the Lead Arrangers. Each of the Agents may perform any of their respective duties under this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and Collateral Agent may perform any of their respective duties under the Security Documents by or through one or more of their respective affiliates).
          9.2 Delegation of Duties. In performing its functions and duties under this Agreement, each Agent shall act solely as agent for the Lenders and, as applicable, the other Secured Parties, and no Agent assumes any (and shall not be deemed to have assumed any) obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each

Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.
          9.3 Exculpatory Provisions. No Agent, Lead Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by such Person under or in connection with this Agreement or any other Loan Document (except for the gross negligence or willful misconduct of such Person or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (as determined in a final non-appealable decision issued by a court of competent jurisdiction)) or (b) responsible in any manner to any of the Lenders for (i) any recitals, statements, representations or warranties made by any Credit Agreement Party or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents or any Lead Arranger under or in connection with, this Agreement or any other Loan Document, (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document, (iii) for any failure of any Credit Agreement Party or any other Loan Party to perform its obligations hereunder or under any other Loan Document, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5, or (vi) the existence or possible existence of any Default or Event of Default. Neither the Agents nor any Lead Arranger shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Agreement Party or any other Loan Party. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Agents for the account of or with copies for the Lenders, the Administrative Agent and the Lead Arrangers shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Holdings, any Borrower or any other Loan Party which may come into the possession of the Agents, the Lead Arrangers or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
          9.4 Reliance by the Agents. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Credit Agreement Party), independent accountants and other experts selected by the each Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with subsection 10.6 and all actions required by such subsection in connection with such transfer shall have been taken. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor. Each Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans.
          9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or any Credit Agreement Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be directed by the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
          9.6 Acknowledgements and Representations by Lenders. Each Lender expressly acknowledges that none of the Agents or the Lead Arrangers nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent or any Lead Arranger hereafter taken, including any review of the affairs of any Credit Agreement Party or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent or such Lead Arranger to any Lender. Each Lender represents to the Agents, the Lead Arrangers and each of the Loan Parties that, independently and without reliance upon any Agent, the Lead Arrangers or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make, its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings and its Subsidiaries, it has made its own decision to make its Term Loans hereunder and enter into this Agreement and it will make its own decisions in taking or not taking any action under this Agreement and the other Loan Documents and, except as expressly provided in this Agreement, neither the Agents nor any Lead Arranger shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender acknowledges and agrees to comply with the provisions of subsection 10.6 applicable to the Lenders hereunder.
          9.7 Indemnification. (a) The Lenders agree to indemnify each Agent (or any Affiliate thereof) (to the extent not reimbursed by any Borrower or any other Loan Party and without limiting the joint and several obligations of the Borrowers to do so), ratably according to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders), in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Term Loans and/or all other amounts payable hereunder) be imposed on, incurred by or asserted against such Agent (or any Affiliate thereof) in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent (or any Affiliate thereof) under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from such Agent’s gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction). The agreements in this subsection shall survive the payment of the Term Loans and all other amounts payable hereunder.
          (b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
          (c) The agreements in this subsection 9.7 shall survive the payment of all Borrower Obligations (as defined in the Guarantee and Collateral Agreement) and Guarantor Obligations.
          9.8 The Administrative Agent and Lead Arrangers in their Individual Capacities. Each Agent, the Lead Arrangers and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Agreement Party or any other Loan Party as though such Agent and the Lead Arrangers were not an Agent or the Lead Arrangers hereunder and under the other Loan Documents. With respect to Term Loans made or renewed by them and any Note issued to them, each Agent and the Lead Arrangers shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not an Agent or a Lead Arranger, and the terms “Lender” and “Lenders” shall include the Agents and the Lead Arrangers in their individual capacities.
          9.9 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents or the Intercreditor Agreement, and the exercise by the Agents or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.
          (b) The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, in each case at its option and in its discretion, to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Term Loan Commitments and payment and satisfaction of all of the obligations under the Loan Documents at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than a Loan Party) upon the sale or other disposition thereof in compliance with subsection 7.5, (iii) if approved, authorized or ratified in writing by the Required Lenders (or such greater amount, to the extent required by subsection 10.1(a)) or (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent or the Collateral Agent, at any time, the Lenders will confirm in writing such Agent’s authority to release particular types or items of Collateral pursuant to this subsection 9.9.
          (c) No Agent shall have any obligation whatsoever to the Lenders to assure that the Collateral exists or is owned by Holdings or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to any Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agents in this subsection 9.9 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent’s own interest in the Collateral as Lender and that no Agent shall have any duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction).
          (d) The Collateral Agent may, and hereby does, appoint the Administrative Agent as its agent for the purposes of holding any Collateral and/or perfecting the Collateral Agent’s security interest therein and for the purpose of taking such other action with respect to the collateral as such Agents may from time to time agree.
          9.10 Successor Agent. The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving 30 days’ prior written notice to the Lenders and the Parent Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as Collateral Agent, if applicable. Such resignation shall take effect upon the appointment of a successor Administrative Agent and Collateral Agent, if applicable, pursuant to clauses (b) and (c) below or as otherwise provided below.
          (a) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent and Collateral Agent, if applicable, hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Parent Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Parent Borrower’s approval shall not be required if an Event of Default then exists).
          (b) If a successor Administrative Agent and Collateral Agent, if applicable, shall not have been so appointed within such 30 day period, the Administrative Agent, with the consent of the Parent Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Parent Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent and Collateral Agent, if applicable, who shall serve as Administrative Agent and Collateral Agent, if applicable, hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent and Collateral Agent, if applicable, as provided above.
          (c) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 15th day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
          (d) Upon a resignation of the Administrative Agent pursuant to this subsection 9.10, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 9 (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.
          9.11 Syndication Agent and Lead Arrangers. Neither the Syndication Agent, nor any of the entities identified as joint bookrunners and joint lead arrangers pursuant to the definition of Lead Arranger contained herein, shall have any duties or responsibilities hereunder or under any other Loan Document in its capacity as such.
          9.12 Withholding Tax. To the extent required by any applicable law, each Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax, and in no event shall such Agent be required to be responsible for or pay any additional amount with respect to any such withholding. If the Internal Revenue Service or any other Governmental Authority asserts a claim that any Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify such Agent of a change in circumstances which rendered the exemption from or reduction of withholding tax ineffective or for any other reason, such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.
          Section 10. Miscellaneous.
          10.1 Amendments and Waivers. (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this subsection 10.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and the Collateral Agent may, from time to time, (x) enter into with the respective Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing, in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders, the Administrative Agent or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
     (i) reduce or forgive the amount or extend the scheduled date of maturity of any Term Loan or of any scheduled installment thereof or reduce the stated rate of any interest, commission or fee payable hereunder (other than as a result of (i) any waiver of the applicability of any post-default increase in interest rates or (ii) an amendment or modification to the financial definitions in this Agreement) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Term Loan Commitment or change the currency in which any Term Loan is payable, in each case without the consent of each Lender directly affected thereby (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Term Loan Commitment of all Lenders shall not constitute an increase of the Term Loan Commitment of any Lender, and that an increase in the available portion of any Term Loan Commitment of any Lender shall not constitute an increase in the Term Loan Commitment of such Lender);
     (ii) amend, modify or waive any provision of this subsection 10.1(a) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement or any of the other Loan Documents (other than pursuant to subsection 7.4 or 10.6(a)), in each case without the written consent of all the Lenders;
     (iii) release any Guarantor under any Security Document, or, in the aggregate (in a single transaction or a series of related transactions), all or substantially all of the Collateral without the consent of all of the Lenders, except as expressly permitted hereby or by any Security Document (as such documents are in effect on the date hereof or, if later, the date of execution and delivery thereof in accordance with the terms hereof);

     (iv) require any Lender to make Term Loans having an Interest Period of longer than six months without the consent of such Lender;
     (v) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent and of any Lead Arranger affected thereby; or
     (vi) amend, modify or waive the order of application of payments set forth in subsections 3.4(d) or 3.8(a) hereof, or Section 4 of the Intercreditor Agreement in each case without the consent of the Supermajority Lenders;
provided, further, that, notwithstanding and in addition to the foregoing, the Collateral Agent may, in its discretion, release the Lien on Collateral valued in the aggregate not in excess of $10,000,000 in any fiscal year without the consent of any Lender.
          (b) Any waiver and any amendment, supplement or modification pursuant to this subsection 10.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agent and all future holders of the Term Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
          (c) Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Credit Agreement Parties (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof, (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Tranche hereunder and (z) to provide class protection for any additional credit facilities in a manner consistent with those provided the original Facilities pursuant to the provisions of subsection 10.1(a) as originally in effect.
          (d) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by subsection 10.1(a), the consent of each Lender or each affected Lender, as applicable, is required and the consent of the Required Lenders at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”), then the Parent Borrower may, on ten Business Days’ prior written notice to the Administrative and the Non-Consenting Lender, replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.6 (with the assignment fee and any other costs and expenses to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Parent Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Term Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender concurrently with such Assignment and Acceptance. In connection with any such replacement under this subsection 10.1(d), if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Term Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Parent Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Consenting Lender.
          10.2 Notices. (a) All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of any Credit Agreement Party, the Administrative Agent and the Collateral Agent, and as set forth in Schedule A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Term Loans:

The Parent Borrower:	RSC Equipment Rental
6929 East Greenway Parkway, Suite 200
Scottsdale, Arizona 85254
Attention: Kevin Loughlin, Vice President and Treasurer
Facsimile: (480) 647-2412
Telephone: (800) 222-7777

with copies to:	Ripplewood Holdings, L.L.C.
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attention: Christopher P. Minnetian, Esq.
Facsimile: (212) 218-2778
Telephone: (212) 582-6700

Oak Hill Capital Management, L.L.C.
65 East 55th Street, 36th Floor
New York, New York 10022
Attention: John R. Monsky, Esq.
Facsimile: (212) 758-3572
Telephone: (212) 326-1590

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul D. Brusiloff, Esq.
Facsimile: (212) 909-6836
Telephone: (212) 909-6000

The Administrative Agent:	Deutsche Bank AG, New York Branch
the Administrative Agent
60 Wall Street New York, New York 10005
Attention: Marguerite Sutton
Facsimile: (212) 797-4655
Telephone: (212) 250-6150

The Collateral Agent:	Deutsche Bank AG, New York Branch
the Collateral Agent
60 Wall Street New York, New York 10005
Attention: Marguerite Sutton
Facsimile: (212) 797-4655
Telephone: (212) 250-6150
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 3.2, 3.4 or 3.8 shall not be effective until received.
          (b) Without in any way limiting the obligation of any Loan Party and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or such Issuing Lender in good faith to be from a Responsible Officer.
          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Term Loans hereunder.

          10.5 Payment of Expenses and Taxes. The Borrowers jointly and severally agree (a) to pay or reimburse the Agents and the Lead Arrangers for (1) all their reasonable out-of-pocket costs and expenses incurred in connection with (i) the syndication of the Facilities and the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions (including the syndication of the Term Loan Commitments) contemplated hereby and thereby and (iii) efforts to monitor the Term Loans and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, and (2) (i) the reasonable fees and disbursements of White & Case LLP and Stikeman Elliott LLP, and such other special or local counsel, consultants, advisors, appraisers and auditors whose retention (other than during the continuance of an Event of Default) is approved by the Parent Borrower, (b) to pay or reimburse each Lender, the Lead Arrangers and the Agents for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents and the Lenders, (c) to pay, indemnify, or reimburse each Lender, the Lead Arrangers and the Agents for, and hold each Lender, the Lead Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, the Lead Arrangers, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Term Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings or any of its Subsidiaries or any of the property of Holdings or any of its Subsidiaries, including the presence of Materials of Environmental Concern on, at, in or under such property or the migration of Materials of Environmental Concern onto, through or from any such property (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that no Loan Party shall have any obligation hereunder to the Administrative Agent, any other Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent, any other Agent or any such Lender (or any of their respective directors, trustees, officers, employees, agents, successors and assigns) (in each case, as determined in a final non-appealable decision issued by a court of competent jurisdiction) or (ii) claims made or legal proceedings commenced against the Administrative Agent, any other Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. No Indemnitee shall be liable for any consequential or punitive damages in connection with the Facilities. All amounts due under this subsection shall be payable not later than 30 days after written demand therefor. Statements reflecting amounts payable by the Loan Parties pursuant to this subsection shall be submitted to the address of the Parent Borrower set forth in subsection 10.2, or to such other Person or address as may be hereafter designated by the Parent Borrower in a notice to the Administrative Agent. Notwithstanding the foregoing, except as provided in clauses (b) and (c) above, no Loan Party shall have any obligation under this subsection 10.5 to any Indemnitee with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this subsection shall survive repayment of the Term Loans and all other amounts payable hereunder.
          10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than in accordance with subsection 7.4, none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender other than a Conduit Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including its Term Loan Commitment and/or Term Loans, pursuant to an Assignment and Acceptance) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
     (A) the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under subsection 8(a) or (f) has occurred and is continuing, any other Person; provided, further, that, unless an Event of Default under subsection 8(a) or (f) has occurred and is continuing, if any Lender assigns all or a portion of its rights and obligations under this Agreement to one of its affiliates in connection with or in contemplation of the sale or other disposition of its interest in such affiliate, the Parent Borrower’s prior written consent shall be required for such assignment; and
     (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund.
     (ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Term Loan Commitments or Term Loans under any Tranche, the amount of the Term Loan Commitments or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the

Administrative Agent) shall not be less than $1,000,000 unless the Parent Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Parent Borrower shall be required if an Event of Default under subsection 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of assignments by each Lender and its affiliates or Approved Funds, if any;
     (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that for concurrent assignments to two or more Approved Funds such assignment fee shall only be required to be paid once in respect of and at the time of such assignments;
     (C) no assignments may be made to any entities identified by the Sponsors to the Administrative Agent in a separate writing prior to the date hereof; and
     (D) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.
     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.
     (iv) The Borrowers hereby designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this subsection 10.6, to maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitments of, and interest and principal amount of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent

Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(B) of this subsection and any written consent to such assignment required by paragraph (b)(i) of this subsection, the Administrative Agent shall accept such Assignment and Acceptance, record the information contained therein in the Register and give prompt notice of such assignment and recordation to the Parent Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
     (vi) On or prior to the effective date of any assignment pursuant to this subsection 10.6(b), the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Parent Borrower marked “cancelled”.
          Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this subsection 10.6(b) would be entitled to receive any greater payment under subsection 3.10, 3.11 or 10.5 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such greater payments unless the Parent Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment.
          (c) (i) Any Lender other than a Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, without the consent of the Parent Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Term Loan Commitments and the Term Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Term Loan for all purposes under this Agreement and the other Loan Documents, and (D) the Parent Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of subsection 10.1(a) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this subsection, the Borrowers jointly and severally agree that each Participant shall be entitled to the benefits of (and shall have the related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5 to the same extent as if it were a

Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.7(b) as though it were a Lender, provided that such Participant shall be subject to subsection 10.7(a) as though it were a Lender.
          (i) No Loan Party shall be obligated to make any greater payment under subsection 3.10, 3.11 or 10.5 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Parent Borrower and the Parent Borrower expressly waives the benefit of this provision at the time of such participation. Any Participant that is not incorporated under the laws of the United States of America or a state thereof shall not be entitled to the benefits of subsection 3.11 unless such Participant complies with subsection 3.11(b) and provides the forms and certificates referenced therein to the Lender that granted such participation.
          (d) Any Lender, without the consent of the Parent Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or assignee for such Lender as a party hereto.
          (e) No assignment or participation made or purported to be made to any Assignee or Participant shall be effective without the prior written consent of the Parent Borrower if it would require the Parent Borrower to make any filing with any Governmental Authority or qualify any Term Loan or Note under the laws of any jurisdiction, and the Parent Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.
          (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Term Loans it may have funded hereunder to its designating Lender without the consent of the Parent Borrower or the Administrative Agent and without regard to the limitations set forth in subsection 10.6(b). Each Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any domestic or foreign bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state, federal or provincial bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. Each such indemnifying Lender shall pay in full any claim received from the Parent Borrower pursuant to this subsection 10.6(f) within 30 Business Days of receipt of a certificate from a Responsible Officer of the Parent Borrower specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error. Without limiting the indemnification obligations of any indemnifying Lender pursuant to this subsection 10.6(f), in the event that the indemnifying Lender fails timely to compensate the Parent Borrower for such claim, any Term Loans held by the relevant Conduit Lender shall, if requested by the Parent Borrower, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void.
          (g) If the Parent Borrower wishes to replace the Term Loans or Term Loan Commitments under any Tranche with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Tranche, instead of prepaying the Term Loans or reducing or terminating the Term Loan Commitments to be replaced, to (i) require the Lenders under such Tranche to assign such Term Loans or Term Loan Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with subsection 10.1. Pursuant to any such assignment, all Term Loans and Term Loan Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Tranche in the same manner as would be required if such Term Loans were being optionally prepaid or such Term Loan Commitments were being optionally reduced or terminated by the Parent Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to subsection 3.12. By receiving such purchase price, the Lenders under such Tranche shall automatically be deemed to have assigned the Term Loans or Term Loan Commitments under such Tranche pursuant to the terms of the form of Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.
          10.7 Adjustments; Set-off; Calculations; Computations. (a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Term Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(f), or otherwise (except pursuant to subsection 3.4, 3.13(d) or 10.6)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Term Loans owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender’s Term Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under subsection 8(a) to set-off and appropriate and apply against any amount then due and payable under subsection 8(a) by any Borrower any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the Parent Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.
          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission (i.e. pdf)), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Parent Borrower and the Administrative Agent.
          10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
          10.11 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          10.12 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America located in the county of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in subsection 10.2 or at such other address of which the Administrative Agent, any such Lender or the Parent Borrower, as the case may be, shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any consequential or punitive damages.
          10.13 Acknowledgements. Each Borrower hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
     (b) no Agent nor any Lead Arranger or any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among any of the Loan Parties and the Lenders.
          10.14 WAIVER OF JURY TRIAL. EACH CREDIT AGREEMENT PARTY, AGENT AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          10.15 Confidentiality. Each Agent and each Lender agrees to keep confidential any information (a) provided to it by or on behalf of Holdings, the Parent Borrower, or any of their respective Subsidiaries pursuant to or in connection with the Loan Documents or (b) obtained by such Lender based on a review of the books and records of Holdings, the Parent Borrower or any of their respective Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent, any Lead Arranger or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations which agrees to comply with the provisions of this subsection pursuant to a written instrument (or electronically recorded customary agreement from any Person listed above in this clause (ii), in respect to any electronic information (whether posted or otherwise distributed on Intralinks or any other electronic distribution system)) for the benefit of the Parent Borrower (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its affiliates and the employees, officers, directors, trustees, agents, attorneys, accountants and other professional advisors of it and its affiliates, provided that such Lender shall inform each such Person of the agreement under this subsection 10.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 10.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that unless (i) such disclosure is pursuant to an examination or review of the type described in clause (vii) below or (ii) the respective Lender is prohibited by any Requirement of Law, such Lender shall notify the Parent Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement by the respective Agent or Lender, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document or under any Interest Rate Protection Agreement, (vii) in connection with regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Lender (or, with respect to any Interest Rate Protection Agreement, any affiliate of any Lender party thereto) may be a party, subject to the proviso in clause (iv), and (ix) if, prior to such information having been so provided or obtained, such information was already in an Agent’s or a Lender’s possession on a non-confidential basis without a duty of confidentiality to any Borrower being violated.
          10.16 USA Patriot Act Notice. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies such Borrower, which information includes the name of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act, and such Borrower agrees to provide such information from time to time to any Lender.
          10.17 INTERCREDITOR AGREEMENT. EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT (X) IT IS THE INTENTION OF THE PARTIES HERETO THAT THE OBLIGATIONS ARE INTENDED TO CONSTITUTE A DISTINCT AND SEPARATE CLASS FROM THE ABL OBLIGATIONS, (Y) AS BETWEEN THE SECURED PARTIES, IT IS THE INTENTION OF THE PARTIES HERETO THAT THE ABL OBLIGATIONS (INCLUDING ALL POST-PETITION INTEREST WITH RESPECT THERETO) (1) HAVE A FIRST PRIORITY SECURITY INTEREST, AND THAT THE OBLIGATIONS HAVE A SECOND PRIORITY SECURITY INTEREST, IN ALL COLLATERAL. EACH LENDER FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE PROVISIONS SETTING FORTH THE PRIORITIES AS BETWEEN THE HOLDERS OF ABL OBLIGATIONS ON THE ONE HAND, AND THE HOLDERS OF OBLIGATIONS, ON THE OTHER HAND, ARE SET FORTH IN THE INTERCREDITOR AGREEMENT.
          (a) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE

SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT.
          (b) THE PROVISIONS OF THIS SUBSECTION 10.17 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR THE COLLATERAL AGENT OR ANY OF ITS RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. EACH LENDER IS FURTHER AWARE THAT THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT ARE ALSO ACTING IN AN AGENCY CAPACITY PURSUANT TO THE ABL CREDIT AGREEMENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM.
          10.18 The Parent Borrower as Agent for the Borrowers. Each Borrower hereby irrevocably appoints the Parent Borrower as its agent and attorney-in-fact for all purposes under this Agreement and each other Loan Document, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by the respective appointing Borrower that such appointment has been revoked. Each Borrower hereby irrevocably appoints and authorizes the Parent Borrower (i) to provide the Administrative Agent with all notices with respect to Term Loans and all other notices and instructions under this Agreement or any other Loan Document and (ii) to take such action as the Parent Borrower deems appropriate on its behalf to obtain Term Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Loan Documents.
          10.19 Waiver. Each Borrower waives, to the fullest extent permitted by law, any right to require the Administrative Agent or the other Lenders to (i) proceed against any other Borrower, any Guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s or the Lenders’ power whatsoever. Each Borrower waives, to the fullest extent permitted by law, any defense based on or arising out of suretyship or any impairment of security held from any Borrower, any Guarantor or any other party or on or arising out of any defense of any other Borrower, any Guarantor or any other party other than payment in full in cash of the Obligations, including, without limitation, any defense based on or arising out of the disability of any other Borrower, any Guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, in each case other than as a result of the payment in full in cash of the Obligations.

          10.20 Nature of Obligations. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to Term Loans and each Note, and all other Obligations arising hereunder and under the other Loan Documents to which the Borrowers are a party (including all fees, indemnities, taxes and other Obligations in connection therewith) shall constitute the joint and several obligations of each of the Borrowers. In addition to the direct (and joint and several) obligations of the Borrowers with respect to Obligations as described above, all such Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Guarantee and Collateral Agreement.
          (a) The obligations of each Borrower with respect to the Obligations are independent of the obligations of each other Borrower or any Guarantor under its guaranty of such Obligations, and a separate action or actions may be brought and prosecuted against each Borrower, whether or not any other Borrower or any such Guarantor is joined in any such action or actions. Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each Borrower.
          (b) Each of the Borrowers authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:
     (i) exercise or refrain from exercising any rights against any other Borrower or any Guarantor or others or otherwise act or refrain from acting;
     (ii) release or substitute any other Borrower, endorsers, Guarantors or other obligors;
     (iii) settle or compromise any of the Obligations of any other Borrower or any other Loan Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders;
     (iv) apply any sums paid by any other Borrower or any other Person, howsoever realized or otherwise received to or for the account of such Borrower to any liability or liabilities of such other Borrower or other Person regardless of what liability or liabilities of such other Borrower or other Person remain unpaid; and/or
     (v) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other Borrower or any other Person.
          (c) It is not necessary for the Administrative Agent or any other Lender to inquire into the capacity or powers of any Borrower or any of its Subsidiaries or the officers,

directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the Borrowers hereunder.
          (d) No Borrower shall have any rights of contribution or subrogation with respect to any other Borrower as a result of payments made by it hereunder, in each case unless and until the Total Term Loan Commitment has been terminated and all Obligations have been paid in full.
          Section 11. Holdings Guaranty.
          11.1 Guaranty. (a) In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements and Permitted Hedging Arrangements and in recognition of the direct benefits to be received by Holdings from the proceeds of the Term Loans, and the entering into of such Interest Rate Protection Agreements and Permitted Hedging Arrangements, Holdings hereby agrees with the Guaranteed Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guarantor Obligations of the Borrowers to the Guaranteed Creditors. If any or all of the Guarantor Obligations of the Borrowers to the Guaranteed Creditors becomes due and payable hereunder, Holdings, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guarantor Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantor Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall, to the fullest extent permitted by law, be binding upon Holdings, notwithstanding any revocation of the guarantee contained in this Section 11 or other instrument evidencing any liability of any Borrower, and Holdings shall, to the fullest extent permitted by law, be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
          (b) The guarantee contained in this Section 11 shall remain in full force and effect until the first date on which all the Term Loans, the obligations of Holdings under the guarantee contained in this Section 11 then due and owing shall have been satisfied by payment in full in cash and any Term Loan Commitment shall have been terminated, notwithstanding that from time to time during the term of this Agreement any of the Borrowers may be free from any obligations under the Loan Documents.
          11.2 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guarantor Obligations to the Guaranteed Creditors

whether or not due or payable by any Borrower upon the occurrence of any of the events specified in subsection 8.1(f), and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors on demand, in lawful money of the United States.
          11.3 Nature of Liability. The liability of Holdings hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Guarantor Obligations, whether executed by any other guarantor or by any other party, and the liability of Holdings hereunder shall not, to the fullest extent permitted by law, be affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party (other than a direction that results in the payment in full of the Guarantor Obligations), or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guarantor Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking (other than payment of the Guarantor Obligations to the extent of such payment, or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to any Guaranteed Creditor on the Guarantor Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives, to the fullest extent permitted by law, any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in subsection 11.5, or (g) any invalidity, irregularity or enforceability of all or any part of the Guarantor Obligations or of any security therefor.
          11.4 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to Holdings.
          11.5 Amendments, etc. with respect to the Obligations. To the maximum extent permitted by law, Holdings shall remain obligated hereunder notwithstanding that, without any reservation of rights against Holdings and without notice to or further assent by Holdings, any demand for payment of any of the Guarantor Obligations made by the Administrative Agent or any other Guaranteed Creditor may be rescinded by the Administrative Agent or such other Guaranteed Creditor and any of the Guarantor Obligations continued, and the Guarantor Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Administrative Agent or any other Guaranteed Creditor, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or the applicable Lender(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent, Administrative Agent or any other Guaranteed Creditor for the payment of any of the Guarantor Obligations may be sold, exchanged, waived, surrendered or released. None of the Collateral Agent, Administrative Agent and each other Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Guarantor Obligations or for the guarantee contained in this Section 11 or any property subject thereto, except to the extent required by applicable law.
          11.6 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Holdings or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guarantor Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
          11.7 No Subrogation. Notwithstanding any payment made by Holdings hereunder or any set-off or application of funds of Holdings by the Administrative Agent or any other Guaranteed Creditor, Holdings shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Guaranteed Creditor against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Guaranteed Creditor for the payment of the Guarantor Obligations, nor shall Holdings seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by Holdings hereunder, until all amounts owing to the Administrative Agent and the other Guaranteed Creditors by the Borrowers on account of the Guarantor Obligations are paid in full in cash and all Term Loan Commitments have been terminated. If any amount shall be paid to Holdings on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full in cash or any of the Term Loan Commitments shall remain in effect, such amount shall be held by Holdings in trust for the Administrative Agent and the other Guaranteed Creditor, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly indorsed by Holdings to the Administrative Agent if required), to be held as collateral security for all of the Guarantor Obligations (whether matured or unmatured) guaranteed by Holdings and may be applied against any Guarantor Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
          11.8 Waiver. (a) Holdings waives, to the fullest extent permitted by law, any right to require any Guaranteed Creditor to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Holdings waives, to the fullest extent permitted by law, any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party (other than payment of the Guarantor Obligations to the extent of such payment), based on or arising out of the disability of any Borrower, Holdings, any other guarantor or any other party, or the validity, legality or unenforceability of the Guarantor Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower (other than payment of the Guarantor Obligations to the extent of such payment). Subject to the other terms of this Agreement and the Loan Documents, the Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed

Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guarantor Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any Borrower or any other party or any security.
          (b) Holdings waives, to the fullest extent permitted by law, all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of the guarantee contained in this Section 11, and notices of the existence, creation or incurring of new or additional Guarantor Obligations. Holdings assumes all responsibility for being and keeping itself informed of each Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guarantor Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise Holdings of information known to them regarding such circumstances or risks.
          11.9 Payments. All payments made by Holdings pursuant to this sub Section 11 shall be made in Dollars and will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of subsections 3.8 and 3.11.
          11.10 Maximum Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that the guarantee contained in this Section 11 shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under the guarantee contained in this Section 11 shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings’ obligations under the guarantee contained in this Section 11 shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guarantor Obligations which would be permissible under applicable law.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
[SIGNATURE PAGES TO BE PROVIDED SEPARATELY]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

RSC HOLDINGS II, LLC
By:	/s/ Keith A. Sawottke
	Name:	Keith A. Sawottke
	Title:	Senior Vice President and Chief Financial Officer

RSC HOLDINGS III, LLC
By:	/s/ Keith A. Sawottke
	Name:	Keith A. Sawottke
	Title:	Senior Vice President and Chief Financial Officer

RENTAL SERVICE CORPORATION
By:	/s/ Keith A. Sawottke
	Name:	Keith A. Sawottke
	Title:	Senior Vice President and Chief Financial Officer

[Second-Lien Credit Agreement-Signature Page]

DEUTSCHE BANK SECURITIES INC., as a Joint Lead Arranger
By:	/s/ Stephen R. Lapidus
	Name:	Stephen R. Lapidus
	Title:	Director

By:	/s/ Stephanie L. Perry
	Name:	Stephanie L. Perry
	Title:	Director

[Signature Page to Second-Lien Term Loan Credit Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, Individually and as Administrative Agent and Collateral Agent
By:	/s/ Marguerite Sutton
	Name:	Marguerite Sutton
	Title:	Director

By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President

[Signature Page to Second-Lien Term Loan Credit Agreement]

CITICORP NORTH AMERICA, INC., as Syndication Agent
By:	/s/ Aaron Dannenberg
	Name:	Aaron Dannenberg
	Title:	Vice President

[Signature Page to Second-Lien Term Loan Credit Agreement]

SCHEDULE A
COMMITMENTS

Initial Term Loan Commitment
Deutsche Bank AG, New York Branch	$1,130,000,000

TOTAL:	$1,130,000,000

LENDER ADDRESSES

Lender	Address
Deutsche Bank AG, New York Branch	60 Wall Street
New York, NY 10005
Attention: Marguerite Sutton
Telephone: (212) 250-6150
Telecopier: (212) 797-4655

Schedule B
to Credit Agreement
Schedule B: Assumed Indebtedness
I.	Capital Leases
1.	Motor Vehicle Open Ended Operating Lease No. 0988 dated as of April 24, 2000 between DL Peterson Trust and RSC ($122,600,000.00 approximate aggegate principal amount as of November 24, 2006).
II.	Mortgages
1.	Mortgage and Promissory Note, dated September 21, 1993, from RSC (as successor-in-interest to Acme Acquisition Corp.) in favor of Vito Croce and Mary Croce ($35,549.18 approximate aggregate principal amount as of November 24, 2006).

2.	Mortgage and Promissory Note, dated September 21, 1993, from RSC (as successor-in-interest to Acme Acquisition Corp.) in favor of Donald Jacobson and Marilee I. Jacobson ($35,549.18 approximate aggregate principal amount as of November 24, 2006).

Schedule 4.2
to Credit Agreement
Schedule 4.2: Material Adverse Effect Disclosure
None.

Schedule 4.4
to Credit Agreement
Schedule 4.4: Consents Required
1.	Industrial Lease Agreement between Partnership 221 (Landlord), a New Mexico limited liability company, and Zuni Rental Enterprises, L.L.C. (Tenant), a Colorado limited liability company, as assigned to The Air & Pump Company on December 20, 1999 and renewed by RSC pursuant to the lease renewal notice dated June 28, 2001 (Property ID Number 292-01).

2.	Lease Agreement between Mary Louise Veatch, R. Kendal Veatch, Marilyn M. Veatch, Melvin T. Veatch, Jr. and Kathleen O. Veatch (Lessor) and Danville Rental and Services, Inc. (Lessee) dated May 1, 1988, as assigned to Rental Service Corporation USA, Inc. on May 3, 2000 and renewed by RSC on February 13, 2003 and January 20, 2005 (Property ID Number 378-02).

3.	Commercial Lease Agreement between Peter E. and Kathryn R. Melsted (Lessor) and JDW Enterprises, Inc. (Lessee) dated November 1, 1995, as amended on March 14, 2005 (Property ID Number 392-01).

4.	Sublease Agreement between JDW Enterprises, Inc. dba Valley Rentals (Sublessor), an Arizona corporation, and Peter E. and Kathryn R. Melsted (Lessor) and RSC Center, Inc. (Sublessee), a Texas corporation, dated February 2, 1998, as amended on July 10, 2000, October 24, 2002 and March 13, 2003 (Property ID Number 397-01).

5.	Lease Agreement between Century 21 Cox Realty (Lessor) and Prime Service (Lessee) dated December 1, 1994 (Property ID Number 527-01).

6.	Lease Agreement between Clementina LTD (Lessor) and Prime Service, Inc., a Delaware corporation (Lessee), as amended on October 4, 2002 (Property ID Number 550-01).

7.	Lease Agreement between Simas Floor Company, Inc., Money Purchase Pension Plan & Trust (Lessor) and RSC (Lessee) dated September 25, 2001, as amended on January 24, 2006 (Property ID Number 554-01).

8.	Lease Agreement between Clementina Refinery Services and Anne Cleary Kerns, L.L.C. dated November 20, 1997, as assigned to Prime Service, Inc. pursuant to Assignment of Lease dated November 21, 1997 and modified pursuant to Modification Agreement entered into between Anne Cleary Kerns, L.L.C. and RSC, successor to Clementina Refinery Services, dated September 5, 2003 (Property ID Number 556-01).

9.	Lease Agreement between Tulloch Construction, Inc., a California corporation (Lessor), and Prime Service, Inc., a Delaware corporation (Lessee), dated June 9, 1998, as amended on September 16, 2005 (Property ID Number 557-01).

Schedule 4.4
to Credit Agreement
10.	Lease Agreement between Four Square Development Company, a Washington partnership (Lessor), and Alpine Equipment Rentals & Supply Company Inc., a Washington corporation (Lessee), dated November 1, 1991, as amended on July 29, 1996, renewed by RSC, successor to Alpine Equipment Rentals & Supply Company, Inc., on April 5, 2002, and amended on May 17, 2002 and March 21, 2006 (Property ID Number 561-01).

11.	Lease Agreement between B&B Properties (Landlord), a Washington partnership, and Prime Service, Inc. (Tenant), a Delaware corporation, dated November 4, 1998, as renewed by RSC, successor to Prime Service, Inc., on August 10, 2001, and amended on April 7, 2002 (Property ID Number 563-01).

12.	Lease Agreement between Harold E. Stack (Lessor) and Alpine Equipment Rentals and Supply Company, Inc. (Lessee) dated April 22, 1990, as renewed on November 30, 1995, assigned to Primeco, Inc. pursuant to Lessor’s Consent dated July 25, 1996, amended on July 5, 2000, July 29, 2002 and January 14, 2004 and renewed on June 30, 2005 (Property ID Number 565-01).

13.	Commercial Lease Agreement between John V. and Claudette S. Gubrud (Lessor) and Alpine Equipment Rentals and Supply Company, Inc. (Lessee) dated May 15, 1995, as assigned to Primeco Inc. pursuant to Lessor’s Consent dated July 25, 1996, amended and extended on July 16, 1999 and renewed by RSC on January 28, 2005 (Property ID Number 566-01).

14.	Commercial Building Lease Agreement between Louisville Regional Airport Authority and RSC dated May 21, 2004 (Property ID Number 730-01).

15.	Lease Agreement between The Prudential Insurance Company of America, a New Jersey corporation (Lessor), and Primeco, Inc., dated August 7, 1992, as amended on August 6, 1996, September 26, 1996, January 27, 1998 and November 3, 2000 (Property ID Number 981-04).

16.	Master Lease Agreement No 00228 dated July 16, 2003 between the Company and Bay4 Capital LLC.

17.	Lease Agreement between Mosak Properties LLC (Assignee/Landlord), a Delaware limited liability company and Rental Service Corporation (Tenant), dated November 4, 2004 (Property ID Number 354-02).

18.	Lease Agreement between Amtel, Inc. (Landlord), a South Carolina corporation, and Prime Service, Inc (Tenant), a Delaware corporation, dated March 23, 1998 (Property ID 478-02).

19.	Industrial Lease Agreement between Partnership 221 (Landlord), a New Mexico limited liability company, and Zuni Rental Enterprises, L.L.C. (Tenant), a Colorado limited liability company, as assigned to The Air & Pump Company on December 2, 1997 and

Schedule 4.4
to Credit Agreement
renewed by RSC pursuant to the lease renewal notice dated June 28, 2001 and August 18, 2006 (Property ID Number 293-01).

20.	Applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Schedule 4.8
to Credit Agreement
Schedule 4.8: Real Property
I(a) Owned Real Property

	State	City	Address	Zip Code
1.	Florida	Ft. Pierce	3019 S. US Highway 1	34982
2.	Florida	Pensacola	5580 N. Pensacola Boulevard	32505
3.	Iowa	Muscatine	1303 Washington Street	52761
4.	North Carolina	Winston-Salem	3800 N. Patterson Avenue	27105
5.	Texas	Wichita Falls	1113 Sheppard Access Road Coded	76306
I(b) Leased Real Property

Store	Region	Property
#	#	ID#	Address	City	State
1	9	R-001-01	4915 101st Avenue	Edmonton	AB
2	9	R-002-01	5518 50th Avenue	Bonnyville	AB
4	9	R-004-01	15730 118th Ave.	Edmonton	AB
6	9	R-006-02	275 MacAlpine Crescent	Fort McMurray	AB
6	9	R-006-03	265 MacAlpine - (lot lease)	Fort McMurray	AB
7	9	R-007-02	2181 Premier Way, #244	Sherwood Park	AB
8	9	R-008-04	2921 Millar Avenue	Saskatoon	SK
9	9	R-009-01	235 McDonald St. North	Regina	SK
10	9	R-010-02	3639 8th Street SE	Calgary	AB
11	9	R-011-02	6734 65th Avenue	Red Deer	AB
12	9	R-012-01	3915 38th Street	Whitecourt	AB
13	9	R-013-01	59 17th Street West	Prince Albert	SK
14	3	R-014-01	2136 W. Beaver Street	Jacksonville	FL
15	3	R-015-01	8618 Philips Highway	Jacksonville	FL
16	7	R-016-01	3301 Cities Service Hwy.	Westlake	LA
18	2	R-018-01	911 South Loop West	Houston	TX
21	7	R-021-01	38385 Highway 30	Gonzales	LA
22	2	R-022-02	U.S. Highway 79 South OR 766 Highway 79 West	Buffalo	TX
26	7	R-026-03	8424 Hansen Rd	Houston	TX
27	2	R-027-02	3500 Ellen Trout Drive	Lufkin	TX
28	2	R-028-01	1419 FM 1845	Longview	TX
31	2	R-031-01	2301 S. Texas Avenue	College Station	TX
32	2	R-032-02	820 Bus Hwy 30 E	Huntsville	TX
33	2	R-033-01	2700 W. Highway 290	Brenham	TX

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
34	2	R-034-01	5210 S. General Bruce	Temple	TX
36	2	R-036-01	3301 Interstate Hwy. 35 North	Round Rock	TX
38	3	R-038-01	On-Site facility at Chevron Products	Pascagoula	MS
39	7	R-039-01	750 Highway 61 North	Vicksburg	MS
40	7	R-040-01	585 S. Padre Island	Corpus Christi	TX
41	7	R-041-01	4330 Highway 80 West	Jackson	MS
42	7	R-042-01	5595 Highway 49 South	Hattiesburg	MS
43	9	R-043-03	19862 County Road 20	Foley	AL
44	7	R-044-02	227 Shelton Street	Columbus	MS
45	3	R-045-01	14144 66th Street N.	Largo	FL
46	3	R-046-01	6717 US Highway 19	Port Richey	FL
46	3	R-046-02	11507 U.S. 19 North	Port Richey	FL
48	3	R-048-01	3051 Hanson Street	Ft. Myers	FL
51	8	R-051-01	3180 Highway 20 West	Decatur	AL
52	3	R-052-02	3235 Veterans Circle	Trussville	AL
54	3	R-054-01	2123 Hamilton Rd.	La Grange	GA
55	3	R-055-01	2400 Whittlesey Road	Columbus	GA
56	3	R-056-01	1747 Warm Springs Rd.	Columbus	GA
57	3	R-057-01	2379 Bentcreek Road	Auburn	AL
57	3	R-052-02	1845 East Glen Avenue	Auburn	AL
58	3	R-058-01	35 Herring Road	Newnan	GA
59	3	R-059-01	6535 Bankhead Hwy.	Douglasville	GA
60	3	R-060-01	616 Hwy 138 S.W. - Combined location with RSC District
			Office #163 - Same Lease	Riverdale	GA
61	7	R-061-01	1214 Jefferson Road	Demopolis	AL
66	3	R-066-01	2750 Southside Drive	Tuscaloosa	AL
67	3	R-067-01	729 S. Westover Blvd.	Albany	GA
68	4	R-068-01	3521 Old Savannah Road.	Augusta	GA
69	8	R-069-01	4293 Highway 58	Chattanooga	TN
71	3	R-071-01	Lot 302 Highway 9	Cumming	GA
72	3	R-072-01	50 Trade Street	Bogart	GA
73	3	R-073-01	3297 Martha Berry Hwy.	Rome	GA
75	3	R-075-02	6575 Southern Boulevard	West Palm Beach	FL
77	3	R-077-01	1830 Mason Ave.	Daytona Beach	FL
80	8	R-080-02	43388 U.S. Highway 72	Stevenson	AL
81	8	R-081-01	3180 Leeman Ferry Rd.	Huntsville	AL
82	8	R-082-02	1512 E 2nd Street	Muscle Shoals	AL
99	6	R-099-01	6929 E. Greenway STE 200	Scottsdale	AZ

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
99	6	R-884-01	10822 E Fanfol Lane	Scottsdale	AZ
99	6	R-884-02	6633 E. Greenway Parkway, #2060	Scottsdale	AZ
100	6	R-100-01	407 S. Price Road	Tempe	AZ
107	7	R-107-01	11832 Lake Charles Highway	Leesville	LA
110	7	R-110-01	3612 Coliseum Blvd.	Alexandria	LA
111	7	R-111-01	333 Griffith Street	Pineville	LA
112	2	R-112-01	6230 Southwest Pkwy.	Wichita Falls	TX
113	2	R-113-02	2200 Falcon Rd	Altus	OK
113	2	R-113-03	3003 East Broadway Street	Altus	OK
115	7	R-115-02	4911 Highway 90 East	Broussard	LA
116	7	R-116-01	10606 E. Main St.	Houma	LA
118	7	R-118-01	68674 Hwy. 59	Mandeville	LA
119	7	R-119-01	5194 FM 1006	Orange	TX
120	7	R-120-01	201 Avenue F North	Bay City	TX
121	2	R-121-01	4542 IH 35	San Marcos	TX
122	2	R-122-01	1300 W. Central TX Expy.	Killeen	TX
126	2	R-126-02	29880 W IH-10	Boerne	TX
127	2	R-127-01	2225 Austin St	San Angelo	TX
130	7	R-130-01	80 Grady Road	Grenada	MS
131	5	R-131-01	6014 Forbing Road	Little Rock	AR
131	5	R-131-02	11618 Otter Creek South	Mabelvale	AR
132	5	R-132-01	6101 Forbing Road	Little Rock	AR
135	5	R-135-01	2600 W. Main	Jacksonville	AR
136	5	R-136-01	7217 Airways Road	Southaven	MS
138	7	R-138-01	3035 S. Frontage Road	Meridian	MS
139	5	R-139-01	2039 Fletcher Creek Road	Memphis	TN
139	5	R-139-03	Highway 70/Kirby-Whitten Road	Bartlett	TN
141	3	R-141-01	119 Doodle Avenue	Fort Walton Beach	FL
142	3	R-142-04	691 N.W. 31st Avenue	Pompano Beach	FL
143	3	R-143-03	2471 Smith Street	Kissimmee	FL
145	3	R-145-02	10247 Highway 84 East	Thomasville	GA
151	3	R-151-02	700 Enterprise Court	Montgomery	AL
152	3	R-152-02	1214 Hamrick Drive West	Oxford	AL
153	3	R-153-01	364 Highway 280	Alexander City	AL
154	3	R-154-02	3425 Napier Field Rd	Dothan	AL
156	3	R-156-01	1503 West 15th Street	Panama City	FL
157	3	R-157-01	140 Industrial Drive	Attalla	AL
159	3	R-159-01	1369 McCain Pkwy	Pelham	AL

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
160	3	R-160-01	135 Peachtree Road	Byron	GA
163	3	R-163-01	616 Hwy 138 S.W.: Combined location with RSC
			Store #060 - Same Lease	Riverdale	GA
165	3	R-165-01	1747 Warm Springs Rd. (same lease as store #56)	Columbus	GA
166	3	R-166-01	921 East Morris Street	Dalton	GA
167	3	R-167-02	323 South Houston Lake Road	Warner Robins	GA
169	8	R-169-03	5188 Eastgate Blvd	Lebanon	TN
170	8	R-170-01	1500 Fritz Street SE	Cleveland	TN
171	8	R-171-02	10639 Dutchtown Road	Knoxville	TN
173	8	R-173-01	6688 W. A. Johnson Hwy.	Morristown	TN
174	8	R-174-01	608 West Avenue	Crossville	TN
175	8	R-175-02	147 Jack Miller Boulevard	Clarksville	TN
176	8	R-176-03	301 Crutcher Street	Nashville	TN
177	8	R-177-01	1425 S. Church Street	Murfreesboro	TN
178	8	R-178-01	109 Century Court	Franklin	TN
180	4	R-180-01	709 Seaboard Street	Myrtle Beach	SC
184	3	R-184-01	132 Matthews Drive	Hilton Head	SC
188	4	R-188-01	4013 Highway 74 West	Monroe	NC
190	4	R-190-01	700 South 15th Avenue	Hopewell	VA
191	4	R-191-01	3925 Washington Blvd.	Baltimore	MD
193	4	R-193-01	11104 Industrial Road	Manassas	VA
195	4	R-195-01	9430 Early Drive	Hagerstown	MD
196	4	R-196-01	6778 Lincoln Hwy. West	Thomasville	PA
201	4	R-201-01	610 Pine Log Road	Aiken	SC
202	4	R-202-01	1201 Electric Road	Salem	VA
203	4	R-203-02	1570 Radford Road	Christiansburg	VA
204	4	R-204-01	8008 Dorchester Road	Charleston	SC
206	4	R-206-01	1303 Governor Court	Abingdon	MD
207	4	R-207-02	4620 Wedgewood Boulevard	Frederick	MD
210	8	R-210-01	3913 24th Street	Moline	IL
212	5	R-212-01	2021 NE Broadway	Des Moines	IA
213	5	R-213-01	5735 4th Street SW	Cedar Rapids	IA
214	8	R-214-01	4419 & 4375 Reas Bridge Road	Decatur	IL
216	8	R-216-01	1414 Triumph Drive	Urbana	IL
218	5	R-218-01	2325 SE 5th Street	Ames	IA
219	8	R-219-01	300 W. Chicago Ave.	E. Chicago	IN
221	5	R-221-01	3140 E. Kearney	Springfield	MO
223	2	R-223-03	3520 N. Perkins Road	Stillwater	OK

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
224	8	R-224-01	21600 Doral Road	Waukesha	WI
224	8	R-224-02	21650 Doral Road	Waukesha	WI
225	8	R-225-01	3736 11th Street	Rockford	IL
226	8	R-226-01	2201 East Higgins Road	ElK Grove Village	IL
230	5	R-230-02	6520 W. Barraque Street	Pine Bluff	AR
231	2	R-231-01	2022 Texas Blvd.	Texarkana	TX
232	5	R-232-01	1810 S. 8th Street	Rogers	AR
232	5	R-232-02	2505 N. 24th Street	Rogers	AR
233	5	R-233-01	2927 Browns Lane	Jonesboro	AR
235	5	R-235-01	931 S. Division Street	Blytheville	AR
235	5	R-235-02	4855 North County Road 773	Blytheville	AR
237	5	R-237-01	3004 S. Arkansas	Russellville	AR
238	5	R-238-01	3616 Towson Avenue	Fort Smith	AR
239	5	R-239-01	1800 Higdon Ferry Rd.	Hot Springs	AR
240	3	R-240-01	709 West Gaines St.	Tallahassee	FL
241	3	R-241-01	3655 N. Monroe St.	Tallahassee	FL
243	3	R-243-01	2445 Capital Circle NE	Tallahassee	FL
244	3	R-244-02	539 S.W. Arrowhead Terrace	Lake City	FL
245	3	R-245-02	4383 Inner Perimeter Road	Valdosta	GA
247	8	R-247-01	1610 W. Wisconsin Avenue	Appleton	WI
248	8	R-248-01	5814 Green Valley Road	Oshkosh	WI
249	2	R-249-01	3801 SE Nowata Road	Bartlesville	OK
249	2	R-249-02	Lot Next Door	Bartlesville	OK
250	5	R-250-01	2025 Westfield Avenue	Waterloo	IA
251	5	R-251-01	2809 Larson Street	LaCrosse	WI
252	5	R-252-03	1100 Vine Street	Hays	KS
254	4	R-254-02	7094 Truck World Blvd	Hubbard	OH
256	5	R-256-01	449 St. Ferdinand	Florissant	MO
257	5	R-257-01	1717 Ford Lane	St. Charles	MO
260	7	R-260-01	8500 W. Bay Road - On-site facility at Bayer	Baytown	TX
262	7	R-262-01	8280 Sheldon Road - On-site facility at Citgo	Channelview	TX
263	7	R-263-01	458 Plantation Drive, PMB 302 - On-site facility at Dow	Lake Jackson	TX
265	7	R-265-01	1790 Paris Road-Gate #3 - On-site facility at Mobile	Chalmette	LA
266	7	R-266-01	585 S. Padre Island - On-site facility at Koch	Corpus Christi	TX
267	7	R-267-01	3301 Cities Service Highway - On-site facility at Petro	Westlake	LA

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
268	8	R-268-01	300 W. Chicago Ave. - On-site facility at Amoco	E. Chicago	IN
271	8	R-271-01	Finley Island Road - On-site facility at Amoco Chemical	Decatur	AL
272	5	R-272-01	650 Industrial Road - Onsite facility at Cargill Plant	Blair	NE
274	8	R-274-03	6001 Atwood Drive	Richmond	KY
276	8	R-276-02	912 W Cumberland Gap Parkway	Corbin	KY
279	2	R-279-01	3212 Prairie Valley Road	Ardmore	OK
280	5	R-280-01	1401 W. Potter Ave	Kirksville	MO
280	5	R-280-02	3008 Baltimore Street	Kirksville	MO
281	5	R-281-02	5635 Highway 54	Osage Beach	MO
282	5	R-282-01	1226 E. 16th Avenue & 1508 13th Street E.	Hibbing	MN
283	5	R-283-01	325 S. Kansas Avenue	Liberal	KS
285	6	R-285-01	230394 Highland Road	Scottsbluff	NE
288	4	R-288-03	932 S. 13th Street	Harrisburg	PA
290	6	R-290-02	Airport Boulevard & 22nd Avenue	Aurora	CO
290	6	R-290-01	11250 East 40th Ave.	Denver	CO
291	6	R-291-01	1250 Zuni Street	Denver	CO
292	2	R-292-01	3900 Interstate 40 East	Amarillo	TX
293	2	R-293-01	317 Southeast Loop 289	Lubbock	TX
294	6	R-294-01	201 Juan Tabo NE	Albuquerque	NM
295	6	R-295-01	9170 Coors NW	Albuquerque	NM
296	6	R-296-01	2401 Menaul NE	Albuquerque	NM
297	5	R-297-02	3708 Arch Avenue	Grand Island	NE
298	5	R-298-01	11615 S. Rogers Road	Olathe	KS
299	5	R-299-02	1040 Burlington	Kansas City	MO
300	6	R-300-01	1429 E. Mulberry	Fort Collins	CO
301	6	R-301-01	481 West 84th Avenue	Thornton	CO
302	6	R-302-01	13109 N. Highway 85	Littleton	CO
303	6	R-303-01	2401 Steel Drive	Colorado Springs	CO
306	5	R-306-01	5101 East 63rd Street	Derby	KS
308	4	R-308-01	575 E. Exchange Street	Akron	OH
311	5	R-311-01	9707 E. Orme	Wichita	KS
312	5	R-312-02	9127 West Kellogg Drive	Wichita	KS
314	5	R-314-01	951 SE. Oldham Parkway	Lees Summit	MO
315	5	R-315-01	754 E. Young	Warrensburg	MO
315	5	R-315-02	611 Creach Drive (lot lease)	Warrensburg	MO

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
316	5	R-316-02	1606 Commerce Court	Columbia	MO
317	5	R-317-01	2805 Newman Road	Joplin	MO
318	2	R-318-01	2900 North Interstate Dr.	Norman	OK
319	5	R-319-02	3818 South Leonard Road	St. Joseph	MO
320	5	R-320-01	2340 Fernbrook Lane	Plymouth	MN
322	5	R-322-01	6740 Hudson Blvd.	Oakdale	MN
322	5	R-322-02	Hudson Blvd (lot lease)	Oakdale	MN
323	5	R-323-01	3750 Highway 13 West	Burnsville	MN
324	5	R-324-01	4201 West First Street	Duluth	MN
325	5	R-325-02	8616 S. 135th Street	LaVista	NE
326	5	R-326-01	1821 Cornhusker Hwy.	Lincoln	NE
326	5	R-326-02	1830 Yolande (lot lease)	Lincoln	NE
327	8	R-327-01	4117 W. Mount Pleasant	West Burlington	IA
328	8	R-328-01	2700 S. 17th Street	Clinton	IA
330	5	R-330-01	3020 Highway 63 North	Rochester	MN
331	2	R-331-01	810 Strong Highway	El Dorado	AR
332	2	R-332-01	8104 Northwest Expy.	Oklahoma City	OK
333	2	R-333-01	708 W. Elgin Street	Broken Arrow	OK
334	2	R-334-01	324 W. Memorial Rd.	Oklahoma City	OK
337	2	R-337-01	9222 East 21st Street	Tulsa	OK
338	2	R-338-01	10601 S. Memorial Dr.	Tulsa	OK
339	5	R-339-01	4609 Crossroads Ind. Blvd.	Bridgeton	MO
340	8	R-340-01	2701 South Main Street	Bloomington	IL
341	5	R-341-01	2050 Southern Expressway	Cape Girardeau	MO
342	5	R-342-02	3801 Maine Street	Quincy	IL
343	8	R-343-01	3161 Market Street	Green Bay	WI
344	8	R-344-01	26 Marsh Court	Madison	WI
345	8	R-345-01	5605 Mesker Street	Schofield	WI
346	8	R-346-01	2901 N. Peoria	Peru	IL
347	8	R-347-01	1845 East Lincoln Hwy.	DeKalb	IL
348	8	R-348-02	3407 N. Main Street	East Peoria	IL
350	4	R-350-01	1291 Medina Road	Medina	OH
352	5	R-352-01	307 North 14th Avenue	Dodge City	KS
353	7	R-353-01	1948 Cliff Gookin Blvd.	Tupelo	MS
354	8	R-354-02	22634 South Frontage Road West	Channahon	IL
355	5	R-355-01	3352 Southway Drive	St. Cloud	MN
357	8	R-357-02	1600 S. Dirksen Parkway	Springfield	IL
358	5	R-358-01	390 E. 12th Street	Dubuque	IA

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
359	5	R-359-02	5076 Mid America Court	Collinsville	IL
361	5	R-361-02	4258 3rd Avenue NW	Fargo	ND
361	5	R-361-03	3004 Thunder Road South	Fargo	ND
362	5	R-362-01	3620 North Lewis Avenue	Sioux Falls	SD
366	5	R-366-03	#48 Industrial Park Drive	Hollister	MO
367	5	R-367-02	174 Kenworth boulevard	Jackson	TN
369	5	R-369-02	31st St & Haskell Ave	Lawrence	KS
370	4	R-370-02	900 Basin Rd	New Castle	DE
371	4	R-371-02	1209 Marshall Avenue	Lancaster	PA
372	4	R-372-01	28587 Sussex Highway	Laurel	DE
374	4	R-374-01	8200 Cryden Way	Forestville	MD
376	3	R-376-02	392 North Expressway	Griffin	GA
377	3	R-377-01	16300 U.S. Highway 80 West	Statesboro	GA
378	8	R-378-01	530 South 4th Street	Danville	KY
378	8	R-378-02	528 S. 4th Street	Danville	KY
380	8	R-380-01	6270 N. Dixie Highway	Elizabethtown	KY
381	8	R-381-01	65 Sulphur Springs Rd.	Lebanon	KY
382	4	R-382-02	947 Route 22 East	Duncansville	PA
383	4	R-383-01	3883 Sweeten Creek Road	Arden	NC
388	8	R-388-02	970 Lovers Lane	Bowling Green	KY
390	6	R-390-02	115 E. Baseline Road (lot lease)	Gilbert	AZ
390	6	R-390-01	215 E. Baseline Road	Gilbert	AZ
391	6	R-391-01	1770 W. Prince Road	Tucson	AZ
392	6	R-392-01	3461 East Deuce of Clubs	Show Low	AZ
393	6	R-393-01	2224 NW Grand Avenue	Phoenix	AZ
394	6	R-394-01	648 East Fry Blvd.	Sierra Vista	AZ
395	6	R-395-02	1060 E. Highway 70	Safford	AZ
396	6	R-396-02	2020 US Highway 60	Globe	AZ
397	6	R-397-01	2323 West Hwy. 66	Gallup	NM
398	6	R-398-02	181 S. Browning Parkway	Farmington	NM
399	6	R-399-01	21445 North 27th Ave.	Phoenix	AZ
400	6	R-400-01	814 N Santa Fe Ave.	Pueblo	CO
401	6	R-401-01	2251 Downhill Drive	Steamboat Springs	CO
402	6	R-402-02	6921 East Cave Creek Road	Cave Creek	AZ
403	6	R-403-02	Lots C-5 & C6 Del Camino Rd.	Santa Fe	NM
403	6	R-403-01	2707 Cerrillos	Santa Fe	NM
404	6	R-404-01	125 8th Ave.	Greeley	CO
405	6	R-405-02	1437 Hwy 70 West	Alamogordo	NM

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
408	6	R-408-01	18810 Longs Way	Parker	CO
409	6	R-409-01	1045 Chambers Ave. Lot C-11	Eagle	CO
410	6	R-410-01	709 West Lincolnway	Cheyenne	WY
411	6	R-411-01	11039 N. Cave Creek Road	Phoenix	AZ
412	6	R-412-02	6363 E. 2nd Street	Prescott Valley	AZ
413	6	R-413-01	1429 North Pinal Avenue	Casa Grande	AZ
414	6	R-414-01	2372 E. Main Street	Montrose	CO
415	6	R-415-02	0112 Summit County Road #450	Breckenridge	CO
415	6	R-415-01	116 Country Road 450 (lot lease)	Breckenridge	CO
416	6	R-416-01	249 Adams Avenue	Silverthorne	CO
418	6	R-418-02	955 Valley St	Colorado Springs	CO
419	6	R-419-01	900 S. Sunset Road	Longmont	CO
420	6	R-420-01	650 S. 11th Street	Gunnison	CO
421	4	R-421-01	1000 Halstead Boulevard	Elizabeth City	NC
422	5	R-422-01	2120 E. 4th Street	North Platte	NE
423	5	R-423-01	915 Enoch Lane	Manhattan	KS
424	5	R-424-02	U.S. Highway 60 / 3525 Park Avenue	Peducah	KY
426	3	R-426-01	725 S.E. Monterey Road	Stuart	FL
426	3	R-426-02	705 S.E. Monterey Road	Stuart	FL
427	4	R-427-01	1090 & 1094 Mantua Pike, Rt 45	Wenonah	NJ
429	8	R-429-01	5809 Highway 8 West	Rhinelander	WI
431	4	R-431-01	2402 Highway 72/221 E. Brickyard Rd.	Greenwood	SC
432	8	R-432-02	800 Boone Station Rd	Johnson City	TN
434	8		I S G Indiana Harbor Inc - On-site facility at LTV Steel	East Chicago	IN
435	6	R-435-02	3380 St. Rose Parkway	Henderson	NV
437	6	R-437-01	3685 South Winchester Road	Apache Junction	AZ
438	7	R-438-01	307 Industrial Park Rd.	Starkville	MS
438	7	R-438-02	Highway 25 Bypass at Reed Road	Starkville	MS
439	6	R-439-01	3233 Cy Avenue	Casper	WY
442	4	R-442-01	9801 Nokesville Road (Showroom)	Manassas	VA
443	4	R-443-02	4616 Lassen Lane	Fredericksburg	VA
444	4	R-444-01	1961 S. Loudoun Street	Winchester	VA
446	4	R-446-01	1308 Horner Road	Woodbridge	VA
447	4	R-447-01	2413 London Bridge Road	Virginia Beach	VA
447	4	R-447-02	Lot 28 @ Squadron Court & Taylor Farm Road	Virginia Beach	VA
448	7		2200 Old Spanish Trail - On-site facility located at Conoco	Westlake	LA

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
449	4	R-449-01	249 E. Shirley Avenue	Warrenton	VA
451	3	R-451-02	1026 South Memorial Drive	Prattville	AL
452	7		Ppg - 1300 Ppg Drive - On-site facility located at PPF	Westlake	LA
454	4	R-454-03	161 Charles Street	Harrisonburg	VA
456	1	R-456-01	210 N. Wood Drive	Camarillo	CA
457	4	R-457-01	1400 Bluff Road	Columbia	SC
458	4	R-458-02	13710 Booker T. Washington Highway	Moneta	VA
459	4	R-459-02	181 Oak Carriage Dr.	Lewisburg	WV
460	4	R-460-01	319 Oakvale Road	Princeton	WV
462	4	R-462-03	309 North Eisenhower Drive	Beckley	WV
462	4	R-462-01	309 North Eisenhower Drive	Beckley	WV
462	4	R-462-02	307 N Eisenhower Dr (Lots 2 & 3)	Beckley	WV
463	4	R-463-02	315 West Main Street	Charlottesville	VA
463	4	R-463-03	Meade Street - lease out for signing	Charlottesville	VA
464	4	R-464-03	2787 Simmons Drive	Cloverdale	VA
465	4	R-465-01	6710-6720 Everglades Drive	Richmond	VA
465	4	R-465-02	6725 Atmore Drive - Adjacent lot	Richmond	VA
466	4	R-466-01	8405 Brook Road	Glen Allen	VA
466	4	R-466-02	8401 Brook Road	Glen Allen	VA
472	4	R-472-05	3022 Griffith St	Charlotte	NC
473	4	R-473-01	105 Swing Road	Greensboro	NC
474	4	R-474-01	5600 Chapel Hill Road	Raleigh	NC
475	8	R-475-02	4311 North Mayflower Road	South Bend	IN
476	4	R-476-01	1000 Woodruff Road	Greenville	SC
477	4	R-477-01	2841 Azalea Drive	Charleston	SC
478	4	R-478-02	910 Riverview Road	Rock Hill	SC
479	4	R-479-01	1020 N. Front Street	Wilmington	NC
480	4	R-480-02	141 Sweeten Creek Road	Asheville	NC
482	3	R-482-02	1000 Chatham Parkway North	Savannah	GA
485	8	R-485-01	1830 Foreman Drive	Cookeville	TN
486	3	R-486-01	229 Hurricane Shoals Road	Lawrenceville	GA
487	3	R-487-02	1950 Guffin Lane	Marietta	GA
489	1	R-489-01	7920 N.E. St. Johns Rd.	Vancouver	WA
489	1	R-489-02	7920 NE St. Johns Rd - (Lot Lease)	Vancouver	WA
490	5	R-490-02	4016 Highway Boulevard	Spencer	IA
493	8	R-493-01	1006 S. Division Avenue	Grand Rapids	MI
493	8	R-493-02	5135 68th Street SE	Grand Rapids	MI
494	4	R-494-01	229 Center Street	Jacksonville	NC

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
495	2	R-495-02	32000 SH #249	Pinehurst	TX
497	3	R-497-01	1008 Commercial St	Brunswick	GA
500	1	R-500-01	5800 Armada Drive, #210	Carlsbad	CA
501	5	R-501-01	1500 S. Broadway	Salina	KS
502	6	R-502-01	1450 Coffeen Avenue	Sheridan	WY
505	1	R-505-02	520 E. LaCadena Drive	Riverside	CA
506	1	R-506-01	4117 Rosedale Highway	Bakersfield	CA
508	1	R-508-01	2900 E. Spring Street	Long Beach	CA
511	1	R-511-02	28377 Felix Valdez Avenue	Temecula	CA
512	1	R-512-01	220 North Johnson Avenue	El Cajon	CA
513	1	R-513-01	1000 S. Grand Avenue	Santa Ana	CA
521	6	R-521-01	5300 E. Railhead Avenue	Flagstaff	AZ
521	6	R-521-02	Huntington Drive	Flagstaff	AZ
523	6	R-523-01	2900 Highway #95	Bullhead City	AZ
523	6	R-523-02	Silvercreek Road	Bullhead City	AZ
524	6	R-524-02	1968 Acoma Boulevard	Lake Havasu City	AZ
527	6	R-527-01	2720 E 16th Street (Hwy 95)	Yuma	AZ
528	6	R-528-01	2781 W. 2100 South	West Valley City	UT
550	1	R-550-01	2177 Jerrold Avenue	San Francisco	CA
552	1	R-552-01	2150 O'Toole Avenue	San Jose	CA
554	1	R-554-01	4635 Power Inn Road	Sacramento	CA
555	1	R-555-02	3333 South Highway 99	Stockton	CA
556	1	R-556-02	4030 Pacheco Boulevard	Martinez	CA
557	1	R-557-01	8001 Oakport Street	Oakland	CA
558	4	R-558-01	1049 S. McCord Road	Holland	OH
559	1	R-559-01	501 South Main	Ellensburg	WA
560	1	R-560-01	1210 W. Broadway	Moses Lake	WA
561	1	R-561-01	2302 East "Q" Street	Tacoma	WA
562	1	R-562-02	2810 Highland Avenue	Everett	WA
563	1	R-563-01	9045 Willows Road	Redmond	WA
565	1	R-565-01	5421 1st Avenue South	Seattle	WA
565	1	R-565-03	S. Dawson St. (lot lease)	Seattle	WA
566	1	R-566-01	1301 East College Way	Mt Vernon	WA
569	1	R-569-02	1385 SE Amber Road	Clackamus	OR
570	1	R-570-01	61530 S. Highway 97	Bend	OR
572	1	R-572-01	2333 S. Hwy 97	Redmond	OR
573	1	R-573-01	2661 N.W. Stephens Street	Roseburg	OR
575	1	R-575-01	915 E. Elm Avenue	Hermiston	OR

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
578	1	R-578-01	1819 Highway 101 South	Coos Bay	OR
579	1	R-579-01	3344 Washburn Way	Klamath Falls	OR
581	1	R-581-01	2100 Hwy 99N	Eugene	OR
583	1	R-583-01	3092 Silverton Road	Salem	OR
601	9	R-601-03	705 Laval Crescent	Kamloops	BC
602	9	R-602-01	2230-9th Avenue	Medicine Hat	AB
604	9	R-604-01	1405 33 Street N.	Lethbridge	AB
605	9	R-605-01	5114 62nd Street	Lloydminster	AB
605	9	R-605-02	6205 51st Avenue (lot lease)	Lloydminster	AB
608	9	R-608-01	1905 Merivale Rd.	Nepean	ON
609	9	R-609-02	47 Cardico Drive, Unit 2	Gormley	ON
613	3	R-613-01	3110 Winter Lake Road	Lakeland	FL
614	3	R-614-01	3635 Hwy. 98 N.	Lakeland	FL
616	3	R-616-01	5907 E. Adamo Drive	Tampa	FL
617	3	R-617-01	1835 N. Washington Blvd.(Hwy301)	Sarasota	FL
618	3	R-618-02	907 East Canal Street	Mulberry	FL
620	4	R-620-02	200 S. LaSalle Street	Durham	NC
622	3	R-622-02	4201 L.B. McLeod	Orlando	FL
623	3	R-623-02	10230 Logan Cline Drive	Gulfport	MS
624	9	R-624-01	850 High St	Moose Jaw	SK
627	4	R-627-01	723 Hwy. 29 North	Concord	NC
629	4	R-629-01	602 Copeland Drive	Hampton	VA
630	3	R-630-01	2613 Orlando Drive	Sanford	FL
631	4	R-631-01	6133 Murchison Road	Fayetteville	NC
631	4	R-631-02	4301 Murchison Road	Fayetteville	NC
633	4	R-633-01	342 & 344 Plaza Drive, Hwy 150	Mooresville	NC
633	4	R-633-02	505 East Plaza Drive	Mooresville	NC
635	9	R-635-01	1375 Vernon Drive	Vancouver	BC
641	3	R-641-02	100 Weber Ave & Hwy 44	Leesburg	FL
642	3	R-642-02	2850 W. State Road 520	Cocoa	FL
644	3	R-644-01	355 5th Street SW	Winter Haven	FL
650	2	R-650-01	12997 North Freeway	Ft Worth	TX
651	2	R-651-01	300 Lynbrook Boulevard	Shreveport	LA
653	2	R-653-01	737 East Main	Lewisville	TX
654	2	R-654-03	2728 Westmoreland	Dallas	TX
655	2	R-655-01	6931 Woodway Drive - bldg #3	Waco	TX
656	7	R-656-02	58020 Industrial Boulevard	Plaquemine	LA
657	7	R-657-02	2235 Highway 70	Donaldsonville	LA

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
659	2	R-659-01	1766 S. Treadaway	Abilene	TX
660	2	R-660-03	3301 North Garnett Road	Tulsa	OK
662	2	R-662-02	2420 Lee Boulevard	Lawton	OK
664	2	R-664-02	3595 FM 1960 West	Humble	TX
666	7	R-666-03	6952 & 6958 Airline Highway	Baton Rouge	LA
668	7	R-668-01	1444 W. Bank Expressway	Westwego	LA
668	7	R-668-02	1446 W. Bank Expressway	Westwego	LA
669	2	R-669-02	2809 West Kinglsey Road	Garland	TX
670	6	R-670-01	6914 Gateway East	El Paso	TX
672	7	R-672-01	11580 Chef Menteur Highway	New Orleans	LA
673	2	R-673-01	320 North Highway 67	Midlothian	TX
676	2	R-676-01	3101 South Prospect	Oklahoma City	OK
677	2	R-677-01	10300 I.H. 35 North	Austin	TX
681	2	R-681-02	East Ben 4811a/k/Chapman Lane a 3536 White	Austin	TX
682	4	R-682-01	3560 Young Place	Lynchburg	VA
683	4	R-683-01	944 Manifold Rd	Washington	PA
684	1	R-684-01	19091 Hwy #33 - On-Site Trailer at AERA Energy	McKittrick	CA
686	1	R-686-01	421 S. Wenatchee Blvd.	Wenatchee	WA
687	1	R-687-02	5414 South Peach Avenue	Fresno	CA
688	5	R-688-01	c/o Shell Oil-Purchasing Warehouse, Rt. 111 - On-site
			facility at Shell Oil	Roxana	IL
689	2	R-689-02	1533 N. McDonald	McKinney	TX
691	2	R-691-01	5120 Wurzbach Road	San Antonio	TX
692	2	R-692-03	5333 E. Houston	San Antonio	TX
692	2	R-692-02	5333 E. Houston (lot lease)	San Antonio	TX
694	3	R-694-03	4226 Halls Mill Road	Mobile	AL
694	3	R-694-02	4226 Halls Mill Road - Small yard and shed adjacent to store	Mobile	AL
697	7		1008 E. Ashley Wilson Road - On-site facility at Sweeny	Sweeny	TX
703	3	R-703-02	7907 Baseline Court	Tampa	FL
704	3	R-704-02	327 Thorpe Road	Orlando	FL
706	3	R-706-02	5260 Truman Drive	Decatur	GA
707	3	R-707-01	4111 Pinson Valley Parkway	Birmingham	AL
708	8	R-708-01	4300 Muhlhauser Road	Fairfield	OH
709	2	R-709-03	2201 Tin Top Road, #400	Weatherford	TX
710	8		3210 Watling Street - On-site facility -	East Chicago	IN
712	1	R-712-02	8450 Haddon Avenue	Sun Valley	CA

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
713	5	R-713-01	1790 Radisson Road NE	Blaine	MN
714	2		1000 South Pine - On-site facility at Conoco	Ponca City	OK
716	7	R-716-03	913 Chippewa Street	Baton Rouge	LA
717	9	R-717-01	396 McGregor Road, Unit A	Sarnia	ON
721	2	R-721-02	11003 Bissonnet	Houston	TX
721	2	R-721-03	2735 FM 2218	Rosenberg	TX
724	9		275 Macalpine Crescent - On-site facility.	Ft. McMurray	AB
726	2	R-726-02	2510 S. Main Street	Stafford	TX
727	2	R-727-02	12245 Veterans Memorial Pkwy	Houston	TX
727	2	R-727-03	Sprayberry Lane	Conroe	TX
730	8	R-730-01	3485 Roger E. Schupp Street	Louisville	KY
731	8	R-731-02	4828 Constellation Avenue	Evansville	IN
733	8	R-733-04	3660 Interchange Road	Columbus	OH
734	8	R-734-02	1677 Jaggie Fox Way	Lexington	KY
735	8	R-735-02	5773 Executive Boulevard	Huber Heights	OH
736	8	R-736-02	3805 S. Harding Street	Indianapolis	IN
739	8	R-739-02	1255 Bridgestone Parkway	LaVergne	TN
740	4	R-740-01	10840 Metromont Parkway	Charlotte	NC
741	4	R-741-01	4320 New Bern Avenue	Raleigh	NC
744	4	R-744-01	3501 Business Center Drive	Chesapeake	VA
747	5	R-747-01	1326 S. Bishop Avenue	Rolla	MO
749	2	R-749-01	3925 N. Cage Boulevard	Pharr	TX
750	2	R-750-01	1200 West Business 77	San Benito	TX
751	2	R-751-02	15210 FM 529 at Highway 6	Houston	TX
752	7	R-752-02	4225 College Street	Beaumont	TX
754	2	R-754-02	17700 Highway 3	Webster	TX
755	2	R-755-02	4900 E. Loop 820 South	Ft. Worth	TX
756	2	R-756-03	2727 Avenue K	Plano	TX
757	2	R-757-02	20202 Park Row	Katy	TX
759	7	R-759-01	824 S. Hwy 35 Bypass	Port Lavaca	TX
770	2	R-770-02	8200 East Freeway	Houston	TX
800	7	R-800-01	2500 W. Airline Highway	LaPlace	LA
804	7	R-991-02	8122 E. Paradise - Storage facility for Scottsdale corporate	Scottsdale	AZ
804	7	R-804-02	2011 Highway 288	Freeport	TX
804	7	R-804-03	2011 Highway 288	Freeport	TX
808	7	R-808-02	1635 Industrial PK Drive	Nederland	TX
815	7	R-815-02	4002 Texas Avenue	Texas City	TX

Schedule 4.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
822	8	R-822-01	5121 Maryland Way	Brentwood	TN
824	7	R-824-01	Highway 225 - Gate 19 - On-site facility at Shell	Deer Park	TX
825	7	R-825-03	8807 & 8787 Highway 225	LaPorte	TX
828	7	R-828-01	Hwy. 61 - Gate 44 - On-site facility at Shell	Norco	LA
829	7	R-829-01	602 Copper Road - On-site facility at BASF	Freeport	TX
832	7	R-832-01	Bufford St. Gate - On-site facility at Mobile	Beaumont	TX
834	7	R-834-01	P.O. Box 651 - On-site facility at Rohm & Haas	Deer Park	TX
836	7	R-836-01	8404 River Road - On-site - No Lease Agreement	Geismar	LA
973	4	R-973-00	500-C Clanton Rd	Charlotte	NC
976	5	R-976-01	3200 Harvor Lane	Plymouth	MN
981	2	R-981-04	16225 Park Ten Place - 200	Houston	TX
981	2	R-981-10	16225 Park Ten Place-110	Houston	TX
983	2	R-983-02	20150 Park Row, Unit #186 - Storage facility for corporate office	Katy	TX
TBD	1	TBD	W. Clearwater Avenue	Kennewick	WA
TBD	4	TBD	43461 Old Ox Road	Sterling	VA
TBD	1	TBD	Cabazon Avenue	Indio	CA
386	4	TBD	100 Liberty Lane	Chalfont	PA
TBD	9	TBD	5888 Shawson Drive - lease out for signature	Mississauga	ON
TBD	7	TBD	6311 Harborside Drive - lease out for signature	Galveston	TX

Schedule 4.9
to Credit Agreement
Schedule 4.9: Intellectual Property Claims
1.	Certain agreements with third parties require the consent of the other party to a change of ownership. In addition, unless RSC obtains a waiver, its development license agreement with Wynne Systems, Inc. to implement proprietary changes to our enterprise resource management software system can be terminated on six month’s notice as a result of the change in ownership. If RSC fails to obtain any required consent or waiver, the applicable third parties, including Wynne Systems, Inc. could seek to terminate their agreements with RSC, and, as a result, RSC’s ability to conduct its business could be impaired until RSC is able to enter into replacement agreements, which could result in a Material Adverse Effect on RSC’s results of operations or financial condition; provided, for the avoidance of doubt, that as of the Closing Date RSC believes no claim arising from failure to obtain such a consent or waiver from Wynn Systems, Inc. (i) has been filed or (ii) would result in a Material Adverse Effect.

Schedule 4.16
to Credit Agreement
Schedule 4.16: Subsidiaries

	Subsidiary’s		#of	Total
	Jurisdiction	DIrect Equity	Shares	Shares	Ownership	Pledged
Subsidiary	of Formation	Holder	Owned	Outstanding	Interest	(Y/N)
RSC Holdings III, LLC	Delaware	RSC Holdings II, LLC	N/A	N/A	100%	Y

Rental Service Corporation	Arizona	RSC Holdings III, LLC	1000	1000	100%	Y

Rental Service	Alberta,	Rental Service	1100	1100	100%	Y
Corporation of Canada Ltd.	Canada	Corporation

Schedule 4.24
to Credit Agreement
Schedule 4.24: Insurance

Line of Coverage	Policy Number	Carrier	Effective Date	Limits	Deductible
Boiler and Machinery	BM-21-7615A059-TIL-06	Travelers	6/1/2006-6/1/2007	$50,000,000 pd/bi BHMT	$5,000
		Property		& Drilling Solutions
				$25,000,000 pd/bi RSC
				$100,000,000 pd - all
				others,
				$100,000 bi - all others

Workers Compensation & Employers Liability	WC7-631-004250-036	Liberty Mutual	5/1/2006-5/1/2007	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000

Workers Compensation & Employers Liability	ELl-631-004250-266	Liberty Mutual	5/1/2006-5/1/2007	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000

Workers Compensation & Employers Liability	WA7-63D-004250-016	Liberty Mutual	5/1/2006-5/1/2007	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000

Automobile Liability	AS2-631-004250-026	Liberty Mutual	5/1/2006-5/1/2007	$2,000,000	$1,500,000 (per accident)

Workers Compensation & Employers Liability	WA7-63D-004250-186 RSC is the Insured	Liberty Mutual	5/1/2006-5/1/2007	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000

Automobile Liability	AS2-631-004250-166 RSC is the Insured	Liberty Mutual	5/1/2006-5/1/2007	$2,000,000	$1,500,000 (per accident)

Workers Compensation & Employers Liability	WC7-631-004250-196	Liberty Mutual	5/1/2006-5/1/2007	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000

Property	YU2-631-004250-115	Liberty Mutual	6/1/2005-6/1/2006	$125,000,000	$13,705

Boiler & Machinery	BM-21-7615A059-TIL-05	Travelers	6/1/2005-6/1/2006	$50,000,000 pd/bi BHMT & Drilling Solutions	$5,000
				$25,000,000 pd/bi
				RSC $100,000,000
				pd-all others,
				$100,000 bi - all others

Automobile Liability	AS2-631-004250-025	Liberty Mutual	5/1/2005-5/1/2006	$2,000,000	$1,500,000

Workers Compensation & Employers Liability	WC7-631-004250-195	Liberty Mutual	5/1/2005-5/1/2006	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000

Workers Compensation & Employers Liability	WA7-63D-004250-185	Liberty Mutual	5/1/2005-5/1/2006	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000

Workers Compensation & Employers Liability	WA7-63D-004250-015	Liberty Mutual	5/1/2005-5/1/2006	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000

Schedule 4.24
to Credit Agreement

Line of Coverage	Policy Number	Carrier	Effective Date	Limits	Deductible
Workers Compensation & Employers Liability	WC7-631-004250-035	Liberty Mutual	5/1/2005-5/1/2006	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000

Automobile Liability	AS2-631-004250-165	Liberty Mutual	5/1/2005-5/1/2006	$2,000,000	$1,500,000

Property	MCC-631-004250-114	Employers Ins. Co. of Wausau	5/1/2004-5/1/2005	$125,000,000	$13,705

Boiler & Machinery	BM-21-7615A059-TIL-04	Travelers	5/1/2004-5/1/2005	$100,000,000 pd/bi METCO	$10,000
				$25,000,000 pd/bi RSC
				$50,000,000 pd/bi BHMT &
				DS $100,000,000 pd - all
				others,
				$100,000 bi - all others

Automobile Liability	AS2-631-004250-164	Liberty Mutual	5/1/2004-5/1/2005	$5,000,000	$1,500,000

Workers Compensation & Employers Liability	WA7-63D-004250-014	Liberty Mutual	5/1/2004-5/1/2005	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000

Workers Compensation & Employers Liability	WA7-63D-004250-184	Liberty Mutual	5/1/2004-5/1/2005	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000

Automobile Liability	AS2-631-004250-024	Liberty Mutual	5/1/2004-5/1/2005	$2,000,000	$1,500,000

Mexican Automobile	THA14145	Seguros Comercial America	5/1/2004-5/1/2005	$25,000/$10,000/$10,000	Coll. 2% or min $200; comp - 4% or min $400

Boiler & Machinery	BM-21-7615A053-TIL-03	The Travelers Indemnity	6/1/2003-6/1/2004	$100,000,000 pd/bi METCO $25,000,000 pd/bi	$10,000
		Co of IL		RSC
				$50,000,000 pd/bi BHMT
				& DS
				$100,000,000 pd-all
				others,

Property	MCC-631-004250-113	Employers Ins. Co. of Wausau	6/1/2003-6/1/2004	$125,000,000	$12,500

General Liability	EB1-631-004250-213	Liberty Mutual	5/1/2003-5/1/2004	$1,000,000 per occ. $2,000,000 agg $1,000,000 SIR	$1,000,000

Workers Compensation & Employer’s	WC2-631-004250-163	Liberty Mutual	5/1/2003-5/1/2004	Statutory & $1,000,000/ $1,000,000/$1,000,000	$500,000
Liability

Automobile Liability	AS2-631-004250-163	Liberty Mutual	5/1/2003-5/1/2004	$5,000,000	$2,000,000

Excess Liability	QI09000657	St. Paul	5/1/2003-5/1/2004	$25,000,000 per occ. $25,000,000 agg	Excess of $75 million

Automobile Liability	AS2-631-00250-173	Liberty Mutual	5/1/2003-5/1/2004	$5,000,000	$2,000,000

Schedule 4.24
to Credit Agreement

Line of Coverage	Policy Number	Carrier	Effective Date	Limits	Deductible
Excess Liability	XCP G21741838	ACE American	5/1/2003-5/1/2004	$25,000,000 per occ. $25,000,000 agg	Excess of $50 million

Excess Liability	AEC 9373737 00	American	5/1/2003-5/1/2004	$25,000,000 per occ.	Excess of $25
		Guarantee &		$25,000,000 agg	milion
		Liability

Automobile Liability	AS2-631-004250-093	Liberty Mutual	5/1/2003-5/1/2004	$2,000,000	$2,000,000

Workers Compensation	WA2-63D-004250-183	Liberty Mutual	5/1/2003-5/1/2004	Statutory & $1,000,000/	$500,000
& Employer’s				$1,000,000/$1,000,000
Liability

Workers Compensation	WC2-631-004250-033	Liberty Mutual	5/1/2003-5/1/2004	Statutory & $1,000,000/	$500,000
& Employer’s				$1,000,000/$1,000,000
Liability

Automobile Liability	AS2-631-004250-023	Liberty Mutual	5/1/2003-5/1/2004	$2,000,000	$2,000,000

Workers Compensation	WA2-63D-004250-013	Liberty Mutual	5/1/2003-5/1/2004	Statutory & $1,000,000/	$500,000
& Employer’s				$1,000,000/$1,000,000
Liability

Mexican Auto	THA06494	Seguros	5/1/2003-5/1/2004	$25,000/$80,000/$10,000	Coll. 2% or min
		Comercial			$200; comp -4% or
		America			min $400

Commercial Umbrella	BE2860190	National Union	5/1/2003-5/1/2004	$25,000,000 per occ.	$10,000
		Fire Ins. Co		$25,000,000 agg

Workers Compensation	WA2-63D-004250-012	Liberty Mutual	5/1/2002-5/1/2003	Statutory & $1,000,000/	$50,000
& Employer’s				$1,000,000/$1,000,000
Liability

Workers Compensation	WC2-631-004250-032	Liberty Mutual	5/1/2002-5/1/2003	Statutory & $1,000,000/	$50,000
& Employer’s				$1,000,000/$1,000,000
Liability

Automobile Liability	AS2-631-004250-092	Liberty Mutual	5/1/2002-5/1/2003	$1,000,000	$150,000

Automobile Liability	AS2-631-004250-022	Liberty Mutual	5/1/2002-5/1/2003	$1,000,000	$150,000

Workers Compensation	WC2-631-004250-032	Liberty	5/1/2001-5/1/2002	Statutory & $1,000,000/	$50,000
& Employer’s				$1,000,000/$1,000,000
Liability

Workers Compensation	WC2-631-004250-031	Liberty Mutual	5/1/2001-5/1/2002	Statutory & $1,000,000/	$50,000
& Employer’s				$1,000,000/$1,000,000
Liability

Automobile Liability	AS2-631-004250-091	Liberty Mutual	5/1/2001-5/1/2002	$1,000,000	$150,000

Automobile Liability	AS2-631-004250-021	Liberty Mutual	5/1/2001-5/1/2002	$1,000,000	$150,000

Schedule 4.24
to Credit Agreement

	1st Named		Insurance
Policy #	Insured	Expiration	Program	Carrier	Limits	Deductible
GL5908357RA	Acme Holdings Inc.	7/1/1996	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	$2M xs $50K SIR	N/A

EAP14207766 (NP)	Rental Services Corp.	10/5/1993	RSC	VALIANT INSURANCE COMPANY	N/A	N/A

602NB1278 (NP)	Rental Services Corp.	10/5/1993	RSC	ST. PAUL FIRE & MARINE INS CO	N/A	N/A

502XA2633 (NP)	Rental Services Corp.	10/5/1993	RSC	ST. PAUL FIRE & MARINE INS CO	N/A	N/A

CK05502119 (NP)	Rental Services Corp.	12/2/1993	RSC	ST. PAUL FIRE & MARINE INS CO	N/A	N/A

CK05502301 (NP)	Rental Services Corp.	2/1/1994	RSC	ST. PAUL FIRE & MARINE INS CO	N/A	N/A

CK05502787 (NP)	Rental Services Corp.	10/5/1994	RSC	ST. PAUL FIRE & MARINE INS CO	N/A	N/A

CK05503020 (NP)	Rental Services Corp.	6/1/1994	RSC	ST. PAUL INSURANCE COMPANY, THE	N/A	N/A

CK05503706 (NP)	Rental Services Corp.	6/1/1995	RSC	ST. PAUL INSURANCE COMPANY, THE	N/A	N/A

86XN25150909 (NP)	Rental Services Corp.	7/1/1997	RSC	TRAVELERS INSURANCE CO	N/A	N/A

BE932-46-12 (NP)	Rental Services Corp.	7/1/1997	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	N/A	N/A

GL590-83-85 (NP)	Rental Services Corp.	7/1/1997	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	N/A	N/A

BE932-82-33 (NP)	Rental Services Corp.	1/31/1998	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	N/A	N/A

7FSJEX271T402 (NP)	Rental Services Corp.	11/31/1998	RSC	TRAVELERS INSURANCE CO	N/A	N/A

7976-41-68 (NP)	Rental Services Corp.	1/31/1998	RSC	CHUBB GROUP	N/A	N/A

GL1465570RA	Rental Services Corp.	11/31/1998	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	$2Mxs $50K SIR	N/A

Schedule 4.24
to Credit Agreement

	1st Named		Insurance
Policy #	Insured	Expiration	Program	Carrier	Limits	Deductible
BE3572687	Rental Services Corp.	2/11/999	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	$25M xs $2Mxs $50K SIR	N/A

GA6087168	Rental Services Corp.	2/1/1999	RSC	GULF INSURANCE CO	$25M xs $25M xs primary	N/A

79719400CAS	Rental Services Corp.	2/1/1999	RSC	CHUBB GROUP	$50M xs $50M xs primary	N/A

GL1466048RA	Rental Services Corp.	2/1/1999	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	$2M xs $50K N SIR	/A

RGMLA 2505672 (NP)	Rental Services Corp.	2/1/1999	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	N/A	N/A

RMGLA2506735 (NP)	Rental Services Corp.	2/1/2000	RSC	AMERICAN HOME ASSURANCE CO	N/A	N/A

BE3577613	Rental Services Corp,	2/1/2000	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	$50M xs $2Mxs $150K SIR	N/A

79719400 (NP)	Rental Services Corp.	2/1/2000	RSC	CHUBB GROUP	N/A	N/A

990501-0030 (NP)	Rental Services Corp.	5/1/2000	RSC	Industria Insurance Company Ltd.	N/A	N/A

990501-0030 (NP)	Rental Services Corp.	5/1/2001	RSC	Industria Insurance Company Ltd.	N/A	N/A

PLS2671978 (NP)	Rental Services Corp.	8/1/2001	RSC	AMERICAN INTERNATIONAL SPECIALTY LINES INS CO	N/A	N/A

990501-0030 (NP)	Rental Services Corp.	5/1/2002	RSC	Industria Insurance Company Ltd.	N/A	N/A

PLS267178 (NP)	Rental Services Corp.	12/1/2001	RSC	AMERICAN INTERNATIONAL SPECIALTY LINES INS CO	N/A	N/A

990501-0031 (NP)	Rental Services Corp.	5/1/2003	RSC	Industria Insurance Company Ltd.	N/A	N/A

KE1631004250223 (NP)	Rental Services Corp.	5/1/2004	RSC	LIBERTY MUTUAL INSURANCE CO	N/A	N/A

EBI-631-004250-213 (NP)	Rental Services Corp.	5/1/2004	RSC	LIBERTY MUTUAL INSURANCE CO	N/A	N/A

Schedule 4.24
to Credit Agreement

	1st Named		Insurance
Policy #	Insured	Expiration	Program	Carrier	Limits	Deductible
BE2860190 (NP)	Rental Services Corp.	5/1/2004	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	N/A	N/A

ACEC9373737-00 (NP)	Rental Services Corp.	5/1/2004	RSC	ZURICH AMERICAN INS. CO.	N/A	N/A

5376693 (NP)	Rental Services Corp.	5/1/2004	RSC	STARR EXCESS LIABILITY INS INTERNATIONAL LTD	N/A	N/A

01090000657 (NP)	Rental Services Corp.	5/1/2004	RSC	ST. PAUL INSURANCE COMPANY, THE	N/A	N/A

XCPG21741838 (NP)	Rental Services Corp.	5/1/2004	RSC	ACE AMERICAN INSURANCE CO.	N/A	N/A

01744ACE (NP)	Rental Services Corp.	5/1/2004	RSC	ACE BERMUDA INSURANCE LTD	N/A	N/A

STPBPD145SEU03 (NP)	Rental Services Corp,	5/1/2004	RSC	ST. PAUL (BERMUDA) LTD	N/A	N/A

HIP0200228 (NP)	Rental Services Corp.	5/1/2004	RSC	Hanseatic Insurance Company	N/A	N/A

RG2-631-004250-203 (NP)	Rental Services Corp.	5/1/2004	RSC	LIBERTY MUTUAL INSURANCE CO	N/A	N/A

ACEC9373737-00 (NP)	Rental Services Corp.	5/1/2005	RSC	ZURICH AMERICAN INS. CO.	N/A	N/A

XCPG21741838 (NP)	Rental Services Corp.	5/1/2005	RSC	ACE EUROPEAN MARKETS INS LTD	N/A	N/A

GL4570484RA	Rental Services Corp.	2/1/2000	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	$2M xs $150K SIR	N/A

EPA14207766 (NP)	Walker Jones Equipme	811711992	RSC	VALIANT INSURANCE COMPANY	$2 mm aggl$lmm	N/A
“each event
(per
occurrence)
limit”
Assumed

CK05501992	Walker Jones Equipme	10/5/1993	RSC	ST. PAUL FIRE & MARINE INS CO	$2mm aggl$1mm	N/A
“each event
(per
occurrence)
limit”

Schedule 5.1(e)
to Credit Agreement
Schedule 5.1(e): Closing Date Adjustments to EBITDA
None.

Schedule 5.1(g)
to Credit Agreement
Schedule 5.1(g): Lien Searches
I. List of all UCC and other filed security interests in the assets of Rental Service Corporation:

	REPORT/ INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	Fleet Leasing Corporation	11/20/2000 — 01146941	Specified equipment. (Lease number 14-1597102-000)

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Citicorp Del Lease, Inc.	11/20/2000— 01147412 Continuation: 06/02/2006 — 01147412	All of Debtor’s/Seller’s right, title and interest in, to and under each Retail Agreement sold from time to time to Secured Party/Buyer and all income and proceeds thereof and all property of whatever kind or nature which secures such Retail Agreement and all interests of Debtor/Seller therein.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Fleet Capital Leasing - Technology Finance	01/19/2001— 01157170	Specified equipment. (Lease number 14 — 1594059-000)

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Fleet Capital Leasing - Technology Finance	01/19/2001 — 01157171	Specified equipment. (Lease number 14 — 1594059-000)

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	02/16/2001 — 01160126	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

Schedule 5.1(g)
to Credit Agreement

	REPORT/ INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	02/16/2001 — 01160127	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	02/16/2001 — 01160128	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	IBM Credit Corporation	03/01/2001 — 01162516 Terminated:	All computer, information processing, and other peripheral equipment and goods wherever located (including additions, accessions, upgrades, and replacements)

Schedule 5.1(g)
to Credit Agreement

	REPORT/ INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
			10/10/2006 — 01162516	referenced on IBM Supplement #907540 dated 12/18/2000.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/05/2001 — 01163624	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/05/2001 — 01163625	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/05/2001 — 01163626	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Schedule 5.1(g)
to Credit Agreement

	REPORT/ INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/05/2001 — 01163627	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/06/2001 — 01163881	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/06/2001 — 01163882	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Schedule 5.1(g)
to Credit Agreement

	REPORT/ INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
Rental Service	10/23/2006 — AZ	John Deere	07/13/2001 —	As Amended (04/03/2006):
Corporation	Secretary of State	Construction Equipment Co. or Deere Credit, Inc. As Amended (04/04/2006): Deere & Company, Deere Credit, Inc. and/or John Deere Construction & Forestry Company	200111825399 Continuation: 04/03/2006 — 200111825399 Amendment: 04/03/2006 — 200111825399 Amendment:	All of debtor’s present and future goods, including equipment and inventory, financed or leased by secured party, together with (1) all attachments, accessories, components, repairs and improvements, (2) all accounts, general intangibles, contract rights and chattel paper relating thereto, and (3) all proceeds, including, without limitation, insurance, sale, lease and rental proceeds, and proceeds of proceeds.
04/04/2006 — 200111825399

Rental Service Corporation	10/23/2006 — AZ Secretary of State	JCB Inc.	10/04/2001 — 200111914933 Continuation: 04/12/2006 — 200111914933	All inventory consisting of new and used equipment, machines, products, attachments and parts manufactured or sold by JCB or carrying the JCB name or identification mark now or hereafter acquired by the Debtor from JCB and with respect to which the purchase price, finance charges or any related sums shall not have been paid in cash (including all accessions, replacements, additions and substitutions thereto); all leases, other

Schedule 5.1(g)
to Credit Agreement

	REPORT/ INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
chattel paper, accounts, contract rights, general intangibles, rentals, and other income related thereto and arising therefrom.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Dell Financial Services, L.P.	10/24/2001 — 200111941856 Continuation:	All computer equipment and peripherals (collectively “Equipment”) wherever located heretofore or hereafter leased to Lessee by Lessor.
09/29/2006 — 200111941856

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Young Electric Sign Company	01/15/2002 — 200212021415	Manufactured signs and accompanying equipment.
Termination:
02/07/2003 - 200212021415

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Allmand Bros., Inc.	01/25/2002 — 200212040656	All unpaid inventory and equipment manufactured by secured party and/or bearing any trademark or trade name of Allmand Bros., Inc. and financed by secured party and which remains unpaid, and all accounts, contract rights, chattel paper, documents, general intangibles and instruments arising from such inventories and equipment; whether now or after acquired.

Schedule 5.1(g)
to Credit Agreement

	REPORT/ INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	Citicorp Del Lease, Inc.	01/30/2002 — 200212043626	Specified equipment.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Citicorp Del Lease, Inc.	01/30/2002 — 200212043739	Specified equipment.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Deere Credit, Inc.	03/01/2002 — 200212076465 Termination (filed twice):	Inventory of Debtor financed or leased by Secured Party and its assigns now owned or existing, or hereafter arising or acquired by Debtor.
06/23/2006 — 200212076465
06/26/2006 — 200212076465

Rental Service Corporation	10/23/2006 — AZ Secretary of State	John Deere Construction and Forestry Company	03/01/2002 — 200212076501	Inventory of Debtor financed or leased by Secured Party and its assigns now owned or existing, or hereafter arising or acquired by Debtor.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	E-Z- O Division of Textron	11/25/2002- 200212423400	All personal property including equipment and inventory, wherever located, now or hereafter acquired, manufactured or

Schedule 5.1(g)
to Credit Agreement

	REPORT/ INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
		As amended (3/17/2003): Textron Financial Corporation	Amendment: 03/17/2003 — 200212423400	distributed by Textron Golf, Turf & Specialty Products, a division of Textron, Inc., all present and future attachments accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Howell Tractor & Equipment Co.	01/09/2003 — 200312463886	Specified equipment.

Termination:
02/03/2003 — 200312463886

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Information Leasing Corporation	02/06/2003 — 200312499173	Specified equipment (pursuant to Lease No.: 395140002).

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Inter- Tel Leasing Inc.	03/11/2003 — 200312535612	Specified equipment.
This filing is not a security transaction and is only intended to make the Rental a matter of public record.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Jim Kidwell Refrigeration Inc.	06/11/2003 — 200312653739	Specified equipment.

Rental Service Corporation	10/23/2006 — AZ	Bay4 Capital, LLC	10/17/2003 —	Specified equipment.

Schedule 5.1(g)
to Credit Agreement

	REPORT/ INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
	Secretary of State	Assigned to (01/13/2004): Skandinaviska	200312836525 Assignment:	Filing is for informational purposes only, pursuant to a Master Lease Agreement.
		Enskilda Banken	01/13/2004 — 200312836525

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Skandinaviska Enskilda Banken Assignor Secured Party: Bay4 Capital, LLC	10/17/2003 — 200312836536	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Bay4 Capital, LLC Assigned to (01/13/2004): Skandinaviska Enskilda Banken	11/13/2003 — 200312851728 Assignment: 01/13/2004 — 200312851728	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Bay4 Capital, LLC Assigned to (07/06/2004): Skandinaviska Enskilda Banken	01/21/2004 — 200412955496 Assignment: 07/06/2004 — 200412955496	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Schedule 5.1(g)
to Credit Agreement

	REPORT/ INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	Skandinaviska Enskilda Banken Assignor Secured Party: Bay4 Capital, LLC	01/29/2004 — 200412973501	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Skandinaviska Enskilda Banken Assignor Secured Party: Bay4 Capital, LLC	03/15/2004 — 200413051859	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Thompson Tractor Co., Inc.	03/29/2004 — 200413054852	Specified equipment and proceeds thereof.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Stovall & Co., Inc. Additional Secured Party: A.M.E.D.	03/19/2004 — 200413151236	All inventory and the proceeds therefrom, manufactured by Brown, Broilmaster, Interlube, Western Mfg., Handy Industries, Ground — Hog, Ransomes, Cushman, Ryan, Velke, Trucut, Trenchmaster, GrassGobbler, Hoffco, Maxim, Encore, and any/all Jacobsen Products, or other products, now owned or hereafter acquired from Stovall & Co., d/b/a A.M.E.D.

Schedule 5.1(g)
to Credit Agreement

	REPORT/INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	Bay4 Capital, LLC Partially Assigned to (08/20/2004):	06/23/2004 — 200413205913 Partial Assignment:	All present and future Goods, wherever located, leased by Bay4 Capital to Atlas Copco North America Inc. and any Additonal Customers pursuant to the Master Lease Agreement No. 00228 dated July 16, 2003.
		Skandinaviska Enskilda Banken	08/20/2004 — 200413205913	Filing is for informational purposes only. As described in the Partial Assignment (08/20/2004):
Partial Assignment with regard to all of the equipment and personal property under Lease Schedule No. 10 to the Master Lease Agreement No. 00228.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	FNF Capital, Inc.	01/18/2005 — 200513503494	Any and all equipment now or hereafter the subject of any lease agreement or lease schedule by and between the parties.

Filing is only intended to make the true lease a matter of public record.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	LES Schwab Warehouse Center, Inc.	03/01/2005 — 200513563509	All present and future products and goods and proceeds thereof, purchased by Debtor from Secured Party or any of its affiliated companies.

Schedule 5.1(g)
to Credit Agreement

	REPORT/INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	FNF Capital, Inc.	03/29/2005 — 200513581589	Equipment pursuant to Lease Agreement No. ATL112204, Lease Schedule No. 003.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	FNF Capital, Inc.	03/29/2005 — 200513581590	Equipment pursuant to Lease Agreement No. ATL112204, Lease Schedule No. 002.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Vermeer Sales & Service	04/26/2005 — 200513626107	Specified machinery and equipment.

Termination:
05/13/2005 — 200513626107

Rental Service Corporation	10/23/2006 — AZ Secretary of State	National City Commercial Capital Corporation	05/27/2005 — 200513666832	Specified equipment. Equipment is owned by the Secured Party and leased to the debtor under Lease No: 395140002R.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Skandinaviska Enskilda Banken Assignor Secured Party: Bay4 Capital, LLC	09/23/2005 — 200513813182	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ	Skandinaviska	03/17/2006 —	Specified equipment.

Schedule 5.1(g)
to Credit Agreement

	REPORT/INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
	Secretary of State	Enskilda Banken Assignor Secured Party: Bay4 Capital, LLC	200614098930	Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Skandinaviska Enskilda Banken Assignor Secured Party: Bay4 Capital, LLC	03/17/2006 — 200614098941	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	US Bank N.A. Assignor Secured Party: Kinetic Leasing, Inc.	05/31/2006 — 200614249659	Specified equipment pursuant to a Master Lease Agreement.

Filing is intended to comply with the requirements of the UCC in the event that it is determined that the Lease constitutes a security agreement thereunder.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Bay4 Capital, LLC Assignor Secured Party: Skandinaviska Enskilda Banken	06/28/2006 — 200614284367	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Schedule 5.1(g)
to Credit Agreement

	REPORT/INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	AT&T Capital Services, Inc.	08/17/2006 — 200614390117	Equipment provided to Lessee under Schedule No. 001 — 4056000 — 001.
Goods described as collateral are subject to a true lease; filing is a precaution pursuant to UCC section 9 — 505.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Ingersoll — Rand Company	08/28/2006 — 200614410349	A continuing, purchase money inventory security interest in and to all equipment purchased by RSC from Ingersoll- Rand Company and any of its divisions or subsidiaries to the extent such items of equipment have not been paid for, whether in the possession of RSC or rented or leased or otherwise in the hands of third parties.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Chesapeake Funding LLC	10/06/2006 - 200614459006	Specified equipment leased pursuant to the Lease Agreement dated 04/24/2000.

			Amendment: 10/25/2006 — 200614459006	Filing is precautionary in connection with a lease. As Amended:
Includes additional specified equipment pursuant to lease.

Schedule 5.1(g)
to Credit Agreement
II. List of all Tax and Federal Judgment Liens of Rental Service Corporation:

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Alabama*	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)		n/a

Alabama (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Alabama (Middle District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Alabama (Autauga County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Alabama (Baldwin County)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	n/a

Alabama (Calhoun County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Alabama (Colbert County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Alabama (Dale County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Alabama (Elmore County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Alabama (Etowah County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Alabama (Houston County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Alabama (Jackson County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Alabama (Jefferson County — Bessemer Div.)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Alabama (Jefferson County Birmingham Div.)*	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Alabama (Lee County)	Clear (10 years through 10/30/06	Clear (10 years through 10/30/06	Clear (10 years through 10/30/06	n/a

Alabama (Limestone County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Alabama (Madison County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Alabama (Marengo County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	1 Judgment Lien - 04/20/98 File No. Book 2-Mech Page 147	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Verified lien filed by Auto Beauty Shop of Alabama, Inc. against a 1998 Ford F Series owned by Rental Service Corporation to secure indebtedness in the amount of $2,679.31 for work performed and materials furnished to RSC.

(10 years through 11/2/06)

Alabama (Mobile County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Alabama (Montgomery County)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	n/a

Alabama (Morgan County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Alabama (Shelby County)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	n/a

Alabama (Talladega County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Alabama (Tallapoosa County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Alabama (Tuscaloosa county)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Arizona*	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)		Clear (10 years through 10/25/06)

Arizona (Cochise County)	Clear (10 years through 10/16/06)	Clear (10 years through 10/16/06)	Clear (5 years through 10/16/06)	n/a

Arizona (Coconino County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (5 years through 10/30/06)	n/a

Arizona (Gila County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (5 years through 10/24/06)	n/a

Arizona (Graham County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (5 years through 10/19/06)	n/a

Arizona (Maricopa County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (5 years through 10/25/06)	n/a

Arizona (Mohave County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (5 years through 11/1/06)	n/a

Arizona (Navajo County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (5 years through 10/19/06)	n/a

Arizona (Pima County)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (5 years through 10/23/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Arizona (Yavapai County)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (5 years through 10/23/06)	n/a

Arizona (Yuma County)	Clear (10 years through 10/16/06)	Clear (10 years through 10/16/06)	Clear (5 years through 10/16/06)	n/a

Arkansas*		Clear (10 years through 11/1/06)		n/a

Arkansas (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Arkansas (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Arkansas (Benton County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Arkansas (Craighead (Eastern District))	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Craighead (Western District))	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Garland County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Arkansas (Jefferson County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Mississippi - Chickasawba Dist.	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Mississippi - Osceola District	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Pope County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Pulaski County)*				n/a

Arkansas (Sebastian — Fort Smith District)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Arkansas (Sebastian - Southern District)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Arkansas (Union County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

California	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (5 years through 10/26/06)	n/a

California (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
California (Central District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

California (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

California (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

California (Alameda County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

California (Contra Costa County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

California (Fresno County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

California (Kern County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

California (Los Angeles County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

California (Orange County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
California (Riverside County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

California (Sacramento County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

California (San Diego County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

California (San Francisco County)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	n/a

California (San Joaquin County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

California (Santa Clara County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

California (Ventura County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Colorado*		Clear (10 years through 10/19/06)		Clear (10 years through 10/25/06)

Colorado (Adams County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (6 years through 10/30/06)	n/a

Colorado (Arapahoe County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (6 years through 10/19/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Colorado (Boulder County)	Clear (10 years through 10/21/06)	Clear (10 years through 10/21/06)	Clear (6 years through 10/21/06)	n/a

Colorado (Denver County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (6 years through 10/20/06)	n/a

Colorado (Douglas County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (6 years through 10/26/06)	n/a

Colorado (Eagle County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (6 years through 10/24/06)	n/a

Colorado (El Paso County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (6 years through 10/31/06)	n/a

Colorado (Gunnison County)	Clear (10 years through 10/13/06)	Clear (10 years through 10/13/06)	Clear (6 years through 10/13/06)	n/a

Colorado (Larimer County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (6 years through 10/30/06)	n/a

Colorado (Mesa County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (6 years through 11/2/06)	n/a

Colorado (Montrose County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (6 years through 10/24/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Colorado (Pueblo County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (6 years through 10/25/06)	n/a

Colorado (Routt County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (6 years through 10/25/06)	n/a

Colorado (Summit County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (6 years through 10/31/06)	n/a

Colorado (Weld County)	Clear (10 years through 10/8/06)	Clear (10 years through 10/8/06)	Clear (6 years through 10/8/06)	n/a

Delaware*		Clear (10 years through 10/17/06)		Clear (10 years through 10/25/06)

Delaware (New Castle County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Delaware (Sussex County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Florida*		Clear (10 years through 10/06/06)	Clear (10/1/01 - 10/26/06)	n/a

Florida (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Florida (Middle District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Florida (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Florida (Bay County)	Clear (20 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Florida (Brevard County)	Clear (20 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Florida (Broward County)	Clear (20 years through 10/10/06)	Clear (10 years through 10/10/06)	Clear (10 years through 10/10/06)	n/a

Florida (Columbia County)	Clear (20 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Florida (Duval County)	Clear (20 years through 10/12/06)	Clear (10 years through 10/12/06)	Clear (10 years through 10/12/06)	n/a

Florida (Escambia County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Florida (Hillsborough County)	Clear (20 years through 10/16/06)	Clear (10 years through 10/16/06)	Clear (10 years through 10/16/06)	n/a

Florida (Lake County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Florida (Lee County)	Clear (20 years through 10/17/06)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	n/a

Florida (Leon County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Florida (Martin County)	Clear (20 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Florida (Okaloosa County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Florida (Orange County)	Clear (20 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Florida (Osceola County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Florida (Palm Beach County)	Clear (20 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Florida (Pasco County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Florida (Pinellas County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Florida (Polk County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Florida (Saint Lucie County)	Clear (20 years through 10/25/06)	Clear (10 years through 10/25/06)	1 Judgment Lien - File No. 2122175	n/a Clear (10 years through 10/25/06)

Small Claims Court, 19th Circuit of St. Lucie, Florida (02- SC- 002203 — Default Final Judgment

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
entered against RSC in favor of Freightliner Trucks of S Florida Inc in the amount of $3,677.61 plus court costs.

(10 years through 10/25/06)

Florida (Sarasota County)	Clear (20 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Florida (Seminole County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Florida (Volusia County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Georgia (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Georgia (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Georgia (Middle District)	n/a	n/a	n/a	Adversary Proceedings filed 3/29/00 (terminated 05/24/00) - Scott Stewart Broxson et al. v. Rental Service Corp. et al.

Complaint NOS 426 Dischargeability 523

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Ordered and adjudged that the obligations of the plaintiffs to the defendant is determined dischargeable in bankruptcy, that any judgment entered in favor of the defendant and against the plaintiffs is determined to have been in violation of the automatic stay in bankruptcy.

Georgia (Bulloch County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Georgia (Chatham County	Clear (7 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Georgia (Clarke County)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Georgia (Clayton County)	Clear (7 years through 10/17/06)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	n/a

Georgia (Cobb County)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Georgia (Coweta County)	Clear (7 years through 10/15/06)	Clear (10 years through 10/15/06)	Clear (10 years through 10/15/06)	n/a

Georgia (Dekalb County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Georgia (Dougherty County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Georgia (Douglas County)	Clear (7 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Georgia (Floyd County)	Clear (7 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Georgia (Forsyth County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Georgia (Glynn County)	Clear (7 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Georgia (Gwinnett County)	Clear (7 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

Georgia (Houston County)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Georgia (Lowndes County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Georgia (Muscogee County)	Clear (7 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Georgia (Oconee County)	Clear (7 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Georgia (Peach County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Georgia (Richmond County)	Clear (7 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Georgia (Spalding County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Georgia (Thomas County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Georgia (Troup County)	Clear (7 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Georgia (Whitfield County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Iowa*		Clear (10 years through 10/19/06)

Iowa (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Iowa (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Iowa (Black Hawk County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Iowa (Clay County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Iowa (Clinton County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Iowa (Des Moines County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Iowa (Dubuque County Iowa)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Iowa (Linn County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Iowa (Muscatine County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Iowa (Polk County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Iowa (Story County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Illinois*		Clear (10 years through 11/1/06)		n/a

Illinois (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Illinois (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Illinois (Central District)	n/a	n/a	n/a	Adversary Proceedings filed 8/13/01 (terminated 10/04/01) - Jumers Castle Lodge Incorporated v. Rental Service Corporation.

Complaint NOS 454 Recover Money/Property Filing Fee.

Defendant did not answer or plead to the complained filed by plaintiff. Judgment is entered as follows against defendant:

1) the sum of $4,607.30;

2) post judgment interest is to accrue on said award at the rate of 3.44% per annum.

Illinois (Adams County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (7 years through 10/27/06)	n/a

Illinois (Champaign County)	Clear (20 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Illinois (Cook County)	Clear (20 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (7 years through 10/23/06)	n/a

Illinois (De Kalb County)	Clear (20 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (7 years through 11/2/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Illinois (Du Page County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Illinois (Grundy County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Illinois (La Salle County)	Clear (20 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Illinois (Macon County)	Clear (20 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (7 years through 10/31/06)	n/a

Illinois (Madison County)	Clear (20 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (7 years through 10/31/06)	n/a

Illinois (Mclean County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Illinois (Rock Island County)	Clear (20 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (7 years through 11/3/06)	n/a

Illinois (Saint Clair County)	Clear (20 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Illinois (Sangamon County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (7 years through 10/27/06)	n/a

Illinois (Tazewell County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (7 years through 11/1/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Illinois (Will County)	Clear (20 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (7 years through 10/24/06)	n/a

Illinois (Winnebago County)	Clear (20 years through 9/19/06)	Clear (10 years through 9/19/06)	Clear (7 years through 9/19/06)	n/a

Indiana (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Indiana (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Indiana (Lake County)	Clear (10 years through 8/31/06)	Clear (10 years through 8/31/06)	Clear (10 years through 8/31/06)	n/a

Indiana (Marion County)	Clear (10 years through 10/18/06)	Clear (10 years through 10/18/06)	Clear (10 years through 10/18/06)	n/a

Indiana (Vanderburgh County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Indiana (St. Joseph County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Kansas*		Clear (10 years through 10/30/06)		Clear (10 years through 10/25/06)

Kansas (Douglas County)*				n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Kansas (Ellis County)	Clear (7 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (7 years through 11/1/06)	n/a

Kansas (Ford County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Kansas (Johnson County)	Clear (7 years through 10/29/06)	Clear (10 years through 10/29/06)	Clear (7 years through 10/29/06)	n/a

Kansas (Pottawatomie County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Kansas (Riley County)	Clear (7 years through 11/02/06)	Clear (10 years through 11/02/06)	Clear (7 years through 11/02/06)	n/a

Kansas (Saline County)	Clear (7 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (7 years through 10/27/06)	n/a

Kansas (Sedgwick County)	Clear (7 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (7 years through 10/24/06)	n/a

Kansas (Seward County)	Clear (7 years through 11/06/06)	Clear (10 years through 11/06/06)	Clear (7 years through 11/06/06)	n/a

Kentucky (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Kentucky (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Kentucky (Boyle County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (15 years through 10/31/06)	n/a

Kentucky (Fayette County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (15 years through 10/28/06)	n/a

Kentucky (Hardin County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (15 years through 10/30/06)	n/a

Kentucky (Jefferson County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (15 years through 10/31/06)	n/a

Kentucky (Knox County)	Clear (10 years through 11/6/06)	Clear (10 years through 11/6/06)	Clear (15 years through 11/6/06)	n/a

Kentucky (Madison County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (15 years through 10/28/06)	n/a

Kentucky (Marion County)	Clear (10 years through 10/29/06)	Clear (10 years through 10/29/06)	Clear (15 years through 10/29/06)	n/a

Kentucky (Mccracken County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (15 years through 11/1/06)	n/a

Kentucky (Warren County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (15 years through 11/1/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Kentucky (Whitley County)	Clear (10 years through 11/6/06)	Clear (10 years through 11/6/06)	Clear (15 years through 11/6/06)	n/a

Louisiana (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Louisiana (Middle District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Louisiana (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Louisiana (Ascension Parish)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Louisiana (Caddo Parish)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Louisiana (Calcasieu Parish)	1 State Tax Lien - File No. 2558377	Clear (10 years through 10/20/06)	1 Judgment Lien - File No. 2778375	n/a

	Tax Assessment and Lien for RSC USA, Inc. in the amount of $2,497.10 including interest and penalties computed as of 9/28/02. (10 years through 10/20/06)		Judgment against RSC (one of many defendants) in favor of individual plaintiff (Tawana Provost) in the amount of $5,325.80. excluding interest, cost, and fees. Another judgment in same matter does not apply to RSC.

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
(10 years through 10/20/06)

Louisiana (East Baton Rouge Parish)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Louisiana (Iberville Parish)	Clear (10 years through 11/02/06)	Clear (10 years through 11/02/06)	Clear (10 years through 11/02/06)	n/a

Louisiana (Jefferson Parish)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Louisiana (Lafayette Parish)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Louisiana (Orleans Parish)	Clear (10 years through 7/25/06)	Clear (10 years through 7/25/06)	Clear (10 years through 7/25/06)	n/a

Louisiana (Rapides Parish)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Louisiana (Saint Bernard Parish)	Clear (10 years through 9/16/06)	Clear (10 years through 9/16/06)	Clear (10 years through 9/16/06)	n/a

Louisiana (Saint Charles Parish)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Louisiana (Saint Tammany Parish)	Clear (10 years through 09/19/06)	Clear (10 years through 09/19/06)	Clear (10 years through 09/19/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Louisiana (St. John The Baptist Parish)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Louisiana (Terrebonne Parish)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Louisiana (Vernon Parish)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Maryland	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Maryland (Baltimore City)	Clear (12 years through 10/16/06)	Clear (10 years through 10/16/06)	Clear (12 years through 10/16/06)	n/a

Maryland (Baltimore County)	Clear (12 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (12 years through 10/30/06)	n/a

Maryland (Frederick County)	Clear (12 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (12 years through 11/1/06)	n/a

Maryland (Harford County)	Clear (12 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (12 years through 10/31/06)	n/a

Maryland (Prince Georges County)	Clear (12 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (12 years through 11/3/06)	n/a

Maryland (Washington County)	Clear (12 years through 11/01/06)	Clear (10 years through 11/01/06)	Clear (12 years through 11/01/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Michigan	Clear (7 years through 10/29/06)	Clear (10 years through 10/29/06)		n/a

Michigan (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Michigan (Kent County)	Clear (7 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Minnesota	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)		Clear (10 years through 10/25/06)

Minnesota (Anoka County)	Clear (10 years through 9/27/06)	Clear (10 years through 9/27/06)	Clear (10 years through 9/27/06)	n/a

Minnesota (Benton County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Minnesota (Dakota County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Minnesota (Hennepin County)	Clear (10 years through 10/10/06)	Clear (10 years through 10/10/06)	Clear (10 years through 10/10/06)	n/a

Minnesota (Olmsted County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Minnesota (Ramsey County)	Clear (10 years through 8/20/06)	Clear (10 years through 8/20/06)	Clear (10 years through 10/27/06)	n/a

Minnesota (Saint Louis County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Minnesota (Sherburne County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Minnesota (Stearns County)	Clear (10 years through 10/11/06)	Clear (10 years through 10/11/06)	Clear (10 years through 10/11/06)	n/a

Minnesota (Washington County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Mississippi*		Clear (10 years through 10/24/06)		n/a

Mississippi (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Mississippi (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Mississippi (De Soto County)	Clear (7 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (7 years through 10/25/06)	n/a

Mississippi (Forrest County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Mississippi (Grenada County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Mississippi (Harrison 1st District)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Mississippi (Harrison 2nd District)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Mississippi (Hinds (1st District))	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Mississippi (Hinds (2nd District))	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Mississippi (Jackson County)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Mississippi (Lamar County)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Mississippi (Lauderdale County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (7 years through 10/31/06)	n/a

Mississippi (Lee County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Mississippi (Lowndes County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Mississippi (Madison County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (7 years through 10/31/06)	n/a

Mississippi (Oktibbeha County)	Clear (7 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (7 years through 10/27/06)	n/a

Mississippi (Rankin County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (7 years through 10/31/06)	n/a

Mississippi (Warren County)	Clear (7 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (7 years through 10/27/06)	n/a

Missouri (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Missouri (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Missouri (Adair County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Missouri (Boone County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Missouri (Buchanan County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Missouri (Camden County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Missouri (Cape Girardeau County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Missouri (Cass County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Missouri (Clay County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Missouri (Christian County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	n/a

Missouri (Greene County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	n/a

Missouri (Jackson County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Missouri (Jasper County)*				n/a

Missouri (Johnson County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Missouri (Miller County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Missouri (Newton County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Missouri (Phelps County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Missouri (Platte County)*	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	1 Judgment Lien - File No. 02CV82491	n/a

Judgment entered against RSC on 7/19/02 in favor of Williamsburg Plaza Partners in the amount of $3,157.20. Date of satisfaction of said judgment is not on file.

10 years through 11/01/06

Missouri (Saint Charles County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Missouri (Saint Louis County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Missouri (Scott County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Missouri (Taney County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Nebraska*	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)		Clear (10 years through 10/25/06)

Nebraska (Hall County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (5 years through 10/30/06)	n/a

Nebraska (Lancaster County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (5 years through 10/30/06)	n/a

Nebraska (Lincoln County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (5 years through 11/2/06)	n/a

Nebraska (Sarpy County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (5 years through 11/2/06)	n/a

Nebraska (Scotts Bluff County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (5 years through 11/3/06)	n/a

Nebraska (Washington County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (5 years through 11/1/06)	n/a

Nevada*		Clear (10 years through 10/25/06)		Clear (10 years through 10/25/06)

Nevada (Clark County)	Clear (5 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (5 years through 10/24/06)	n/a

New Jersey*				Clear (10 years through 10/25/06)

New Jersey (Gloucester County)	Clear (20 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (20 years through 10/24/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
New Mexico*				Clear (10 years through 10/25/06)

New Mexico (Bernalillo County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (14 years through 11/1/06)	n/a

New Mexico (Lea County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (14 years through 10/27/06)	n/a

New Mexico (Mckinley County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (14 years through 10/26/06)	n/a

New Mexico (Otero County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (14 years through 10/30/06)	n/a

New Mexico (San Juan County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (14 years through 10/27/06)	n/a

New Mexico (Santa Fe County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (14 years through 11/1/06)	n/a

North Carolina*		Clear (10 years through 10/30/06)

North Carolina (Eastern District)*				2 Bankruptcy 03/27/06 File No. 06- 00057- 8-RDD

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
RSC Joined as a necessary party in case In re: Clark- Langley, Inc. (debtor), where RSC was added as a defendant in action by Clark- Langley, Inc. (debtor- plaintiff). No dollar amount of claim is stated. Case is still pending.

08/29/06 File No. 06- 00206-8-JRL

Complaint filed against RSC in case In re: Partitions Plus of Wilmington Inc. (debtor), where RSC is defendant in action by James B. Angell (Chapter 7 trustee). Two Count Complaint alleging avoidance and recovery of preferential transfer and avoidance and recovery of fraudulent transfer in the amount of at least $8,882.50.

(10 years through 10/25/06)

North Carolina (Middle District)*				1 Bankruptcy 08/04/06 File No. 06- 02059

Judgment entered against RSC in case In re: DAC of High

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Point, Inc., where RSC was defendant in action by William P. Miller (trustee in bankruptcy). Judgment entered for $1,810.39.

(10 years through 10/25/06)

North Carolina (Western District)*				4 Bankruptcy 08/26/03 File No. 03-03119

Default Judgment entered against RSC in case In re: Piedmont Engineering Corporation (debtor) where RSC was defendant in action by Stanley M. Campbell (trustee in bankruptcy). Default judgment entered against RSC for $2,592.48.

07/21/04 File No. 04- 03169

Default Judgment entered against RSC in case In re: RFS Ecusta, Inc. (debtor) where RSC was defendant in action by Langdon M. Cooper (trustee). Default judgment entered against RSC for $5,555.14.

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
09/30/05 File No. 05- 03476

Complaint filed against RSC in case In re: J.A. Jones, Inc., et al.. (debtors) where RSC is defendant in action by The Liquidation Committee. Three Count Complaint pending, alleging Avoiding of Preferential Transfer, Avoiding of Fraudulent Transfer, and Recovery of Avoided Transfer(s), in a total amount of not less than $29,199.49.

07/14/06 File No. 06- 03203

Complaint filed against RSC in case In re: F.T. Williams Company, Inc. (debtors) where RSC is defendant in action by R. Keith Johnson (trustee for bankruptcy estate of debtor). Three Count Complaint pending, alleging Avoiding of Preferential Transfer, Avoiding of Fraudulent Transfer, and Recovery of Avoided Transfer(s), in a total amount of not less than $4,500.00.

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
(10 years through 10/25/06)

North Carolina (Buncombe County)*				n/a

North Carolina (Cabarrus County)*				n/a

North Carolina (Camden County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Cumberland County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Durham County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Forsyth County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Guilford County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Iredell County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
North Carolina (Mecklenburg County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (New Hanover County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Onslow County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Orange County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Pasquotank County)	2 State Tax Liens - 02/15/01 File No. 01-M- 32	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	n/a

Certification of Unemployment Insurance Tax Deficiency against RSC in the amount of $356.36.

03/30/01 File No. 01-M- 77

Certification of Unemployment Insurance Tax Deficiency against RSC in the amount of $789.57.

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
(10 years through 10/23/06)

North Carolina (Swain County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Union County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Wake County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

North Dakota	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/25/06)

North Dakota (Cass County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Ohio (Southern District)*	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Ohio (Northern District)*	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Ohio (Butler County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Ohio (Franklin County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Ohio (Hamilton County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Ohio (Lucas County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Ohio (Medina County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Ohio (Miami County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Ohio (Montgomery County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Ohio (Summit County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Ohio (Trumbull County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Oklahoma*		Clear (10 years through 10/26/06)		n/a

Oklahoma (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Oklahoma (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Oklahoma (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Oklahoma (Carter County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Oklahoma (Cleveland County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oklahoma (Comanche County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oklahoma (Jackson County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oklahoma (Kay County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Oklahoma (Oklahoma County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oklahoma (Payne County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (5 years through 10/30/06)	n/a

Oklahoma (Tulsa County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oklahoma (Washington County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oregon*	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)		Clear (10 years through 10/25/06)

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Oregon (Clackamas County)	Clear (10 years through 10/11/06)	Clear (10 years through 10/11/06)	Clear (10 years through 10/11/06)	n/a

Oregon (Coos County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Oregon (Deschutes County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Oregon (Douglas County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Oregon (Klamath County)*				n/a

Oregon (Lane County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Oregon (Marion County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Oregon (Umatilla County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	2 Judgment Liens -	n/a

11/01/01 File No. 2001-3990679

Sheriff’s Certificate of Levy against RSC (one of multiple defendants) in favor of Skycrest

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Enterprises Inc. for real property located at #39 Elk Ridge Subdivision in Nov. 2001.

08/22/02 File No. 2002-4180805

Sheriff’s Certificate of Levy against RSC (one of multiple defendants) in favor of Skycrest Enterprises Inc. for real property located at #39 Elk Ridge Subdivision in Aug. 2002.

(10 years through 10/26/06)

Pennsylvania (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Pennsylvania (Middle District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Pennsylvania (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Pennsylvania (Blair County)	Clear (5 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (5 years through 10/26/06)	n/a

Pennsylvania (Bucks County)	Clear (5 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (5 years through 10/30/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Pennsylvania (Dauphin County)	Clear (5 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (5 years through 10/26/06)	n/a

Pennsylvania (Lancaster County)	Clear (5 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (5 years through 10/26/06)	n/a

Pennsylvania (Washington County)	Clear (5 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (5 years through 10/20/06)	n/a

Pennsylvania (York County)	Clear (5 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (5 years through 10/26/06)	n/a

South Carolina*				2 Bankruptcy

04/14/03 File No. 03- 80176-wb

Settlement of Claim in case In re:
Bargain Equipment Sales, et al. (debtors), where RSC was defendant in action by R. Geoffrey Levy (Trustee) for $156,300.00 in preferential payments to RSC. RSC reached settlement to pay trustee $50,000.00 in full settlement of claim.

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
05/02/05 File No. 05- 80123- jw

Default Judgment entered against RSC in case In re: Georgetown Steel Company, LLC (debtor) where RSC was defendant in action brought by David O. Shelley (trustee for debtor’s liquidating trust). Default judgment against RSC for $32,543.80. Lien ordered avoided and Sale Proceeds allocated to RSC, which were held in trust, were recovered by the trustee.

(10 years through 10/25/06)

South Carolina (Horry County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	1 Judgment Lien -	n/a

5/03/2004 File No:
2004-CP- 26- 2571

Judgment and Deficiency Judgment against RSC (f/k/a Prime Service Inc. (one of multiple defendants) on 5/3/04 in favor of Business Carolina Inc. in the amount of $1,682,634.23.

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
(10 years through 10/20/06)

South Carolina (Aiken County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

South Carolina (Beaufort County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

South Carolina (Charleston County)	4 State Tax Liens:	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

08/27/02 File No. 2002-11864-State of SC Dept. of Revenue Tax Lien in the total amount of $8,038.38.

8/27/02 File No. 2002-11865-State of SC Dept. of Revenue Tax Lien in the total amount of $2,031.40.

10/23/02 File No. 2002-14150 State of SC Dept. of Revenue Tax Lien in the total amount of $10,832.10.

10/23/02 File No. 2002-14151 State of SC Dept. of Revenue Tax Lien in the total amount of $2,590.42.

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Clear (10 years through 10/20/06)

South Carolina (Florence County)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	n/a

South Carolina (Greenville County)*				n/a

South Carolina (Greenwood County)	Clear (10 years through 10/18/06)	Clear (10 years through 10/18/06)	Clear (10 years through 10/18/06)	n/a

South Carolina (Richland County)	7 State Tax Liens:	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

08/08/01 File No. 2001263049 SC Dept. of Revenue Tax Lien for total of $1,953.50.

05/17/02 File No. 2002040401 SC Dept. of Revenue Tax Lien for total of $12,558.13.

07/11/02 File No. 2002056389 SC Dept. of Revenue Tax Lien for total of $6,660.32.

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
10/30/02 File No. 2002088586 SC Dept. of Revenue Tax Lien for total of $6,603.14.

11/13/02 File No. 2002092820 SC Dept. of Revenue Tax Lien for total of $705.69.

12/12/02 File No. 2002101953 SC Dept. of Revenue Tax Lien for total of $5,710.51.

02/10/03 File No. 2003013961 SC Dept. of Revenue Tax Lien for total of $5,106.86.

(10 years through 10/18/06)

South Carolina (York County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

South Dakota*		Clear (10 years through 10/26/06)		1 Bankruptcy

07/14/03 File No. 03-01032

Default Judgment entered against RSC on or around 09/04/03 in case In re: Tri-State

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Ethanol Company LLC (debtor) where RSC was defendant in action brought by North Central Construction Inc. No dollar amount stated in default judgment.

(10 years through 10/25/06)

South Dakota (Minnehaha County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Tennessee (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Tennessee (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Tennessee (Bradley County)*				n/a

Tennessee (Cumberland County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Tennessee (Davidson County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Tennessee (Hamblen County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Tennessee (Hamilton County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Tennessee (Knox County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Tennessee (Madison County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Tennessee (Montgomery County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Tennessee (Putnam County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Tennessee (Rutherford County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Tennessee (Shelby County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Tennessee (Washington County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Tennessee (Williamson County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Tennessee (Wilson County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Texas*		Clear (10 years through 10/30/06)

Texas (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Texas (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Texas (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Texas (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Texas (Angelina County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Texas (Bell County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Bexar County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Texas (Bowie County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	2 Judgment Liens -	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
12/10/03 File No. 20305 Privileged Lien on RSC real property for the City of Texarkana for services on RSC lots for the cutting and cleaning of weeds in the amount of $108.40.

07/01/04 File No. 10486

Privileged Lien on RSC real property for the City of Texarkana for services on RSC lots for the cutting and cleaning of weeds in the amount of $54.20.

(10 years through 10/31/06)

Texas (Brazoria County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Brazos County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Calhoun County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Texas (Cameron County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Chambers County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Texas (Collin County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Dallas County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Texas (Denton County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Ellis County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Texas (El Paso County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Fort Bend County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Galveston County)	Clear (10 years through 10/9/06)	Clear (10 years through 10/9/06)	Clear (10 years through 10/9/06)	n/a

Texas(Gregg County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Texas (Harris County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Texas (Hays County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Texas (Hidalgo County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Texas (Jefferson County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Kendall County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Leon County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Texas (Lubbock County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Texas (Matagorda County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Texas (Mclennan County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Texas (Montgomery County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Texas (Nueces County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas(Orange County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Texas (Parker County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Potter County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Tarrant County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Texas (Taylor County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Texas (Tom Green County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Texas(Travis County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Walker County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Texas (Washington County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Texas (Wichita County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Texas (Williamson County) Utah*	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a Clear (10 years through 10/25/06)

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Utah (Salt Lake County)	Clear (10 years through 10/13/06)	Clear (10 years through 10/13/06)	Clear (8 years through 10/13/06)	n/a

Virginia*		Clear (10 years through 10/27/06)

Virginia (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Virginia (Eastern District	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Virginia (Charlottesville City)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (20 years through 11/1/06)	n/a

Virginia (Bedford County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (20 years through 10/27/06)	n/a

Virginia (Botetourt County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (20 years through 10/27/06)	n/a

Virginia (Chesapeake City)	Clear (20 years through 9/29/06)	Clear (10 years through 9/29/06)	Clear (20 years through 9/29/06)	n/a

Virginia (Fauquier County)	Clear (20 years through 11/5/06)	Clear (10 years through 11/5/06)	Clear (20 years through 11/5/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Virginia (Franklin County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Virginia (Fredericksburg City)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Virginia (Henrico County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	1 Judgment Lien -	n/a

07/07/05 File No. 130 Pg 0987

Judgment against RSC in favor of Media Gen Operation Inc. d/b/a Richmond Times Dispatch in the amount of $376.24 on 5/25/05

20 years through 10/30/06

Virginia (Hopewell City)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (20 years through 10/27/06)	n/a

Virginia (Montgomery County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (20 years through 10/30/06)	n/a

Virginia (Loudoun County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (20 years through 10/30/06)	n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Virginia (Lynchburg City)	Clear (20 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (20 years through 11/2/06)	n/a

Virginia (Hampton City)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (20 years through 10/30/06)	n/a

Virginia (Prince William County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (20 years through 10/30/06)	n/a

Virginia (Richmond City)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (20 years through 10/30/06)	n/a

Virginia (Rockingham County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (20 years through 11/1/06)	n/a

Virginia (Salem City)	Clear (20 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (20 years through 10/25/06)	n/a

Virginia (Virginia Beach City)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (20 years through 10/30/06)	n/a

Virginia (Winchester City)	Clear (20 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (20 years through 10/28/06)	n/a

Washington*		Clear (10 years through 10/25/06)

Washington (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Washington (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Washington (Benton County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Washington (Chelan County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Washington (Clark County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Washington (Grant County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Washington (King County)	Clear (10 years through 10/8/06)	Clear (10 years through 10/8/06)	Clear (10 years through 10/8/06)	n/a

Washington (Kittitas County)	Clear (10 years through 10/16/06)	Clear (10 years through 10/16/06)	Clear (10 years through 10/16/06)	n/a

Washington (Pierce County)	Clear (10 years through 10/9/06)	Clear (10 years through 10/9/06)	Clear (10 years through 10/9/06)	n/a

Washington (Skagit County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

Washington (Snohomish County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

West Virginia (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
West Virginia (Greenbrier County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

West Virginia (Mercer County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

West Virginia (Raleigh County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Wisconsin*		Clear (10 years through 10/30/06)

Wisconsin (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Wisconsin (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Wisconsin (Brown County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Wisconsin (Dane County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Wisconsin (La Crosse County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Wisconsin (Marathon County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Wisconsin (Oneida)*				n/a

Schedule 5.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Wisconsin (Outagamie County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Wisconsin (Waukesha County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Wisconsin (Winnebago County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Wyoming*		Clear (10 years through 10/24/06)		Clear (10 years through 10/25/06)

Wyoming (Laramie County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Wyoming (Natrona County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Wyoming (Sheridan County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Schedule 5.1(g)
to Credit Agreement
III. List of all UCC and other filed security interests in the assets of the Canadian Subsidiary:

UCC DATE
	REPORT/ INDEX DATE	UCC - Secured	FILED/FILE
DEBTOR	LOCATION	Party	NUMBER	UCC COLLATERAL
Rental Service	10/24/2006/	Ikon Office	06/09/2004 -	Canon digital copier.
Corporation of	Edmonton,	Solutions,Inc.	04060935246
Canada Ltd.	Alberta, Canada

Rental Service	10/24/2006/	Ikon Office	06/09/2004 -	Canon digital copier.
Corporation of	Edmonton,	Solutions,Inc.	04060935261
Canada Ltd.	Alberta, Canada

Rental Service	10/24/2006/	Bobcat of	06/28/2006 -	Bobcat 863G (Motor Vehicle) for $19,051.06.
Corporation of	Edmonton,	Edmonton	06062822454
Canada Ltd.	Alberta, Canada

Rental Service	10/24/2006/	Bobcat of	06/28/2006 -	Bobcat 863G (Motor Vehicle) for $25,707.52.
Corporation of	Edmonton,	Edmonton	06062828949
Canada Ltd.	Alberta, Canada

Rental Service	10/24/2006/	De Lage Landen	07/18/2006 -	Commission - Residualized; Telecom.
Corporation of	Edmonton,	Financial Services	06071810532
Canada Ltd.	Alberta, CanadaCanada	(CAD)

Rental Service	10/24/2006/	Bobcat of	09/22/2006 -	Bobcat 863 (Motor Vehicle) for $7,371.06.
Corporation of	Edmonton,	Edmonton	06092231197
Canada Ltd.	Alberta, Canada

Schedule 5.1(g)
to Credit Agreement

	REPORT/		UCC DATE
	INDEX DATE	UCC - Secured	FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation of Canada Ltd.	10/24/2006/ Edmonton, Alberta, Canada	Bobcat of Edmonton	09/22/2006 - 06092231221	Bobcat 863 (Motor Vehicle) for $21,277.07.

Rental Service Corporation of Canada Ltd.	10/24/2006/ Edmonton, Alberta, Canada	IOS Financial Services	10/19/2006 - 06101900998	All goods which are duplication devices, including all parts, accessories, attachments, and all proceeds which are accounts, goods, chattel paper, securities, documents of title, instruments, money, intangibles, crops or insurance proceeds.

Schedule 7.2(j)
to Credit Agreement
Schedule 7.2(j): Permitted Liens
Capital Lease Liens
A.	Liens related to the Motor Vehicle Open Ended Operating Lease No. 0988 dated as of April 24, 2000 between DL Peterson Trust and RSC ($122,600,00 aggregate principal amount as of November 24, 2006).
Purchase Money Obligation Liens
A.	Liens related to purchase money obligations in favor of Ingersoll Rand ($10,832,727.10 aggregate principal amount as of November 24, 2006).

B.	Liens related to purchase money obligations in favor of Textron ($55,465.15 aggregate principal amount as of November 24, 2006).

C.	Liens related to purchase money obligations in favor of John Deere ($6,464,857.02 aggregate principal amount as of November 24, 2006).

D.	Liens related to purchase money obligations in favor of JCB Inc. ($980,321.79 aggregate principal amount as of November 24, 2006).

E.	Liens related to purchase money obligations in favor of Allmand Brothers, Inc. ($530,156.62 aggregate principal amount as of November 24, 2006).

F.	Liens related to purchase money obligations in favor of Thompson Tractor ($2,196.40 aggregate principal amount as of November 24, 2006).

G.	Liens related to purchase money obligations in favor of Ground Hog - Stoval Co. ($846.76 aggregate principal amount as of November 24, 2006).
Judgment Liens
A.	Liens arising from judgments of less than $50,000 on an individual basis in respect of claims arising in the ordinary course of the business of Holdings and its Subsidiaries.

Schedule 7.3(a)
to Credit Agreement
Schedule 7.3(a): Permitted Guarantee Obligations
Capital Lease Obligations
A.	Guarantee Obligations in respect of the Motor Vehicle Open Ended Operating Lease No. 0988 dated as of April 24, 2000 between DL Peterson Trust and RSC ($122,600,000 aggregate principal amount as of November 24, 2006).

Schedule 7.5(j)
to Credit Agreement
Schedule 7.5(j): Permitted Asset Sales
Real Property Dispositions

	State	City	Address	Zip Code
1.	Florida	Ft. Pierce	3019 S. US Highway 1	34982
2.	Florida	Pensacola	5580 N. Pensacola Boulevard	32505
3.	Iowa	Muscatine	1303 Washington Street	52761
4.	North Carolina	Winston-Salem	3800 N. Patterson Avenue	27105
5.	Texas	Wichita Falls	1113 Sheppard Access Road Coded	76306

Schedule 7.7(c)
to Credit Agreement
Schedule 7.7(c): Permitted Investments
None.

Schedule 7.9(e)
to Credit Agreement
Schedule 7.9(e): Permitted Transactions with Affiliates
(i)
RSC Trade Payables to Atlas Copco Companies
RSC:
Vendor Accounts

Vendor #	Vendor Name	Total (In USD)
725116	ACF/AC Compressors Inc (v# 506575)	$16,653,171.58
380440	ACF/AC Construction Tools Inc. (v# 527066)	$1,588,522.84
527006	AC Construction Tools	$38,804.00
2052	AC Tools & Assembly	$1,340.52
Banker’s Acceptances
1.	$139,664,552.47 in Banker’s Acceptances outstanding as of October 31, 2006 and through April 16, 2007.
(ii)
RSC Canada:
Vendor Accounts

Vendor #	Vendor Name	Total (In USD)
6312	ACF/AC Compressors Inc (v# 6221)	$848,176.40
Various supporting functions, such as tax preparation and planning, in house legal, general consulting, corporate record keeping, some insurance lines (e.g. officers and directors E&O), audit, banking, and general support in the development of business strategy, have been provided to various business operations of the sellers including the Recapitalized Business on a shared basis, and the internal charges imposed on the Recapitalized Business from time to time may, or may not, have been consistent in all cases, or in any case, with typical market costs for the same or similar functions.
NOTE:
ACF = Atlas Copco Customer Finance

Schedule 7.10(b)
to Credit Agreement
Schedule 7.10(b): Sale and Leaseback Real Properties

	State	City	Address	Zip Code
1.	Florida	Ft. Pierce	3019 S. US Highway 1	34982
2.	Florida	Pensacola	5580 N. Pensacola Boulevard	32505
3.	Iowa	Muscatine	1303 Washington Street	52761
4.	North Carolina	Winston-Salem	3800 N. Patterson Avenue	27105
5.	Texas	Wichita Falls	1113 Sheppard Access Road Coded	76306

EXECUTION VERSION
EXHIBIT A-1
FORM OF INITIAL TERM LOAN NOTE

$	New York, New York November , 2006
     FOR VALUE RECEIVED, RSC HOLDINGS III, LLC, a Delaware limited liability company (the “Parent Borrower”), and RENTAL SERVICE CORPORATION, an Arizona corporation (“RSC”, and, together with the Parent Borrower, the “Borrowers”), hereby promise to pay to [                    ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 60 Wall Street, New York, NY 10005 on the Initial Term Loan Maturity Date (as defined in the Agreement) the principal sum of                      DOLLARS ($                     ) or, if less, the unpaid principal amount of all Initial Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.
     The Borrowers also promise to pay interest on the unpaid principal amount of each Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in subsection 3.1 of the Agreement.
     This note (the “Note”)is one of the Initial Term Loan Notes referred to in the Second-Lien Term Loan Credit Agreement, dated as of November     , 2006, among RSC HOLDINGS II, LLC, the Borrowers, each other borrower party thereto, the several banks and other financial institutions from time to time parties thereto (including the Lender), DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent and collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent, (as amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Agreement). This Note is secured by, and entitled to the benefits of, the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Initial Term Loan Maturity Date, in whole or in part, and Initial Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.
     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.
     The Borrowers hereby waive to the extent permitted by law presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit A-1

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

RSC HOLDINGS III, LLC
By:
Name:
Title:

RENTAL SERVICE CORPORATION
By:
Name:
Title:

EXECUTION VERSION
EXHIBIT A-2
FORM OF INCREMENTAL TERM LOAN NOTE

$	New York, New York _, 200_
     FOR VALUE RECEIVED, RSC HOLDINGS III, LLC, a Delaware limited liability company (the “Parent Borrower”) and RENTAL SERVICE CORPORATION, an Arizona corporation (“RSC”, and, together with the Parent Borrower, the “Borrowers”)1, hereby promise to pay to [                    ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 60 Wall Street, New York, NY 10005 on the Incremental Term Loan Maturity Date (as defined in the Agreement) the principal sum of                      DOLLARS ($                    ) or, if less, the unpaid principal amount of all Incremental Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.
     The Borrowers also promise to pay interest on the unpaid principal amount of each Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in subsection 3.1 of the Agreement.
     This note (the “Note”) is one of the Incremental Term Loan Notes referred to in the Second-Lien Term Loan Credit Agreement, dated as of November _, 2006, among RSC HOLDINGS II, LLC, the Borrowers, each other borrower party thereto, the several banks and other financial institutions from time to time parties thereto including the Lender, DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent and collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent, (as amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Agreement). This Note is secured by, and entitled to the benefits of, the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Incremental Term Loan Maturity Date, in whole or in part, and Incremental Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.
     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

1 Additional Borrowers to be added to form as necessary.

Exhibit A-2

     The Borrowers hereby waive to the extent permitted by law presentment, demand, protest or notice of any kind in connection with this Note.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

RSC HOLDINGS III, LLC

By:
Name:
Title:

RENTAL SERVICE CORPORATION

By:
Name:
Title:

EXECUTION VERSION
EXHIBIT B
FORM OF INCREMENTAL TERM LOAN COMMITMENT AGREEMENT
[Names(s) of Lenders(s)]
_____________, ______
[RSC HOLDINGS III, LLC]
[RENTAL SERVICE CORPORATION]
[Address]
re Incremental Term Loan Commitment
Gentlemen:
          Reference is hereby made to the Second-Lien Term Loan Credit Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), dated as of November ___, 2006, among RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC (the “Parent Borrower”), RENTAL SERVICE CORPORATION (“RSC ”, and together with the Parent Borrower and each other entity that becomes a Borrower pursuant to subsection 6.9(b) of the Credit Agreement and which is incorporated or organized in the United States or any state or territory thereof or the District of Columbia, the “Borrowers ”), the several banks and other financial institutions from time to time parties to thereto (the “Lenders”), DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent and collateral agent (in such capacities, respectively, the “Administrative Agent ” and the “Collateral Agent ”), and CITICORP NORTH AMERICA, INC., as syndication agent. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.
          Each Lender (each an “Incremental Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Commitment(s) set forth opposite its name on Annex I attached hereto (for each such Incremental Lender, its “Incremental Term Loan Commitment”). Each Incremental Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including subsection 2.5 thereof.
          Each Incremental Lender acknowledges and agrees that the Incremental Term Loan Commitments provided pursuant to this Agreement, in the aggregate amount for each Tranche of Incremental Term Loan Commitments as set forth on Annex I here to, shall constitute Incremental Term Loan Commitments under, and as defined in, the Credit Agreement. Each

Exhibit B

Incremental Lender further agrees that, with respect to the Incremental Term Loan Commitments provided by it pursuant to this Agreement, such Incremental Lender shall receive an upfront fee equal to that amount set forth opposite its name on Annex I hereto.
          Each Incremental Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that from and after the effectiveness of the Incremental Term Loan Commitment provided pursuant to this Agreement, [each] [the] Incremental Lender shall be bound by the provisions of the Credit Agreement and agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents and (vi) in the case of each lending institution organized under the laws of the United States or a jurisdiction therein, attaches Internal Revenue Service Form W-9 or such other or successor forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes, including backup withholding, with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the execution of a counterpart of this Agreement by the Administrative Agent and the Borrowers, the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by fax, telecopy or other electronic transmission (i.e., pdf)) hereof and the payment of any fees (including, without limitation, the upfront fees payable pursuant to the immediately preceding paragraph) required in connection herewith, each Incremental Lender party hereto shall become a Lender pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.
          You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on ___, ___. If you do not so accept this Agreement by such time, your Incremental Term Loan Commitments set forth in this Agreement shall be deemed cancelled.
          After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax, telecopy or other

2

Exhibit B

electronic transmission (i.e., pdf)) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to subsection 10.6 of the Credit Agreement.

3

Exhibit B

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Very truly yours, [NAME OF LENDER]
By
Name:
Title:

Agreed and Accepted
this ___ day of __________, ____:

[RSC HOLDINGS III, LLC]
[RENTAL SERVICE CORPORATION]

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

4

ANNEX I TO EXHIBIT B

Name of	Amount of Initial Term Loan	Amount of Incremental Term Loan	Upfront
Lender	Commitment	Commitment	Fee

Total

EXECUTION VERSION
EXHIBIT C
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
          Reference is made to the Loan(s) held by the undersigned pursuant to the Second-Lien Term Loan Credit Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), dated as of November ___, 2006, among RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC (the “Parent Borrower”), RENTAL SERVICE CORPORATION, (together with the Parent Borrower and each other entity that becomes a Borrower pursuant to subsection 6.9(b) of the Credit Agreement and which is incorporated or organized in the United States or any state or territory thereof or the District of Columbia, the “Borrowers”), the several banks and other financial institutions from time to time parties thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (the “Administrative Agent ”) and collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent. The undersigned hereby certifies under penalty of perjury that:
1.	The undersigned is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) registered in its name;

2.	The income from the Loan(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

3.	The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or any qualification for any exemption from any tax, securities law or other legal requirements;

4.	The undersigned is not a 10-percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code; and

5.	The undersigned is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.
          We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Borrowers (for the benefit of the Borrowers and the Administrative Agent) in writing within 30 days of such change and (2) the undersigned shall furnish the U.S. Borrowers (for the benefit of the Borrowers and the Administrative Agent), a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrowers to the undersigned, or in either of the two calendar years preceding such payment.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

[Address]
Dated: , 200___

2

EXECUTION VERSION
EXHIBIT D
FORM OF INTERCREDITOR AGREEMENT
          This INTERCREDITOR AGREEMENT, dated as of November 27, 2006, and entered into by and among RSC HOLDINGS II, LLC, a Delaware limited liability company (“Holdings”), RSC HOLDINGS III, LLC (the “Parent Borrower”), a Delaware limited liability company, RENTAL SERVICE CORPORATION, an Arizona corporation (“RSC”), each other Grantor (as defined below) from time to time party hereto, DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), in its capacity as U.S. collateral agent under the First-Lien Loan Documents (as defined below) ((together with its successors and assigns in such capacity from time to time, the “U.S. First-Lien Collateral Agent”) and DBNY in its capacity as collateral agent under the Second-Lien Loan Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Second-Lien Collateral Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.
RECITALS
          WHEREAS, Holdings, the Parent Borrower, RSC and RSC Canada, each other entity that becomes a borrower thereunder pursuant to subsection 7.9 thereof (together with the Parent Borrower, RSC and RSC Canada, collectively, the “First-Lien Borrowers” and, each a “First-Lien Borrower”), the several banks and other financial institutions from time to time party thereto, DBNY, as U.S. administrative agent (in such capacity, the “U.S. First-Lien Administrative Agent”) and U.S. collateral agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent (in such capacity, the “Canadian First-Lien Administrative Agent”) and Canadian collateral agent (in such capacity, the “Canadian First-Lien Collateral Agent”), Citicorp North America, Inc., as Syndication Agent and Bank of America, N.A., LaSalle Credit Business Credit, LLC and Wachovia Capital Finance Corporation (Western), as Co-Documentation Agents have entered into that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “First-Lien Credit Agreement”) providing for the making of term and revolving loans to the Borrowers, and the issuance of, and participation in, letters of credit for the account of the Borrowers, as provided therein;
          WHEREAS, Holdings, the Parent Borrower, RSC and each other entity that becomes a borrower thereunder pursuant to Subsection 6.9 thereof, the several banks and other financial institutions from time to time party thereto (together with the Parent Borrower and RSC, collectively, the “Second-Lien Borrowers” and each a “Second-Lien Borrower”), DBNY, as administrative agent (in such capacity, the “Second-Lien Administrative Agent”) and Second-Lien Collateral Agent, Citicorp North America, Inc., as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent have entered into that certain Second-Lien Term Loan Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “Second-Lien Credit Agreement”) providing for the making of the Second-Lien Term Loan to the Second-Lien Borrowers as provided therein;

          WHEREAS, the obligations of Holdings, the First-Lien Borrowers, and the other Grantors under the First-Lien Loan Documents, and all Hedging Agreements with one or more Hedging Creditors, will be secured by substantially all the assets of Holdings, the First-Lien Borrowers and the other Grantors, respectively, pursuant to the terms of the First-Lien Security Documents;
          WHEREAS, the obligations of Holdings, the First-Lien Borrowers, and the other Grantors under the Second-Lien Loan Documents will be secured by substantially all the assets of Holdings, the First-Lien Borrowers and the other Grantors, respectively, pursuant to the terms of the Second-Lien Security Documents;
          WHEREAS, the First-Lien Loan Documents and the Second-Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral;
          WHEREAS, in order to induce the First-Lien Collateral Agents and the First-Lien Creditors to consent to the Grantors incurring the Second-Lien Obligations and to induce the First-Lien Creditors to extend credit and other financial accommodations and lend monies to or for the benefit of the Second-Lien Borrowers or any other Grantor, the Second-Lien Collateral Agent on behalf of the Second-Lien Creditors (and each Second-Lien Creditor by its acceptance of the benefits of the Second-Lien Security Documents) has agreed to the subordination, intercreditor and other provisions set forth in this Agreement; and
          WHEREAS, Holdings, the First-Lien Borrowers and the other Grantors may, from time to time, incur additional secured debt which the Second-Lien Borrowers and the First-Lien Collateral Agents may agree may share a first-priority security interest in the Collateral in accordance with the First-Lien Loan Documents in existence at the time of such incurrence;
          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. Definitions.
          1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
          “Agreement” means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

          “Borrowers” means the First-Lien Borrowers and the Second-Lien Borrowers.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
          “Canadian First-Lien Administrative Agent” has the meaning provided in the recitals hereto.
          “Canadian First-Lien Collateral Agent” has the meaning provided in the recitals hereto.
          “Cap Amount” means $2,000,000,000.
          “Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First-Lien Collateral and Second-Lien Collateral.
          “Collateral Agent” means, as the context requires, collectively, the First-Lien Collateral Agents and the Second-Lien Collateral Agent.
          “Comparable Second-Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First-Lien Security Document, that Second-Lien Security Document which creates a Lien on the same Collateral, granted by the same Grantor.
          “Creditors” means, collectively, the First-Lien Creditors and the Second-Lien Creditors.
          “DBNY” has the meaning provided in the preamble hereof.
          “Defaulting Creditor” has the meaning provided in Section 5.7(d) of this Agreement.
          “Discharge of First-Lien Credit Agreement Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Loan Documents, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Loan Documents, (b) payment in full in cash of all other First-Lien Obligations (other than Hedging Obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to each First-Lien Collateral Agent) of all letters of credit issued by any First-Lien Creditor and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Loan Documents.
          “Discharge of First-Lien Obligations” means, except to the extent otherwise provided in Section 5.6 hereof, (a) payment in full in cash of the principal of and interest

(including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Loan Documents, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Documents, (b) payment in full in cash of all other First-Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to each First-Lien Collateral Agent) of all letters of credit and Hedging Agreements issued or entered into, as the case may be, by any First-Lien Creditor and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Loan Documents.
          “Disposition” has the meaning provided in Section 5.1(a)(ii) of this Agreement.
          “Domestic Subsidiary” means each Subsidiary of Holdings organized under the laws of the United States, any State or territory thereof or the District of Columbia.
          “Eligible Purchaser” has the meaning provided in Section 5.7(a) of this Agreement.
          “Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principals in the United States of America in effect from time to time to be capitalized on a balance sheet of the lessee.
          “First-Lien Administrative Agent” means each of the U.S. First-Lien Administrative Agent and the Canadian First-Lien Administrative Agent.
          “First-Lien Borrowers” has the meaning provided in the recitals hereto.
          “First-Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any First-Lien Obligations.
          “First-Lien Collateral Agent” means each of the U.S. First-Lien Collateral Agent and the Canadian First-Lien Collateral Agent.
          “First-Lien Credit Agreement” has the meaning set forth in the recitals hereto.
          “First-Lien Creditors” means, at any relevant time, the holders of First-Lien Obligations at such time, including, without limitation, the First-Lien Lenders, the Hedging Creditors, each First-Lien Collateral Agent, each First-Lien Administrative Agent and the other agents and arrangers under the First-Lien Credit Agreement.
          “First-Lien Documents” means and includes the First-Lien Loan Documents and the Hedging Agreements entered into with one or more Hedging Creditors.

          “First-Lien Lenders” means the “Lenders” under, and as defined in, the First-Lien Credit Agreement; provided that the term “First-Lien Lender” shall in any event include each letter of credit issuer and each swingline lender under the First-Lien Credit Agreement.
          “First-Lien Loan Documents” means the First-Lien Credit Agreement and the other Loan Documents (as defined in the First-Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation (including any intercreditor or joinder agreement among holders of First-Lien Obligations but excluding Hedging Agreements), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time.
          “First-Lien Obligations” means (i) all Obligations outstanding under the First-Lien Credit Agreement and the other First-Lien Loan Documents, and (ii) all Hedging Obligations. “First-Lien Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First-Lien Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the U.S. First-Lien Collateral Agent, the U.S. First-Lien Administrative Agent and the other First-Lien Creditors after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and (c) all obligations and liabilities of each Grantor under each First-Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due. The First-Lien Obligations shall not include (x) principal of Loans or stated amounts of Letters of Credit in excess of the Cap Amount as in effect at the time incurred or (y) any amount in clauses (a) through (c) of the preceding sentence incurred in connection with the enforcement of the excess amounts referred to in preceding clause (x) (excluding, in either case, any such excess amounts representing the capitalization of interest or fees or resulting from fluctuations in currency values, which excess amounts shall be First-Lien Obligations).
          “First-Lien Required Lenders” means the “Required Lenders” under, and as defined in, the First-Lien Credit Agreement.
          “First-Lien Security Agreement” means the U.S. Guaranty and Collateral Agreement, dated as of the date hereof, among Holdings, the Parent Borrower, RSC, the other Grantors from time to time party thereto and the U.S. First-Lien Collateral Agent, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.
          “First-Lien Security Documents” means the Security Documents (as defined in the First-Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time, provided that the term “First-Lien Security Documents” shall not include the Canadian Security Documents (as such term is defined in the First-Lien Credit Agreement).
          “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Grantors” means Holdings, each Borrower (other than RSC Canada or any other Borrower that is incorporated or organized in Canada or a province thereof) and each of the Subsidiary Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First-Lien Security Document or a Second-Lien Security Document.
          “Hedging Agreements” means and includes each Interest Rate Protection Agreement and each Other Hedging Agreement.
          “Hedging Creditor” means (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under the First-Lien Credit Agreement for any reason) party to a Hedging Agreement with any Grantor and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above.
          “Hedging Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Hedging Agreement, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding) of each Grantor owing to the Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with each Hedging Agreement (including all such obligations and indebtedness under any guarantee to which each Grantor is a party) and (ii) the due performance and compliance by each Grantor with the terms, conditions and agreements of each Hedging Agreement.
          “Holdings” has the meaning set forth in the preamble hereof.
          “Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First-Lien Credit Agreement or the Second-Lien Credit Agreement.
          “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any

Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
          “Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
          “Letters of Credit” means “Letters of Credit” under, and as defined in, the First-Lien Credit Agreement.
          “Lien” means any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).
          “Loans” means “Loans” under, and as defined in, the First-Lien Credit Agreement.
          “Obligations” means any and all obligations (including guaranty obligations) with respect to the payment and performance of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness (including, without limitation, the retaking, holding, selling or otherwise disposing of or realizing on the Collateral), (c) any obligation to post cash collateral in respect of letters of credit or any other obligations, and (d) all performance obligations under the documentation governing any indebtedness.
          “Other Hedging Agreement” means any foreign exchange contract, currency swap agreement, commodity agreement or other similar arrangement designed to protect against fluctuations in currency values or commodity prices.
          “Parent Borrower” has the meaning set forth in the preamble hereof.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Pledged Collateral” means Collateral in the possession of the U.S. First-Lien Collateral Agent (or its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code.
          “Priority Lien” has the meaning provided in Section 5.1(c) hereof.

          “Recovery” has the meaning set forth in Section 6.5 hereof.
          “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Remedial Action” has the meaning provided in Section 5.1(a)(i) hereof.
          “Required First-Lien Creditors” means (i) at all times prior to the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the First-Lien Required Lenders (or, to the extent required by the First-Lien Credit Agreement, each of the First-Lien Lenders), and (ii) at all times after the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the holders of at least the majority of the then outstanding Hedging Obligations (determined by the U.S. First-Lien Collateral Agent in such reasonable manner as is acceptable to it).
          “RSC” has the meaning set forth in the preamble hereof.
          “RSC Canada” has the meaning set forth in the preamble hereof.
          “Second-Lien Administrative Agent” has the meaning set forth in the recitals hereof.
          “Second-Lien Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Second-Lien Obligations.
          “Second-Lien Collateral Agent” has the meaning set forth in the preamble hereof.
          “Second-Lien Credit Agreement” has the meaning set forth in the recitals hereto.
          “Second-Lien Creditors” means, at any relevant time, the holders of Second-Lien Obligations at such time, including without limitation the Second-Lien Lenders, the Second-Lien Collateral Agent, the Second-Lien Administrative Agent and any other agents and arrangers under the Second-Lien Credit Agreement.
          “Second-Lien Lenders” means the “Lenders” under, and as defined in, the Second-Lien Credit Agreement.
          “Second-Lien Loan Documents” means the Second-Lien Credit Agreement and the Loan Documents (as defined in the Second-Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second-Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second-Lien Obligation, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof, thereof and the First-Lien Credit Agreement; provided that any such modification does not increase the aggregate principal amount thereof beyond the limit set forth in the First-Lien Credit Agreement and is otherwise in accordance with the provisions of this First-Lien Credit Agreement.

          “Second-Lien Obligations” means all Obligations outstanding under the Second-Lien Credit Agreement and the other Second-Lien Loan Documents. “Second-Lien Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second-Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Second-Lien Collateral Agent, the Second-Lien Administrative Agent and the other Second-Lien Creditors after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and (c) all obligations and liabilities of each Grantor under each Second-Lien Loan Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.
          “Second-Lien Security Agreement” means the Guaranty and Collateral Agreement, dated as of the date hereof, among Holdings, each Second-Lien Borrower, the other Grantors from time to time party thereto and the Second-Lien Collateral Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.
          “Second-Lien Security Documents” means the Security Documents (as defined in the Second-Lien Credit Agreement) and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof, provided that the term “Second-Lien Security Documents” shall not include the Canadian Security Documents (as such term is defined in the First-Lien Credit Agreement).
          “Security Documents” means, collectively, the First-Lien Security Documents and the Second-Lien Security Documents.
          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than such stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes.
          “Subsidiary Guarantors” means each Domestic Subsidiary of Holdings which enters into a guaranty of any First-Lien Obligations or Second-Lien Obligations.

          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “U.S. First-Lien Administrative Agent” has the meaning provided in the recitals hereto.
          “U.S. First-Lien Collateral Agent” has the meaning provided in the preamble hereof.
          1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (e) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (f) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to sections or clauses of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.
          SECTION 2. Priority of Liens.
          2.1 Subordination; Etc. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second-Lien Obligations granted on the Collateral or of any Liens securing the First-Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second-Lien Loan Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the First-Lien Obligations and/or Second-Lien Obligations), the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents) hereby agrees that: (a) any Lien on the Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the U.S. First-Lien Collateral Agent or any First-Lien Creditors or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second-Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second-Lien Collateral Agent, any

Second-Lien Creditors or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First-Lien Obligations. All Liens on the Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of Holdings, the Parent Borrower, any other Grantor or any other Person. The parties hereto acknowledge and agree that it is their intent that the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).
          2.2 Prohibition on Contesting Liens. Each of the Second-Lien Collateral Agent, for itself and on behalf of each Second-Lien Creditor, and U.S. First-Lien Collateral Agent, for itself and on behalf of each First-Lien Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any Obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First-Lien Obligations or (iii) the relative rights and duties of the holders of the First-Lien Obligations and the Second-Lien Obligations granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the U.S. First-Lien Collateral Agent or any First-Lien Creditor to enforce this Agreement, including the priority of the Liens securing the First-Lien Obligations as provided in Section 3.1 hereof.
          2.3 No New Liens. So long as the Discharge of First-Lien Obligations has not occurred, the parties hereto agree that neither Holdings nor the Parent Borrower shall, and shall not permit any other Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any Second-Lien Obligation unless it has also granted a Lien on such asset or property to secure the First-Lien Obligations and has taken all actions to perfect such Liens. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the U.S. First-Lien Collateral Agent and/or the other First-Lien Creditors, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2 hereof.
          2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Second-Lien Collateral not be more expansive than the First-Lien Collateral. In furtherance of the foregoing and of Section 8.9 hereof, the Second-Lien Collateral Agent and the other Second-Lien Creditors agree, subject to the other provisions of this Agreement:
          (i) upon request by either First-Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Second-Lien Collateral and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Second-Lien Loan Documents; and
          (ii) that the guarantees for the First-Lien Obligations and the Second-Lien Obligations shall be substantially in the same form.
          SECTION 3. Enforcement.
          3.1 Exercise of Remedies. (a) So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Parent Borrower or any other Grantor: (i) the Second-Lien Collateral Agent and the other Second-Lien Creditors will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second-Lien Collateral Agent or any Second-Lien Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding), and will not contest, protest or object to any foreclosure proceeding or action brought by either First-Lien Collateral Agent or any other First-Lien Creditor or any other exercise by either First-Lien Collateral Agent or any other First-Lien Creditor, of any rights and remedies relating to the Collateral under the First-Lien Loan Documents or otherwise, or object to the forbearance by the either First-Lien Collateral Agent or the other First-Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and (ii) the First-Lien Collateral Agents shall have the exclusive right, and the Required First-Lien Creditors shall have the exclusive right to instruct the First-Lien Collateral Agents, to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second-Lien Collateral Agent or any other Second-Lien Creditor, all as though the Second-Lien Obligations did not exist; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Parent Borrower or any other Grantor, the Second-Lien Collateral Agent may file a claim or statement of interest with respect to the Second-Lien Obligations, (B) the Second-Lien Collateral Agent may take any action (not adverse to the prior Liens on the Collateral securing the First-Lien Obligations, or the rights of the First-Lien Collateral Agents or the other First-Lien Creditors to exercise remedies in respect thereof) in order to preserve or protect their Lien on the Collateral in accordance with the terms of this Agreement, (C) the Second-Lien Creditors shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second-Lien Creditors, including any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (D) the Second-Lien Creditors may file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement and (E) the Second-Lien Creditors may vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement with respect to the Second-Lien Obligations and the Collateral. In exercising rights and remedies with respect to the Collateral, the First-Lien Collateral Agents and the other First-Lien Creditors may enforce the provisions of the First-Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
          (b) The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Discharge of First-Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, the sole right of the Second-Lien Collateral Agent and the other Second-Lien Creditors with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second-Lien Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First-Lien Obligations has occurred in accordance with the terms of the Second-Lien Loan Documents and applicable law.
          (c) The Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), (i) agrees that the Second-Lien Collateral Agent and the other Second-Lien Creditors will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the First-Lien Loan Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Security Document or subordinate the priority of the First-Lien Obligations to the Second-Lien Obligations or grant the Liens securing the Second-Lien Obligations equal ranking to the Liens securing the First-Lien Obligations and (ii) hereby waives any and all rights it or the Second-Lien Creditors may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which any First-Lien Collateral Agent or the other First-Lien Creditors seek to enforce or collect the First-Lien Obligations or the Liens granted in any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of any First-Lien Collateral Agent or First-Lien Creditors is adverse to the interest of the Second-Lien Creditors.
          (d) The Second-Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second-Lien Security Documents or any other Second-Lien Loan Document shall be deemed to restrict in any way the rights and remedies of any First-Lien Collateral Agent or the other First-Lien Creditors with respect to the Collateral as set forth in this Agreement and the First-Lien Loan Documents.
          (e) Notwithstanding anything to the contrary in preceding clauses (a) through (d) of this Section 3.1, at any time while a payment default exists with respect to the Second-Lien Obligations following the final maturity of the Second-Lien Obligations, or the acceleration by the relevant Second-Lien Creditors of the maturity of all then outstanding Second-Lien

Obligations, and in either case so long as 180 days have elapsed after notice thereof (and requesting that enforcement action be taken with respect to the Collateral) has been received by the U.S. First-Lien Collateral Agent and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded), the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, and the other Second-Lien Creditors may, but only if the U.S. First-Lien Collateral Agent or the First-Lien Creditors are not pursuing enforcement preceding with respect to the Collateral in a commercially reasonable manner (with any determination of which Collateral to proceed against, and in what order, to be made by the U.S. First-Lien Collateral Agent or such First-Lien Creditors in their reasonable judgment), enforce the Liens on Collateral granted pursuant to the Second-Lien Security Documents, provided that (x) any Collateral or any proceeds of Collateral received by the Second-Lien Collateral Agent or such other Second-Lien Creditor, as the case may be, in connection with the enforcement of such Lien shall be applied in accordance with Section 4 hereof and (y) the U.S. First-Lien Collateral Agent or any other First-Lien Creditors may at any time take over such enforcement proceedings, provided that the U.S. First-Lien Collateral Agent or such First-Lien Creditors, as the case may be, pursues enforcement proceedings with respect to the Collateral in a commercially reasonably manner, with any determination of which Collateral to proceed against, and in what order, to be made by the U.S. First-Lien Collateral Agent or such First-Lien Creditors in their reasonable judgment, and provided further that the Second-Lien Collateral Agent or Second-Lien Creditors, as the case may be, shall only be able to recoup (from amounts realized by the U.S. First-Lien Collateral Agent or any First-Lien Creditors) in any enforcement proceeding with respect to the Collateral (whether initiated by the U.S. First-Lien Collateral Agent or First-Lien Creditors or taken over by them as contemplated above) any expenses incurred by them in accordance with the priorities set forth in Section 4 hereof.
          SECTION 4. Payments.
          4.1 Application of Proceeds. So long as the Discharge of First-Lien Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder, together with all other proceeds received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the U.S. First-Lien Collateral Agent to the First-Lien Obligations in such order as specified in the relevant First-Lien Security Document. Upon the Discharge of the First-Lien Obligations, the U.S. First-Lien Collateral Agent shall deliver to the Second-Lien Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second-Lien Collateral Agent to the Second-Lien Obligations in such order as specified in the Second-Lien Security Documents.
          4.2 Payments Over. Until such time as the Discharge of First-Lien Obligations has occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 hereof) (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by the Second-Lien Collateral Agent or any other Second-Lien Creditors in connection with the exercise of any right or remedy (including set-off) relating to the Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the U.S. First-Lien Collateral Agent for the benefit of the First-Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. U.S. First-Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Collateral Agent or any such other Second-Lien Creditors. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
          SECTION 5. Other Agreements.
          5.1 Releases.
          (a) If, in connection with:
               (i) the exercise of the U.S. First-Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral (any of the foregoing, a “Remedial Action”);
               (ii) any sale, lease, exchange, transfer or other disposition (any of the foregoing, a “Disposition”) of any Collateral permitted under the terms of the First-Lien Loan Documents (whether or not an “event of default” thereunder or under any Second-Lien Loan Document has occurred and is continuing); or
               (iii) any agreement (not contravening the First-Lien Loan Documents) between the U.S. First-Lien Collateral Agent and the Parent Borrower or any other Grantor (x) to release the U.S. First-Lien Collateral Agent’s Lien on any portion of the Collateral (other than in connection with, or in anticipation of, a Discharge of First-Lien Credit Agreement Obligations or a Discharge of First-Lien Obligations) or (y) to release any Grantor from its obligations under its guaranty of the First-Lien Obligations (other than in connection with, or in anticipation of, a Discharge of First-Lien Credit Agreement Obligations or a Discharge of First-Lien Obligations);
there occurs the release by the U.S. First-Lien Collateral Agent, acting on its own or at the direction of the Required First-Lien Creditors, of any of its Liens on any part of the Collateral, or of any Grantor from its obligations under its guaranty of the First-Lien Obligations, then the Liens, if any, of the Second-Lien Collateral Agent, for itself and for the benefit of the Second-Lien Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the Second-Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second-Lien Collateral Agent, for itself or on behalf of any such Second-Lien Creditors, promptly shall execute and deliver to the U.S. First-Lien Collateral Agent or such Grantor such termination statements, releases and other documents as U.S. First-Lien Collateral Agent or such Grantor may request to effectively confirm such release; provided however that if an “event of default” then exists under the Second-Lien Credit Agreement and the Discharge of First-Lien Obligations occurs concurrently with any such release, the Second-Lien Collateral Agent (on behalf of the Second-Lien Creditors) shall be entitled to receive the residual cash or cash equivalents (if any) remaining after giving effect to such release and the Discharge of the First-Lien Obligations.
          (b) Until the Discharge of First-Lien Obligations occurs, the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, hereby irrevocably constitutes and appoints the U.S. First-Lien Collateral Agent and any officer or agent of the U.S. First-Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Collateral Agent or such other Second-Lien Creditor or in the U.S. First-Lien Collateral Agent’s own name, from time to time in the U.S. First-Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.
          (c) If, prior to the Discharge of First-Lien Obligations, a subordination of the U.S. First-Lien Collateral Agent’s Lien on any Collateral is permitted (or in good faith believed by the U.S. First-Lien Collateral Agent to be permitted) under the First-Lien Credit Agreement to another Lien permitted under the First-Lien Credit Agreement (a “Priority Lien”), then the U.S. First-Lien Collateral Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, shall promptly execute and deliver to such First-Lien Collateral Agent or the relevant Grantor an identical subordination agreement subordinating the Liens of the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors to such Priority Lien.
          5.2 Insurance. Unless and until the Discharge of First-Lien Obligations has occurred, the U.S. First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First-Lien Obligations has occurred, and subject to the rights of the Grantors under the First-Lien Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the U.S. First-Lien Collateral Agent for the benefit of the First-Lien Creditors pursuant to the terms of the First-Lien Loan Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit and Hedging Agreements) and, after the Discharge of First-Lien Obligations has occurred, to the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors to the extent required under the Second-Lien Security Documents and then, to the extent no Second-Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second-Lien Collateral Agent or any other Second-Lien Creditors shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the U.S. First-Lien Collateral Agent in accordance with the terms of Section 4.2 of this Agreement.

          5.3 Amendments to First-Lien Loan Documents and Second-Lien Loan Documents.
          (a) The First-Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the First-Lien Credit Agreement may be Refinanced, in each case, without notice to, or the consent of, the Second-Lien Collateral Agent or the other Second-Lien Creditors, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that any such amendment, supplement, modification or Refinancing of the First-Lien Credit Agreement shall not, without the consent of the Second-Lien Collateral Agent increase the maximum aggregate principal of Loans and stated amount of Letters of Credit thereunder to an amount in excess of the Cap Amount.
          (b) Without the prior written consent of the U.S. First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors), no Second-Lien Loan Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second-Lien Loan Document, would contravene the provisions of this Agreement or any First-Lien Loan Document. Each of Holdings, the Parent Borrower and each other Guarantor agrees that each Second-Lien Security Document shall include the following language (or language to similar effect approved by the U.S. First-Lien Collateral Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second-Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second-Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of November 27, 2006 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among RSC Holdings II, LLC, RSC Holdings III, LLC, Rental Service Corporation, each other Grantor party thereto from time to time, Deutsche Bank AG, New York Branch (“DBNY”), as U.S. First-Lien Collateral Agent and DBNY, as Second-Lien Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
In addition, each of Holdings, the Parent Borrower and each other Grantor agrees that each Second-Lien Security Document covering any Collateral shall contain such other language as the U.S. First-Lien Collateral Agent may reasonably request to reflect the subordination of such Second-Lien Security Document to the First-Lien Security Document covering such Collateral.
          (c) In the event the U.S. First-Lien Collateral Agent or the other First-Lien Creditors and the relevant Grantor(s) enter into any amendment, waiver or consent in respect of any of the First-Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Security Document or changing in any manner the rights of the U.S. First-Lien Collateral Agent, the other First-Lien Creditors, the Parent Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the

Second-Lien Credit Agreement and the Comparable Second-Lien Security Document without the consent of the Second-Lien Collateral Agent or the other Second-Lien Creditors and without any action by the Second-Lien Collateral Agent, the Parent Borrower or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second-Lien Security Documents, except to the extent that a release of such Lien is permitted by Section 5.1 of this Agreement, (ii) imposing additional duties on the Second-Lien Collateral Agent without its consent, or (iii) permitting other liens on the Collateral not permitted under the terms of the Second-Lien Loan Documents or Section 6 hereof and (B) notice of such amendment, waiver or consent shall have been given to the Second-Lien Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).
          5.4 Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement, the Second-Lien Collateral Agent and the other Second-Lien Creditors may exercise rights and remedies as unsecured creditors against Holdings, the Parent Borrower or any other Grantor that has guaranteed the Second-Lien Obligations in accordance with the terms of the Second-Lien Loan Documents and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Second-Lien Collateral Agent or any other Second-Lien Creditors of the required payments of interest and principal on the Second-Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second-Lien Collateral Agent or any other Second-Lien Creditor of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Second-Lien Collateral Agent or any other Second-Lien Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such First-Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Lien Collateral Agents or the other First-Lien Creditors may have with respect to the First-Lien Collateral.
          5.5 Bailee for Perfection.
          (a) The U.S. First-Lien Collateral Agent agrees to acquire and acknowledges it holds the Pledged Collateral or other Collateral in its possession or control (or in the possession or control of its agents or bailees) on behalf of itself and the Second-Lien Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted under the First-Lien Loan Documents and the Second-Lien Loan Documents, subject to the terms and conditions of this Section 5.5.
          (b) Until the Discharge of First-Lien Obligations has occurred, the U.S. First-Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First-Lien Loan Documents as if the Liens of the Second-Lien Collateral Agent under the Second-Lien Security Documents did not exist. The rights of the Second-Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the U.S. First-Lien Collateral Agent’s rights under the First-Lien Loan Documents.

          (c) The U.S. First-Lien Collateral Agent shall have no obligation whatsoever to the First-Lien Creditors and the Second-Lien Collateral Agent or any Second-Lien Creditor to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the U.S. First-Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5.
          (d) The U.S. First-Lien Collateral Agent acting pursuant to this Section 5.5 shall not have by reason of the First-Lien Security Documents, the Second-Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of the First-Lien Creditors, the Second-Lien Collateral Agent or any other Second-Lien Creditor.
          (e) Upon the Discharge of the First-Lien Obligations, the U.S. First-Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) (or proceeds thereof) together with any necessary endorsements, first, to the Second-Lien Collateral Agent, if any Second-Lien Obligations remain outstanding, and second, to the Parent Borrower or the relevant Grantor if no First-Lien Obligations or Second-Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). The U.S. First-Lien Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person’s obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
          5.6 When Discharge of First-Lien Obligations Deemed to Not Have Occurred. If at any time after the Discharge of First-Lien Obligations has occurred, the Parent Borrower or any other Grantor immediately thereafter enters into any Refinancing of any First-Lien Loan Document evidencing a First-Lien Obligation which Refinancing is permitted hereby, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing First-Lien Loan Document shall automatically be treated as First-Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the first-lien collateral agent under such First-Lien Loan Documents shall be the U.S. First-Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Parent Borrower or any other Grantor has entered into a new First-Lien Loan Document (which notice shall include the identity of the new agent, such agent, the “New Agent”), the Second-Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent Borrower or any other Grantor or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.
          5.7 Option to Purchase First-Lien Debt. (a) Without prejudice to the enforcement of remedies by the First-Lien Creditors, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant First-Lien Loan Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Second-Lien Obligations as being entitled to exercise all default purchase options as to the Second-Lien Obligations then outstanding (an “Eligible Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the First-Lien Creditors), at any time during the exercise period described in clause (c) below of this Section 5.7, all, but not less than all, of the First-Lien Obligations (other than the First-Lien Obligations of a Defaulting Creditor), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all First-Lien Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 5.7, all commitments pursuant to any then outstanding First-Lien Credit Agreement shall have terminated and all Hedging Agreements constituting First-Lien Documents shall also have been terminated in accordance with their terms. Any purchase pursuant to this Section 5.7(a) shall be made as follows:
          (1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute First-Lien Obligations (including unreimbursed amounts drawn in respect of Letters of Credit, but excluding the undrawn amount of then outstanding Letters of Credit), the greater of (I) 100% and (II) the then current market-based price, of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration prepayment penalties or premiums other than customary breakage costs), (B) in the case of any Hedging Agreement, the aggregate amount then owing to each counter party in respect of such Hedging Agreement thereunder pursuant to the terms of the respective Hedging Agreement, as the case may be, including without limitation all amounts owing to such counter party as a result of the termination (or early termination) thereof plus (C) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible Purchasers (which shall be expressly provided in the assignment documentation described below) to (i) reimburse each issuing lender (or any First-Lien Creditor required to pay same) for all amounts thereafter drawn with respect to any Letters of Credit constituting First-Lien Obligations which remain outstanding after the date of any purchase pursuant to this Section 5.7, together with all facing fees and other amounts which may at any future time be owing to the respective issuing lender with respect to such Letters of Credit, and (ii) pay over to the First-Lien Creditors any amounts recovered by such Eligible Purchasers on account of any acceleration prepayment premiums or penalties with respect to the First-Lien Obligations;
          (2) with the purchase price described in preceding clause (a)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any First-Lien Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First-Lien Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the First-Lien Credit Agreement, in which case the purchase price described in preceding clause (a)(1)(x) shall be appropriately adjusted so that the Eligible Purchaser or Eligible Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First-Lien Obligations); provided that the purchase price in respect of any outstanding Letter of Credit that remains undrawn on the date of purchase shall be payable in cash as and when such Letter of Credit is drawn upon (i) first, from the cash collateral account described in clause (a)(3) below, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Purchaser or Eligible Purchasers;
          (3) with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the U.S. First-Lien Collateral Agent or its designee in an amount equal to 110% of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit pursuant to the First-Lien Loan Documents and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the Letters of Credit (assuming no drawings thereon before stated maturity), as security for the respective Eligible Purchaser’s or Eligible Purchasers’ obligation to pay amounts as provided in preceding clause (a)(1)(y), it being understood and agreed that (x) at the time any facing or similar fees are owing to an issuer with respect to any Letter of Credit, the U.S. First-Lien Collateral Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any Letter of Credit, the U.S. First-Lien Collateral Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this clause (3), those amounts (if any) then on deposit with the U.S. First-Lien Collateral Agent as described in this clause (3) which exceed 110% of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding Letters of Credit (assuming no drawings thereon before stated maturity), shall be returned to the respective Eligible Purchaser or Eligible Purchasers (as their interests appear). Furthermore, at such time as all Letters of Credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (3) (and not previously applied or released as provided above) shall be returned to the respective Eligible Purchaser or Eligible Purchasers, as their interests appear;
          (4) with the purchase price described in preceding clause (a)(1)(x) accompanied by a waiver by the Second-Lien Collateral Agent (on behalf of itself and the other Second-Lien Creditors) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.7;
          (5) with all amounts payable to the various First-Lien Creditors in respect of the assignments described above to be distributed to them by the U.S. First-Lien Collateral Agent in accordance with their respective holdings of the various First-Lien Obligations; and
          (6) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the U.S. First-Lien Collateral Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible Purchaser or Eligible

Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the U.S. First-Lien Collateral Agent and each other First-Lien Creditor shall retain all rights to indemnification as provided in the relevant First-Lien Loan Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 5.7 (although the security interests securing same shall, following such purchase, be subordinated to the security interest of the Eligible Purchasers making such purchase). The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the U.S. First-Lien Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment)), the amount of cash collateral held by the U.S. First-Lien Collateral Agent or its designee pursuant to preceding clause (a)(3) is at any time less than the full amounts owing with respect to any Letter of Credit described above (including facing and similar fees) then the respective Eligible Purchaser or Eligible Purchasers shall promptly reimburse the U.S. First-Lien Collateral Agent (who shall pay the respective issuing bank) the amount of deficiency.
          (b) The right to exercise the purchase option described in Section 5.7(a) above shall be exercisable and legally enforceable upon at least seven Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Purchaser or Eligible Purchasers) given to the U.S. First-Lien Collateral Agent by an Eligible Purchaser. Neither the U.S. First-Lien Collateral Agent nor any other First-Lien Creditor shall have any disclosure obligation to any Eligible Purchaser, the Second-Lien Collateral Agent or any other Second-Lien Creditor in connection with any exercise of such purchase option.
          (c) The right to purchase the First-Lien Obligations as described in this Section 5.7 may be exercised (by giving the irrevocable written notice described in preceding clause (b)) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the Loans under the First-Lien Credit Agreement, (y) the occurrence of the final maturity of the Loans under the First-Lien Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to a First-Lien Borrower (other than RSC Canada or any other Borrower that is incorporated in Canada or a province thereof) which constitutes an event of default under the First-Lien Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within such 10 Business Day Period, and so long as any unpaid amounts constituting First-Lien Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (a) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied and (2) ends on the 90th day after the start of the period described in clause (1) above.
          (d) The obligations of the First-Lien Creditors to sell their respective First-Lien Obligations under this Section 5.7 are several and not joint and several. To the extent any First-Lien Creditor (a “Defaulting Creditor”) breaches its obligation to sell its First-Lien Obligations under this Section 5.7, nothing in this Section 5.7 shall be deemed to require the First-Lien Collateral Agent or any other First-Lien Creditor to purchase such Defaulting Creditor’s First-Lien Obligations for resale to the holders of Second-Lien Obligations and in all cases, the U.S. First-Lien Collateral Agent and each First-Lien Creditor complying with the terms of this Section 5.7 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (d) shall require any Eligible Purchaser to purchase less than all of the First-Lien Obligations.
          (e) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Purchasers pursuant to this Section 5.7 (so long as they meet all eligibility standards contained in all relevant First-Lien Loan Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such First-Lien Loan Documents) for purposes of all First-Lien Loan Documents and hereby agrees that no further consent from such Grantor shall be required.
          SECTION 6. Insolvency or Liquidation Proceedings.
          6.1 Finance and Sale Issues. (a) If the Parent Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the U.S. First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall desire to permit the use of Cash Collateral (as defined in Section 363(a) of the Bankruptcy Code) on which the U.S. First-Lien Collateral Agent or any other creditor of the Parent Borrower or any other Grantor has a Lien or to permit the Parent Borrower or any other Grantor to obtain financing (including on a priming basis), whether from the First-Lien Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will not oppose or raise any objection to or contest, or join with or support any third party opposing, objecting to or contesting (and each Second-Lien Creditor hereby shall be deemed to have consented to), such use of Cash Collateral or Post-Petition Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the U.S. First-Lien Collateral Agent or to the extent permitted by Section 6.3 hereof) and, to the extent the Liens securing the First-Lien Obligations are subordinated to or pari passu with such Post-Petition Financing, its Liens on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Second-Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First-Lien Obligations as if such Post-Petition Financing had not occurred.
          (b) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will raise no objection to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First-Lien Creditors have consented to such sale or disposition of such assets.

          6.2 Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the U.S. First-Lien Collateral Agent.
          6.3 Adequate Protection. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the U.S. First-Lien Collateral Agent or the other First-Lien Creditors for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by the U.S. First-Lien Collateral Agent or the other First-Lien Creditors to any motion, relief, action or proceeding based on the U.S. First-Lien Collateral Agent or the other First-Lien Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code with respect to the Collateral, except to the extent that, in the sole discretion of the First-Lien Creditors, the receipt by the Second-Lien Creditors of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the First-Lien Creditors otherwise would be entitled to receive (it being understood that, in any event, (A) no adequate protection shall be requested or accepted by the Second-Lien Creditors or by the Second-Lien Collateral Agent on their behalf unless the First-Lien Creditors are satisfied in their sole discretion with the adequate protection afforded to the First-Lien Creditors, and (B) any such adequate protection is in the form of a replacement Lien on the Grantors’ assets, such Lien will be subordinated to the Liens securing the First-Lien Obligations (including any replacement Liens granted in respect of the First-Lien Obligations) and any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement.
          6.4 No Waiver; Voting Rights. Nothing contained herein shall prohibit or in any way limit the U.S. First-Lien Collateral Agent or any First-Lien Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second-Lien Collateral Agent or any other Second-Lien Creditor, including the seeking by the Second-Lien Collateral Agent or any other Second-Lien Creditor of adequate protection or the assertion by the Second-Lien Collateral Agent or any other Second-Lien Creditors of any of its rights and remedies under the Second-Lien Loan Documents or otherwise. In any Insolvency or Liquidation Proceeding, neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall (i) oppose, object to, or vote against any plan of reorganization or disclosure statement, or join with or support any third party in doing so, to the extent the terms of such plan or disclosure statement comply with the following clause (ii) and are otherwise consistent with the rights of the First-Lien Creditors under this Agreement or (ii) support or vote for any plan of reorganization or disclosure statement of any Grantor unless (x) such plan provides for the payment in full in cash of all First-Lien Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y) such plan provides on account of the First-Lien Obligations for the retention by the U.S. First-Lien Collateral Agent, for the benefit of the First-Lien Creditors, of the Liens on the Collateral securing the First-Lien Obligations, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, the Second-Lien Collateral Agent are only on assets or property securing the First-Lien Obligations and shall have the same relative priority with respect to the Collateral or other assets or property, respectively, as provided in this Agreement with respect to the Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other property of any kind or nature, on account of the First-Lien Obligations or the Second-Lien Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the Second-Lien Obligations shall be delivered to the U.S. First-Lien Collateral Agent and distributed in accordance with the priorities provided in Section 4.1(a) hereof, it being understood that, in the event that any plan is proposed by any debtor, creditor, or other party in interest in any such Insolvency or Liquidation Proceeding that is inconsistent with or purports to alter the provisions of this Agreement (including the provisions of Section 4.1(a) hereof and the priority of application of the proceeds of Collateral set forth therein), the U.S. First-Lien Collateral Agent shall be deemed to have been granted, as of the date hereof, an irrevocable power of attorney to vote the claims of the Second-Lien Creditors against any such plan, with such appointment being coupled with an interest, and the U.S. First-Lien Collateral Agent shall be deemed the “holder” of such claims within the meaning of Section 1126(a) of the Bankruptcy Code. Except as provided in this Section 6, the Second-Lien Creditors shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.
          6.5 Preference Issues. If any First-Lien Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Parent Borrower or any other Grantor any amount (a “Recovery”), then the First-Lien Obligations shall be reinstated to the extent of such Recovery and the First-Lien Creditors shall be entitled to a reinstatement of First-Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second-Lien Collateral Agent or any Second-Lien Creditor on account of the Second-Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the U.S. First-Lien Collateral Agent for the benefit of the First-Lien Creditors, for application to the reinstated First-Lien Obligations. This Section 6.5 shall survive termination of this Agreement.
          6.6 Post-Petition Interest.
          (a) Neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall oppose or seek to challenge any claim by the U.S. First-Lien Collateral Agent or any First-Lien Creditor for allowance in any Insolvency or Liquidation Proceeding of First-Lien Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the First-Lien Creditors, and is intended to provide the First-Lien Creditors with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Parent Borrower or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.
          (b) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).
          6.7 Waiver. The Second-Lien Collateral Agent, for itself and on behalf of the other Second-Lien Creditors, waives any claim it may hereafter have against any First-Lien Creditor arising out of the election by any First-Lien Creditor of the application to the claims of any First-Lien Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.
          6.8 Limitations. So long as the Discharge of First-Lien Obligations has not occurred, without the express written consent of the U.S. First-Lien Collateral Agent, none of the Second-Lien Creditors shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) make an election for application to its claims of Section 1111(b)(2) of the Bankruptcy Code, (ii) oppose, object to or contest the determination of the extent of any Liens held by any of the First-Lien Creditors or the value of any claims of First-Lien Creditors under Section 506(a) of the Bankruptcy Code or (iii) oppose, object to or contest the payment to the First-Lien Creditors of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.
          SECTION 7. Reliance; Waivers; Etc.
          7.1 Reliance. Other than any reliance on the terms of this Agreement, the U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Loan Documents, acknowledges that it and the other First-Lien Creditors have, independently and without reliance on the Second-Lien Collateral Agent or any other Second-Lien Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First-Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First-Lien Document and this Agreement. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, acknowledges that it and the Second-Lien Creditors have, independently and without reliance on the U.S. First-Lien Collateral Agent or any other First-Lien Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second-Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second-Lien Loan Documents and this Agreement.
          7.2 No Warranties or Liability. The U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, acknowledges and agrees that each of the Second-Lien Collateral Agent and the other Second-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second-Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the Second-Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, acknowledges and agrees that each of the U.S. First-Lien Collateral Agent and the other First-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First-Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent and the other Second-Lien Creditors shall have no duty to the U.S. First-Lien Collateral Agent or any of the other First-Lien Creditors, and the U.S. First-Lien Collateral Agent and the other First-Lien Creditors shall have no duty to the Second-Lien Collateral Agent or any of the other Second-Lien Creditors, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Holdings, the Parent Borrower or any other Grantor (including under the First-Lien Documents and the Second-Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.
          7.3 No Waiver of Lien Priorities.
          (a) No right of the First-Lien Creditors, the U.S. First-Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First-Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings, the Parent Borrower or any other Grantor or by any act or failure to act by any First-Lien Creditor or the U.S. First-Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First-Lien Documents or any of the Second-Lien Loan Documents, regardless of any knowledge thereof which the U.S. First-Lien Collateral Agent or the other First-Lien Creditors, or any of them, may have or be otherwise charged with.
          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Parent Borrower, RSC Canada and the other Grantors under the First-Lien Documents), the First-Lien Creditors, the U.S. First-Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First-Lien Documents and/or applicable law, without the consent of, or notice to, the Second-Lien Collateral Agent or any other Second-Lien Creditor, without incurring any liabilities to the Second-Lien Collateral Agent or any other Second-Lien Creditor and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second-Lien Collateral Agent or any Second-Lien Creditors is affected, impaired or extinguished thereby) do any one or more of the following:
          (i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
          (ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First-Lien Obligations or any Lien on any First-Lien Collateral or guaranty thereof or any liability of the Parent Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First-Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First-Lien Collateral Agents or any of the First-Lien Creditors, the First-Lien Obligations or any of the First-Lien Documents;
          (iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First-Lien Collateral or any liability of the Parent Borrower or any other Grantor to the First-Lien Creditors or the U.S. First-Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;
          (iv) settle or compromise any First-Lien Obligation or any other liability of the Parent Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First-Lien Obligations) in any manner or order;
          (v) exercise or delay in or refrain from exercising any right or remedy against the Parent Borrower or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Parent Borrower, any other Grantor or any First-Lien Collateral and any security and any guarantor or any liability of the Parent Borrower or any other Grantor to the First-Lien Creditors or any liability incurred directly or indirectly in respect thereof; and
          (vi) release or discharge any First-Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto.
          (c) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
          7.4 Waiver of Liability; Indemnity.
          (a) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, also agrees that the First-Lien Creditors and the U.S. First-Lien Collateral Agent shall have no liability to the Second-Lien Collateral Agent or any other Second-Lien Creditors, and the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby waives any claim against any First-Lien Creditor or the U.S. First-Lien Collateral Agent, arising out of any and all actions which the First-Lien Creditors or the U.S. First-Lien Collateral Agent may take or permit or omit to take with respect to: (i) the First-Lien Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First-Lien Collateral), (ii) the collection of the First-Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First-Lien Collateral. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, agrees that the First-Lien Creditors and the U.S. First-Lien Collateral Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First-Lien Collateral, the First-Lien Obligations or otherwise. Neither the U.S. First-Lien Collateral Agent nor any other First-Lien Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Grantor or upon the request of the Second-Lien Collateral Agent, any other holder of Second-Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Second-Lien Creditor by accepting the benefits of the Second-Lien Security Documents agrees that neither the U.S. First-Lien Collateral Agent nor any other First-Lien Creditor (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether First-Lien Obligations or Second-Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.
          (b) With respect to its share of the Obligations, Deutsche Bank AG, New York Branch (“Bank”) shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Creditor, all as if Bank were not the U.S. First-Lien Collateral Agent or the Second-Lien Collateral Agent. The term “Creditors” or any similar term shall, unless the context clearly otherwise indicates, include Bank in its individual capacity as a Creditor. Bank and its affiliates may lend money to, and generally engage in any kind of business with, the Grantors or any of their Affiliates as if Bank were not acting as the U.S. First-Lien Collateral Agent or Second-Lien Collateral Agent and without any duty to account therefor to any other Creditor.
          7.5 Obligations Unconditional. All rights, interests, agreements and obligations of the U.S. First-Lien Collateral Agent and the other First-Lien Creditors and the Second-Lien Collateral Agent and the other Second-Lien Creditors, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any First-Lien Document or any Second-Lien Loan Document;
          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Document or any Second-Lien Loan Document;
          (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent Borrower or any other Grantor; or
          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Parent Borrower or any other Grantor in respect of the First-Lien Obligations, or of the Second-Lien Collateral Agent or any Second-Lien Creditor in respect of this Agreement.
          SECTION 8. Miscellaneous.
          8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First-Lien Documents or the Second-Lien Loan Documents, the provisions of this Agreement shall govern and control.
          8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First-Lien Creditors may continue, at any time and without notice to the Second-Lien Collateral Agent or any other Second-Lien Creditor, to extend credit and other financial accommodations and lend monies to or for the benefit of the Parent Borrower or any other Grantor constituting First-Lien Obligations in reliance hereon. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Parent Borrower or any other Grantor shall include the Parent Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Parent Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Collateral Agent, the other Second-Lien Creditors and the Second-Lien Obligations, upon the later of (1) the date upon which the obligations under the Second-Lien Credit Agreement terminate if there are no other Second-Lien Obligations outstanding on such date and (2) if there are other Second-Lien Obligations outstanding on such date, the date upon which such Second-Lien Obligations terminate and (ii) with respect to the U.S. First-Lien Collateral Agent, the other First-Lien Creditors and the First-Lien Obligations, the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Creditors under Section 6.5.
          8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second-Lien Collateral Agent or the U.S. First-Lien Collateral Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that (x) the U.S. First-Lien Collateral Agent (at the direction of the Required First-Lien Creditors) may, without the written consent of any other Creditor, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the First-Lien Credit Agreement or any Refinancing or extension thereof) and adding new creditors as “First-Lien Creditors” and “Creditors” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the First-Lien Credit Agreement or the Second-Lien Credit Agreement and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly affected.
          8.4 Information Concerning Financial Condition of Holdings and its Subsidiaries. The U.S. First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and the Second-Lien Collateral Agent and the other Second-Lien Creditors, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings and its Subsidiaries and all endorsers and/or guarantors of the First-Lien Obligations or the Second-Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Second-Lien Obligations. The U.S. First-Lien Collateral Agent and the other First-Lien Creditors shall have no duty to advise the Second-Lien Collateral Agent or any other Second-Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the U.S. First-Lien Collateral Agents or any of the other First-Lien Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second-Lien Collateral Agent or any other Second-Lien Creditor, it or they shall be under no obligation (w) to make, and the U.S. First-Lien Collateral Agent and the other First-Lien Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.5 Subrogation. Subject to the Discharge of First-Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second-Lien Creditors or Second-Lien Collateral Agent pay over to the U.S. First-Lien Collateral Agent or any of the other First-Lien Creditors under the terms of this Agreement, the Second-Lien Creditors and the Second-Lien Collateral Agent shall be subrogated to the rights of the U.S. First-Lien Collateral Agent and such other First-Lien Creditors; provided that, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred. Each of Holdings, the Parent Borrower and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Second-Lien Collateral Agent or the other Second-Lien Creditors and paid over to the U.S. First-Lien Collateral Agent or the other First-Lien Creditors pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Obligations owed by the Parent Borrower or any other Grantor under the Second-Lien Loan Documents.
          8.6 Application of Payments. All payments received by the U.S. First-Lien Collateral Agent or the other First-Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Creditors, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, assents to any extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First-Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
          8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
               (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

               (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
               (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPLICABLE PARTY HERETO AT THE ADDRESS SET FORTH ACROSS SUCH PARTY’S SIGNATURE HERETO OR AT SUCH OTHER ADDRESS OF WHICH SUCH PARTY SHALL HAVE BEEN NOTIFIED IN ACCORDANCE WITH SECTION 8.8 HEREOF PURSUANT;
               (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
               (v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY CONSEQUENTIAL OR PUNITIVE DAMAGES.
          (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
          8.8 Notices. All notices to the Second-Lien Creditors and the First-Lien Creditors permitted or required under this Agreement may be sent to the Second-Lien Collateral Agent and the U.S. First-Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by courier service or U.S. mail or sent by means of telecopy and shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received. For the purposes hereof, the addresses of the parties hereto shall be as set across each party’s signature hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          8.9 Further Assurances. Each of the U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, Holdings, the Parent Borrower and each Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the U.S. First-Lien Collateral Agent or the Second-Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements herein made by it and the Second-Lien Collateral Agent, on its behalf.
          8.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the U.S. First-Lien Collateral Agent, the other First-Lien Creditors, the Second-Lien Collateral Agent, the other Second-Lien Creditors and their respective successors and assigns.
          8.12 Specific Performance. Each of the U.S. First-Lien Collateral Agent and the Second-Lien Collateral Agent may demand specific performance of this Agreement. Each of the U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, and the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the U.S. First-Lien Collateral Agent or the Second-Lien Collateral Agent, as the case may be.
          8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
          8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy (or other electronic transmission, i.e. “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
          8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements made herein.
          8.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First-Lien Creditors and the Second-Lien Creditors. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between each of the Grantors and the U.S. First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and each of the Grantors and the Second-Lien Collateral and the Second-Lien Creditors, on the other hand, the obligations of each Grantor to pay principal, interest, fees and other amounts as provided in the First-Lien Documents and the Second-Lien Loan Documents, respectively.
          8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Creditors on the one hand and the Second-Lien Creditors on the other hand. None of the Parent Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Parent Borrower or any other Grantor, which are absolute and unconditional, to pay the First-Lien Obligations and the Second-Lien Obligations as and when the same shall become due and payable in accordance with their terms.
          8.18 Grantors; Additional Grantors. It is understood and agreed that Holdings, the Parent Borrower and each other Grantor on the date of this Agreement shall constitute the original Grantors hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of Holdings which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing delivering a counterpart hereof to the U.S. First-Lien Collateral Agent or by executing and delivering an assumption agreement in form and substance reasonably satisfactory to the U.S. First-Lien Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.
          8.19 Exclusive Collateral. (a) For avoidance of doubt, it is understood and agreed that RSC Canada, the other the Canadian Borrowers (as defined in the First-Lien Credit Agreement) and various Canadian Subsidiaries that guarantee (or may in the future guarantee) First-Lien Obligations incurred by RSC Canada and such other Canadian Borrowers and Canadian Subsidiaries have granted (or in the future shall grant) security interests in certain of their property securing only their First-Lien Obligations (the “First-Lien Exclusive Collateral”), and that as of the date of this Agreement, no such security interests have been provided by RSC Canada, any other Canadian Borrowers or any other such Canadian Subsidiaries to secure any Second-Lien Obligations. It is understood and agreed by all parties hereto that this Agreement (other than Sections 2.2, 2.3 and provisions dealing with First-Lien Exclusive Collateral) does not apply to any security interests granted by RSC Canada, the other Canadian Borrowers or any other Canadian Subsidiary to secure such First-Lien Obligations, and that any assets or property pledged by RSC Canada, the other Canadian Borrowers or any other Canadian Subsidiary to secure (or which are subject to a Lien to secure) any First-Lien Obligations shall not be subject to the terms or provisions of this Agreement (and shall not require that parallel security interests be granted in support of the Second-Lien Obligations).

          IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First-Lien Collateral Agent

Notice Address: 60 Wall Street New York, New York 10005	DEUTSCHE BANK AG, NEW YORK BRANCH, in its capacity as U.S. First-Lien Collateral Agent By:

Telephone: (212) 250-6150 Telecopier: (212) 797-4655 Attention: Marguerite Sutton	Name:
Title:

By:
Name:
Title:

Second-Lien Collateral Agent

Notice Address: 60 Wall Street New York, New York 10005 Telephone: (212) 250-6150 Telecopier: (212) 797-4655	DEUTSCHE BANK AG, NEW YORK BRANCH, in its capacity as Second-Lien Collateral Agent By:
Attention: Marguerite Sutton	Name:
Title:

By:
Name:
Title:

RSC HOLDINGS II, LLC

Notice Address:	By:
6929 East Greenway Parkway, Suite 200 Scottsdale, Arizona 85254		Name: Title:
Telephone: (800) 222-7777 Telecopier: (480) 647-2412 Attention: Kevin Laughlin, Vice President and Treasurer
RENTAL SERVICES CORPORATION
Notice Address:
By:

6929 East Greenway Parkway, Suite 200 Scottsdale, Arizona 85254 Telephone: (800) 222-7777 Telecopier: (480) 647-2412		Name: Title:
Attention: Kevin Laughlin, Vice President and Treasurer

EXECUTION VERSION
EXHIBIT E
FORM OF GUARANTEE AND COLLATERAL AGREEMENT
          GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 27, 2006, made by RSC HOLDINGS II, LLC, a Delaware limited liability company (“Holdings”), RSC HOLDINGS III, LLC, a Delaware limited liability company (in its specific capacity as Parent Borrower, together with its successors and assigns, the “Parent Borrower”), RENTAL SERVICE CORPORATION, an Arizona corporation (“RSC”) and certain of the Parent Borrower’s Subsidiaries that may become party hereto from time to time pursuant to Section 9.15 in favor of DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as collateral agent (in such capacity, the “Collateral Agent”) and administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (collectively, the “Lenders”; individually, a “Lender”) from time to time parties to the Credit Agreement described below and for the other Secured Parties (as defined below).
W I T N E S S E T H:
          WHEREAS, pursuant to that certain Second-Lien Term Loan Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Credit Agreement”), among Holdings, the Parent Borrower and RSC (together with the Parent Borrower and any other entity that becomes a borrower thereunder pursuant to subsection 6.9(b) of the Credit Agreement, the “Borrowers”), the Collateral Agent, the Administrative Agent, and the other parties party thereto, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein (the Lenders, the Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”);
          WHEREAS, the Borrowers are members of an affiliated group of companies that includes Holdings, the Borrowers, and any other Domestic Subsidiary of the Parent Borrower that becomes a party hereto from time to time after the date hereof (all of the foregoing collectively, the “Granting Parties”);
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Granting Parties in connection with the operation of their respective businesses;
          WHEREAS, the Borrowers and the other Granting Parties are engaged in related businesses, and each such Granting Party will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
          WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Granting Parties shall execute and deliver this Agreement to the Collateral Agent for the benefit of the Secured Parties (as defined below);

          WHEREAS, each Borrower and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Permitted Hedging Arrangements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Parties”); and
          WHEREAS, the Collateral Agent and the U.S. Collateral Agent have entered into an Intercreditor Agreement with Holdings and certain of the Borrowers and the other Granting Parties, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).
          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Granting Party hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I
Defined Terms
               Section 1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms that are defined in the Code (as in effect on the date hereof) are used herein as so defined: Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Letter-of-Credit Rights, Money, Promissory Notes, Records, Securities, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.
          (b) The following terms shall have the following meanings:
          ABL Guarantee and Collateral Agreement”: that certain U.S. Guarantee and Collateral Agreement, dated as of the date hereof, among Holdings, the Parent Borrower, RSC and DBNY, as collateral agent, as amended, amended and restated, waived, supplemented or otherwise modified from time to time.
          “Accounts”: all accounts (as defined in the Code) of each Grantor, including, without limitation, all Accounts (as defined in the Credit Agreement) and Accounts Receivable of such Grantor.
          “Accounts Receivable”: any right to payment for goods sold or leased or for services rendered, which is not evidenced by an instrument (as defined in the Code) or Chattel Paper.
          “Adjusted Net Worth”: of any Guarantor at any time, shall mean the greater of (x) $0 and (y) the amount by which the fair saleable value of such Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Agreement or any other Loan Document, or pursuant to its guarantee with respect to any Indebtedness then outstanding pursuant to clauses (b) and (d) of subsection 7.1 of the Credit Agreement) on such date.
          “Administrative Agent”: as defined in the recitals hereto.
          “Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.
          “Asset Sales Proceeds Account”: one or more Deposit Accounts or Securities Accounts holding only the proceeds of any sale or disposition of any Collateral and the proceeds or investment thereof.
          “Bankruptcy Case”: (i) Holdings or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.
          “Borrower Loan Document Obligations”: as defined in the definition of “Borrower Obligations” in this subsection 1.1(b).
          “Borrower Obligations”: with respect to any Borrower, the collective reference to: all obligations and liabilities of such Borrower in respect of (i) the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loans and all other obligations and liabilities of such Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Term Loans, the other Loan Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations and indebtedness with respect to Interest Rate Protection Agreement or Permitted Hedging Arrangements, being herein collectively called the “Borrower Loan Document Obligations”), and (ii) any Interest Rate Protection Agreement or Permitted Hedging Arrangement entered into with any Person who was at the time of entry into such agreement a Lender or an affiliate of any Lender (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Borrower Other Obligations”); in each case whether on account of principal, interest or a termination of any transaction entered into pursuant to any such Interest Rate Protection Agreement or Permitted Hedging Arrangement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Administrative Agent or any other Secured Party that are required to be paid by such Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).
          “Borrower Other Obligations”: as defined in the definition of “Borrower Obligations” in this subsection 1.1(b).
          “Borrowers”: as defined in the recitals hereto.
          “Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Collateral”: as defined in Section 3; provided that, for purposes of subsection 6.5, Section 8 and subsection 9.16(b), “Collateral” shall have the meaning assigned to such term in the Credit Agreement.
          “Commercial Tort Action” any action, other than (i) an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the Grantors or (ii) an action arising out of or related to PL/PD Claims, that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, in which any Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it exceeding $40,000,000.
          “Commitments”: the collective reference to the Term Loan Commitments.
          “Contracts”: with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof (except for contracts listed on Schedule 6 hereto), to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.
          “Copyright Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any copyright of such Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, any material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
          “Copyrights”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States and foreign copyrights, whether or not the underlying works of authorship have been published or registered, all United States and foreign copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.
          “Credit Agreement”: has the meaning provided in the Preamble hereto.
          “Excluded Assets”: as defined in Section 3.3.
          “General Fund Account”: the general fund account of the relevant Grantor established at the same office of the U.S. Collateral Account Bank as the U.S. Collateral Proceeds Account.
          “Granting Parties”: as defined in the recitals hereto.
          “Grantor”: Holdings, the Borrowers, and any other Domestic Subsidiary of the Parent Borrower that becomes a party hereto from time to time after the date hereof.
          “Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) the Obligations guaranteed by such Guarantor pursuant to Section 2 and (ii) (A) all obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party (all such obligations, liabilities and indebtedness under this clause (ii)(A), except to the extent consisting of obligations and indebtedness with respect to Interest Rate Protection Agreement or Permitted Hedging Arrangements, being herein collectively called the “Guarantor Loan Document Obligations,” and, together with the Borrower Loan Obligations, the “Loan Document Obligations”) and (B) any Interest Rate Protection Agreement or Permitted Hedging Arrangement entered into with any Person who was at the time of entry into such agreement a Lender or an affiliate of any Lender (all such obligations, liabilities and indebtedness under this clause (ii)(B) being herein collectively called the “Guarantor Other Obligations,” and, together with the Borrower Other Obligations, the “Other Obligations”); in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, to the Lead Arrangers or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
          “Guarantors”: the collective reference to each Granting Party other than Holdings.
          “Instruments”: has the meaning specified in Article IX of the Code, but excluding the Pledged Securities.
          “Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses.

          “Intercompany Note”: with respect to any Grantor, any promissory note in a principal amount in excess of $3,500,000 evidencing loans made by such Grantor to Holdings or any of its Subsidiaries.
          “Intercreditor Agreement”: as defined in the recitals hereto.
          “Inventory”: with respect to any Grantor, all inventory (as defined in the Code) of such Grantor, including, without limitation, all Inventory (as defined in the Credit Agreement) of such Grantor.
          “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof (other than any Capital Stock of any Foreign Subsidiary excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.
          “Issuers”: the collective reference to the Persons identified on Schedule 2 as the issuers of Pledged Stock, together with any successors to such companies (including, without limitation, any successors contemplated by subsection 7.4 of the Credit Agreement).
          “Lender Creditors”: as defined in the recitals hereto.
          “Loan Document Obligations”: as defined in the definition of “Guarantor Obligations” in this subsection 1.1(b).
          “Non-Lender Secured Parties”: the collective reference to any person who, at the time of entering into any Interest Rate Protection Agreement or Permitted Hedging Arrangement secured hereby, was a Lender or an affiliate of any Lender and their respective successors and assigns.
          “Obligations”: (i) in the case of each Borrower, its Borrower Obligations and its Guarantor Obligations and (ii) in the case of each other Guarantor, its Guarantor Obligations.
          “Other Creditors: as defined in the recitals hereto.
          “Other Obligations”: as defined in the definition of “Guarantor Obligations” in this subsection 1.1(b).
          “Parent Borrower”: as defined in the Preamble hereto.
          “Patent Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any patent, patent application, or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

          “Patents”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States and foreign patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.
          “Permitted Hedging Arrangement”: as defined in subsection 7.16 of the Credit Agreement.
          “PL/PD Claims” means all claims that (i) arise out of or are related to damage to the property of the Parent Borrower or any of its Subsidiaries or out of bodily injury (including death) or damage to the property of Persons other than the Parent Borrower and its Subsidiaries and are classified as “public liability and property damage” claims for purposes of the consolidated financial statements of the Parent Borrower and its Subsidiaries and (ii) arise out of or are related to any policy of insurance under which the Parent Borrower or any of its Subsidiaries is an insured or otherwise a beneficiary.
          “Pledged Collateral”: as to any Pledgor, the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.
          “Pledged Notes”: with respect to any Pledgor, all promissory notes issued to or held by any Grantor in a principal amount in excess of $3,500,000 (other than promissory notes issued in connection with an extension of trade credit by any Grantor in the ordinary course of business) and all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.
          “Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.
          “Pledged Stock”: with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares of Capital Stock required to be pledged by such Pledgor pursuant to subsection 6.9 of the Credit Agreement, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect (provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary, (ii) any of the Capital Stock of a Subsidiary of a Foreign Subsidiary and (iii) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity).

          “Pledgor”: Holdings (with respect to the Pledged Stock of the Parent Borrower and all other Pledged Collateral of the Parent Borrower), the Borrowers (with respect to Pledged Stock of the entities listed on Schedule 2 hereto under the name of such applicable Borrower and all other Pledged Collateral of such applicable Borrower) and each other Granting Party (with respect to Pledged Securities held by such Granting Party and all other Pledged Collateral of such Granting Party).
          “Primary Obligations”: as defined in subsection 6.5.2.
          “Primary Borrower Obligations”: as defined in subsection 6.5.2.
          “Pro Rata Share”: as defined in subsection 6.5.2.
          “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
          “Representative”: as defined in subsection 6.5.3.
          “Restrictive Agreements”: as defined in subsection 3.3(a).
          “RSC”: as defined in the recitals hereto.
          “Secondary Obligations”: as defined in subsection 6.5.2.
          “Secondary Borrower Obligations”: as defined in subsection 6.5.2.
          “Secured Parties”: as defined in the recitals hereto.
          “Security Collateral”: with respect to any Granting Party, means, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such Granting Party.
          “Specified Asset”: as defined in subsection 4.2.2 hereof.
          “Trade Secret Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
          “Trade Secrets”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States and foreign trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.
          “Trademark Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
          “Trademarks”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States and foreign trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section l(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections l(c) and l(d) of said Act has been filed, it being understood and agreed that the carve out in this parenthetical shall be applicable only if and for so long as a grant of a security interest in such intent to use application would invalidate or otherwise jeopardize Grantor’s rights therein), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.
          “U.S. Collateral Account Bank”: Deutsche Bank AG, New York Branch, an Affiliate thereof or another bank which at all times is a Lender as selected by the relevant Grantor and consented to in writing by the Collateral Agent (such consent not to be unreasonably withheld or delayed).
          “U.S. Collateral Agent”: the U.S. Collateral Agent as defined in the ABL Guarantee and Collateral Agreement.
          “U.S. Collateral Proceeds Account”: a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the U.S. Collateral

Account Bank in the name, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties.
               Section 1.2. Other Definitional Provisions. (a) The words “hereof, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.
          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (c) Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.
          (d) All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.
ARTICLE II
Guarantee
               Section 2.1. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the applicable Secured Parties, the prompt and complete payment and performance by each Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of such Borrower owed to the applicable Secured Parties.
          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors; provided that, to the maximum extent permitted under applicable law, it is the intent of the parties hereto that (x) the amount of the liability of any of the Guarantors or any guarantee in respect of Indebtedness permitted pursuant to clause (b) of subsection 7.1 of the Credit Agreement shall be reduced before the amount of the liability of the respective Guarantor is reduced hereunder and (y) the rights of contribution of each Guarantor provided in following subsection 2.2 be included as an asset of the respective Guarantor in determining the maximum liability of such Guarantor hereunder.
          (c) Each Guarantor agrees that the Borrower Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Term Loans, all other Borrower Obligations then due and owing, and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full in cash and the Commitments shall have been terminated notwithstanding that from time to time during the term of the Credit Agreement any of the Borrowers may be free from any Borrower Obligations, or (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the Credit Agreement.
          (e) No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of any of the Borrower Obligations), remain liable for the Borrower Obligations of each Borrower guaranteed by it hereunder up to the maximum liability of such Guarantor hereunder until the earlier to occur of (i) the first date on which all the Term Loans and other Borrower Obligations then due and owing, are paid in full in cash and the Commitments are terminated or (ii) the sale or other disposition of all of the Capital Stock of such Guarantor (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the Credit Agreement.
               Section 2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective Adjusted Net Worths of the Guarantors on the date the respective payment is made) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of subsection 2.3. The provisions of this subsection 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
               Section 2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the

Borrowers on account of the Borrower Obligations are paid in full in cash. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in cash or any of the Commitments shall remain in effect, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent if required), to be held as collateral security for all of the Borrower Obligations (whether matured or unmatured) guaranteed by such Guarantor and/or then or at any time thereafter may be applied against any Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
               Section 2.4. Amendments, etc. with respect to the Obligations. To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent, the Administrative Agent or any other Secured Party may be rescinded by the Collateral Agent, the Administrative Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Collateral Agent, the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or the Administrative Agent (or the Required Lenders or the applicable Lenders(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent, the Administrative Agent or any other Secured Party for the payment of any of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. None of the Collateral Agent, the Administrative Agent and each other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.
               Section 2.5. Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent, the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Borrower Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to any of the Borrower Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any suit for breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any of the Borrowers against the Collateral Agent, the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Obligations, (d) any exchange, taking, or release of Security Collateral, (e) any change in the structure or existence of any of the Borrowers, (f) any application of Security Collateral to any of the Obligations, (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the Collateral Agent, the Administrative Agent or any other Secured Party with respect thereto, including, without limitation: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives any Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Borrower Obligations guaranteed by it hereunder) (with or without notice to or knowledge of any of the Borrowers or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Borrowers for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by the Collateral Agent, the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent, the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
               Section 2.6. Reinstatement. The guarantee of any Guarantor contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations guaranteed by such Guarantor hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent, the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
               Section 2.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim, in Dollars, at the Administrative Agent’s office specified in subsection 10.2 of the Credit Agreement or such other address as may be designated in writing by the Administrative Agent to such Guarantor from time to time in accordance with subsection 10.2 of the Credit Agreement.
ARTICLE III
Grant of Security Interest
               Section 3.1. Grant. Each Grantor hereby grants, subject to existing licenses to use the Copyrights, Patents, Trademarks and Trade Secrets granted by such Grantor in the ordinary course of business, to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except as provided in subsection 3.3. The term “Collateral”, as to any Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 3.3:
     (a) all Accounts;
     (b) all Accounts Receivable;
     (c) all Money (including all cash);
     (d) all Cash Equivalents;

     (e) all Chattel Paper;
     (f) all Contracts;
     (g) all Deposit Accounts (including DDAs);
     (h) all Documents;
     (i) all Equipment;
     (j) all General Intangibles;
     (k) all Instruments;
     (l) all insurance proceeds;
     (m) all Intellectual Property;
     (n) all Inventory;
     (o) all Investment Property;
     (p) all Letter of Credit Rights;
     (q) all Rental Fleet;
     (r) all Fixtures;
     (s) all Commercial Tort Claims constituting Commercial Tort Actions described in Schedule 7 (together with any Commercial Tort Actions subject to a further writing provided in accordance with subsection 5.2.12);
     (t) all books and records pertaining to any of the foregoing;
     (u) the U.S. Collateral Proceeds Account; and
     (v) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that, in the case of each Grantor, Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral (including any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock).
               Section 3.2. Pledged Collateral. Each Granting Party that is a Pledgor, hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in subsection 3.3.
               Section 3.3. Certain Limited Exceptions. No security interest is or will be granted pursuant hereto in any right, title or interest of any Granting Party under or in (collectively, the “Excluded Assets”):
     (a) any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than Holdings, a Subsidiary of Holdings or an Affiliate thereof, (collectively, “Restrictive Agreements”) that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the Code or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);
     (b) any Equipment that would otherwise be included in the Security Collateral (and such Equipment shall not be deemed to constitute a part of the Security Collateral) if such Equipment is subject to a Lien permitted by subsection 7.2(h) of the Credit Agreement (but only for so long as such Liens are in place);
     (c) any property that would otherwise be included in the Security Collateral (and such property shall not be deemed to constitute a part of the Security Collateral) if such property has been sold or otherwise transferred in connection with a Sale and Leaseback Transaction permitted under subsection 7.10 of the Credit Agreement, or is subject to any Liens permitted under subsection 7.2(n) of the Credit Agreement. Notwithstanding the foregoing, the security interest of the Collateral Agent shall attach to any money, securities or other consideration received by any Grantor as consideration for the sale or other disposition of such property;
     (d) any Intellectual Property governed by the laws of a jurisdiction in which a security interest or similar lien of any kind is prohibited under that jurisdiction’s laws, for so long as the laws of that jurisdiction so provide;
     (e) Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso contained in the parenthetical to such definition; or
     (f) Capital Stock issued by Canadian Finco; or
     (g) Any forward contracts between RSC and RSC Canada entered into in connection with the loan made by Canadian Finco to RSC Canada; or
     (h) any Money, cash, checks, other negotiable instrument, funds and other evidence of payment held in any Deposit Account of the Parent Borrower or any of its

Subsidiaries (i) for the benefit of customers of any Granting Party or any of its Subsidiaries in the ordinary course of business and (ii) in the nature of security deposit or with respect to obligations for the benefit of the Parent Borrower or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to Contractual Obligations.
               Section 3.4. Intercreditor Relations. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to this Agreement shall with respect to all Security Collateral are second to the Liens granted to the First-Lien Collateral Agent (as defined in the Intercreditor Agreement) for the benefit of the holders of the First-Lien Obligations (as defined in the Intercreditor Agreement) to secure the First-Lien Obligations (as defined in the Intercreditor Agreement) pursuant to the U.S. Guarantee and Collateral Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding any other provision hereof, for so long as any First-Lien Obligations (as defined in the Intercreditor Agreement) remain outstanding, any obligation hereunder to physically deliver to the Collateral Agent any Security Collateral constituting First-Lien Collateral (as defined in the Intercreditor Agreement) shall be satisfied by causing such First-Lien Collateral to be physically delivered to the U.S. Collateral Agent to be held in accordance with the Intercreditor Agreement.
ARTICLE IV
Representations and Warranties
          Section 4.1. Representations and Warranties of Each Guarantor. To induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Guarantor hereby represents and warrants to the Collateral Agent and each other Secured Party that the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Collateral Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Parent Borrower’s knowledge shall, for the purposes of this subsection 4.1, be deemed to be a reference to such Guarantor’s knowledge.
          Section 4.2. Representations and Warranties of Each Grantor. To induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that, in each case after giving effect to the Transactions:

     4.2.1 Title; No Other Liens. Except for the security interests granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Credit Agreement (including, without limitation, subsection 7.3 thereof), such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens. Except as set forth on Schedule 3, no currently effective financing statement or other similar public notice with respect to all or any part of such Grantor’s Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Credit Agreement (including without limitation subsection 7.3 thereof) or any other Loan Document or for which termination statements will be delivered on the Closing Date.
     4.2.2 Perfected First Priority Liens. (a) This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Security Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, except (i) with respect to all Intellectual Property that is an Excluded Asset or (ii) as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (b) Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights in favor of the United States government as required by law (if any), upon the completion of the Filings and, with respect to Instruments, Chattel Paper and Documents upon the earlier of such Filing or the delivery to and continuing possession by the Collateral Agent or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, and the obtaining and maintenance of “control” (as described in the Code) by the U.S. Collateral Agent, the Collateral Agent or the Administrative Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the Intercreditor Agreement of all Deposit Accounts, the U.S. Collateral Proceeds Account, Electronic Chattel Paper and Letter of Credit Rights a security interest in which is perfected by “control” and in the case of Commercial Tort Actions (other than such Commercial Tort Actions listed on Schedule 7 on the date of this Agreement), the taking of the actions required by subsection 5.2.12 herein, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Security Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Collateral Agent or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this subsection 4.2.2(b), the following terms shall have the following meanings:
          “Filings”: the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in Schedule 3, (iii) the recordation after the Closing Date on the certificate of title related thereto of each Lien granted in favor of the Collateral Agent hereunder, subject to certificate of title statutes, and (iv) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.
          “Financing Statements”: the financing statements delivered to the Collateral Agent by such Grantor on the Closing Date for filing in the jurisdictions listed in Schedule 4.
          “Ordinary Course Transferees”: (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.
          “Permitted Liens”: Liens permitted pursuant to the Credit Documents, including without limitation those permitted to exist pursuant to subsection 7.2 of the Credit Agreement.
          “Specified Assets”: the following property and assets of such Grantor:
     (1) Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office (including Liens on such Patents, Patent Licenses, Trademarks and Trademark Licenses that are non-U.S. Patents, Patent Licenses, Trademarks and Trademark Licenses) or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Parent Borrower and its Subsidiaries taken as a whole;
     (2) Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;

     (3) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia;
     (4) goods included in Collateral received by any Person from any Grantor for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person;
     (5) Equipment constituting Fixtures (other than any such Equipment subject to a Mortgage);
     (6) Proceeds of Accounts or Inventory which do not themselves constitute Collateral or which have not yet been transferred to or deposited in the U.S. Collateral Proceeds Account (if any) or to a Blocked Account; and
     (7) uncertificated securities (to the extent a security interest is not perfected by the filing of a financing statement).
     4.2.3 Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.
     4.2.4 Farm Products. None of such Grantor’s Collateral constitutes, or is the Proceeds of, Farm Products.
     4.2.5 Accounts Receivable. The amounts represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor’s Accounts Receivable constituting Security Collateral will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. Unless otherwise indicated in writing to the Administrative Agent, each Account Receivable of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as such Grantor may otherwise advise the Administrative Agent in writing.
     4.2.6 Patents, Copyrights and Trademarks. Schedule 5 lists all material Trademarks, material Copyrights and material Patents, in each case, registered in the United States Patent and Trademark Office or the United States Copyright Office or other equivalent foreign office, as applicable, and owned by such Grantor in its own name as of the date hereof, and all material Trademark Licenses, all material Copyright Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks, material Copyright Licenses for registered Copyrights and material Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof.

          Section 4.3. Representations and Warranties of Each Pledgor. To induce the Collateral Agent, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Pledgor hereby represents and warrants to the Collateral Agent and each other Secured Party that:
     4.3.1 Except as provided in subsection 3.3, the shares of Pledged Stock pledged by such Pledgor hereunder constitute (i) in the case of shares of a Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Domestic Subsidiary owned by such Pledgor and (ii) in the case of any Pledged Stock constituting Capital Stock of any Foreign Subsidiary, such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary owned by such Pledgor.
     4.3.2 All the shares of the Pledged Stock pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable (or the equivalent, if any, under applicable foreign law).
     4.3.3 Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens arising by operation of law or permitted by the Credit Agreement.
     4.3.4 Upon the delivery to the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, of the certificates, if any, evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, will constitute a valid, perfected first priority security interest in such Pledged Securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     4.3.5 Upon the earlier of (x) (to the extent a security interest in uncertificated securities may be perfected by the filing of a financing statement) the filing of the financing statements listed on Schedule 3 hereto and (y) the obtaining and maintenance of “control” (as described in the Code) by the Collateral Agent or the U.S. Collateral Agent (or their respective agents appointed for purposes of perfection), as applicable, in accordance with the Intercreditor Agreement, of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority security interest in such Pledged Securities constituting uncertificated securities, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor, to the extent provided in and governed by the Code, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
ARTICLE V
Covenants
               Section 5.1. Covenants of Each Guarantor. Each Guarantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Term Loans and all other Obligations then due and owing, shall have been paid in full in cash and the Commitments shall have terminated or (ii) as to any Guarantor, the date upon which all the Capital Stock of such Guarantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) in accordance with the terms of the Credit Agreement, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.
               Section 5.2. Covenants of Each Grantor. Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Term Loans and all other Obligations then due and owing shall have been paid in full in cash and the Commitments shall have terminated or (ii) as to any Grantor, the date upon which all the Capital Stock of such Grantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) in accordance with the terms of the Credit Agreement:
     5.2.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Collateral Agent, for the ratable benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, such Instrument or Chattel Paper (other than ordinary course rental contracts for Rental Fleet) shall be promptly delivered to the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, duly indorsed in a manner satisfactory to the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, to be held as Collateral pursuant to this Agreement. Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Credit Agreement.
     5.2.2 Maintenance of Insurance. Such Grantor will maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Parent Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business; furnish to the Collateral Agent, upon written request, information in reasonable detail as to the insurance carried; and ensure that at all times the Collateral Agent shall be named as additional insureds with respect to liability policies and the Collateral Agent shall be named loss payee with respect to the casualty insurance maintained by such Grantor with respect to such Grantor’s Collateral.
     5.2.3 Payment of Obligations. Such Grantor will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except that no such tax, assessment, charge or levy need be paid or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor.
     5.2.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a perfected security interest having at least the priority described in subsection 4.2.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.
     (b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing such Grantor’s Collateral and such other reports in connection with such Grantor’s Collateral as the Collateral Agent may reasonably request in writing, all in reasonable detail.
     (c) Except with respect to Intellectual Property that is an Excluded Asset, at any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

     5.2.5 Changes in Name, Jurisdiction of Organization, etc. Such Grantor will not, except upon not less than 30 days’ prior written notice to the Collateral Agent, change its name or jurisdiction of organization (whether by merger of otherwise); provided that, promptly after receiving a written request therefor from the Collateral Agent, such Grantor shall deliver to the Collateral Agent all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.
     5.2.6 Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:
     (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of such Grantor’s Collateral which would materially adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and
     (b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby.
     5.2.7 Pledged Stock. In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.
     5.2.8 Accounts Receivable. (a) With respect to Accounts Receivable constituting Collateral, other than in the ordinary course of business or as permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any of such Grantor’s Accounts Receivable, (ii) compromise or settle any such Account Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account Receivable, (iv) allow any credit or discount whatsoever on any such Account Receivable or (v) amend, supplement or modify any Account Receivable unless such extensions, compromises, settlements, releases, credits or discounts would not reasonably be expected to materially adversely affect the value of the Accounts Receivable constituting Collateral taken as a whole.
     (b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts Receivable.
     5.2.9 Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral,

including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.
     5.2.10 Acquisition of Intellectual Property. Within 90 days after the end of each calendar year, such Grantor will notify the Collateral Agent of any acquisition by such Grantor of (i) any registration of any material Copyright, Patent or Trademark or (ii) any exclusive rights under a material Copyright License, Patent License or Trademark License constituting Collateral, and, except with respect to Intellectual Property that is an Excluded Asset, shall take such actions as may be reasonably requested by the Collateral Agent (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any Copyright, Patent or Trademark constituting Collateral on the date hereof, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code of any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, another applicable United States office).
     5.2.11 Protection of Trade Secrets. Such Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.
     5.2.12 Commercial Tort Actions. All Commercial Tort Actions of each Grantor in existence on the date of this Agreement, known to such Grantor after reasonable inquiry, are described in Schedule 7 hereto. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Action, such Grantor shall promptly notify the Collateral Agent and the Administrative Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Collateral Agent and the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent.
     5.2.13 Protection of Trademarks. Such Grantor shall not, with respect to any Trademarks that are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality.
     5.2.14 Protection of Intellectual Property. Subject to the Credit Agreement, such Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, expire, or become abandoned, or unenforceable.

     5.2.15 Assignment of Letter of Credit Rights. In the case of any Letter of Credit Rights of any Grantor in any letter of credit exceeding $5,000,000 in value acquired following the Closing Date, such Grantor shall use its commercially reasonable efforts to promptly obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of the UCC, pursuant to an agreement in form and substance reasonably satisfactory to the U.S. Administrative Agent.
               Section 5.3. Covenants of Each Pledgor. Each Pledgor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the Term Loans and all other Obligations then due and owing shall have been paid in full in cash and the Commitments shall have terminated or (ii) as to any Pledgor, all the Capital Stock of such Pledgor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the terms of the Credit Agreement:
     5.3.1 Additional Shares. If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent (who will hold the same on behalf of the Secured Parties), or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, in the exact form received, duly indorsed by such Pledgor to the Collateral Agent or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 3.3 and provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement). Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the Parent Borrower in accordance with the Credit Agreement) shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations in each case except as otherwise provided by the Intercreditor Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.
     5.3.2 Maintenance of Pledged Stock. Without the prior written consent of the Collateral Agent, such Pledgor will not (except as permitted by the Credit Agreement) (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof. Each interest in any limited liability company created after the Closing Date pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of the Article VIII of the Code and shall be governed by Article VIII of the Code. The charter documents of each such limited liability company shall include an express provision providing that each interest in such entity “is a security governed by Article VIII of the Uniform Commercial Code in effect in the State of New York on the date hereof”.
     5.3.3 Pledged Notes. Such Pledgor shall, on the date of this Agreement (or on such later date upon which it becomes a party hereto pursuant to subsection 9.15), deliver to the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, all Pledged Notes then held by such Pledgor (excluding any Pledged Note the principal amount of which does not exceed $3,500,000), endorsed in blank or, at the request of the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, endorsed to the Collateral Agent. Furthermore, within ten Business Days after any Pledgor obtains a Pledged Note with a principal amount in excess of $5,000,000, such Pledgor shall cause such Pledged Note to be delivered to the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, endorsed in blank or, at the request of the Collateral Agent endorsed to the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement.
ARTICLE VI
Remedial Provisions
               Section 6.1. Certain Matters Relating to Accounts. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.
          (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts Receivable constituting Collateral and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default specified in subsection 8(a) of the Credit Agreement. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 8(a) of the Credit Agreement, any Proceeds constituting payments or other cash proceeds of Accounts Receivables constituting Collateral, when collected by such Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by such Grantor) deposited in, or otherwise transferred by such Grantor to, the U.S. Collateral Proceeds Account, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in subsection 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. All Proceeds constituting collections or other cash proceeds of Accounts Receivable constituting Collateral while held by the U.S. Collateral Account Bank (or by any Grantor in trust for the benefit of the Collateral Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default specified in subsection 8(a) of the Credit Agreement has occurred and is continuing, at the Collateral Agent’s election, each of the Collateral Agent and the Administrative Agent may apply all or any part of the funds on deposit in the U.S. Collateral Proceeds Account established by the relevant Grantor to the payment of the Obligations of such Grantor then due and owing, such application to be made as set forth in subsection 6.5 hereof. So long as no Event of Default has occurred and is continuing, the funds on deposit in the U.S. Collateral Proceeds Account shall be remitted as provided in subsection 6.1(d) hereof.
          (c) At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 8(a) of the Credit Agreement, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent copies or, if required by the Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions which gave rise to such Grantor’s Accounts Receivable constituting Collateral, including, without limitation, all statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.
          (d) So long as no Event of Default has occurred and is continuing, the Collateral Agent shall instruct the U.S. Collateral Account Bank to promptly remit any funds on deposit in each Grantor’s U.S. Collateral Proceeds Account to such Grantor’s General Fund

Account. In the event that an Event of Default has occurred and is continuing, the Collateral Agent and the Grantors agree that the Collateral Agent, at its option, may require that each U.S. Collateral Proceeds Account and the General Funds Account of each Grantor be established at the Collateral Agent. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.
               Section 6.2. Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 8(a) of the Credit Agreement, communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.
          (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 8(a) of the Credit Agreement, each Grantor shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Collateral Agent, for the ratable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Collateral Agent.
          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Collateral Agent, the Administrative Agent or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
               Section 6.3. Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to subsection 6.3(b), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the last two sentences of subsection 5.3.1 of this Agreement) and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Credit

Agreement) which, in the Collateral Agent’s reasonable judgment, would materially impair the Pledged Stock or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
          (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor in such order as is provided in subsection 6.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the Collateral Agent or its nominee or the U.S. Collateral Agent or its nominee, and the Collateral Agent or its nominee or the U.S. Collateral Agent or its nominee, as applicable, in accordance with the terms of the Intercreditor Agreement may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, may reasonably determine), all without liability (other than for its gross negligence or willful misconduct, as determined in a final non-appealable decision issued by a court of competent jurisdiction) except to account for property actually received by it, but the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, shall have no duty, to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Collateral Agent or the U.S. Collateral Agent, as applicable, in accordance with the terms of the Intercreditor Agreement, shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 6.6 other than in accordance with subsection 6.6.
          (c) Each Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

               Section 6.4. Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the other Secured Parties specified in subsection 6.1 with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the Collateral Agent shall have instructed any Grantor to do so, all Proceeds of Collateral received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Collateral Agent or the U.S. Collateral Agent and the other Secured Parties hereto or the Secured Parties (as defined in the U.S. Guarantee and Collateral Agreement) as applicable, in accordance with the Intercreditor Agreement, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent or the U.S. Collateral Agent, as applicable (or their respective agents appointed for purposes of perfection), in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent or the U.S. Collateral Agent, as applicable, if required). All Proceeds of Collateral received by the Collateral Agent hereunder shall be held by the Collateral Agent, or the U.S. Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, in the relevant U.S. Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds of Collateral while held by the Collateral Agent in such U.S. Collateral Proceeds Account (or by the relevant Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in subsection 6.5.
               Section 6.5. Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party’s Collateral (as defined in the Credit Agreement) received by the Collateral Agent (whether from the relevant Granting Party or otherwise) shall be held by the Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Collateral Agent, be applied by the Collateral Agent as follows:
     (a) first, to the payment of all amounts owing the Collateral Agent for (i) any amounts advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (ii) in the event of the enforcement of any indebtedness, obligations, or liabilities of any Grantor, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs and (iii) all amounts paid to which the Collateral Agent has the right to reimbursement under subsection 9.4;
     (b) second, to the extent proceeds remain after the application pursuant to the preceding clause (a), to the payment of all amounts owing to any Agent pursuant to any of the Loan Documents in its capacity as such;
     (c) third, to the extent proceeds remain after the application pursuant to the preceding clauses (a) and (b), an amount equal to the outstanding Primary Borrower Obligations shall be paid to the Secured Parties as provided in subsection 6.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Primary Borrower

Obligations or, if the proceeds are insufficient to pay in full all such Primary Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;
     (d) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (c), inclusive, an amount equal to the outstanding Secondary Borrower Obligations shall be paid to the Secured Parties as provided in subsection 6.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Secondary Borrower Obligations or, if the proceeds are insufficient to pay in full all such Secondary Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;
     (e) fifth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (d), inclusive, ratably to any then remaining unpaid Obligations; and
     (f) sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (e), inclusive, and following the termination of this Agreement, to the relevant Grantor or to whomever may be lawfully entitled to receive such surplus.
          6.5.2 For purposes of this Agreement, (i) “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Primary Borrower Obligations or Secondary Borrower Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Borrower Obligations or Secondary Borrower Obligations, as the case may be, (ii) “Primary Obligations” shall mean (x) in the case of the Loan Document Obligations, all unpaid principal of, premium, if any, fees and interest on, all Term Loans, and all fees and expenses due and owing pursuant to the Credit Agreement and (y) in the case of the Other Obligations, all amounts due under each Interest Rate Protection Agreement or Permitted Hedging Arrangement with an Other Creditor (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), (iii) “Secondary Obligations” shall mean all Obligations other than Primary Obligations, (iv) “Primary Borrower Obligations” shall mean all Primary Obligations which are also Borrower Obligations and (v) “Secondary Borrower Obligations” shall mean all Secondary Obligations which are also Borrower Obligations.
          6.5.3 All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.
          6.5.4 For purposes of applying payments received in accordance with this subsection 6.5, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative and the Other Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Borrower Obligations and Secondary Borrower Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from an Other Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Permitted Hedging Arrangements with an Other Creditor are in existence.
          6.5.5 It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.
               Section 6.6. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may, to the extent not inconsistent with the Intercreditor Agreement, exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code, under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Granting Party, which right or equity is hereby waived and released. Each Granting Party further agrees, at the Collateral Agent’s request, to assemble the Security Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Granting Party’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party then due and owing, in the order of priority specified in subsection 6.5 above, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Collateral Agent account for the surplus, if any, to such Granting Party. To the extent permitted by applicable law, (i)

such Granting Party waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Collateral Agent or such other Secured Party (in each case as determined in a final non-appealable decision issued by a court of competent jurisdiction), and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
               Section 6.7. Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 6.6, and if in the reasonable opinion of the Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all states and the District of Columbia that the Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.
          (b) Such Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (c) Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.7 will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.
               Section 6.8. Waiver; Deficiency. Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full, the Term Loans and, to the extent then due and owing, all other Obligations of such Granting Party and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.
ARTICLE VII
The Collateral Agent
               Section 7.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Granting Party hereby irrevocably constitutes and appoints the Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) each Pledgor hereby gives the Collateral Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in subsection 6.6 or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral, and (y) each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;

     (ii) in the case of any Copyright, Patent, or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to such Grantor to evidence the Collateral Agent’s and the Lenders’ security interest in such Copyright, Patent, or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents, levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and
     (iv) (A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
          (b) The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this subsection 7.1, together with the interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans that are Initial Term Loans under the Credit Agreement from the date of payment by the Collateral Agent to the date reimbursed by the relevant Granting Party, shall be payable by such Granting Party to the Collateral Agent on demand.

          (c) Each Granting Party hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.
               Section 7.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction).
               Section 7.3. Financing Statements. Pursuant to any applicable law, each Granting Party authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party’s Security Collateral without the signature of such Granting Party in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Granting Party authorizes the Collateral Agent to use any collateral description determined by the Collateral Agent, including, without limitation, the collateral description “all personal property” or “all assets” in any such financing statements.
               Section 7.4. Authority of Collateral Agent. Each Granting Party acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Granting Parties, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

               Section 7.5. Right of Inspection. Upon reasonable written advance notice to any Grantor and as often as may reasonably be desired, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor, and the Collateral Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Collateral Agent at such Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall also have the right, upon reasonable advance written notice to such Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by such Grantor where any of such Grantor’s Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.
ARTICLE VIII
Non-Lender Secured Parties
     Section 8.1. Rights to Collateral. (a) The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Credit Agreement), including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notice account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Guarantor under this Agreement or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of Holdings or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.
          (b) Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Collateral Agent and the Lenders, with the consent of the Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. The Non-Lender Secured Parties by their acceptance of the benefits of this Agreement and the other Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holdings or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.
          (c) Notwithstanding any provision of this subsection 8.1, the Non-Lender Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties.
          (d) Each Non-Lender Secured Party, by its acceptance of the benefit of this Agreement, agrees that the Collateral Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Borrower Obligations and/or the Guarantor Obligations, and may release any Guarantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.
               Section 8.2. Appointment of Agent. Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the Collateral Agent, as agent under the Credit Agreement (and all officers, employees or agents designated by the Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the Collateral Agent has appointed the Administrative Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.
               Section 8.3. Waiver of Claims. To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b) above), except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person (as determined in a final non-appealable decision by a court of competent jurisdiction). None of the Collateral Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings, any Subsidiary of Holdings, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person (as determined in a final non-appealable decision by a court of competent jurisdiction).
ARTICLE IX
Miscellaneous
               Section 9.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Granting Party and the Collateral Agent (acting at the direction of the Required Lenders or, if required pursuant to Section 10.1 of the Credit Agreement, all of the Lenders), provided that (a) any provision of this Agreement imposing obligations on any Granting Party may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent (acting at the direction of the Required Lenders or, if required pursuant to Section 10.1 of the Credit Agreement, all of the Lenders) and (b) notwithstanding anything to the contrary in subsection 10.1 of the Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of “Secured Party” or subsection 6.5 if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party.
               Section 9.2. Notices. All notices, requests and demands to or upon the Collateral Agent or any Granting Party hereunder shall be effected in the manner provided for in subsection 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, unless and until such Guarantor shall change such address by notice to the Collateral Agent and the Administrative Agent given in accordance with subsection 10.2 of the Credit Agreement.
               Section 9.3. No Waiver by Course of Conduct; Cumulative Remedies. None of the Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
               Section 9.4. Enforcement Expenses; Indemnification. (a) Each Guarantor jointly and severally agrees to pay or reimburse each Secured Party and the Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against any Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured Parties, the Collateral Agent and the Administrative Agent.
          (b) Each Grantor jointly and severally agrees to pay, and to save the Collateral Agent, the Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Parent Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or willful misconduct of the Collateral Agent or any other Secured Party (as determined in a final non-appealable decision by a court of competent jurisdiction).
          (c) The agreements in this subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
               Section 9.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Granting Parties, the Collateral Agent and the Secured Parties and their respective successors and assigns; provided that no Granting Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
               Section 9.6. Set-Off. Each Guarantor hereby irrevocably authorizes each of the Administrative Agent and the Collateral Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or any of the Borrowers, any such notice being expressly waived by each Guarantor and by each Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under subsection 8(a) of the Credit Agreement so long as any amount remains unpaid after it becomes due and payable by such Guarantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final) (other than the U.S. Collateral Proceeds Account), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent, the Administrative Agent or such other Secured Party to or for the credit or the account of such

Guarantor, or any part thereof in such amounts as the Collateral Agent, the Administrative Agent or such other Secured Party may elect. The Collateral Agent, the Administrative Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Collateral Agent, the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent, the Administrative Agent and each other Secured Party under this subsection 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent, the Administrative Agent or such other Secured Party may have.
               Section 9.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
               Section 9.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.
               Section 9.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
               Section 9.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Granting Parties, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
               Section 9.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               Section 9.12. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America located in the county of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 9.2 or at such other address of which the Collateral Agent and the Administrative Agent (in the case of any other party hereto) or the Parent Borrower (in the case of the Collateral Agent and the Administrative Agent) shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any consequential or punitive damages.
               Section 9.13. Acknowledgments. Each Guarantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) none of the Collateral Agent, the Administrative Agent or any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Secured Parties or among the Guarantors and the Secured Parties.

               Section 9.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
               Section 9.15. Additional Granting Parties. Each new Subsidiary of the Parent Borrower that is required to become a party to this Agreement pursuant to subsection 6.9(b) of the Credit Agreement shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 2 hereto. Each existing Granting Party that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the Parent Borrower pursuant to subsection 6.9(b) of the Credit Agreement shall become a Pledgor with respect thereto upon execution and delivery by such Granting Party of a Supplemental Agreement substantially in the form of Annex 2 hereto.
               Section 9.16. Releases. (a) At such time as the Term Loans and the other Obligations then due and owing shall have been paid in full, the Commitments have been terminated, all Security Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Granting Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Granting Parties. At the request and sole expense of any Granting Party following any such termination, the Collateral Agent shall deliver to such Granting Party any Security Collateral held by the Collateral Agent hereunder, and execute and deliver to such Granting Party such documents (including without limitation UCC termination statements) as such Granting Party shall reasonably request to evidence such termination.
          (b) In connection with any sale or other disposition of Security Collateral permitted by the Credit Agreement (other than any sale or disposition to another Grantor), the Lien pursuant to this Agreement on such sold or disposed of Security Collateral shall be automatically released. In connection with the sale or other disposition of all of the Capital Stock of any Guarantor (other than to Holdings, the Parent Borrower or a Subsidiary of either) or the sale or other disposition of Security Collateral (other than a sale or disposition to another Grantor) permitted under the Credit Agreement, the Collateral Agent shall, upon receipt from the Parent Borrower of a written request for the release of such Guarantor from its Guarantee or the release of the Security Collateral subject to such sale or other disposition, identifying such Guarantor or the relevant Security Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Parent Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, execute and deliver to the relevant Granting Party (at the sole cost and expense of such Granting Party and without representation or warranty of any kind) all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable for the release of such Guarantee or the Liens created hereby on such Security Collateral, as applicable, as such Granting Party may reasonably request.
[Remainder of page left blank intentionally; Signature page to follow.]

EXECUTION VERSION
EXHIBIT E
          IN WITNESS WHEREOF, the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first written above.

RSC HOLDINGS II, LLC
By:
Name:
Title:

RSC HOLDINGS III, LLC
By:
Name:
Title:

RENTAL SERVICE CORPORATION
By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Collateral Agent and Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXECUTION VERSION
EXHIBIT E
SCHEDULE 1
NOTICE ADDRESSES OF GUARANTORS
          Notices, requests or demands to or upon any Guarantor under the Guarantee and Collateral Agreement shall be made to such Guarantor:
c/o RENTAL SERVICE CORPORATION
6929 East Greenway Parkway
Scottsdale, Arizona 85254
Attention: Kevin Loughlin, Vice President and Treasurer
Facsimile: (281) 647-5002
Telephone: (281) 647-2412
with copies to:
Ripplewood Holdings, L.L.C.
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attention: Christopher P. Minnetian, Esq.
Facsimile: (212) 218-2778
Telephone: (212) 582-6700
Oak Hill Capital Management, LLC
65 East 55th Street, 36th Floor
New York, New York 10022
Attention: John R. Monsky, Esq.
Facsimile: (212) 758-3572
Telephone: (212) 326-1590
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul D. Brusiloff, Esq.
Facsimile: (212) 521-7015
Telephone: (212) 909-6015

2

EXECUTION VERSION
EXHIBIT E
SCHEDULE 2
PLEDGED SECURITIES
I. Pledged Stock

						% of All
					Number Of	Issued Capital
		Class of			Shares or	or Other Equity
		Stock or		Certificate	Interests	Interests of
Pledgor	Issuer	Interests	Par Value	No(s).	Pledged	Issuer Pledged
RSC Holdings II, LLC	RSC Holdings III, LLC	N/A	N/A	Uncertificated	N/A	100%

RSC Holdings III, LLC	Rental Service Corporation	Common	No par value.	2	1,000	100%

Rental Service Corporation	Rental Service Corporation of Canada Ltd.	Common	No par value.	8	715	65%

Rental Service Corporation	Rental Service Corporation of Canada Ltd.	Common	No par value.	9	385	35%
II. PLEDGED NOTES
     None.

3

SCHEDULE 3
PERFECTION MATTERS
Existing Security Interests
     None.
UCC Filings

Granting Party	State	Filing Office	Document Filed
1. RSC Holdings II, LLC	Delaware	Secretary of State	Form UCC-1

2. RSC Holdings III, LLC	Delaware	Secretary of State	Form UCC-1

3. Rental Service Corporation	Arizona	Secretary of State	Form UCC-1

Intellectual Property Filings
A.	Filings with the U.S. Patent and Trademark Office

1.	Filing of a Notice of Grant of Security Interest in Trademarks owned by Rental Service Corporation

B.	Filings with the U.S. Copyright Office

1.	Filing of a Notice of Grant of Security Interest in Copyrights owned by Rental Service Corporation

4

SCHEDULE 4
LOCATION OF JURISDICTION OF ORGANIZATION

Granting Party	Jurisdiction of Incorporation
RSC Holdings II, LLC	Delaware, United States

RSC Holdings III, LLC	Delaware, United States

Rental Service Corporation	Arizona, United States

5

SCHEDULE 5
INTELLECTUAL PROPERTY
A. Patents and Patent Licenses
     None.
B. Trademarks and Trademark Licenses
1. U.S. Trademarks

Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner of Record
1-888-RENT-RSC	75939274	3/3/2000	2435179	3/13/2001	Registered 3/13/01	RSC

1-888-RENT-RSC	75937962	3/3/2000	2435174	3/13/2001	Registered 3/13/01	RSC

BRAND ON COMMAND	78757357	11/18/2005			Pending	RSC

RENT OUR EQUIPMENT CUT YOUR COSTS	78570582	2/18/2005	3147687	9/26/06	Registration 9/26/06 RSC elected not to pursue further	RSC

RENT OUR EQUIPMENT RAISE YOUR PROFITS	78560196	2/3/2005			Published for Opposition 10/17/06	RSC

RSC	78795158	1/19/2006			Pending	RSC

RSC	75319879	7/7/1997	2264049	7/27/1999	Sec. 8 & 15 Accepted 1/14/05	RSC

RSC EQUIPMENT RENTAL	78492564	9/30/2004	3136868	8/29/2006	Registered 8/29/06	RSC

RSC ONLINE	78534413	12/17/2004	3111367	7/4/2006	Registration 7/4/06	RSC

RSC RENTAL SERVICE CORPORATION	74709781	8/1/1995	2028379	1/7/1997	Sec. 8 & 15 Accepted 3/28/03	RSC

RSC’S BRAND ON COMMAND	78757380	11/18/2005			Approved for Publication 10/20/06	RSC

TOTAL CONTROL	76510869	4/30/2003	2850473	6/8/2004	Registered 6/8/04	RSC
2. State Trademarks

State	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner of Record
Wisconsin†	SARGE’S A-1 RENTALS		November 17, 1999			Registered	RSC

Kansas†	VALLEY RENTALS		August 21, 1998			Registered	RSC

Kansas†	CENTER RENTAL, SALES, SERVICE		August 21, 1998			Registered	RSC

6

†	These are state trademark registrations which RSC does not intend to renew.
3. Foreign Trademarks

State	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner of Record
Canada	TOTAL CONTROL	1195024 RSC-10124	10/29/2003	TMA672415	9/12/2006	Registered 9/12/06	RSC

Mexico	RSC EQUIPMENT RENTAL 800.222. 7777		4/22/2005	890294			Atlas Copco Mexicana Tlainepantia Mexico*

Mexico	RSC EQUIPMENT RENTAL 800.222.7777		4/22/2005	889386			Atlas Copco Mexicana Tlainepantia Mexico*

*	To be assigned to RSC
4. Trademark Licenses
None.
C. Copyrights and Copyright Licenses
1. U.S. Registered Copyrights

Title	Reg. No.	Reg. Date	Owner of Record
Main—Industrial Air Tools tool rental system	TX-5-866-708	10/28/2003	RSC
     2. Copyright Licenses1
1.	AT&T Master Agreement Version IX MA Reference No. 120681 dated May 27, 2003 between the Company and AT&T, together with Addendum thereto of even date therewith, and any Supplement, Addendum, or Annex thereto.

2.	Software License Agreement dated November 14, 2000 between Acceleron Incorporated and RSC.

3.	Kronos Sales Agreement and Software License dated as of May 14, 2004 between Kronos Incorporated and Rental Service Corporation.

4.	Non-Exclusive License Agreement dated August 31, 1994 between Lawson Associates Inc. and RSC (successor to Acme Holdings, Inc.), together with Addenda thereto.

5.	Master Agreement dated August 31, 1994 between Wynne Systems, Inc. and ACME Acquisition Corp., together with Amendment Number One thereto dated December 10,

[1]	Other agreements (including licenses) with any Grantor with respect to other software or incidental use of trademarks or technology are not listed.

1999, Amendment Number Two thereto dated as of September 3, 2003 and Custom Programming and Confidentiality Agreement dated March 20, 1998.

6.	CopperKey Data and Professional Services Agreement 0105 dated as of December 13, 2004 between RSC and CopperKey, Inc.

7.	License and Services Agreement dated December 15, 2005 between PROS Revenue Management, L.P. dba PROS Pricing Solutions and RSC, together with First Amendment thereto dated March 20, 2006.

8.	Services and Software License Agreement dated as of December 17, 2002 between the Company and ProBusiness Services, Inc., as amended by First Amendment thereto dated May 31, 2005.

9.	Software License Agreement dated February 25, 2003 between Conduit Internet Technologies, Inc. and RSC.

10.	Qualcomm — Omnitracs and Omniexpress Contract, dated September 26, 2003, and any Amendment thereto.

11.	Safety Solutions Systems Amendment to Contract Customer Training Information and Data Management, dated March 13, 2006.

12.	Taleo Application Service Provider Agreement (dated June 20, 2005).

13.	Multivendor Information Technology Recovery Services Contract, together with Statement of Work for Services — IBM Business Continuity and Recovery Services for Operating System Restore, effective October 7, 2006, between IBM Corporation and Rental Service Corporation as supplemented or amended.

14.	IBM Agreement for Exchange of Confidential Information, dated September 16, 2003, between Atlas Copco North America (c/o Rental Service Corporation) and International Business Machines Corporation.

15.	Relavis Corporation Consulting Services Agreement, effective as of May 19, 2004, between Relavis Corporation and Rental Service Comparison.

16.	Sprint Customer Service Agreement No. BSG0408-2640, between Sprint and RSC.

17.	Bellsouth Business Master Agreement For Regulated Services and Volume Term Agreement, effective September 1, 2004, between RSC and affiliates and BellSouth Telecommunications, Inc.

18.	Qwest ISDN PRS, and/or DSS advanced and/or UAS Bulk Rated Agreement, undated, between RSC and Qwest Corporation.

19.	Texas Primary Rate ISDN SmartTrunk Promotion, effective December 8, 2004, between Southwestern Bell Telephone and RSC.

20.	Boomerang Software License Agreement, dated October 4, 2001, by and between Acceleron, Inc. and Rental Service Corporation.

21.	Maintenance & Support Agreement, Schedule B to the Boomerang Software License Agreement, dated October 4, 2001, by and between Acceleron, Inc. and Rental Service Corporation.

22.	Safety Solutions Systems Amendment to Contract Authority to Amend Contract and Return of Data and Software Code, dated April 19, 2006.

23.	Safety Solutions Systems Amendment to Contract Employee/Customer Training Information and Data Management, dated April 19, 2006.

24.	Safety Solutions Systems Amendment to Contract Customer Training Information and Data Management, dated March 13, 2006.

25.	Safety Solutions Systems Amendment to Contract Books and Records, dated September 26, 2005.

26.	Safety Solutions Systems Amendment to Letter of Intent and Contract DOT HAZMAT Training Employee Training Management & Data Management, dated October 27, 2005.

27.	Safety Solutions Systems Amendment Letter to Contract-Ad Hoc Services — Project Management, Programming, Integration, Data Auditing and Data Entry, dated October 27, 2005.

28.	DOT Compliance Management Project Review Summary, dated August 8, 2006, as related to Rental Service Corporation and Safety Solutions Systems.

29.	Letter regarding Contractual Compliance Status Statement, dated September 14, 2006.

30.	Professional Services and Non-Disclosure Agreement, dated February 6, 2003, by and between Software Architects, Inc. and Rental Service Corporation.

31.	Mutual Non-Disclosure Agreement, dated January 28, 2003, by and between Software Architects, Inc. and Rental Service Corporation.

32.	Amendment 1 to Professional Services and Non-Disclosure Agreement, dated as of March 5, 2004, between Software Architects, Inc. and Rental Service Corporation.

33.	Amendment 2 to Professional Services Agreement, dated as of March 6, 2005 between Software Architects, Inc. and Rental Service Corporation.

34.	Amendment 3 to Professional Services Agreement, dated as of February 7, 2006, between Software Architects, Inc. and Rental Service Corporation.

35.	Letter Agreement dated July 6, 2006, between Data Rich International addressed to Rental Service Corporation.

36.	Agreement for Consulting Service, dated as of July 28, 2006, by and between Rental Service Corporation and Technology Transfer Incorporated.

37.	Pembrooke Contract for Services, dated as of August 30, 2005, by and between Pembrooke Occupational Health, Inc. and Rental Service Corporation.

38.	Consent Agreement, effective July 31, 2006, by and between the Royal Shakespeare Company and Rental Service Corporation.

39.	Total Control software is licensed to certain customers in the ordinary course of business.

40.	Licenses for the following software: IBM Lotus Notes CEO, Symantec Anti-Virus Enterprise Edition and Microsoft MS Enterprise Agreement (Windows and MS Office).

SCHEDULE 6
CONTRACTS
None.

10

SCHEDULE 7
COMMERCIAL TORT CLAIMS
None.
11

ANNEX 1
to
Guarantee and Collateral Agreement
ACKNOWLEDGEMENT AND CONSENT*
     The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement, dated as of November 27, 2006 (the “Agreement”), made by the Granting Parties thereto for the benefit of Deutsche Bank AG, New York Branch, as Collateral Agent and Administrative Agent. The undersigned agrees for the benefit of the Collateral Agent, the Administrative Agent and the Lenders as follows:
     The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
     The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 of the Agreement.
     The terms of subsections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:

Name:
Title:

Address for Notices:

Fax:

*	This consent is necessary only with respect to any Issuer which is not also a Granting Party.

ANNEX 2
to
Guarantee and Collateral Agreement
ASSUMPTION AGREEMENT
     ASSUMPTION AGREEMENT, dated as of                                            ,                      , made by                                         , a ___corporation (the “Additional Granting Party”), in favor of DEUTSCHE BANK AG, NEW YORK BRANCH, as Collateral Agent (in such capacity, the “Collateral Agent”) and as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement referred to below and the other Secured Parties (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in such the Guarantee and Collateral Agreement referred to below, or if not defined therein, in the Credit Agreement.
WITNESSETH:
WHEREAS, RSC HOLDINGS II, LLC (“Holdings”), RSC HOLDINGS III, LLC (the “Parent Borrower”), RENTAL SERVICE CORPORATION (“RSC”), the other Borrowers parties thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent and Collateral Agent, and the several banks and other financial institutions from time to time parties thereto are parties to a Credit Agreement, dated as of November 27, 2006 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement, Holdings, the Parent Borrower, RSC and certain of its Subsidiaries are, or are to become, parties to the Guarantee and Collateral Agreement, dated as of November 27, 2006 (as amended, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement);
     WHEREAS, the Additional Granting Party is a member of an affiliated group of companies that includes the Parent Borrower and each other Granting Party; the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Granting Parties (including the Additional Granting Party) in connection with the operation of their respective businesses; and the Borrowers and the other Granting Parties (including the Additional Granting Party) are engaged in related businesses, and each such Granting Party (including the Additional Granting Party) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
     WHEREAS, the Credit Agreement requires the Additional Granting Party to become a party to the Guarantee and Collateral Agreement; and

Annex 2

     WHEREAS, the Additional Granting Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
     NOW, THEREFORE, IT IS AGREED:
     1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Granting Party, as provided in subsection 9.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a Guarantor, Grantor and Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor, Grantor and Pledgor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                     to the Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. The Additional Granting Party hereby represents and warrants that each of the representations and warranties of such Additional Granting Party, in its capacities as a Guarantor, Grantor and Pledgor, contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
     2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Annex 2

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTING PARTY]

By:

Name:
Title:
Acknowledged and Agreed to as
of the date hereof by:

DEUTSCHE BANK AG, NEW YORK BRANCH
as Collateral Agent and Administrative Agent

By:
Name:
Title:

ANNEX 1-A
to
Assumption Agreement
Supplement to
Guarantee and Collateral Agreement
Schedule 1
Supplement to
Guarantee and Collateral Agreement
Schedule 2
Supplement to
Guarantee and Collateral Agreement
Schedule 3
Supplement to
Guarantee and Collateral Agreement
Schedule 4
Supplement to
Guarantee and Collateral Agreement
Schedule 5
Supplement to
Guarantee and Collateral Agreement
Schedule 6
Supplement to
Guarantee and Collateral Agreement
Schedule 7
Supplement to
Guarantee and Collateral Agreement

EXECUTION VERSION
EXHIBIT F
FORM OF CLOSING CERTIFICATE
          I, the undersigned, [Secretary/Assistant Secretary] of [Name of Credit Agreement Party], a [corporation] [limited liability company] organized and existing under the laws of the [State of [___]] [Province of [___]] (the “Company”), [which corporation constitutes the general partner of ______ , a ______ [general] [limited] partnership (the “Partnership”),] [which corporation constitutes the managing member of___, a ___limited liability company (the “Limited Liability Company”),] do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company [, as the general partner of the Partnership] [, as the managing member of the Limited Liability Company], that:
          1. This Certificate is furnished pursuant to the Second-Lien Term Loan Credit Agreement, dated as of November ___, 2006, among the Company, [RSC HOLDINGS II, LLC,] [RSC HOLDINGS III, LLC,] [RENTAL SERVICE CORPORATION,] the various banks and other financial institutions from time to time parties thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent and collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent, (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
          2. Attached hereto as Exhibit B is a complete and correct copy of the [Certificate of Incorporation of the Company] [Certificate of Partnership of the Partnership] [Certificate of Formation of the Limited Liability Company], as filed in the Office of the Secretary of State of the State of ___on ___, ___, together with all amendments thereto adopted through the date hereof.
          3. Attached hereto as Exhibit C is a [complete and correct copy of the By- Laws of the Company which were duly adopted and are in full force and effect on the date hereof] [certified copy of the [Partnership Agreement of the Partnership] [Limited Liability Company Agreement of the Limited Liability Company] together with all amendments thereto adopted through the date hereof.
          4. Attached hereto as Exhibit D is a complete and correct copy of resolutions which were duly adopted on ___, ___[by unanimous written consent of the Board of Directors of the Company], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit D, no resolutions have been adopted by the Board of Directors of the Company which directly deal with the execution, delivery or performance of any of the Loan Documents to which the Company[, as the general partner of the Partnership,] [, as the managing member of the Limited Liability Company,] is a party.
          The following persons are duly elected or appointed officers of the Company, and each holds the office of the Company set forth opposite their name. The signatures written opposite the name and title of each such officer are their genuine signatures:

Exhibit F

Name[1]	Office	Signature

          IN WITNESS WHEREOF, I have hereunto set my hand this ___day of ___, ___.

[NAME OF CREDIT PARTY]
By:
Name:
	Title:	[Secretary/Assistant Secretary]

          I, the undersigned, [Chairman/Vice-Chairman/President/Vice-President] of the Company, do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company[, as general partner of the Partnership,] [, as the managing member of the Limited Liability Company,] that:
          1. [Name of Person making above certifications] is the duly elected and qualified [Secretary/Assistant Secretary] of the Company and the signature above is [his] [her] genuine signature.
          2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3 and 4 above are true and correct.
          IN WITNESS WHEREOF, I have hereunto set my hand this ___day of ___, ___.

[NAME OF CREDIT PARTY]
By:
Name:
Title:

[1]	Include name, office and signature of each officer who will sign any Credit Document on behalf of the Company[, as general partner of the Partnership] [, as the managing member of the Limited Liability Company], including the officer who will sign the certification at the end of this Certificate or related documentation.

EXECUTION VERSION
EXHIBIT G
FORM OF INTERCOMPANY SUBORDINATION PROVISIONS
          Section 1.01. Subordination of Liabilities. [Name of Payor] (the “Payor”), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex ___is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner set forth below, to the prior payment in full in cash of all amounts owing in respect of Senior Indebtedness (as defined in Section 1.07 of this Annex ___). The provisions of this Annex ___shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.
          Section 1.02. Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex ___) owing in respect of the Senior Indebtedness shall first be paid in full in cash in accordance with the terms thereof, before any payment of any kind or character, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.
          (b) The Payor may not, directly or indirectly (and no person or other entity on behalf of the Payor may), make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any Default (as defined in the Credit Agreement identified in Section 1.07 herein) or Event of Default (as defined in the Credit Agreement identified in Section 1.07 herein) under the Credit Agreement (as defined in Section 1.07 of this Annex ___) has occurred and is continuing or would result therefrom. Each holder of the Note hereby agrees that, so long as any such Default or Event of Default in respect of any issue of Senior Indebtedness has occurred and is continuing, it will not sue for, or otherwise take any action to enforce the Payor’s obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that clause (a) of this Section 1.02 or this clause (b) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce the Payor’s obligation to pay such amount, provided that such unpaid amount shall remain an obligation of the Payor to the holder of the Note pursuant to the terms of the Note. Notwithstanding the foregoing, so long as a Default or Event of Default has not occurred, Payor will be entitled to make (and any person or other entity on behalf of the Payor shall be entitled to make) and the holder of any Note will be entitled to receive scheduled payments of principal and interest under the Subordinated Indebtedness.
     (c) In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Payor (or any Person on behalf of the Payor)

Exhibit G

shall make (or the holder of the Note shall receive) any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders including, without limitation, the Intercreditor Agreement (as defined in the Credit Agreement (as defined below)), for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all amounts owing in respect of Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.
          Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Payor. Upon any distribution of assets of the Payor upon dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):
     (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all amounts owing in respect of Senior Indebtedness in accordance with the terms thereof (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;
     (b) any payment or distributions of assets of the Payor of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex___, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and
     (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all amounts owing in respect of Senior Indebtedness is paid in full in cash in accordance with the terms thereof, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee

Exhibit G

or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders) for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
          Section 1.04. Subrogation. Subject to the prior payment in full in cash of all amounts owing in respect of Senior Indebtedness in accordance with the terms thereof, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder of the Note by virtue of this Annex___which otherwise would have been made to the holder of the Note shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex ___are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.
          Section 1.05. Obligation of the Payor Unconditional. Nothing contained in this Annex ___ or in the Note is intended to or shall impair, as between the Payor and the holder of the Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex ___and the rights, if any, under this Annex___of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy. Upon any distribution of assets of the Payor referred to in this Annex ___, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex ___.
          Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Payor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or

Exhibit G

be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.
     Section 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations (as defined below) (i) of the Payor under, or in respect of, (x) the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), dated as of November ___, 2006, by and among [the Payor,] [RSC HOLDINGS II, LLC,] [RSC HOLDINGS III, LLC,] [RENTAL SERVICE CORPORATION,] [RENTAL SERVICE CORPORATION OF CANADA LTD.,] the several banks and other financial institutions from time to time parties to thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent and CITICORP NORTH AMERICA, INC., as syndication agent, (y) the Second-Lien Term Loan Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Second-Lien Credit Agreement”), dated as of November ___, 2006, by and among [the Payor,] [RSC HOLDINGS II, LLC,] [RSC HOLDINGS III, LLC,] [RENTAL SERVICE CORPORATION,] the general banks and other financial institutions from time to time party thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent and collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent and (z) each other Loan Document (as defined in the Credit Agreement and the Second-Lien Credit Agreement) to which the Payor is a party, (ii) of the Payor under, or in respect of (including by reason of the U.S. [Subsidiaries Guaranty] [any Canadian Guarantee Agreement] (as defined in the Credit Agreement) [and the Subsidiaries Guaranty (as defined in the Second-Lien Credit Agreement)], to which the Payor is a party), any Interest Rate Protection Agreements or Permitted Hedging Arrangements (each as defined in the Credit Agreement). As used herein, the term “Obligation” shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations (including guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).

EXECUTION VERSION
EXHIBIT H
FORM OF ASSIGNMENT
AND
ACCEPTANCE AGREEMENT
          This Assignment and Acceptance Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item [1][2] below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of such [Assignees] [and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Second-Lien Term Loan Credit Agreement identified below (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”). The Standard Terms and Conditions for Assignment and Acceptance Agreement set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
          For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the] [each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the][each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the [respective] Assignor’s outstanding rights and obligations under the respective Tranches identified below (including, to the extent included in any such Tranches, Letters of Credit and Swingline Loans) ([the] [each, an] “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the] [any] Assignor.

[1.	Assignor:

2.	Assignee:	]

[1][3]. Credit Agreement:		Second-Lien Term Loan Credit Agreement, dated as of November 27, 2006, among RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, each other borrower party thereto, the several banks and other financial institutions from time to time parties to this Agreement, DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent and collateral agent (in such capacities, respectively, the “Administrative Agent” and the “Collateral Agent”), and CITICORP NORTH AMERICA, INC., as syndication agent (in such capacity, the “Syndication Agent”).

Exhibit H

[2. Assigned Interest:1

			Aggregate Amount	Amount of
			of Incremental Term	Incremental Term
			Loan	Loan
			Commitment/Term	Commitment/Term
			Loans under	Loans under
		Tranche	Relevant Tranche	Relevant Tranche
Assignor	Assignee	Assigned[2]	for all Lenders	Assigned
[Name of	[Name of
Assignor]	Assignee]

[Name of	[Name of
Assignor]	Assignee]

[1]	Insert this chart if this Form of Assignment and Acceptance Agreement is being used for assignments to funds managed by the same or related investment managers or for an assignment by multiple Assignors. Insert additional rows as needed.

[2]	For complex multi-tranche assignments a separate chart for each tranche should be used for ease of reference.

Exhibit H
Page3
[3. Assigned Interest:3

Amount of Incremental
	Aggregate Amount of	Term Loan
	Incremental Term Loan	Commitment/Term Loans
	Commitment/Term Loans under	under Relevant Tranche
Tranche Assigned	Relevant Tranche for all Lenders	Assigned
Initial Term Loans	$	$
Incremental Term Loans	$	$
Effective Date                  ,                        , _______.

Assignor [s] Information		Assignee [s] Information

Payment Instructions:		Payment Instructions:

	Reference:		Reference:

Notice Instructions:		Notice Instructions:

	Reference:		Reference:
The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][4]

[3]	Insert this chart if this Form of Assignment and Acceptance Agreement is being used by a single Assignor for an assignment to a single Assignee.

[4]	Add additional signature blocks, as needed, if this Form of Assignment and Acceptance Agreement is being used by funds managed by the same or related investment managers.

Exhibit H

By:		By:
	Name:		Name:
	Title:		Title:

Exhibit H

[Consented to and]5 Accepted:
DEUTSCHE BANK AG, NEW YORK BRANCH,
     as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

RSC HOLDINGS III, LLC

By:
Name:
Title:][6]

[5]	Consent of the Administrative Agent is not required for an assignment to a Lender or an affiliate of a Lender.

[6]	Insert only if (i) no Event of Default under subsection 8(a) or (f) of the Credit Agreement is then in existence or (ii) the assignment is not to a Lender, Affiliate of a Lender, or an Approved Fund; provided that unless and Event of Default under subsection 8(a) or (f) of the Credit Agreement is then in existence, insert if any Lender assigns all or a portion of its rights and obligations under the Credit Agreement to one of its affiliates in connection with or in contemplation of the sale or disposition of its interest in such affiliates.

ANNEX I
TO
EXHIBIT H
[NAME OF BORROWER]
SECOND-LIEN TERM LOAN CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ACCEPTANCE AGREEMENT
          1. Representations and Warranties.
          1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [its] Assigned Interest, (ii) [the] [its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of RSC Holdings II, LLC, RSC Holdings III, LLC, Rental Service Corporation, any of their respective Subsidiaries or affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by RSC Holdings II, LLC, RSC Holdings III, LLC, Rental Service Corporation, any of their respective Subsidiaries or affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The[Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in subsection 10.6 of the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [its] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsection 6.1 thereof, as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the [its] Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is organized under the laws of a jurisdiction outside the United States, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (c) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Collateral Agent, [the] [each] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (d) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent in their respective capacities on its behalf and to exercise such powers and discretion under the Credit Agreement,

Annex I
to Exhibit H

the other Loan Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to or otherwise conferred upon the Administrative Agent, the Collateral Agent or the Syndication Agent, as the case may be, by the terms thereof, together with such powers as are incidental thereto.
          2. Payment. From and after the Effective Date, the Administrative Agent and the Collateral Agent shall make all payments in respect [the] [each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the] [each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.
          3. Effect of Assignment. Upon delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) [the] [each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) [the] [each] Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.
          4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
*      *      *

EXECUTION VERSION
EXHIBIT I
FORM OF BORROWER JOINDER AGREEMENT
          THIS BORROWER JOINDER AGREEMENT, dated as of [                     , 200___] (this “Agreement”), by and among [Additional Commitment Lenders] (each an “Additional Commitment Lender” and collectively the “Additional Commitment Lenders”). RSC HOLDINGS II, LLC, a Delaware limited liability company, RSC HOLDING III, LLC, a Delaware limited liability company (the “Parent Borrower”). RENTAL SERVICE CORPORATION, an Arizona corporation (“RSC”; and together with the Parent Borrower and each entity that becomes a Borrower pursuant to subsection 6.9 of the Credit Agreement (as defined below), the “Borrowers” and each, a “Borrower”), DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent and collateral agent.
RECITALS:
          WHEREAS, reference is hereby made to the Second-Lien Term Loan Credit Agreement, dated as of November [___], 2006 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among the Borrowers, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent and collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent; and
          WHEREAS, subject to the terms and conditions of the Credit Agreement the Borrowers may request the Lenders to provide Incremental Term Loan Commitments by entering into one or more Borrower Joinder Agreements with the Additional Commitment Lenders.
          NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
          Each Additional Commitment Lender party hereto hereby agrees to commit to provide its respective Commitment Increase as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:
          Each Additional Commitment Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
          Each Additional Commitment Lender hereby agrees to make its Commitment on the following terms and conditions:
1.	Other Fees. The applicable Borrowers agree to pay each Additional Commitment Lender its pro rata share of an aggregate fee equal to [ ,___] on [ , ___].

Exhibit I

2.	Additional Commitment Lenders. Each Additional Commitment Lender acknowledges and agrees that upon its execution of this Agreement that such Additional Commitment Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

3.	Credit Agreement Governs. Except as set forth in this Agreement, Commitment Increases shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

4.	Parent Borrower’s Certifications. By its execution of this Agreement, the undersigned officer of the Parent Borrower, to the best of his or her knowledge, hereby certifies that:
i. The representations and warranties of the Parent Borrower set forth in the Credit Agreement and in each of the other Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Parent Borrower pursuant to the Credit Agreement or any of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date; and
ii. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof.
5.	Borrower Covenants. By its execution of this Agreement, the applicable Borrower hereby covenants that:
i.	The applicable Borrowers shall deliver or cause to be delivered the following legal opinions and documents: [ ], together with all other legal opinions and other documents reasonably requested by the Administrative Agent in connection with this Agreement; and

ii.	Set forth on the attached Borrowing Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 7.1 of the Credit Agreement.
6.	Notice. For purposes of the Credit Agreement, the initial notice address of each Additional Commitment Lender shall be as set forth below its signature below.

7.	Non-US Lenders. For each Additional Commitment Lender that is a non-U.S. Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Commitment Lender may be required to deliver to the Administrative Agent pursuant to subsection 3.11(b) of the Credit Agreement.

8.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Commitment Increase made by the Additional Commitment Lender in the Register.

Exhibit I

9.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

10.	Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

11.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.	Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Exhibit I

          IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of [                    , ___].

[NAME OF ADDITIONAL COMMITMENT LENDER]
By:
Name:
Title:

Notice Address: Attention: Telephone: Facsimile:

RSC HOLDINGS II, LLC
By:
Name:
Title:

RSC HOLDINGS III, LLC
By:
Name:
Title:

RENTAL SERVICE CORPORATION
By:
Name:
Title:

[NAME OF ADDITIONAL BORROWER]
By:
Name:
Title:

Exhibit I

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
By:
Name:
Title: